Exhibit 4.1


                                                                  EXECUTION COPY

================================================================================


                                  CWABS, INC.,
                                    Depositor

                          COUNTRYWIDE HOME LOANS, INC.,
                                     Seller

                                PARK MONACO INC.,
                                     Seller

                                PARK SIENNA LLC,
                                     Seller

                      COUNTRYWIDE HOME LOANS SERVICING LP,
                                 Master Servicer

                                       and

                              THE BANK OF NEW YORK,
                                     Trustee

                         -------------------------------

                         POOLING AND SERVICING AGREEMENT

                            Dated as of June 1, 2006

                         -------------------------------

                    ASSET-BACKED CERTIFICATES, SERIES 2006-7

                                Table of Contents
                                -----------------

                                                                                                               Page
                                                                                                               ----

                                                ARTICLE I.
                                               DEFINITIONS
Section 1.01      Defined Terms..................................................................................10
Section 1.02      Certain Interpretive Provisions................................................................52

                                               ARTICLE II.
                                      CONVEYANCE OF MORTGAGE LOANS;
                                      REPRESENTATIONS AND WARRANTIES

Section 2.01      Conveyance of Mortgage Loans...................................................................52
Section 2.02      Acceptance by Trustee of the Mortgage Loans....................................................60
Section 2.03      Representations, Warranties and Covenants of the Master Servicer and the Sellers...............65
Section 2.04      Representations and Warranties of the Depositor................................................85
Section 2.05      Delivery of Opinion of Counsel in Connection with Substitutions and Repurchases................86
Section 2.06      Authentication and Delivery of Certificates....................................................87
Section 2.07      Covenants of the Master Servicer...............................................................87

                                               ARTICLE III.
                              ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 3.01      Master Servicer to Service Mortgage Loans......................................................87
Section 3.02      Subservicing; Enforcement of the Obligations of Master Servicer................................89
Section 3.03      Rights of the Depositor, the Sellers, the Certificateholders, the NIM Insurer and the
                  Trustee in Respect of the Master Servicer......................................................90
Section 3.04      Trustee to Act as Master Servicer..............................................................91
Section 3.05      Collection of Mortgage Loan Payments; Certificate Account; Distribution Account;
                  Pre-Funding Account; Seller Shortfall Interest Requirement.....................................91
Section 3.06      Collection of Taxes, Assessments and Similar Items; Escrow Accounts............................95
Section 3.07      Access to Certain Documentation and Information Regarding the Mortgage Loans...................95
Section 3.08      Permitted Withdrawals from the Certificate Account, Distribution Account, Carryover
                  Reserve Fund and the Principal Reserve Fund....................................................96
Section 3.09      [Reserved].....................................................................................98
Section 3.10      Maintenance of Hazard Insurance................................................................98
Section 3.11      Enforcement of Due-On-Sale Clauses; Assumption Agreements......................................99
Section 3.12      Realization Upon Defaulted Mortgage Loans; Determination of Excess Proceeds and
                  Realized Losses; Repurchase of Certain Mortgage Loans.........................................100
Section 3.13      Trustee to Cooperate; Release of Mortgage Files...............................................104
Section 3.14      Documents, Records and Funds in Possession of Master Servicer to be Held for the
                  Trustee.......................................................................................105

Section 3.15      Servicing Compensation........................................................................106
Section 3.16      Access to Certain Documentation...............................................................106
Section 3.17      Annual Statement as to Compliance.............................................................106
Section 3.18      [Reserved]....................................................................................107
Section 3.19      [Reserved]....................................................................................110
Section 3.20      Prepayment Charges............................................................................110
Section 3.21      Swap Contract.................................................................................111

                                               ARTICLE IV.
                            DISTRIBUTIONS AND ADVANCES BY THE MASTER SERVICER

Section 4.01      Advances; Remittance Reports..................................................................113
Section 4.02      Reduction of Servicing Compensation in Connection with Prepayment Interest Shortfalls.........114
Section 4.03      [Reserved]....................................................................................114
Section 4.04      Distributions.................................................................................115
Section 4.05      Monthly Statements to Certificateholders......................................................121
Section 4.06      [Reserved]....................................................................................122
Section 4.07      Carryover Reserve Fund........................................................................122
Section 4.08      Credit Comeback Excess Account................................................................123
Section 4.09      Swap Trust and Swap Account...................................................................123

                                                ARTICLE V.
                                             THE CERTIFICATES

Section 5.01      The Certificates..............................................................................125
Section 5.02      Certificate Register; Registration of Transfer and Exchange of Certificates...................126
Section 5.03      Mutilated, Destroyed, Lost or Stolen Certificates.............................................130
Section 5.04      Persons Deemed Owners.........................................................................130
Section 5.05      Access to List of Certificateholders' Names and Addresses.....................................130
Section 5.06      Book-Entry Certificates.......................................................................131
Section 5.07      Notices to Depository.........................................................................132
Section 5.08      Definitive Certificates.......................................................................132
Section 5.09      Maintenance of Office or Agency...............................................................132

                                               ARTICLE VI.
                            THE DEPOSITOR, THE MASTER SERVICER AND THE SELLERS

Section 6.01      Respective Liabilities of the Depositor, the Master Servicer and the Sellers..................133
Section 6.02      Merger or Consolidation of the Depositor, the Master Servicer or the Sellers..................133
Section 6.03      Limitation on Liability of the Depositor, the Sellers, the Master Servicer, the NIM
                  Insurer and Others............................................................................133
Section 6.04      Limitation on Resignation of Master Servicer..................................................134
Section 6.05      Errors and Omissions Insurance; Fidelity Bonds................................................135

                                               ARTICLE VII.
                                 DEFAULT; TERMINATION OF MASTER SERVICER
Section 7.01      Events of Default.............................................................................135
Section 7.02      Trustee to Act; Appointment of Successor......................................................137
Section 7.03      Notification to Certificateholders............................................................139

                                              ARTICLE VIII.
                                          CONCERNING THE TRUSTEE

Section 8.01      Duties of Trustee.............................................................................139
Section 8.02      Certain Matters Affecting the Trustee.........................................................140
Section 8.03      Trustee Not Liable for Mortgage Loans.........................................................142
Section 8.04      Trustee May Own Certificates..................................................................142
Section 8.05      Master Servicer to Pay Trustee's Fees and Expenses............................................142
Section 8.06      Eligibility Requirements for Trustee..........................................................143
Section 8.07      Resignation and Removal of Trustee............................................................143
Section 8.08      Successor Trustee.............................................................................144
Section 8.09      Merger or Consolidation of Trustee............................................................145
Section 8.10      Appointment of Co-Trustee or Separate Trustee.................................................145
Section 8.11      Tax Matters...................................................................................147
Section 8.12      [Reserved]....................................................................................149
Section 8.13      Access to Records of the Trustee..............................................................149
Section 8.14      Suits for Enforcement.........................................................................150

                                               ARTICLE IX.
                                               TERMINATION

Section 9.01      Termination upon Liquidation or Repurchase of all Mortgage Loans..............................150
Section 9.02      Final Distribution on the Certificates........................................................151
Section 9.03      Additional Termination Requirements...........................................................152

                                                ARTICLE X.
                                         MISCELLANEOUS PROVISIONS

Section 10.01     Amendment.....................................................................................153
Section 10.02     Recordation of Agreement; Counterparts........................................................155
Section 10.03     Governing Law.................................................................................155
Section 10.04     Intention of Parties..........................................................................155
Section 10.05     Notices.......................................................................................157
Section 10.06     Severability of Provisions....................................................................158
Section 10.07     Assignment....................................................................................158
Section 10.08     Limitation on Rights of Certificateholders....................................................158
Section 10.09     Inspection and Audit Rights...................................................................159
Section 10.10     Certificates Nonassessable and Fully Paid.....................................................160
Section 10.11     Rights of NIM Insurer.........................................................................160

                                               ARTICLE XI.
                                          EXCHANGE ACT REPORTING
Section 11.01     Filing Obligations............................................................................162
Section 11.02     Form 10-D Filings.............................................................................162
Section 11.03     Form 8-K Filings..............................................................................163
Section 11.04     Form 10-K Filings.............................................................................163
Section 11.05     Sarbanes-Oxley Certification..................................................................164
Section 11.06     Form 15 Filing................................................................................164
Section 11.07     Report on Assessment of Compliance and Attestation............................................165
Section 11.08     Use of Subservicers and Subcontractors........................................................166
Section 11.09     Amendments....................................................................................167
Section 11.10     Reconciliation of Accounts....................................................................167

Exhibits

EXHIBIT A         Forms of Certificates
  EXHIBIT A-1     Form of Class 1-A Certificate
  EXHIBIT A-2     Form of Class 2-A-1 Certificate
  EXHIBIT A-3     Form of Class 2-A-2 Certificate
  EXHIBIT A-4     Form of Class 2-A-3 Certificate
  EXHIBIT A-5     Form of Class 2-A-4 Certificate
  EXHIBIT A-6     Form of Class M-1 Certificate
  EXHIBIT A-7     Form of Class M-2 Certificate
  EXHIBIT A-8     Form of Class M-3 Certificate
  EXHIBIT A-9     Form of Class M-4 Certificate
  EXHIBIT A-10    Form of Class M-5 Certificate
  EXHIBIT A-11    Form of Class M-6 Certificate
  EXHIBIT A-12    Form of Class M-7 Certificate
  EXHIBIT A-13    Form of Class M-8 Certificate
  EXHIBIT A-14    Form of Class M-9 Certificate
  EXHIBIT A-15    Form of Class B Certificate
EXHIBIT B         Form of Class P Certificate
EXHIBIT C         Form of Class C Certificate
EXHIBIT D         Form of Class A-R Certificate
EXHIBIT E         Form of Tax Matters Person Certificate
EXHIBIT F         Mortgage Loan Schedule
  EXHIBIT F-1     List of Mortgage Loans
  EXHIBIT F-2     Mortgage Loans for which All or a Portion of a Related
                     Mortgage File is not Delivered to the Trustee on or prior to the Closing Date
EXHIBIT G         Forms of Certification of Trustee
  EXHIBIT G-1     Form of Initial Certification of Trustee (Initial Mortgage
                     Loans)
  EXHIBIT G-2     Form of Interim Certification of Trustee
  EXHIBIT G-3     Form of Delay Delivery Certification
  EXHIBIT G-4     Form of Initial Certification of Trustee (Subsequent Mortgage
                     Loans)

EXHIBIT H         Form of Final Certification of Trustee
EXHIBIT I         Transfer Affidavit for Class A-R Certificates
EXHIBIT J-1       Form of Transferor Certificate for Class A-R Certificates
EXHIBIT J-2       Form of Transferor Certificate for Private Certificates
EXHIBIT K         Form of Investment Letter (Non-Rule 144A)
EXHIBIT L         Form of Rule 144A Letter
EXHIBIT M         Form of Request for Document Release
EXHIBIT N         Form of Request for File Release
EXHIBIT O         Copy of Depository Agreement
EXHIBIT P         Form of Subsequent Transfer Agreement
EXHIBIT Q         [Reserved]
EXHIBIT R         [Reserved]
EXHIBIT S-1       [Reserved]
EXHIBIT S-2       [Reserved]
EXHIBIT T         Officer's Certificate with respect to Prepayments
EXHIBIT U         Form of Swap Contract
EXHIBIT V-1       Form of Swap Contract Assignment Agreement
EXHIBIT V-2       Form of Swap Contract Administration Agreement
EXHIBIT W         Form of Monthly Statement
EXHIBIT X-1       Form of Performance Certification (Subservicer)
EXHIBIT X-2       Form of Performance Certification (Trustee)
EXHIBIT Y         Form of Servicing Criteria to be Addressed in Assessment of
                     Compliance Statement
EXHIBIT Z         List of Item 1119 Parties
EXHIBIT AA        Form of Sarbanes-Oxley Certification (Replacement Master
                     Servicer)
SCHEDULE I        Prepayment Charge Schedule and Prepayment Charge Summary
SCHEDULE II       Collateral Schedule

         POOLING AND SERVICING AGREEMENT, dated as of June 1, 2006, by and among CWABS, INC., a Delaware corporation, as depositor (the "Depositor"), COUNTRYWIDE HOME LOANS, INC., a New York corporation, as seller ("CHL" or a "Seller"), PARK MONACO INC., a Delaware corporation, as a seller ("Park Monaco" or a "Seller"), PARK SIENNA LLC, a Delaware limited liability company, as a seller ("Park Sienna" or a "Seller", and together with CHL and Park Monaco, the "Sellers"), COUNTRYWIDE HOME LOANS SERVICING LP, a Texas limited partnership, as master servicer (the "Master Servicer"), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Trustee").

                              PRELIMINARY STATEMENT

         The Depositor is the owner of the Trust Fund that is hereby conveyed to the Trustee in return for the Certificates. The Trust Fund (excluding the Credit Comeback Excess Account, the Carryover Reserve Fund and the assets held in the Pre-Funding Account) for federal income tax purposes will consist of three REMICs (the "Swap-IO REMIC," the "Strip REMIC" and the "Master REMIC"). Each Certificate, other than the Class A-R Certificate, will represent ownership of one or more regular interests in the Master REMIC for purposes of the REMIC Provisions. The Class A-R Certificate represents ownership of the sole class of residual interest in the Swap-IO REMIC, the Strip REMIC and the Master REMIC. The Master REMIC will hold as assets the several classes of uncertificated Strip REMIC Interests (other than the STR-A-R Interest). Each Strip REMIC Interest (other than the STR-A-R Interest) is hereby designated as a regular interest in the Strip REMIC. The Strip REMIC will hold as assets the several classes of uncertificated Swap-IO REMIC Interests (other than the SWR-A-R Interest). Each Swap-IO REMIC Interest (other than the SWR-A-R Interest) is hereby designated as a regular interest in the Swap-IO REMIC. The Swap-IO REMIC will hold as assets all property of the Trust Fund (excluding the Credit Comeback Excess Account, the Carryover Reserve Fund and the assets held in the Pre-Funding Account). The latest possible maturity date of all REMIC regular interests created in this Agreement shall be the Latest Possible Maturity Date.

         None of the REMICs described herein shall hold any interest in the Swap Trust, Swap Contract or Swap Account.

         SWAP-IO REMIC:

         The Swap-IO REMIC Interests will have the principal balances and pass-through rates as set forth below.

Swap-IO REMIC Interest     Initial Principal Balance(1)     Pass-Through Rate
----------------------     -------------------------        -----------------
SWR-1A                           $  1,048,768.00                  (2)
SWR-1B                           $  1,048,768.00                  (3)
SWR-2A                           $  1,491,666.50                  (2)
SWR-2B                           $  1,491,666.50                  (3)
SWR-3A                           $  1,937,899.00                  (2)
SWR-3B                           $  1,937,899.00                  (3)
SWR-4A                           $  2,385,824.50                  (2)
SWR-4B                           $  2,385,824.50                  (3)

Swap-IO REMIC Interest     Initial Principal Balance(1)     Pass-Through Rate
----------------------     -------------------------        -----------------
SWR-5A                           $  2,833,752.00                  (2)
SWR-5B                           $  2,833,752.00                  (3)
SWR-6A                           $  3,284,063.50                  (2)
SWR-6B                           $  3,284,063.50                  (3)
SWR-7A                           $  3,572,328.50                  (2)
SWR-7B                           $  3,572,328.50                  (3)
SWR-8A                           $  4,007,137.50                  (2)
SWR-8B                           $  4,007,137.50                  (3)
SWR-9A                           $  4,434,762.50                  (2)
SWR-9B                           $  4,434,762.50                  (3)
SWR-10A                          $  4,667,904.00                  (2)
SWR-10B                          $  4,667,904.00                  (3)
SWR-11A                          $  5,050,365.00                  (2)
SWR-11B                          $  5,050,365.00                  (3)
SWR-12A                          $  5,482,408.00                  (2)
SWR-12B                          $  5,482,408.00                  (3)
SWR-13A                          $  5,799,004.00                  (2)
SWR-13B                          $  5,799,004.00                  (3)
SWR-14A                          $  6,169,814.00                  (2)
SWR-14B                          $  6,169,814.00                  (3)
SWR-15A                          $  6,522,480.00                  (2)
SWR-15B                          $  6,522,480.00                  (3)
SWR-16A                          $  6,855,381.50                  (2)
SWR-16B                          $  6,855,381.50                  (3)
SWR-17A                          $  7,166,982.00                  (2)
SWR-17B                          $  7,166,982.00                  (3)
SWR-18A                          $  7,459,013.00                  (2)
SWR-18B                          $  7,459,013.00                  (3)
SWR-19A                          $  7,306,515.50                  (2)
SWR-19B                          $  7,306,515.50                  (3)
SWR-20A                          $  7,090,274.00                  (2)
SWR-20B                          $  7,090,274.00                  (3)
SWR-21A                          $  6,879,422.50                  (2)
SWR-21B                          $  6,879,422.50                  (3)
SWR-22A                          $  6,673,825.50                  (2)
SWR-22B                          $  6,673,825.50                  (3)
SWR-23A                          $  6,473,352.00                  (2)
SWR-23B                          $  6,473,352.00                  (3)
SWR-24A                          $ 10,582,907.00                  (2)
SWR-24B                          $ 10,582,907.00                  (3)
SWR-25A                          $ 10,191,953.00                  (2)
SWR-25B                          $ 10,191,953.00                  (3)
SWR-26A                          $  9,634,494.00                  (2)
SWR-26B                          $  9,634,494.00                  (3)
SWR-27A                          $  9,106,823.50                  (2)

Swap-IO REMIC Interest     Initial Principal Balance(1)     Pass-Through Rate
----------------------     -------------------------        -----------------
SWR-27B                          $  9,106,823.50                  (3)
SWR-28A                          $  8,607,258.00                  (2)
SWR-28B                          $  8,607,258.00                  (3)
SWR-29A                          $  8,134,209.00                  (2)
SWR-29B                          $  8,134,209.00                  (3)
SWR-30A                          $  5,133,195.00                  (2)
SWR-30B                          $  5,133,195.00                  (3)
SWR-31A                          $  4,717,133.50                  (2)
SWR-31B                          $  4,717,133.50                  (3)
SWR-32A                          $  4,556,741.50                  (2)
SWR-32B                          $  4,556,741.50                  (3)
SWR-33A                          $  4,400,368.00                  (2)
SWR-33B                          $  4,400,368.00                  (3)
SWR-34A                          $  4,247,900.00                  (2)
SWR-34B                          $  4,247,900.00                  (3)
SWR-35A                          $  4,099,228.00                  (2)
SWR-35B                          $  4,099,228.00                  (3)
SWR-36A                          $  4,198,770.00                  (2)
SWR-36B                          $  4,198,770.00                  (3)
SWR-37A                          $  4,007,092.00                  (2)
SWR-37B                          $  4,007,092.00                  (3)
SWR-38A                          $  3,862,841.00                  (2)
SWR-38B                          $  3,862,841.00                  (3)
SWR-39A                          $  3,722,503.00                  (2)
SWR-39B                          $  3,722,503.00                  (3)
SWR-40A                          $  3,585,948.00                  (2)
SWR-40B                          $  3,585,948.00                  (3)
SWR-41A                          $  3,453,048.00                  (2)
SWR-41B                          $  3,453,048.00                  (3)
SWR-42A                          $  3,301,934.00                  (2)
SWR-42B                          $  3,301,934.00                  (3)
SWR-43A                          $  3,190,496.50                  (2)
SWR-43B                          $  3,190,496.50                  (3)
SWR-44A                          $  3,074,832.50                  (2)
SWR-44B                          $  3,074,832.50                  (3)
SWR-45A                          $  2,961,832.00                  (2)
SWR-45B                          $  2,961,832.00                  (3)
SWR-46A                          $  2,863,058.50                  (2)
SWR-46B                          $  2,863,058.50                  (3)
SWR-47A                          $  2,771,609.50                  (2)
SWR-47B                          $  2,771,609.50                  (3)
SWR-48A                          $  2,717,302.50                  (2)
SWR-48B                          $  2,717,302.50                  (3)
SWR-49A                          $  2,732,093.00                  (2)
SWR-49B                          $  2,732,093.00                  (3)

Swap-IO REMIC Interest     Initial Principal Balance(1)     Pass-Through Rate
----------------------     -------------------------        -----------------
SWR-50A                          $  2,633,399.50                  (2)
SWR-50B                          $  2,633,399.50                  (3)
SWR-51A                          $  2,537,008.50                  (2)
SWR-51B                          $  2,537,008.50                  (3)
SWR-52A                          $  2,448,870.00                  (2)
SWR-52B                          $  2,448,870.00                  (3)
SWR-53A                          $  2,369,959.00                  (2)
SWR-53B                          $  2,369,959.00                  (3)
SWR-54A                          $  2,296,635.50                  (2)
SWR-54B                          $  2,296,635.50                  (3)
SWR-55A                          $  2,222,692.00                  (2)
SWR-55B                          $  2,222,692.00                  (3)
SWR-56A                          $  2,150,811.50                  (2)
SWR-56B                          $  2,150,811.50                  (3)
SWR-57A                          $  2,081,129.50                  (2)
SWR-57B                          $  2,081,129.50                  (3)
SWR-58A                          $  2,013,245.00                  (2)
SWR-58B                          $  2,013,245.00                  (3)
SWR-59A                          $  1,950,353.50                  (2)
SWR-59B                          $  1,950,353.50                  (3)
SWR-60A                          $ 77,492,528.50                  (2)
SWR-60B                          $ 77,492,528.50                  (3)
SWR-Support                       (4)                             (5)
SWR-P                                  $  100.00                  (6)
SW-A-R                            (7)                             (7)

--------------
(1) Scheduled principal, prepayments and Realized Losses will be allocated first, to the SWR-Support Interest and second, to the numbered classes sequentially (from lowest to highest). Amounts so allocated to a numbered class shall be further allocated among the "A" and "B" components of such numbered class pro-rata until the entire class is reduced to zero.

(2) Prior to the 61st Distribution Date, a rate equal to twice the Pool Tax Cap less 10.760% per annum. On and after the 61st Distribution Date a rate equal to the Pool Tax Cap. The "Pool Tax Cap" means the weighted average of the Adjusted Net Mortgage Rates of all the Mortgage Loans.

(3) Prior to the 61st Distribution Date, a rate equal to the lesser of (i) 10.760% per annum and (ii) twice the Pool Tax Cap. On and after the 61st Distribution Date, a rate equal to the Pool Tax Cap.

(4) On the Closing Date and on each Distribution Date, following the allocation of Principal Amounts and Realized Losses, the principal balance in respect of the SWR-Support Interest will equal the excess of
       (a)(i) the principal balance of the Mortgage Loans (as of the end of the related Due Period, reduced by principal prepayments received after such Due Period that are to be distributed on such Distribution Date) and (ii) the amount, if any, on deposit in the Pre-Funding Account in respect of the Mortgage Loans over (b) the principal balance in respect of the remaining Swap-IO REMIC Interests other than the SWR-P and the SWR-A-R Interests.

(5)    A rate equal to the Pool Tax Cap.

(6) On each Distribution Date the Class SWR-P Interest is entitled to all Prepayment Charges collected with respect to the Mortgage Loans. It pays no interest.

(7) The Class SW-A-R Interest is the sole class of residual interest in the Swap-IO REMIC. It has no principal and pays no principal or interest.

         On each Distribution Date, the Interest Funds and the Principal Distribution Amount payable with respect to the Mortgage Loans shall be payable with respect to the Swap-IO REMIC Interests in the following manner:

         (1) Interest. Interest is to be distributed with respect to each Swap-IO REMIC Interest at the rate, or according to the formulas, described above.

         (2) Principal. Principal Distribution Amounts shall be allocated among the Swap-IO REMIC Interests as described above.

         (3) Prepayment Penalties. All Prepayment Charges are allocated to the SWR-P Interest.

         STRIP REMIC:

The Strip REMIC Regular Interests will have the principal balances, pass-through rates and Corresponding Classes of Certificates as set forth in the following table:

------------------------------- ---------------------------- ---------------------------- ----------------------------
                                                                    Pass-Through            Corresponding Class of
     Strip REMIC Interest        Initial Principal Balance               Rate                    Certificates
------------------------------- ---------------------------- ---------------------------- ----------------------------
STR-1-A.......................              (1)                          (2)                          1-A
------------------------------- ---------------------------- ---------------------------- ----------------------------
STR-2-A-1.....................              (1)                          (2)                         2-A-1
------------------------------- ---------------------------- ---------------------------- ----------------------------
STR-2-A-2.....................              (1)                          (2)                         2-A-2
------------------------------- ---------------------------- ---------------------------- ----------------------------
STR-2-A-3.....................              (1)                          (2)                         2-A-3
------------------------------- ---------------------------- ---------------------------- ----------------------------
STR-2-A-4.....................              (1)                          (2)                         2-A-4
------------------------------- ---------------------------- ---------------------------- ----------------------------
STR-M-1.......................              (1)                          (2)                          M-1
------------------------------- ---------------------------- ---------------------------- ----------------------------
STR-M-2.......................              (1)                          (2)                          M-2
------------------------------- ---------------------------- ---------------------------- ----------------------------
STR-M-3.......................              (1)                          (2)                          M-3
------------------------------- ---------------------------- ---------------------------- ----------------------------
STR-M-4.......................              (1)                          (2)                          M-4
------------------------------- ---------------------------- ---------------------------- ----------------------------
STR-M-5.......................              (1)                          (2)                          M-5
------------------------------- ---------------------------- ---------------------------- ----------------------------
STR-M-6.......................              (1)                          (2)                          M-6
------------------------------- ---------------------------- ---------------------------- ----------------------------
STR-M-7.......................              (1)                          (2)                          M-7
------------------------------- ---------------------------- ---------------------------- ----------------------------
STR-M-8.......................              (1)                          (2)                          M-8
------------------------------- ---------------------------- ---------------------------- ----------------------------
STR-M-9.......................              (1)                          (2)                          M-9
------------------------------- ---------------------------- ---------------------------- ----------------------------
STR-B.........................              (1)                          (2)                           B
------------------------------- ---------------------------- ---------------------------- ----------------------------
STR-$100......................                $100                       (3)                          A-R
------------------------------- ---------------------------- ---------------------------- ----------------------------
STR-C-OC......................              (4)                          (2)                          N/A
------------------------------- ---------------------------- ---------------------------- ----------------------------
STR-C-Swap-IO                               (5)                          (5)                          N/A
------------------------------- ---------------------------- ---------------------------- ----------------------------
STR-P.........................                $100                       (6)                           P
------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------
                                                                    Pass-Through            Corresponding Class of
     Strip REMIC Interest        Initial Principal Balance               Rate                    Certificates
------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------
STR-A-R.......................              (7)                          (7)                          N/A
------------------------------- ---------------------------- ---------------------------- ----------------------------

(1) This Strip REMIC Interest has a principal balance that is initially equal to 100% of its Corresponding Certificate Class issued by the Master REMIC. Principal payments, both scheduled and prepaid, Realized Losses and Subsequent Recoveries attributable to the Swap-IO REMIC Interests held by the Strip REMIC will be allocated to this class to maintain its size relative to its Corresponding Certificate Class.

(2) On each Distribution Date, the pass through rate will equal the weighted average of the pass-through rates of the Swap-IO REMIC Interests (other than the Class SWR-P and Class SWR-A-R Interests) treating each "B" Interest the cardinal number of which (for example, SW-1B, SW-2B, SW-3B, etc.) is not less than the ordinal number of the Distribution Date (first Distribution Date, second Distribution Date, third Distribution Date, etc.) as capped at a rate equal to the product of (i) 2 and (ii) LIBOR (the "Strip REMIC Cap").

(3) This Strip REMIC Interest pays no interest.

(4) This Strip REMIC Interest has a principal balance that is initially equal to 100% of the Overcollateralized Amount. Principal payments, both scheduled and prepaid, Realized Losses and Subsequent Recoveries attributable to the Swap-IO REMIC Interests held by the Strip REMIC will be allocated to this class to maintain its size relative to the Overcollateralized Amount.

(5) For each Distribution Date, the STR-C-Swap-IO Interest is entitled to receive from each Swap REMIC "B" Interest the cardinal number of which (for example, SW-1B, SW-2B, SW-3B, etc.) is not less than the ordinal number of the Distribution Date (first Distribution Date, second Distribution Date, third Distribution Date, etc.) the interest accruing on such interest in excess of a per annum rate equal to the product of (i) 2 and (ii) LIBOR.

(6) The STR-P Interest is entitled to all amounts payable with respect to the SWR-P Interest. It pays no interest.

(7) The STR-A-R Interest is the sole class of residual interest in the Strip REMIC. It has no principal balance and pays no principal or interest.

         On each Distribution Date, the Interest Funds and the Principal Distribution Amount payable with respect to the Swap-IO Interests shall be payable with respect to the Strip REMIC Interests in the following manner:

         (1) Interest. Interest is to be distributed with respect to each Strip REMIC Interest at the rate, or according to the formulas, described above.

         (2) Principal. Principal Distribution Amounts shall be allocated among the Strip REMIC Interests as described above.

         (3) Prepayment Penalties. All Prepayment Charges are allocated to the STR-P Interest.

      MASTER REMIC:

         The following table specifies the class designation, interest rate, and principal amount for each class of Master REMIC Interest:

                                Original Certificate
Class                             Principal Balance            Pass-Through Rate
-----------------------         --------------------           -----------------
Class 1-A..............             $313,365,000                      (1)
Class 2-A-1............             $246,320,000                      (1)
Class 2-A-2............             $ 56,242,000                      (1)
Class 2-A-3............             $137,245,000                      (1)
Class 2-A-4............             $ 85,682,000                      (1)
Class M-1..............             $ 38,628,000                      (1)
Class M-2..............             $ 34,452,000                      (1)
Class M-3..............             $ 19,836,000                      (1)
Class M-4..............             $ 17,748,000                      (1)
Class M-5..............             $ 17,748,000                      (1)
Class M-6..............             $ 15,138,000                      (1)
Class M-7..............             $ 15,138,000                      (1)
Class M-8..............             $ 13,050,000                      (1)
Class M-9..............             $ 6,786,000                       (1)
Class B................             $ 10,962,000                      (1)
Class C................                     (2)                       (3)
Class P................                    $100                       (4)
Class A-R..............                    $100                       (5)

(1) The Certificates will accrue interest at the related Pass-Through Rates identified in this Agreement. For federal income tax purposes, including the computation of the Class C Distributable Amount and entitlement to Net Rate Carryover the pass-through rate in respect of each Class 1-A Certificate, Class 2-A Certificate, Class M Certificate and Class B Certificate will be subject to a cap equal to the Strip REMIC Cap rather than its applicable Net Rate Cap.

(2) For federal income tax purposes, the Class C Certificates will be treated as having a Certificate Principal Balance equal to the Overcollateralized Amount.

(3) For each Interest Accrual Period the Class C Certificates are entitled to an amount (the "Class C Distributable Amount") equal to the sum of (a) the interest payable on the STR-C-Swap-IO Interest, (b) the interest payable on the STR-C-OC Interest and (c) a specified portion of the interest payable on the Strip REMIC Regular Interests (other than the STR-$100, STR-C-OC, STR-C-Swap-IO and STR-P Interests) equal to the excess of the Strip REMIC Cap over the weighted average interest rate of the Strip REMIC Regular Interests (other than the STR-$100, STR-C-OC, STR-C-Swap-IO and STR-P Interests) with each such Class subject to a cap equal to the Pass-Through Rate of the Corresponding Master REMIC Class. The Pass-Through Rate of the Class C Certificates shall be a rate sufficient to entitle it to an amount equal to all interest accrued on the Mortgage Loans less the interest accrued on the other interests issued by the Master REMIC. The Class C Distributable Amount for any Distribution Date is payable from current interest on the

      Mortgage Loans and any related Overcollateralization Reduction Amount for that Distribution Date.

(4) For each Distribution Date the Class P Certificates are entitled to all Prepayment Charges distributed with respect to the STR-P Interest.

(5) The Class A-R Certificates represent the sole class of residual interest in each REMIC created hereunder. The Class A-R Certificates are not entitled to distributions of interest.

         The foregoing REMIC structure is intended to cause all of the cash from the Mortgage Loans to flow through to the Master REMIC as cash flow on REMIC regular interests, without creating any shortfall--actual or potential (other than for credit losses)-- to any REMIC regular interest. It is not intended that the Class A-R Certificates be entitled to any cash flows pursuant to this Agreement except as provided in Section 3.08(a) hereunder

                                   ARTICLE I.
                                   DEFINITIONS

         Section 1.01 Defined Terms.

         Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         Account: Any Escrow Account, the Carryover Reserve Fund, the Certificate Account, the Credit Comeback Excess Account, the Distribution Account, the Pre-Funding Account, the Principal Reserve Fund, the Swap Account or any other account related to the Trust Fund or the Mortgage Loans.

         Accrual Period: With respect to any Distribution Date and each Class of Interest-Bearing Certificates, the period commencing on the immediately preceding Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day immediately preceding such Distribution Date. With respect to any Distribution Date and the Class C Certificates, the calendar month preceding the month in which such Distribution Date occurs. All calculations of interest on the Interest-Bearing Certificates will be made on the basis of the actual number of days elapsed in the related Accrual Period and on a 360-day year. All calculations of interest on the Class C Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

         Additional Designated Information:  As defined in Section 11.02.

         Adjustable Rate Mortgage Loans: The Mortgage Loans identified in the Mortgage Loan Schedule as having a Mortgage Rate which is adjustable in accordance with the terms of the related Mortgage Note.

         Adjusted Net Mortgage Rate: As to each Mortgage Loan, the Mortgage Rate less the related Expense Fee Rate.

         Adjusted Replacement Upfront Amount:  As defined in Section 3.21.

         Adjustment Date: As to each Adjustable Rate Mortgage Loan, each date on which the related Mortgage Rate is subject to adjustment, as provided in the related Mortgage Note.

         Advance: The aggregate of the advances required to be made by the Master Servicer with respect to any Distribution Date pursuant to Section 4.01, the amount of any such advances being equal to the aggregate of payments of principal of, and interest on the Stated Principal Balance of, the Mortgage Loans (net of the Servicing Fees) that were due on the related Due Date and not received by the Master Servicer as of the close of business on the related Determination Date including an amount equivalent to interest on the Stated Principal Balance of each Mortgage Loan as to which the related Mortgaged Property is an REO Property or as to which the related Mortgaged Property has been liquidated but such Mortgage Loan has not yet become a Liquidated Mortgage Loan; provided, however, that the net monthly rental income (if any) from such REO Property deposited in the Certificate Account for such Distribution Date pursuant to Section 3.12 may be used to offset such Advance for the related REO Property; provided, further, that for the avoidance of doubt, no Advances shall be required to be made in respect of any Liquidated Mortgage Loan.

         Agreement: This Pooling and Servicing Agreement and any and all amendments or supplements hereto made in accordance with the terms herein.

         Amount Held for Future Distribution: As to any Distribution Date, the aggregate amount held in the Certificate Account at the close of business on the immediately preceding Determination Date on account of (i) all Scheduled Payments or portions thereof received in respect of the Mortgage Loans due after the related Due Date, (ii) Principal Prepayments received in respect of such Mortgage Loans after the last day of the related Prepayment Period and (iii) Liquidation Proceeds and Subsequent Recoveries received in respect of such Mortgage Loans after the last day of the related Due Period.

         Applied Realized Loss Amount: With respect to any Distribution Date and any Loan Group or Loan Groups, the amount, if any, by which, the aggregate Certificate Principal Balance of the Class(es) of Certificates listed opposite such Loan Group(s) in the following table (after all distributions of principal on such Distribution Date) exceeds the sum of (x) the aggregate Stated Principal Balance of the Mortgage Loans in such Loan Group(s) for such Distribution Date and (y) the amount on deposit in the Pre-Funding Account in respect of such Loan Group(s); provided, however, that an Applied Realized Loss Amount will not exist for a Class of Class A Certificates unless the Certificate Principal Balances of the Subordinate Certificates have been reduced to zero.

                Loan Group(s)                   Class(es) of Certificates

                   1 and 2                           Interest-Bearing
                      1                                    1-A
                      2                                    2-A

         Appraised Value: The appraised value of the Mortgaged Property based upon the appraisal made for the originator of the related Mortgage Loan by an independent fee appraiser at the time of the origination of the related Mortgage Loan, or the sales price of the Mortgaged Property at the time of such origination, whichever is less, or with respect to any Mortgage Loan originated in connection with a refinancing, the appraised value of the Mortgaged Property based upon the appraisal made at the time of such refinancing.

         Bankruptcy Code:  Title 11 of the United States Code.

         Book-Entry Certificates: Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a person maintaining an account with the Depository (directly, as a "Depository Participant", or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 5.06). As of the Closing Date, each Class of Interest-Bearing Certificates (other than the Class B Certificates) constitutes a Class of Book-Entry Certificates.

         Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York or California or the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.

         Carryover Reserve Fund: The separate Eligible Account created and initially maintained by the Trustee pursuant to Section 4.07 in the name of the Trustee for the benefit of the Certificateholders and designated "The Bank of New York in trust for registered Holders of CWABS, Inc., Asset-Backed Certificates, Series 2006-7". Funds in the Carryover Reserve Fund shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

         Certificate: Any one of the certificates of any Class executed and authenticated by the Trustee in substantially the forms attached hereto as Exhibits A-1 through A-15, Exhibit B, Exhibit C, Exhibit D and Exhibit E.

         Certificate Account: The separate Eligible Account created and initially maintained by the Master Servicer pursuant to Section 3.05(b) with a depository institution in the name of the Master Servicer for the benefit of the Trustee on behalf of the Certificateholders and designated "Countrywide Home Loans Servicing LP in trust for registered Holders of CWABS, Inc., Asset-Backed Certificates, Series 2006-7". Funds in the Certificate Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

         Certificate Owner: With respect to a Book-Entry Certificate, the person that is the beneficial owner of such Book-Entry Certificate.

         Certificate Principal Balance: As to any Certificate (other than the Class C Certificates) and as of any Distribution Date, the Initial Certificate Principal Balance of such Certificate (A) less the sum of (i) all amounts distributed with respect to such Certificate in reduction of the Certificate Principal Balance thereof on previous Distribution Dates pursuant to Section 4.04(b) and (ii) any Applied Realized Loss Amounts allocated to such Certificate on previous Distribution Dates pursuant to Section 4.04(g), and (B) increased by any Subsequent Recoveries allocated to such Certificate pursuant to Section 4.04(h) on such Distribution Date. References herein to the Certificate Principal Balance of a Class of Certificates shall mean the Certificate Principal Balances of all Certificates in such Class. The Class C Certificates do not have a Certificate Principal Balance. With respect to any Certificate (other than the Class C Certificates) of a Class and any Distribution Date, the portion of the Certificate Principal Balance of such Class represented by such Certificate equal to the product of the Percentage Interest evidenced by such Certificate and the Certificate Principal Balance of such Class.

         Certificate Register: The register maintained pursuant to Section 5.02 hereof.

         Certificateholder or Holder: The person in whose name a Certificate is registered in the Certificate Register (initially, Cede & Co., as nominee for the Depository, in the case of any Class of Book-Entry Certificates), except that solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any affiliate of the Depositor shall be deemed not to be Outstanding and the Voting Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Voting Interests necessary to effect such consent has been obtained; provided that if any such Person (including the Depositor) owns 100% of the Voting Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof (other than the second sentence of Section 10.01 hereof) that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder. The Trustee is entitled to rely conclusively on a certification of the Depositor or any affiliate of the Depositor in determining which Certificates are registered in the name of an affiliate of the Depositor.

         Certification Party:  As defined in Section 11.05.

         Certifying Person:  As defined in Section 11.05.

         CHL: Countrywide Home Loans, Inc., a New York corporation, and its successors and assigns.

         CHL Mortgage Loans: The Mortgage Loans identified as such on the Mortgage Loan Schedule for which CHL is the applicable Seller.

         Class: All Certificates bearing the same Class designation as set forth in Section 5.01 hereof.

         Class 1-A Certificate: Any Certificate designated as a "Class 1-A Certificate" on the face thereof, in the form of Exhibit A-1 hereto, representing the right to distributions as set forth herein.

         Class 1-A Net Rate Cap: For any Distribution Date, the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 1 as of the first day of the related Due Period (after giving effect to Principal Prepayments received during the Prepayment Period that ends during such Due Period), adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year, minus a fraction, expressed as a percentage, the numerator of which is (a) the product of (x) the sum of (1) the Net Swap Payment payable to the Swap Counterparty with respect to such Distribution Date times a fraction, the numerator of which is equal to 360 and the denominator of which is equal to the actual number of days in the related Accrual Period and (2) any Swap Termination Payment payable to the Swap Counterparty for such Distribution Date (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) and (y) a fraction, the numerator of which is the Interest Funds for Loan Group 1 for such Distribution Date, and the denominator of which is the Interest Funds for Loan Group 1 and Loan Group 2 for such Distribution Date, and the denominator of which is (b) the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 as of the first day of the related Due Period (after giving effect to Principal Prepayments received during the Prepayment Period that ends during such Due Period) plus any amounts on deposit in the Pre-Funding Account in respect of Loan Group 1 as of the first day of that Due Period.

         Class 1-A Principal Distribution Amount: With respect to any Distribution Date, the product of (x) the Class A Principal Distribution Target Amount and (y) a fraction, the numerator of which is the Class 1-A Principal Distribution Target Amount and the denominator of which is the sum of the Class 1-A Principal Distribution Target Amount and the Class 2-A Principal Distribution Target Amount.

         Class 1-A Principal Distribution Target Amount: With respect to any Distribution Date, the excess of (1) the Certificate Principal Balance of the Class 1-A Certificates immediately prior to such Distribution Date, over (2) the lesser of (x) 60.70% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 for such Distribution Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 for such Distribution Date minus 0.50% of the sum of the aggregate Cut-off Date Principal Balance of the Initial Mortgage Loans in Loan Group 1 and the original Group 1 Pre-Funded Amount.

         Class 2-A-1 Certificate: Any Certificate designated as a "Class 2-A-1 Certificate" on the face thereof, in the form of Exhibit A-2 hereto, representing the right to distributions as set forth herein.

         Class 2-A-2 Certificate: Any Certificate designated as a "Class 2-A-2 Certificate" on the face thereof, in the form of Exhibit A-3 hereto, representing the right to distributions as set forth herein.

         Class 2-A-3 Certificate: Any Certificate designated as a "Class 2-A-3 Certificate" on the face thereof, in the form of Exhibit A-4 hereto, representing the right to distributions as set forth herein.

         Class 2-A-4 Certificate: Any Certificate designated as a "Class 2-A-4 Certificate" on the face thereof, in the form of Exhibit A-5 hereto, representing the right to distributions as set forth herein.

         Class 2-A Certificate: Any Class 2-A-1, Class 2-A-2, Class 2-A-3 or Class 2-A-4 Certificate.

         Class 2-A Net Rate Cap: For any Distribution Date, the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 2 as of the first day of the related Due Period (after giving effect to Principal Prepayments received during the Prepayment Period that ends during such Due Period), adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year, minus a fraction, expressed as a percentage, the numerator of which is (a) the product of (x) the sum of (1) the Net Swap Payment payable to the Swap Counterparty with respect to such Distribution Date times a fraction, the numerator of which is equal to 360 and the denominator of which is equal to the actual number of days in the related Accrual Period and (2) any Swap Termination Payment payable to the Swap Counterparty for such Distribution Date (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) and (y) a fraction, the numerator of which is the Interest Funds for Loan Group 2 for such Distribution Date, and the denominator of which is the Interest Funds for Loan Group 1 and Loan Group 2 for such Distribution Date, and the denominator of which is (b) the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 as of the first day of the related Due Period (after giving effect to Principal Prepayments received during the Prepayment Period that ends during such Due Period) plus any amounts on deposit in the Pre-Funding Account in respect of Loan Group 2 as of the first day of that Due Period.

         Class 2-A Principal Distribution Amount: With respect to any Distribution Date, the product of (x) the Class A Principal Distribution Target Amount and (y) a fraction, the numerator of which is the Class 2-A Principal Distribution Target Amount and the denominator of which is the sum of the Class 1-A Principal Distribution Target Amount and the Class 2-A Principal Distribution Target Amount.

         Class 2-A Principal Distribution Target Amount: With respect to any Distribution Date, the excess of (1) the aggregate Certificate Principal Balance of the Class 2-A Certificates immediately prior to such Distribution Date, over
(2) the lesser of (x) 60.70% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 for such Distribution Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 for such Distribution Date minus 0.50% of the sum of the aggregate Cut-off Date Principal Balance of the Initial Mortgage Loans in Loan Group 2 and the original Group 2 Pre-Funded Amount.

         Class A-R Certificate: Any Certificate designated as a "Class A-R Certificate" on the face thereof, in the form of Exhibit D hereto or, in the case of the Tax Matters Person Certificate, Exhibit E hereto, in either case representing the right to distributions as set forth herein.

         Class A Certificate:  Any Class 1-A or Class 2-A Certificate.

         Class A Principal Distribution Allocation Amount: With respect to any Distribution Date, (a) in the case of the Class 1-A Certificates, the Class 1-A Principal Distribution Amount and (b) in the case of the Class 2-A Certificates, the Class 2-A Principal Distribution Amount.

         Class A Principal Distribution Target Amount: With respect to any Distribution Date, the excess of (1) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date, over
(2) the lesser of (x) 60.70% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date minus the OC Floor.

         Class B Certificate: Any Certificate designated as a "Class B Certificate" on the face thereof, in the form of Exhibit A-15 hereto, representing the right to distributions as set forth herein.

         Class C Certificate: Any Certificate designated as a "Class C Certificate" on the face thereof, in the form of Exhibit C hereto, representing the right to distributions as set forth herein.

         Class C Distributable Amount:  As defined in the Preliminary Statement.

         Class M-1 Certificate: Any Certificate designated as a "Class M-1 Certificate" on the face thereof, in the form of Exhibit A-6 hereto, representing the right to distributions as set forth herein.

         Class M-2 Certificate: Any Certificate designated as a "Class M-2 Certificate" on the face thereof, in the form of Exhibit A-7 hereto, representing the right to distributions as set forth herein.

         Class M-3 Certificate: Any Certificate designated as a "Class M-3 Certificate" on the face thereof, in the form of Exhibit A-8 hereto, representing the right to distributions as set forth herein.

         Class M-4 Certificate: Any Certificate designated as a "Class M-4 Certificate" on the face thereof, in the form of Exhibit A-9 hereto, representing the right to distributions as set forth herein.

         Class M-5 Certificate: Any Certificate designated as a "Class M-5 Certificate" on the face thereof, in the form of Exhibit A-10 hereto, representing the right to distributions as set forth herein.

         Class M-6 Certificate: Any Certificate designated as a "Class M-6 Certificate" on the face thereof, in the form of Exhibit A-11 hereto, representing the right to distributions as set forth herein.

         Class M-7 Certificate: Any Certificate designated as a "Class M-7 Certificate" on the face thereof, in the form of Exhibit A-12 hereto, representing the right to distributions as set forth herein.

         Class M-8 Certificate: Any Certificate designated as a "Class M-8 Certificate" on the face thereof, in the form of Exhibit A-13 hereto, representing the right to distributions as set forth herein.

         Class M-9 Certificate: Any Certificate designated as a "Class M-9 Certificate" on the face thereof, in the form of Exhibit A-14 hereto, representing the right to distributions as set forth herein.
         Class P Certificate: Any Certificate designated as a "Class P Certificate" on the face thereof, in the form of Exhibit B hereto, representing the right to distributions as set forth herein.

         Class P Principal Distribution Date: The first Distribution Date that occurs after the end of the latest Prepayment Charge Period for all Mortgage Loans that have a Prepayment Charge Period.

         Closing Date:  June 28, 2006.

         Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

         Collateral Schedule:  Schedule II hereto.

         Commission:  The U.S. Securities and Exchange Commission.

         Compensating Interest: With respect to each Loan Group and any Distribution Date, an amount equal to, in that Loan Group, the lesser of (x) one-half of the Servicing Fee for the related Due Period and (y) the aggregate Prepayment Interest Shortfalls for the Mortgage Loans in that Loan Group for such Distribution Date.

         Confirmation: The confirmation, reference number 1187076B, with a trade date of May 5, 2006 evidencing a transaction between the Swap Counterparty and CHL relating to the Swap Contract.

         Corporate Trust Office: The designated office of the Trustee in the State of New York where at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 101 Barclay Street, New York, New York 10286 (Attention: Corporate Trust MBS Administration), telephone: (212) 815-3236, facsimile: (212) 815-3986.

         Credit Bureau Risk Score: A statistical credit score obtained by CHL in connection with the origination of a Mortgage Loan.

         Credit Comeback Excess Account: The separate Eligible Account created and initially maintained by the Trustee pursuant to Section 4.08 in the name of the Trustee for the benefit of the Certificateholders and designated "The Bank of New York in trust for registered Holders of CWABS, Inc., Asset-Backed Certificates, Series 2006-7". Funds in the Credit Comeback Excess Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

         Credit Comeback Excess Amount: With respect to the Credit Comeback Loans in any Loan Group and any Master Servicer Advance Date, the portion of the sum of the following (without duplication) attributable to the excess, if any, of the actual mortgage rate on each Credit Comeback Loan in such Loan Group and the Mortgage Rate on such Credit Comeback Loan: (i) all scheduled interest collected during the related Due Period with respect to the Credit Comeback Loans in such Loan Group, (ii) all interest on prepayments received during the related Prepayment Period with respect to the Credit Comeback Loans in such Loan Group, other than Prepayment Interest Excess, (iii) all Advances relating to interest with respect to the Credit Comeback Loans in such Loan Group, (iv) all Compensating Interest with respect to the Credit Comeback Loans in such Loan Group and (v) Liquidation Proceeds with respect to the Credit Comeback Loans in such Loan Group collected during the related Due Period (to the extent such Liquidation Proceeds relate to interest), less all Nonrecoverable Advances for such Loan Group relating to interest reimbursed during the related Due Period.

         Credit Comeback Excess Cashflow: With respect to any Distribution Date, any amounts in the Credit Comeback Excess Account available for such Distribution Date.

         Credit Comeback Loan: Any Fixed Rate Mortgage Loan for which the related Mortgage Rate is subject to reduction (not exceeding 0.375% per annum) for good payment history of Scheduled Payments by the related Mortgagor.

         Cumulative Loss Trigger Event: With respect to a Distribution Date on or after the Stepdown Date, a Cumulative Loss Trigger Event will be in effect if
(x) the aggregate
amount of Realized Losses on the Mortgage Loans from the Cut-off Date for each such Mortgage Loan to (and including) the last day of the related Due Period (reduced by the aggregate amount of any Subsequent Recoveries received through the last day of that Due Period) exceeds (y) the applicable percentage, for such Distribution Date, of the sum of the aggregate Cut-off Date Principal Balance of the Initial Mortgage Loans and the Pre-Funded Amount, as set forth below:

Distribution Date                      Percentage
-----------------                      ----------

July 2008 -- June 2009................ 1.50% with respect to July 2008, plus an additional 1/12th of 1.90% for each month thereafter through June 2009

July 2009 -- June 2010................ 3.40% with respect to July 2009, plus an additional 1/12th of 2.00% for each month thereafter through June 2010

July 2010 -- June 2011................ 5.40% with respect to July 2010, plus an additional 1/12th of 1.60% for each month thereafter through June 2011

July 2011 -- June 2012................ 7.00% with respect to July 2011, plus an additional 1/12th of 0.75% for each month thereafter through June 2012

July 2012 and thereafter.............. 7.75%

         Current Interest: With respect to each Class of Interest-Bearing Certificates and each Distribution Date, the interest accrued at the applicable Pass-Through Rate for the applicable Accrual Period on the Certificate Principal Balance of such Class immediately prior to such Distribution Date.

         Cut-off Date: When used with respect to any Mortgage Loan the "Cut-off Date" shall mean the Initial Cut-off Date or the related Subsequent Cut-off Date, as the case may be.

         Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof as of the close of business on the Cut-off Date after application of all payments of principal due on or prior to the Cut-off Date, whether or not received, and all Principal Prepayments received on or prior to the Cut-off Date, but without giving effect to any installments of principal received in respect of Due Dates after the Cut-off Date.

         Debt Service Reduction: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the Bankruptcy Code in the Scheduled Payment for such Mortgage Loan that became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any other reduction that results in a permanent forgiveness of principal.

         Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under such Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court that is final and non-appealable in a proceeding under the Bankruptcy Code.

         Definitive Certificates:  As defined in Section 5.06.

         Delay Delivery Mortgage Loans: (i) The Initial Mortgage Loans identified on the schedule of Mortgage Loans hereto set forth on Exhibit F-2 hereof for which all or a portion of a related Mortgage File is not delivered to the Trustee on or prior to the Closing Date, and (ii) the Subsequent Mortgage Loans identified on the schedule of Subsequent Mortgage Loans set forth in Annex A to each related Subsequent Transfer Agreement for which all or a portion of the related Mortgage File is not delivered to the Trustee on or prior to the related Subsequent Transfer Date. The Depositor shall deliver (or cause delivery of) the Mortgage Files to the Trustee: (A) with respect to at least 50% of the Initial Mortgage Loans in each Loan Group, not later than the Closing Date and with respect to at least 10% of the Subsequent Mortgage Loans in each Loan Group conveyed on a Subsequent Transfer Date, not later than such Subsequent Transfer Date, (B) with respect to at least an additional 40% of the Initial Mortgage Loans in each Loan Group, not later than 20 days after the Closing Date, and not later than 20 days after the relevant Subsequent Transfer Date with respect to the remaining Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date, and (C) with respect to the remaining Initial Mortgage Loans, not later than thirty days after the Closing Date. To the extent that Countrywide Home Loans, Inc. shall be in possession of any Mortgage Files with respect to any Delay Delivery Mortgage Loan, until delivery of such Mortgage File to the Trustee as provided in Section 2.01, Countrywide Home Loans, Inc. shall hold such files as agent and in trust for the Trustee.

         Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced by a Replacement Mortgage Loan.

         Delinquency Trigger Event: With respect to any Distribution Date on or after the Stepdown Date, a Delinquency Trigger Event will be in effect if the Rolling Sixty-Day Delinquency Rate for Outstanding Mortgage Loans equals or exceeds the product of (x) the Senior Enhancement Percentage for such Distribution Date and (y) the applicable percentage listed below for the most senior Class of Interest-Bearing Certificates:

                              Class                       Percentage

                 Class A.........................           40.17%
                 Class M-1.......................           49.49%
                 Class M-2.......................           62.40%
                 Class M-3.......................           73.43%

                              Class                       Percentage

                 Class M-4.......................           87.22%
                 Class M-5.......................           107.39%
                 Class M-6.......................           133.79%
                 Class M-7.......................           177.38%
                 Class M-8.......................           246.67%
                 Class M-9.......................           309.55%
                 Class B.........................           526.23%


         Delinquent: A Mortgage Loan is "delinquent" if any payment due thereon is not made pursuant to the terms of such Mortgage Loan by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is "30 days delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly for "60 days delinquent," "90 days delinquent" and so on.

         Denomination: With respect to each Certificate, the amount set forth on the face thereof as the "Initial Certificate Balance of this Certificate" or, if not the foregoing, the Percentage Interest appearing on the face thereof, as applicable.

         Depositor: CWABS, Inc., a Delaware corporation, or its successor in interest.

         Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is Cede & Co., or any other organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

         Depository Agreement: With respect to the Book-Entry Certificates, the agreement among the Depositor and the initial Depository, dated as of the Closing Date, substantially in the form of Exhibit O.

         Depository Participant: A broker, dealer, bank or other financial institution or other person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         Determination Date: With respect to any Distribution Date, the 15th day of the month of such Distribution Date or, if such 15th day is not a Business Day, the immediately preceding Business Day.

         Distribution Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.05(c) in the name of the Trustee for the benefit of the Certificateholders and designated "The Bank of New York, in trust for registered Holders of

CWABS, Inc., Asset-Backed Certificates, Series 2006-7". Funds in the Distribution Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

         Distribution Account Deposit Date: As to any Distribution Date, 1:00 p.m. Pacific time on the Business Day immediately preceding such Distribution Date.

         Distribution Date: The 25th day of each month, or if such day is not a Business Day, on the first Business Day thereafter, commencing in July 2006.

         Due Date: With respect to any Mortgage Loan and Due Period, the due date for Scheduled Payments of interest and/or principal on that Mortgage Loan occurring in such Due Period as provided in the related Mortgage Note.

         Due Period: With respect to any Distribution Date, the period beginning on the second day of the calendar month preceding the calendar month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

         EDGAR: The Commission's Electronic Data Gathering, Analysis and Retrieval system.

         Eligible Account: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company, the long-term unsecured debt obligations and short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company, if Moody's is not a Rating Agency) are rated by each Rating Agency in one of its two highest long-term and its highest short-term rating categories respectively, at the time any amounts are held on deposit therein, or
(ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or
(iii) a trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity or (iv) any other account acceptable to the Rating Agencies without reduction or withdrawal of their then-current ratings of the Certificates as evidenced by a letter from each Rating Agency to the Trustee. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee.

         Eligible Repurchase Month:  As defined in Section 3.12(d) hereof.

         ERISA: The Employee Retirement Income Security Act of 1974, as amended.

         ERISA-Qualifying Underwriting: A best efforts or firm commitment underwriting or private placement that meets the applicable requirements of the Underwriter's Exemption.

         ERISA-Restricted Certificates: The Class A-R Certificates, Class P Certificates, Class C Certificates, Class B Certificates and Certificates of any Class that does not have or no longer has a rating of BBB- or its equivalent, or better, from at least one Rating Agency.

         Escrow Account:  As defined in Section 3.06 hereof.

         Event of Default:  As defined in Section 7.01 hereof.

         Excess Cashflow: With respect to any Distribution Date the sum of (i) the amount remaining after the distribution of interest to Certificateholders for such Distribution Date pursuant to Section 4.04(a)(iv)(b), (ii) the amount remaining after the distribution of principal to Certificateholders for such Distribution Date, pursuant to Section 4.04(b)(1)(B)(ii) or 4.04(b)(2)(C) and
(iii) the Overcollateralization Reduction Amount for such Distribution Date.

         Excess Overcollateralization Amount: With respect to any Distribution Date, the excess, if any, of the Overcollateralized Amount for such Distribution Date over the Overcollateralization Target Amount for such Distribution Date.

         Excess Proceeds: With respect to any Liquidated Mortgage Loan, the amount, if any, by which the sum of any Liquidation Proceeds and Subsequent Recoveries are in excess of the sum of (i) the unpaid principal balance of such Liquidated Mortgage Loan as of the date of liquidation of such Liquidated Mortgage Loan plus (ii) interest at the Mortgage Rate from the Due Date as to which interest was last paid or advanced to Certificateholders (and not reimbursed to the Master Servicer) up to the Due Date in the month in which Liquidation Proceeds are required to be distributed on the Stated Principal Balance of such Liquidated Mortgage Loan outstanding during each Due Period as to which such interest was not paid or advanced.

         Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         Exchange Act Reports: Any reports on Form 10-D, Form 8-K and Form 10-K required to be filed by the Depositor with respect to the Trust Fund under the Exchange Act.

         Expense Fee Rate: With respect to any Mortgage Loan, the sum of (i) the Servicing Fee Rate, (ii) the Trustee Fee Rate and (iii) with respect to any Mortgage Loan covered by a lender paid mortgage insurance policy, the related mortgage insurance premium rate.

         Extra Principal Distribution Amount: With respect to any Distribution Date and each of Loan Group 1 and Loan Group 2, the lesser of (1) the Overcollateralization Deficiency Amount and (2) the Excess Cashflow and Credit Comeback Excess Cashflow available for payment thereof, to be allocated between Loan Group 1 and Loan Group 2, pro rata, based on the Principal Remittance Amount for each such Loan Group for such Distribution Date.

         Fannie Mae: The Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

         FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

         Five-Year Hybrid Mortgage Loan: A Mortgage Loan having a Mortgage Rate that is fixed for 60 months after origination thereof before such Mortgage Rate becomes subject to adjustment.

         Fixed Rate Mortgage Loans: The Mortgage Loans identified in the Mortgage Loan Schedule as having a Mortgage Rate which is fixed for the life of the related Mortgage and any Credit Comeback Loans, including in each case any Mortgage Loans delivered in replacement thereof.

         Form 10-D Disclosure Item: With respect to any Person, any material litigation or governmental proceedings pending against such Person, or against any of the Trust Fund, the Depositor, the Trustee, any co-trustee, the Master Servicer or any Subservicer, if such Person has actual knowledge thereof.

         Form 10-K Disclosure Item: With respect to any Person, (a) Form 10-D Disclosure Item, and (b) any affiliations or relationships between such Person and any Item 1119 Party.

         Freddie Mac: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

         Funding Period: The period from the Closing Date to and including the earlier to occur of (x) the date the amount in the Pre-Funding Account is less than $175,000 and (y) September 24, 2006.

         Gross Margin: The percentage set forth in the related Mortgage Note to be added to the Index for use in determining the Mortgage Rate for each Adjustable Rate Mortgage Loan on each of its Adjustment Dates.

         Group 1 Mortgage Loans: The group of Mortgage Loans identified in the related Mortgage Loan Schedule as "Group 1 Mortgage Loans", including in each case any Mortgage Loans delivered in replacement thereof.

         Group 1 Overcollateralization Reduction Amount: With respect to any Distribution Date, the Overcollateralization Reduction Amount for such Distribution Date multiplied by a fraction, the numerator of which is (x) the Principal Remittance Amount for Loan Group 1 for such Distribution Date, and the denominator of which is (y) the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2 for such Distribution Date.

         Group 1 Pre-Funded Amount: The portion of the Pre-Funded Amount allocable for purchase of Subsequent Mortgage Loans as Group 1 Mortgage Loans on the Closing Date, which shall equal $16,155,531.47.

         Group 2 Mortgage Loans: The group of Mortgage Loans identified in the related Mortgage Loan Schedule as "Group 2 Mortgage Loans", including in each case any Mortgage Loans delivered in replacement thereof.

         Group 2 Overcollateralization Reduction Amount: With respect to any Distribution Date, the Overcollateralization Reduction Amount for such Distribution Date multiplied by a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 2 for such Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2 for such Distribution Date.

         Group 2 Pre-Funded Amount: The portion of the Pre-Funded Amount allocable for purchase of Subsequent Mortgage Loans as Group 2 Mortgage Loans on the Closing Date, which shall equal $26,624,108.22.

         Index: As to any Adjustable Rate Mortgage Loan on any Adjustment Date related thereto, the index for the adjustment of the Mortgage Rate set forth as such in the related Mortgage Note, such index in general being the average of the London interbank offered rates for six-month U.S. dollar deposits in the London market, as set forth in The Wall Street Journal, as most recently announced as of a date 45 days prior to such Adjustment Date or, if the Index ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then the Index shall be a new index selected by the Master Servicer, based on comparable information.

         Initial Adjustment Date: As to any Adjustable Rate Mortgage Loan, the first Adjustment Date following the origination of such Mortgage Loan.

         Initial Certificate Account Deposit: An amount equal to the aggregate of all amounts in respect of (i) principal of the Initial Mortgage Loans due after the Initial Cut-off Date and received by the Master Servicer before the Closing Date and not applied in computing the Cut-off Date Principal Balance thereof and (ii) interest on the Initial Mortgage Loans due after the Initial Cut-off Date and received by the Master Servicer before the Closing Date.

         Initial Certificate Principal Balance: With respect to any Certificate (other than the Class C Certificates) the Certificate Principal Balance of such Certificate or any predecessor Certificate on the Closing Date.

         Initial Cut-off Date: In the case of any Initial Mortgage Loan, the later of (x) June 1, 2006 and (y) the date of origination of such Mortgage Loan.

         Initial Mortgage Loan: A Mortgage Loan conveyed to the Trustee on the Closing Date pursuant to this Agreement as identified on the Mortgage Loan Schedule delivered to the Trustee on the Closing Date.

         Initial Mortgage Rate: As to each Adjustable Rate Mortgage Loan, the Mortgage Rate in effect prior to the Initial Adjustment Date.

         Initial Periodic Rate Cap: With respect to each Adjustable Rate Mortgage Loan, the percentage specified in the related Mortgage Note that limits the permissible increase or decrease in the Mortgage Rate on its initial Adjustment Date.

         Insurance Policy: With respect to any Mortgage Loan included in the Trust Fund, any insurance policy, including all riders and endorsements thereto in effect with respect to such Mortgage Loan, including any replacement policy or policies for any Insurance Policy.

         Insurance Proceeds: Proceeds paid in respect of the Mortgage Loans pursuant to any Insurance Policy or any other insurance policy covering a Mortgage Loan, to the extent such proceeds are payable to the mortgagee under the Mortgage, the Master Servicer or the trustee under the deed of trust and are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses and received either prior to or in connection with such Mortgage Loan becoming a Liquidated Mortgage Loan.

         Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

         Interest-Bearing Certificates: The Class A Certificates and the Subordinate Certificates.

         Interest Carry Forward Amount: With respect to each Class of Interest-Bearing Certificates and each Distribution Date, the excess of (i) the Current Interest for such Class with respect to prior Distribution Dates over
(ii) the amount actually distributed to such Class with respect to interest on such prior Distribution Dates.

         Interest Determination Date: With respect to the first Accrual Period for the Interest-Bearing Certificates, June 26, 2006. With respect to any Accrual Period for the Interest-Bearing Certificates thereafter, the second LIBOR Business Day preceding the commencement of such Accrual Period.

         Interest Funds: With respect to any Distribution Date and Loan Group, the Interest Remittance Amount for such Loan Group and Distribution Date, less the portion of the Trustee Fee for such Distribution Date allocable to such Loan Group, plus the Adjusted Replacement Upfront Amount, if any, allocable to that Loan Group.

         Interest Remittance Amount: With respect to the Mortgage Loans in each Loan Group and any Distribution Date, (x) the sum, without duplication, of (i) all scheduled interest collected during the related Due Period (for the avoidance of doubt, other than Credit Comeback Excess Amounts) with respect to the related Mortgage Loans less the related Servicing Fee, (ii) all interest on prepayments received during the related Prepayment Period with respect to such Mortgage Loans, other than Prepayment Interest Excess, (iii) all related Advances relating to interest with respect to such Mortgage Loans, (iv) all related Compensating Interest with respect to such Mortgage Loans, (v) Liquidation Proceeds with respect to such Mortgage Loans collected during the related Due Period (to the extent such Liquidation Proceeds relate to interest) and (vi) the related Seller Shortfall Interest Requirement, less (y) all reimbursements to the Master Servicer during the related Due Period for Advances of interest previously made allocable to such Loan Group.

         Investment Letter:  As defined in Section 5.02(b).

         Item 1119 Party: The Depositor, any Seller, the Master Servicer, the Trustee, any Subservicer, any originator identified in the Prospectus Supplement, the Swap Counterparty and any other material transaction party, as identified in Exhibit Z hereto, as updated pursuant to Section 11.04.

         Latest Possible Maturity Date: The Distribution Date following the third anniversary of the scheduled maturity date of the Mortgage Loan having the latest scheduled maturity date as of the Cut-off Date.

         LIBOR Business Day: Any day on which banks in the City of London, England and New York City, U.S.A. are open and conducting transactions in foreign currency and exchange.

         Limited Exchange Act Reporting Obligations: The obligations of the Master Servicer under Section 3.17(b), Section 6.02 and Section 6.04 with respect to notice and information to be provided to the Depositor and Article XI (except Section 11.07(a)(1) and (2)).

         Liquidated Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan that has been liquidated through deed-in-lieu of foreclosure, foreclosure sale, trustee's sale or other realization as provided by applicable law governing the real property subject to the related Mortgage and any security agreements and as to which the Master Servicer has certified in the related Prepayment Period that it has received all amounts it expects to receive in connection with such liquidation.

         Liquidation Proceeds: Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of Mortgage Loans, whether through trustee's sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property received in connection with or prior to such Mortgage Loan becoming a Liquidated Mortgage Loan (other than the amount of such net proceeds representing any profit realized by the Master Servicer in connection with the disposition of any such properties), less the sum of related unreimbursed Advances, Servicing Fees and Servicing Advances.

         Loan Group:  Either of Loan Group 1 or Loan Group 2.

         Loan Group 1: The Group 1 Mortgage Loans.

         Loan Group 2:  The Group 2 Mortgage Loans.

         Loan Number and Borrower Identification Mortgage Loan Schedule: With respect to any Subsequent Transfer Date, the Loan Number and Borrower Identification Mortgage Loan Schedule delivered in connection with such Subsequent Transfer Date pursuant to Section 2.01(f). Each Loan Number and Borrower Identification Mortgage Loan Schedule shall contain the information specified in the definition of "Mortgage Loan Schedule" with respect to the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date, and each Loan Number and Borrower Identification Mortgage Loan Schedule shall be deemed to be included in the Mortgage Loan Schedule.

         Loan-to-Value Ratio: In the case of any Mortgage Loan secured by a first lien on the related Mortgaged Property, the fraction, expressed as a percentage, the numerator of which is the original principal balance of such Mortgage Loan and the denominator of which is the Appraised Value of the related Mortgaged Property. In the case of any Mortgage Loan secured by a second lien on the related Mortgaged Property, the fraction, expressed as a percentage, the numerator of which is the original principal balance of the Mortgage Loan at the date of origination plus the outstanding principal balance at the date of origination of that Mortgage Loan of the senior mortgage loan secured by the same Mortgaged Property and the denominator of which is the Appraised Value of the related Mortgaged Property.

         Majority Holder: The Holders of Certificates evidencing at least 51% of the Voting Rights allocated to such Class of Certificates.

         Master REMIC:  As defined in the Preliminary Statement.

         Master Servicer: Countrywide Home Loans Servicing LP, a Texas limited partnership, and its successors and assigns, in its capacity as master servicer hereunder.

         Master Servicer Advance Date: As to any Distribution Date, the Business Day immediately preceding such Distribution Date.

         Master Servicer Prepayment Charge Payment Amount: The amounts (i) payable by the Master Servicer in respect of any Prepayment Charges waived other than in accordance with the standard set forth in the first sentence of Section 3.20(a), or (ii) collected from the Master Servicer in respect of a remedy for the breach of the representation made by CHL set forth in Section 3.20(c).

         Maximum Mortgage Rate: With respect to each Adjustable Rate Mortgage Loan, the maximum rate of interest set forth as such in the related Mortgage Note.

         MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

         MERS Mortgage Loan: Any Mortgage Loan registered with MERS on the MERS(R) System.

         MERS(R) System: The system of recording transfers of mortgages electronically maintained by MERS.

         MIN:  The Mortgage Identification Number for any MERS Mortgage Loan.

         Minimum Mortgage Rate: With respect to each Adjustable Rate Mortgage Loan, the minimum rate of interest set forth as such in the related Mortgage Note.

         Modified Mortgage Loan:  As defined in Section 3.12(a).

         MOM Loan: Any Mortgage Loan, as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

         Monthly Statement: The statement delivered to the Certificateholders pursuant to Section 4.05.

         Moody's:  Moody's Investors Service, Inc. and its successors.

         Mortgage: The mortgage, deed of trust or other instrument creating a first lien on or first priority ownership interest in an estate in fee simple in real property securing a Mortgage Note.

         Mortgage File: The mortgage documents listed in Section 2.01 hereof pertaining to a particular Mortgage Loan and any additional documents delivered to the Trustee to be added to the Mortgage File pursuant to this Agreement.

         Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended by the Master Servicer to reflect the deletion of Liquidated Mortgage Loans and Deleted Mortgage Loans and the addition of (x) Replacement Mortgage Loans pursuant to the provisions of this Agreement and (y) Subsequent Mortgage Loans pursuant to the provisions of this Agreement and any Subsequent Transfer Agreement) transferred to the Trustee as part of the Trust Fund and from time to time subject to this Agreement, attached hereto as Exhibit F-1, setting forth in the following information with respect to each Mortgage Loan:

            (i)   the loan number;

            (ii)  the Loan Group;

            (iii) the Appraised Value;

            (iv)  the Initial Mortgage Rate;

            (v)   the maturity date;

            (vi)  the original principal balance;

            (vii) the Cut-off Date Principal Balance;

            (viii) the first payment date of the Mortgage Loan;

            (ix)  the Scheduled Payment in effect as of the Cut-off Date;

            (x)   the Loan-to-Value Ratio at origination;

            (xi) a code indicating whether the residential dwelling at the time of origination was represented to be owner-occupied;

            (xii) a code indicating whether the residential dwelling is either
      (a) a detached single-family dwelling, (b) a two-family residential property, (c) a three-family residential property, (d) a four-family residential property, (e) planned unit development, (f) a low-rise condominium unit, (g) a high-rise condominium unit or (h) manufactured housing;

            (xiii) a code indicating whether such Mortgage Loan is a Credit Comeback Loan;

            (xiv) the purpose of the Mortgage Loan;

            (xv)  with respect to each Adjustable Rate Mortgage Loan:

                  (a) the frequency of each Adjustment Date;

                  (b) the next Adjustment Date;

                  (c) the Maximum Mortgage Rate;

                  (d) the Minimum Mortgage Rate;

                  (e) the Mortgage Rate as of the Cut-off Date;

                  (f) the related Initial Periodic Rate Cap and Subsequent
            Periodic Rate Cap; and

                  (g) the Gross Margin;

                  (xvi) a code indicating whether the Mortgage Loan is a CHL
            Mortgage Loan, a Park Monaco Mortgage Loan or a Park Sienna Mortgage Loan;

                  (xvii) the premium rate for any lender-paid mortgage
            insurance, if applicable;

                  (xviii) a code indicating whether the Mortgage Loan is a Fixed
            Rate Mortgage Loan or an Adjustable Rate Mortgage Loan; and

                  (xix) a code indicating whether the Mortgage Loan is secured by a first lien or a second lien.

Such schedule shall also set forth the total of the amounts described under
(vii) above for all of the Mortgage Loans and for each Loan Group. The Mortgage Loan Schedule shall be deemed to include each Loan Number and Borrower Identification Mortgage Loan Schedule delivered pursuant to Section 2.01(f) and all the related Subsequent Mortgage Loans and Subsequent Mortgage Loan information included therein.

         Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to the provisions hereof and any Subsequent Transfer Agreement as from time to time are held as part of the Trust Fund (including any REO Property), the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property. Any mortgage loan that was intended by the parties hereto to be transferred to the Trust Fund as indicated by such Mortgage Loan Schedule which is in fact not so transferred for any reason, including a breach of the representation contained in Section 2.02 hereof, shall continue to be a Mortgage Loan hereunder until the Purchase Price with respect thereto has been paid to the Trust Fund.

         Mortgage Note: The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

         Mortgage Pool: The aggregate of the Mortgage Loans identified in the Mortgage Loan Schedule.

         Mortgage Rate: The annual rate of interest borne by a Mortgage Note from time to time; provided, however, the Mortgage Rate for each Credit Comeback Loan shall be treated for all purposes of payments on the Certificates, including the calculation of the Pass-Through Rates and the applicable Net Rate Cap, as reduced by 0.375% on the Due Date following the end of each of the first four annual periods after the origination date, irrespective of whether the Mortgagor qualifies for the reduction by having a good payment history.

         Mortgaged Property:  The underlying property securing a Mortgage Loan.

         Mortgagor:  The obligors on a Mortgage Note.

         Net Mortgage Rate: As to each Mortgage Loan, and at any time, the per annum rate equal to the Mortgage Rate less the Servicing Fee Rate.

         Net Rate Cap: With respect to any Distribution Date and (i) the Class 1-A Certificates, the Class 1-A Net Rate Cap, (ii) each Class of Class 2-A Certificates, the Class 2-A Net Rate Cap and (iii) each Class of Subordinate Certificates, the Subordinate Net Rate Cap.

         Net Rate Carryover: With respect to any Class of Interest-Bearing Certificates and any Distribution Date, the sum of (A) the excess of (i) the amount of interest that such Class would otherwise have accrued for such Distribution Date had the Pass-Through Rate for such Class and the related Accrual Period not been determined based on the applicable Net Rate Cap, over
(ii) the amount of interest accrued on such Class at the applicable Net Rate Cap for such Distribution Date and (B) the Net Rate Carryover for such Class for all previous Distribution Dates not previously paid pursuant to Section 4.04, together with interest thereon at the then-applicable Pass-Through Rate for such Class, without giving effect to the applicable Net Rate Cap.

         Net Swap Payment: With respect to any Distribution Date and payment by the Swap Contract Administrator to the Swap Counterparty, the excess, if any, of the "Fixed Amount" (as defined in the Swap Contract) with respect to such Distribution Date over the "Floating Amount" (as defined in the Swap Contract) with respect to such Distribution Date. With respect to any Distribution Date and payment by the Swap Counterparty to the Swap Contract Administrator, the excess, if any, of the "Floating Amount" (as defined in the Swap Contract) with respect to such Distribution Date over the "Fixed Amount" (as defined in the Swap Contract) with respect to such Distribution Date

         NIM Insurer: Any insurer guarantying at the request of CHL certain payments under notes backed or secured by the Class C or Class P Certificates.

         Nonrecoverable Advance: Any portion of an Advance previously made or proposed to be made by the Master Servicer that, in the good faith judgment of the Master Servicer, will not or, in the case of a current delinquency, would not, be ultimately recoverable by the Master Servicer from the related Mortgagor, related Liquidation Proceeds or otherwise.

         Non-United States Person: A Person that is not a citizen or resident of the United States, a corporation, partnership, or other entity (treated as a corporation or a partnership for federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trustor.

         OC Floor: With respect to any Distribution Date, an amount equal to 0.50% of the sum of the aggregate Cut-off Date Principal Balance of the Initial Mortgage Loans and the Pre-Funded Amount.

         Officer's Certificate: A certificate (i) in the case of the Depositor, signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Managing Director, a Vice President (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Depositor, (ii) in the case of the Master Servicer, signed by the President, an Executive Vice President, a Vice President, an Assistant Vice President, the Treasurer, or one of the Assistant Treasurers or Assistant Secretaries of Countrywide GP, Inc., its general partner, (iii) if provided for in this Agreement, signed by a Servicing Officer, as the case may be, and delivered to the Depositor and the Trustee, as the case may be, as required by this Agreement, or (iv) in the case of any other Person, signed by an authorized officer of such Person.

         One-Month LIBOR: With respect to any Accrual Period for the Interest-Bearing Certificates, the rate determined by the Trustee on the related Interest Determination Date on the basis of the rate for U.S. dollar deposits for one month as quoted on the Bloomberg Terminal on such Interest Determination Date; provided that the parties hereto acknowledge that One-Month LIBOR calculated for the first Accrual Period for the Interest-Bearing Certificates shall equal

5.34063% per annum. If such rate is not quoted on the Bloomberg Terminal (or if such service is no longer offered, such other service for displaying One-Month LIBOR or comparable rates as may be reasonably selected by the Trustee), One-Month LIBOR for the applicable Accrual Period for the Interest-Bearing Certificates will be the Reference Bank Rate. If no such quotations can be obtained by the Trustee and no Reference Bank Rate is available, One-Month LIBOR will be One-Month LIBOR applicable to the preceding Accrual Period for the Interest-Bearing Certificates.

         Opinion of Counsel: A written opinion of counsel, who may be counsel for the Depositor or the Master Servicer, reasonably acceptable to each addressee of such opinion; provided that with respect to Section 6.04 or 10.01, or the interpretation or application of the REMIC Provisions, such counsel must
(i) in fact be independent of the Depositor and the Master Servicer, (ii) not have any direct financial interest in the Depositor or the Master Servicer or in any affiliate of either and (iii) not be connected with the Depositor or the Master Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

         Optional Termination: The termination of the Trust Fund provided hereunder pursuant to the purchase of the Mortgage Loans pursuant to clause (a) of the first sentence of Section 9.01 hereof.

         Optional Termination Date: The first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the sum of the aggregate Cut-off Date Principal Balance of the Initial Mortgage Loans and the Pre-Funded Amount.

         Original Value: The value of the property underlying a Mortgage Loan based, in the case of the purchase of the underlying Mortgaged Property, on the lower of an appraisal satisfactory to the Master Servicer or the sales price of such property or, in the case of a refinancing, on an appraisal satisfactory to the Master Servicer.

         OTS:  The Office of Thrift Supervision.

         Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

                  (i) Certificates theretofore canceled by the Trustee or delivered to the Trustee for cancellation; and

                  (ii) Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Trustee pursuant to this Agreement.

         Outstanding Mortgage Loan: As of any Distribution Date, a Mortgage Loan with a Stated Principal Balance greater than zero that was not the subject of a Principal Prepayment in full, and that did not become a Liquidated Mortgage Loan, prior to the end of the related Prepayment Period.

         Overcollateralization Deficiency Amount: With respect to any Distribution Date, the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such Distribution Date (after giving effect to distribution of the Principal Distribution Amount (other than the portion thereof consisting of the Extra Principal Distribution Amount) on such Distribution Date).

         Overcollateralization Reduction Amount: With respect to any Distribution Date, an amount equal to the lesser of (i) the Excess Overcollateralization Amount for such Distribution Date and (ii) the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2 for such Distribution Date.

         Overcollateralization Target Amount: With respect to any Distribution Date (a) prior to the Stepdown Date, an amount equal to 1.50% of the sum of the aggregate Cut-off Date Principal Balance of the Initial Mortgage Loans and the Pre-Funded Amount and (b) on or after the Stepdown Date, the greater of (i) an amount equal to 3.00% of the aggregate Stated Principal Balance of the Mortgage Loans for the current Distribution Date and (ii) the OC Floor; provided, however, that if a Trigger Event is in effect on any Distribution Date, the Overcollateralization Target Amount will be the Overcollateralization Target Amount as in effect for the prior Distribution Date.

         Overcollateralized Amount: With respect to any Distribution Date, the amount, if any, by which (x) the sum of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and any amount on deposit in the Pre-Funding Account exceeds (y) the aggregate Certificate Principal Balance of the Interest-Bearing Certificates as of such Distribution Date (after giving effect to distribution of the Principal Remittance Amounts to be made on such Distribution Date and, in the case of the Distribution Date immediately following the end of the Funding Period, any amounts to be released from the Pre-Funding Account).

         Ownership Interest: As to any Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

         Park Monaco: Park Monaco Inc., a Delaware corporation, and its successors and assigns.

         Park Monaco Mortgage Loans: The Mortgage Loans identified as such on the Mortgage Loan Schedule for which Park Monaco is the applicable Seller.

         Park Sienna: Park Sienna LLC, a Delaware limited liability company, and its successors and assigns.

         Park Sienna Mortgage Loans: The Mortgage Loans identified as such on the Mortgage Loan Schedule for which Park Sienna is the applicable Seller.

         Pass-Through Margin: With respect to any Accrual Period and Class of Interest-Bearing Certificates, the per annum rate indicated in the following table:

         ----------------------------------- --------------- -----------------
                                              Pass-Through     Pass-Through
                        Class                   Margin (1)       Margin (2)
         ----------------------------------- --------------- -----------------
         Class 1-A......................         0.130%           0.260%
         ----------------------------------- --------------- -----------------
         Class 2-A-1....................         0.030%           0.060%
         ----------------------------------- --------------- -----------------
         Class 2-A-2....................         0.090%           0.180%
         ----------------------------------- --------------- -----------------
         Class 2-A-3....................         0.150%           0.300%
         ----------------------------------- --------------- -----------------
         Class 2-A-4....................         0.250%           0.500%
         ----------------------------------- --------------- -----------------
         Class M-1......................         0.280%           0.420%
         ----------------------------------- --------------- -----------------
         Class M-2......................         0.300%           0.450%
         ----------------------------------- --------------- -----------------
         Class M-3......................         0.310%           0.465%
         ----------------------------------- --------------- -----------------
         Class M-4......................         0.360%           0.540%
         ----------------------------------- --------------- -----------------
         Class M-5......................         0.380%           0.570%
         ----------------------------------- --------------- -----------------
         Class M-6......................         0.460%           0.690%
         ----------------------------------- --------------- -----------------
         Class M-7......................         0.900%           1.350%
         ----------------------------------- --------------- -----------------
         Class M-8......................         1.100%           1.650%
         ----------------------------------- --------------- -----------------
         Class M-9......................         1.900%           2.850%
         ----------------------------------- --------------- -----------------
         Class B........................         2.500%           3.750%
         ----------------------------------- --------------- -----------------

(1) For any Accrual Period relating to any Distribution Date occurring on or prior to the Optional Termination Date.

(2) For any Accrual Period relating to any Distribution Date occurring after the Optional Termination Date.

         Pass-Through Rate: With respect to any Accrual Period and each Class of Interest-Bearing Certificates the lesser of (x) One-Month LIBOR for such Accrual Period plus the Pass-Through Margin for such Class and Accrual Period and (y) the applicable Net Rate Cap for such Class and the related Distribution Date.

         Percentage Interest: With respect to any Interest-Bearing Certificate, a fraction, expressed as a percentage, the numerator of which is the Certificate Principal Balance represented by such Certificate and the denominator of which is the aggregate Certificate Principal Balance of the related Class. With respect to the Class C, Class P and Class A-R Certificates, the portion of the Class evidenced thereby, expressed as a percentage, as stated on the face of such Certificate.

         Performance Certification: As defined in Section 11.05.

         Permitted Investments: At any time, any one or more of the following obligations and securities:

                  (i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

                  (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency, or such lower rating as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to the Certificates by such Rating Agency;

                  (iii) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to the Certificates by such Rating Agency;

                  (iv) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody's is not a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each such Rating Agency for such securities, or such lower ratings as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to the Certificates by such Rating Agency;

                  (v) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (iv) above;

                  (vi) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest long term ratings of each Rating Agency (except (x) if the Rating Agency is Moody's, such rating shall be the highest commercial paper rating of S&P for any such securities) and (y), or such lower rating as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to the Certificates by such Rating Agency;

                  (vii) interests in any money market fund which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable long term rating by each Rating Agency or such lower rating as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to the Certificates by such Rating Agency;

                  (viii) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating

         Agency in their respective highest applicable rating category or such lower rating as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to the Certificates by such Rating Agency; and

                  (ix) such other relatively risk free investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency, and reasonably acceptable to the NIM Insurer, as evidenced by a signed writing delivered by the NIM Insurer;

provided, that no such instrument shall be a Permitted Investment if such instrument (i) evidences the right to receive interest only payments with respect to the obligations underlying such instrument, (ii) is purchased at a premium or (iii) is purchased at a deep discount; provided further that no such instrument shall be a Permitted Investment (A) if such instrument evidences principal and interest payments derived from obligations underlying such instrument and the interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, or (B) if it may be redeemed at a price below the purchase price (the foregoing clause (B) not to apply to investments in units of money market funds pursuant to clause (vii) above); provided further that no amount beneficially owned by any REMIC (including, without limitation, any amounts collected by the Master Servicer but not yet deposited in the Certificate Account) may be invested in investments (other than money market funds) treated as equity interests for Federal income tax purposes, unless the Master Servicer shall receive an Opinion of Counsel, at the expense of Master Servicer, to the effect that such investment will not adversely affect the status of any such REMIC as a REMIC under the Code or result in imposition of a tax on any such REMIC. Permitted Investments that are subject to prepayment or call may not be purchased at a price in excess of par.

         Permitted Transferee: Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in section 521 of the Code) that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in section 860E(c)(1) of the Code) with respect to any Class A-R Certificate, (iv) rural electric and telephone cooperatives described in section 1381(a)(2)(C) of the Code, (v) an "electing large partnership" as defined in section 775 of the Code, (vi) a Person that is not a citizen or resident of the United States, a corporation, partnership, or other entity (treated as a corporation or a partnership for federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have authority to control all substantial decisions of the trustor unless such Person has furnished the transferor and the Trustee with a duly completed Internal Revenue Service Form W-8ECI, and

(vii) any other Person so designated by the Trustee based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Class A-R Certificate to such Person may cause any REMIC formed hereunder to fail to qualify as a REMIC at any time that any Certificates are Outstanding. The terms "United States," "State" and "International Organization" shall have the meanings set forth in section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such government unit.

         Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

         Plan: An "employee benefit plan" as defined in section 3(3) of ERISA that is subject to Title I of ERISA, a "plan" as defined in section 4975 of the Code that is subject to section 4975 of the Code, or any Person investing on behalf of or with plan assets (as defined in 29 CFR ss.2510.3-101 or otherwise under ERISA) of such an employee benefit plan or plan.

         Pool Tax Cap:  As defined in the Preliminary Statement.

         Pool Stated Principal Balance: The aggregate of the Stated Principal Balances of the Mortgage Loans which were Outstanding Mortgage Loans.

         Pre-Funded Amount: The amount deposited in the Pre-Funding Account on the Closing Date, which shall equal $42,779,639.69.

         Pre-Funding Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.05 in the name of the Trustee for the benefit of the Certificateholders and designated "The Bank of New York, in trust for registered holders of CWABS, Inc., Asset-Backed Certificates, Series 2006-7." Funds in the Pre-Funding Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement and shall not be a part of any REMIC created hereunder, provided, however that any investment income earned from Permitted Investments made with funds in the Pre-Funding Account will be for the account of CHL.

         Prepayment Assumption: The applicable rate of prepayment, as described in the Prospectus Supplement relating to the Certificates.

         Prepayment Charge: With respect to any Mortgage Loan, the charges or premiums, if any, due in connection with a full or partial prepayment of such Mortgage Loan within the related Prepayment Charge Period in accordance with the terms thereof (other than any Master Servicer Prepayment Charge Payment Amount).

         Prepayment Charge Period: With respect to any Mortgage Loan, the period of time during which a Prepayment Charge may be imposed.

         Prepayment Charge Schedule: As of the Initial Cut-off Date with respect to each Initial Mortgage Loan and as of the Subsequent Cut-off Date with respect to each Subsequent Mortgage Loan, a list attached hereto as Schedule I (including the Prepayment Charge Summary attached thereto), setting forth the following information with respect to each Prepayment Charge:

                  (i) the Mortgage Loan identifying number;

                  (ii) a code indicating the type of Prepayment Charge;

                  (iii) the state of origination of the related Mortgage Loan;

                  (iv) the date on which the first monthly payment was due on the related Mortgage Loan;

                  (v) the term of the related Prepayment Charge; and

                  (vi) the principal balance of the related Mortgage Loan as of the Cut-off Date.

         As of the Closing Date, the Prepayment Charge Schedule shall contain the necessary information for each Initial Mortgage Loan. The Prepayment Charge Schedule shall be amended by the Master Servicer upon the sale of any Subsequent Mortgage Loans to the Trust Fund. In addition, the Prepayment Charge Schedule shall be amended from time to time by the Master Servicer in accordance with the provisions of this Agreement and a copy of each related amendment shall be furnished by the Master Servicer to the Class P and Class C Certificateholders and the NIM Insurer.

         Prepayment Interest Excess: With respect to any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment during the period from the related Due Date to the end of the related Prepayment Period, any payment of interest received in connection therewith (net of any applicable Servicing Fee) representing interest accrued for any portion of such month of receipt.

         Prepayment Interest Shortfall: With respect to any Distribution Date, for each Mortgage Loan that was the subject of a partial Principal Prepayment or a Principal Prepayment in full during the period from the beginning of the related Prepayment Period to the Due Date in such Prepayment Period (other than a Principal Prepayment in full resulting from the purchase of a Mortgage Loan pursuant to Section 2.02, 2.03, 2.04, 3.12 or 9.01 hereof) and for each Mortgage Loan that became a Liquidated Mortgage Loan during the related Due Period, the amount, if any, by which (i) one month's interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan immediately prior to such prepayment (or liquidation) or in the case of a partial Principal Prepayment on the amount of such prepayment (or Liquidation Proceeds) exceeds
(ii) the amount of interest paid or collected in connection with such Principal Prepayment or such Liquidation Proceeds.

         Prepayment Period: As to any Distribution Date and related Due Date, the period beginning with the opening of business on the sixteenth day of the calendar month preceding the month in which such Distribution Date occurs (or, with respect to the first Distribution Date, the period beginning with the opening of business on June 2,
2006) and ending on the close of business on the fifteenth day of the month in which such Distribution Date occurs.

         Prime Rate: The prime commercial lending rate of The Bank of New York, as publicly announced to be in effect from time to time. The Prime Rate shall be adjusted automatically, without notice, on the effective date of any change in such prime commercial lending rate. The Prime Rate is not necessarily The Bank of New York's lowest rate of interest.

         Principal Distribution Amount: With respect to each Distribution Date and a Loan Group, the sum of (i) the Principal Remittance Amount for such Loan Group for such Distribution Date less any portion of such amount used to cover any payment due to the Swap Counterparty with respect to such Distribution Date pursuant to Section 4.09, (ii) the Extra Principal Distribution Amount for such Loan Group for such Distribution Date, and (iii) with respect to the Distribution Date immediately following the end of the Funding Period, the amount, if any, remaining in the Pre-Funding Account at the end of the Funding Period (net of any investment income therefrom) allocable to such Loan Group, minus (iv) (a) the amount of any Group 1 Overcollateralization Reduction Amount, in the case of Loan Group 1 and (b) the amount of any Group 2 Overcollateralization Reduction Amount, in the case of Loan Group 2.

         Principal Prepayment: Any Mortgagor payment or other recovery of (or proceeds with respect to) principal on a Mortgage Loan (including loans purchased or repurchased under Sections 2.02, 2.03, 2.04, 3.12 and 9.01 hereof) that is received in advance of its scheduled Due Date to the extent it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment. Partial Principal Prepayments shall be applied by the Master Servicer in accordance with the terms of the related Mortgage Note.

         Principal Remittance Amount: With respect to the Mortgage Loans in each Loan Group and any Distribution Date, (a) the sum, without duplication, of: (i) the scheduled principal collected with respect to the Mortgage Loans during the related Due Period or advanced with respect to such Distribution Date, (ii) Principal Prepayments collected in the related Prepayment Period, with respect to the Mortgage Loans, (iii) the Stated Principal Balance of each Mortgage Loan that was repurchased by a Seller or purchased by the Master Servicer with respect to such Distribution Date, (iv) the amount, if any, by which the aggregate unpaid principal balance of any Replacement Mortgage Loans delivered by the Sellers in connection with a substitution of a Mortgage Loan is less than the aggregate unpaid principal balance of any Deleted Mortgage Loans and (v) all Liquidation Proceeds (to the extent such Liquidation Proceeds related to principal) and Subsequent Recoveries collected during the related Due Period; less (b) all Advances relating to principal and certain expenses reimbursable pursuant to Section 6.03 and reimbursed during the related Due Period, in each case with respect to such Loan Group.

         Principal Reserve Fund: The separate Eligible Account created and initially maintained by the Trustee pursuant to Section 3.08 in the name of the Trustee for the benefit of the Certificateholders and designated "The Bank of New York in trust for registered Holders of CWABS, Inc., Asset-Backed Certificates, Series 2006-7". Funds in the Principal Reserve Fund shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

         Private Certificates:  The Class B, Class C and Class P Certificates.

         Prospectus: The prospectus dated June 26, 2006, relating to asset-backed securities to be sold by the Depositor.

         Prospectus Supplement: The prospectus supplement dated June 26, 2006, relating to the public offering of the certain Classes of Certificates offered thereby.

         PTCE 95-60:  As defined in Section 5.02(b).

         PUD:  A Planned Unit Development.

         Purchase Price: With respect to any Mortgage Loan (x) required to be
(1) repurchased by a Seller or purchased by the Master Servicer, as applicable, pursuant to Section 2.02, 2.03 or 3.12 hereof or (2) repurchased by the Depositor pursuant to Section 2.04 hereof, or (y) that the Master Servicer has a right to purchase pursuant to Section 3.12 hereof, an amount equal to the sum of
(i) 100% of the unpaid principal balance (or, if such purchase or repurchase, as the case may be, is effected by the Master Servicer, the Stated Principal Balance) of the Mortgage Loan as of the date of such purchase, (ii) accrued interest thereon at the applicable Mortgage Rate (or, if such purchase or repurchase, as the case may be, is effected by the Master Servicer, at the Net Mortgage Rate) from (a) the date through which interest was last paid by the Mortgagor (or, if such purchase or repurchase, as the case may be, is effected by the Master Servicer, the date through which interest was last advanced and not reimbursed by the Master Servicer) to (b) the Due Date in the month in which the Purchase Price is to be distributed to Certificateholders and (iii) any costs, expenses and damages incurred by the Trust Fund resulting from any violation of any predatory or abusive lending law in connection with such Mortgage Loan.

         Rating Agency: Each of Moody's and S&P. If any such organization or its successor is no longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization, or other comparable Person, identified as a "Rating Agency" in the Underwriter's Exemption and designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

         Realized Loss: With respect to each Liquidated Mortgage Loan, an amount (not less than zero or more than the Stated Principal Balance of the Mortgage
Loan) as of the date of such liquidation, equal to (i) the Stated Principal Balance of such Liquidated Mortgage Loan as of the date of such liquidation, minus (ii) the Liquidation Proceeds, if any, received in connection with such liquidation during the month in which such liquidation occurs, to the extent applied as recoveries of principal of the Liquidated Mortgage Loan. With respect to each Mortgage Loan that has become the subject of a Deficient Valuation, (i) if the value of the related Mortgaged Property was reduced below the principal balance of the related Mortgage Note, the amount by which the value of the Mortgaged Property was reduced below the principal balance of the related Mortgage Note, and (ii) if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

         Record Date: With respect to any Distribution Date and the Interest-Bearing Certificates, the Business Day immediately preceding such Distribution Date, or if any such Certificates are no longer Book-Entry Certificates, the Record Date with respect to such Certificates shall be the last Business Day of the month preceding the month of such Distribution Date. With respect to any Distribution Date and the Class A-R, Class C and Class P Certificates, the last Business Day of the month preceding the month of such Distribution Date.

         Reference Bank Rate: With respect to any Accrual Period, the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the outstanding aggregate Certificate Principal Balance of the Interest-Bearing Certificates on such Interest Determination Date, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York City, selected by the Trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Interest-Bearing Certificates on such Interest Determination Date.

         Reference Banks: Barclays Bank PLC, Deutsche Bank and NatWest, N.A., provided that if any of the foregoing banks are not suitable to serve as a Reference Bank, then any leading banks selected by the Trustee which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market
(i) with an established place of business in London, England, (ii) not controlling, under the control of or under common control with the Depositor, CHL or the Master Servicer and (iii) which have been designated as such by the Trustee.

         Refinancing Mortgage Loan: Any Mortgage Loan originated in connection with the refinancing of an existing mortgage loan.

         Regular Certificate: Any Certificate other than the Class A-R Certificates.

         Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation
AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the
staff of the Commission, or as may be provided by the Commission or its staff from time to time and publicly available.

         Relief Act:  The Servicemembers Civil Relief Act.

         REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits which appear at section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

         Remittance Report: A report prepared by the Master Servicer and delivered to the Trustee and the NIM Insurer in accordance with Section 4.04.

         REO Property: A Mortgaged Property acquired by the Master Servicer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

         Replacement Mortgage Loan: A Mortgage Loan substituted by a Seller for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in a Request for File Release, (i) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not less than 90% of the Stated Principal Balance of the Deleted Mortgage Loan; (ii) with respect to any Fixed Rate Mortgage Loan, have a Mortgage Rate not less than or no more than 1% per annum higher than the Mortgage Rate of the Deleted Mortgage Loan and, with respect to any Adjustable Rate Mortgage Loan: (a) have a Maximum Mortgage Rate no more than 1% per annum higher or lower than the Maximum Mortgage Rate of the Deleted Mortgage Loan; (b) have a Minimum Mortgage Rate no more than 1% per annum higher or lower than the Minimum Mortgage Rate of the Deleted Mortgage Loan; (c) have the same Index and intervals between Adjustment Dates as that of the Deleted Mortgage Loan; (d) have a Gross Margin not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan; and (e) have an Initial Periodic Rate Cap and a Subsequent Periodic Rate Cap each not more than 1% lower than that of the Deleted Mortgage Loan; (iii) have the same or higher credit quality characteristics than that of the Deleted Mortgage Loan; (iv) be accruing interest at a rate not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan; (v) have a Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan; (vi) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (vii) not permit conversion of the Mortgage Rate from a fixed rate to a variable rate or vice versa; (viii) provide for a Prepayment Charge on terms substantially similar to those of the Prepayment Charge, if any, of the Deleted Mortgage Loan;
(ix) have the same occupancy type and lien priority as the Deleted Mortgage Loan; and (x) comply with each representation and warranty set forth in Section
2.03 as of the date of substitution; provided, however, that notwithstanding the foregoing, to the extent that compliance with clause (x) of this definition would cause a proposed Replacement Mortgage Loan to fail to comply with one or more of clauses (i), (ii), (iv), (viii) and/or (ix) of this definition, then such proposed Replacement Mortgage Loan must comply with clause (x) and need not comply with one or more of clauses (i), (ii), (iv), (viii) and/or (ix), to the extent, and only to the extent, necessary to assure that the Replacement Mortgage Loan otherwise complies with clause (x).

         Reportable Event: Any event required to be reported on Form 8-K, and in any event, the following:

         (a) entry into a definitive agreement related to the Trust Fund, the Certificates or the Mortgage Loans, or an amendment to a Transaction Document, even if the Depositor is not a party to such agreement (e.g., a servicing agreement with a servicer contemplated by Item 1108(a)(3) of Regulation AB);

         (b) termination of a Transaction Document (other than by expiration of the agreement on its stated termination date or as a result of all parties completing their obligations under such agreement), even if the Depositor is not a party to such agreement (e.g., a servicing agreement with a servicer contemplated by Item 1108(a)(3) of Regulation AB);

         (c) with respect to the Master Servicer only, if the Master Servicer becomes aware of any bankruptcy or receivership with respect to CHL, the Depositor, the Master Servicer, any Subservicer, the Trustee, the Swap Counterparty, any enhancement or support provider contemplated by Items 1114(b) or 1115 of Regulation AB, or any other material party contemplated by Item 1101(d)(1) of Regulation AB;

         (d) with respect to the Trustee, the Master Servicer and the Depositor only, the occurrence of an early amortization, performance trigger or other event, including an Event of Default under this Agreement;

         (e) any amendment to this Agreement;

         (f) the resignation, removal, replacement, substitution of the Master Servicer, any Subservicer, the Trustee or any co-trustee;

         (g) with respect to the Master Servicer only, if the Master Servicer becomes aware that (i) any material enhancement or support specified in Item 1114(a)(1) through (3) of Regulation AB or Item 1115 of Regulation AB that was previously applicable regarding one or more classes of the Certificates has terminated other than by expiration of the contract on its stated termination date or as a result of all parties completing their obligations under such agreement; (ii) any material enhancement specified in Item 1114(a)(1) through
(3) of Regulation AB or Item 1115 of Regulation AB has been added with respect to one or more classes of the Certificates; or (iii) any existing material enhancement or support specified in Item 1114(a)(1) through (3) of Regulation AB or Item 1115 of Regulation AB with respect to one or more classes of the Certificates has been materially amended or modified; and

         (h) with respect to the Trustee, the Master Servicer and the Depositor only, a required distribution to Holders of the Certificates is not made as of the required Distribution Date under this Agreement.

         Reporting Subcontractor: With respect to the Master Servicer or the Trustee, any Subcontractor determined by such Person pursuant to Section 11.08(b) to be "participating in the servicing function" within the meaning of
Item 1122 of Regulation AB. References to a Reporting Subcontractor shall refer only to the Subcontractor of such Person and shall not refer to Subcontractors generally.

         Representing Party:  As defined in Section 2.03(e).

         Request for Document Release: A Request for Document Release submitted by the Master Servicer to the Trustee, substantially in the form of Exhibit M.

         Request for File Release: A Request for File Release submitted by the Master Servicer to the Trustee, substantially in the form of Exhibit N.

         Required Carryover Reserve Fund Deposit: With respect to any Distribution Date, an amount equal to the excess of (i) $1,000 over (ii) the amount of funds on deposit in the Carryover Reserve Fund.

         Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy that is required to be maintained from time to time under this Agreement.

         Responsible Officer: When used with respect to the Trustee, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, any Trust Officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         Rolling Sixty-Day Delinquency Rate: With respect to any Distribution Date on or after the Stepdown Date and any Loan Group or Loan Groups, the average of the Sixty-Day Delinquency Rates for such Loan Group or Loan Groups and such Distribution Date and the two immediately preceding Distribution Dates.

         Rule 144A:  Rule 144A under the Securities Act.

         Rule 144A Letter:  As defined in Section 5.02(b).

         S&P: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and its successors.

         Sarbanes-Oxley Certification:  As defined in Section 11.05.

         Scheduled Payment: With respect to any Mortgage Loan, the scheduled monthly payment of principal and/or interest due on any Due Date on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined: (a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act or any similar state or local law;
(b) without giving effect to any extension granted or agreed to by the Master Servicer pursuant to Section 3.05(a); and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

         Securities Act:  The Securities Act of 1933, as amended.

         Sellers: CHL, in its capacity as seller of the CHL Mortgage Loans to the Depositor, Park Monaco, in its capacity as seller of the Park Monaco Mortgage Loans to the Depositor and Park Sienna, in its capacity as seller of the Park Sienna Mortgage Loans to the Depositor.

         Seller Shortfall Interest Requirement: With respect to the Distribution Date in each of July 2006, August 2006, September 2006 and October 2006, is the sum of:

         (a) the product of: (1) the excess of the aggregate Stated Principal Balance for such Distribution Date of all the Mortgage Loans in the Mortgage Pool (including the Subsequent Mortgage Loans, if any) owned by the Trust Fund at the beginning of the related Due Period, over the aggregate Stated Principal Balance for such Distribution Date of such Mortgage Loans (including such Subsequent Mortgage Loans, if any) that have a scheduled payment of interest due in the related Due Period, and (2) a fraction, the numerator of which is the weighted average Net Mortgage Rate of all the Mortgage Loans in the Mortgage Pool (including such Subsequent Mortgage Loans, if any) (weighted on the basis of the Stated Principal Balances thereof for such Distribution Date) and the denominator of which is 12; and

         (b) the product of: (1) the amount on deposit in the Pre-Funding Account at the beginning of the related Due Period, and (2) a fraction, the numerator of which is the weighted average Net Mortgage Rate of the Mortgage Loans (including Subsequent Mortgage Loans, if any) owned by the Trust Fund at the beginning of the related Due Period (weighted on the basis of the Stated Principal Balances thereof for such Distribution Date) and the denominator of which is 12.

         Senior Certificates:  The Class A and Class A-R Certificates.

         Senior Enhancement Percentage: With respect to a Distribution Date on or after the Stepdown Date, the fraction (expressed as a percentage) (1) the numerator of which is the excess of (a) the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Distribution Date over (b) (i) before the Certificate Principal Balances of the Senior Certificates have been reduced to zero, the sum of the Certificate Principal Balances of the Senior Certificates, or (ii) after the Certificate Principal Balances of the Senior Certificates have been reduced to zero, the Certificate Principal Balance of the most senior Class of Subordinate Certificates outstanding, as of the related Master Servicer Advance Date, and (2) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Distribution Date.

         Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the Master Servicer of its servicing obligations hereunder, including, but not limited to, the cost of
(i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) compliance with the obligations under Section 3.10.

         Servicing Criteria: The "servicing criteria" set forth in Item 1122(d) of Regulation AB.

         Servicing Fee: As to each Mortgage Loan and any Distribution Date, an amount equal to one month's interest at the Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan for the preceding Distribution Date or, in the event of any payment of interest that accompanies a Principal Prepayment in full made by the Mortgagor, interest at the Servicing

Fee Rate on the Stated Principal Balance of such Mortgage Loan for the period covered by such payment of interest.

         Servicing Fee Rate: With respect to each Mortgage Loan, 0.50% per annum.

         Servicing Officer: Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Trustee by the Master Servicer on the Closing Date pursuant to this Agreement, as such list may from time to time be amended.

         Sixty-Day Delinquency Rate: With respect to any Distribution Date on or after the Stepdown Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance for such Distribution Date of all Mortgage Loans 60 or more days delinquent as of the close of business on the last day of the calendar month preceding such Distribution Date (including Mortgage Loans in foreclosure, bankruptcy and REO Properties) and the denominator of which is the aggregate Stated Principal Balance for such Distribution Date of all Mortgage Loans.

         Stated Principal Balance: With respect to any Mortgage Loan or related REO Property (i) as of the Cut-off Date, the unpaid principal balance of the Mortgage Loan as of such date (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to any partial prepayments or Liquidation Proceeds received prior to such date and to the payment of principal due on or prior to such date and irrespective any delinquency in payment by the related Mortgagor, and (ii) as of any other Distribution Date, the Stated Principal Balance of the Mortgage Loan as of its Cut-off Date, minus the sum of (a) the principal portion of the Scheduled Payments (x) due with respect to such Mortgage Loan during each Due Period ending prior to such Distribution Date and (y) that were received by the Master Servicer as of the close of business on the Determination Date related to such Distribution Date or with respect to which Advances were made as of the Master Servicer Advance Date related to such Distribution Date, (b) all Principal Prepayments with respect to such Mortgage Loan received by the Master Servicer during each Prepayment Period ending prior to such Distribution Date,
(c) all Liquidation Proceeds collected with respect to such Mortgage Loan during each Due Period ending prior to such Distribution Date, to the extent applied by the Master Servicer as recoveries of principal in accordance with Section 3.12 and (d) any Realized Loss previously incurred in connection with a Deficient Valuation. The Stated Principal Balance of any Mortgage Loan that becomes a Liquidated Mortgage Loan will be zero on each date following the Due Period in which such Mortgage Loan becomes a Liquidated Mortgage Loan. References herein to the Stated Principal Balance of the Mortgage Loans at any time shall mean the aggregate Stated Principal Balance of all Mortgage Loans in the Trust Fund as of such time, and references herein to the Stated Principal Balance of a Loan Group at any time shall mean the aggregate Stated Principal Balance of all Mortgage Loans in such Loan Group at such time.

         Stepdown Date: The earlier to occur of (a) the Distribution Date on which the aggregate Certificate Principal Balance of the Senior Certificates is reduced to zero, and (b) the later to occur of (x) the Distribution Date in July 2009 and (y) the first Distribution Date on which the aggregate Certificate Principal Balance of the Senior Certificates (after calculating anticipated distributions on such Distribution Date) is less than or equal to 60.70% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date.

         Stepdown Target Subordination Percentage: For each Class of Subordinate Certificates, the respective percentage indicated in the following table:

                                                      Stepdown Target
                                                       Subordination
                                                         Percentage
                                                      ---------------
Class M-1.................................                 31.90%
Class M-2.................................                 25.30%
Class M-3.................................                 21.50%
Class M-4.................................                 18.10%
Class M-5.................................                 14.70%
Class M-6.................................                 11.80%
Class M-7.................................                 8.90%
Class M-8.................................                 6.40%
Class M-9.................................                 5.10%
Class B...................................                 3.00%


         Strip REMIC:  As defined in the Preliminary Statement.

         Strip REMIC Cap:  As defined in the Preliminary Statement.

         Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as "servicing" is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to the Mortgage Loans under the direction or authority of the Master Servicer or a Subservicer or the Trustee, as the case may be.

         Subordinate Certificates: The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates.

         Subordinate Class Principal Distribution Amount: With respect to any Distribution Date and any Class of Subordinate Certificates, the excess of (1) the sum of (a) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account distribution of the Class 1-A Principal Distribution Amount and Class 2-A Principal Distribution Amount for such Distribution Date), (b) the aggregate Certificate Principal Balance of any Class(es) of Subordinate Certificates that are senior to the subject Class (in each case, after taking into account distribution of the Subordinate Class Principal Distribution Amount(s) for such senior Class(es) of Certificates for such Distribution Date), and (c) the Certificate Principal Balance of the subject Class of Subordinate Certificates immediately prior to such Distribution Date over (2) the lesser of (a) the product of (x) 100% minus the Stepdown Target Subordination Percentage for the subject Class of Certificates and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (b) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date minus the OC Floor; provided, however, that if such Class of Subordinate Certificates is the only Class of Subordinate Certificates outstanding on such Distribution Date, that Class will be entitled to receive the entire remaining Principal Distribution Amount for Loan Group 1 and Loan Group 2 until the Certificate Principal Balance thereof is reduced to zero.

         Subordinate Net Rate Cap: With respect to any Distribution Date and each Class of Subordinate Certificates, the weighted average of the Class 1-A Net Rate Cap and the Class 2-A Net Rate Cap, weighted on the basis of the excess (if any) of the sum of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group and the amount on deposit in the Pre-Funding Account in respect of that Loan Group over the outstanding Certificate Principal Balance of the related Senior Certificates.

         Subsequent Certificate Account Deposit: With respect to any Subsequent Transfer Date, an amount equal to the aggregate of all amounts in respect of (i) principal of the related Subsequent Mortgage Loans due after the related Subsequent Cut-off Date and received by the Master Servicer on or before such Subsequent Transfer Date and not applied in computing the Cut-off Date Principal Balance thereof and (ii) interest on the such Subsequent Mortgage Loans due after such Subsequent Cut-off Date and received by the Master Servicer on or before the Subsequent Transfer Date.

         Subsequent Cut-off Date: In the case of any Subsequent Mortgage Loan, the later of (x) the first day of the month of the related Subsequent Transfer Date and (y) the date of origination of such Subsequent Mortgage Loan.

         Subsequent Mortgage Loan: Any Mortgage Loan conveyed to the Trustee on a Subsequent Transfer Date, and listed on the related Loan Number and Borrower Identification Mortgage Loan Schedule delivered pursuant to Section 2.01(f). When used with respect to a single Subsequent Transfer Date, "Subsequent Mortgage Loan" shall mean a Subsequent Mortgage Loan conveyed to the Trustee on such Subsequent Transfer Date.

         Subsequent Periodic Rate Cap: With respect to each Adjustable Rate Mortgage Loan, the percentage specified in the related Mortgage Note that limits permissible increases and decreases in the Mortgage Rate on any Adjustment Date (other than the initial Adjustment Date).

         Subsequent Recoveries: As to any Distribution Date, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a prior calendar month, unexpected amounts received by the Master Servicer (net of any related expenses permitted to be reimbursed pursuant to Section 3.08 and 3.12) specifically related to such Liquidated Mortgage Loan after the classification of such Mortgage Loan as a Liquidated Mortgage Loan.

         Subsequent Transfer Agreement: A Subsequent Transfer Agreement substantially in the form of Exhibit P hereto, executed and delivered by the Sellers, the Depositor and the Trustee as provided in Section 2.01(d).

         Subsequent Transfer Date: For any Subsequent Transfer Agreement, the "Subsequent Transfer Date" identified in such Subsequent Transfer Agreement; provided, however, the Subsequent Transfer Date for any Subsequent Transfer Agreement must be a

Business Day and may not be a date earlier than the date on which the Subsequent Transfer Agreement is executed and delivered by the parties thereto pursuant to
Section 2.01(d).

         Subsequent Transfer Date Purchase Amount: With respect to any Subsequent Transfer Date, the "Subsequent Transfer Date Purchase Amount" identified in the related Subsequent Transfer Agreement which shall be an estimate of the aggregate Stated Principal Balances of the Subsequent Mortgage Loans identified in such Subsequent Transfer Agreement.

         Subsequent Transfer Date Transfer Amount: With respect to any Subsequent Transfer Date, an amount equal to the lesser of (i) the aggregate Stated Principal Balances as of the related Subsequent Cut-off Dates of the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date, as listed on the related Loan Number and Borrower Identification Mortgage Loan Schedule delivered pursuant to Section 2.01(f) and (ii) the amount on deposit in the Pre-Funding Account.

         Subservicer:  As defined in Section 3.02(a).

         Subservicing Agreement:  As defined in Section 3.02(a).

         Substitution Adjustment Amount: The meaning ascribed to such term pursuant to Section 2.03(e).

         Substitution Amount: With respect to any Mortgage Loan substituted pursuant to Section 2.03(e), the excess of (x) the principal balance of the Mortgage Loan that is substituted for, over (y) the principal balance of the related substitute Mortgage Loan, each balance being determined as of the date of substitution.

         Swap Account: The separate Eligible Account created and initially maintained by the Swap Trustee pursuant to Section 4.09.

         Swap Contract: The transaction evidenced by the Confirmation (as assigned to the Swap Contract Administrator pursuant to the Swap Contract Assignment Agreement), a form of which is attached hereto as Exhibit U.

         Swap Contract Administration Agreement: The swap contract administration agreement dated as of the Closing Date among CHL, the Trustee and the Swap Contract Administrator, a form of which is attached hereto as Exhibit V-2.

         Swap Contract Administrator: The Bank of New York, in its capacity as swap contract administrator under the Swap Contract Administration Agreement.

         Swap Contract Assignment Agreement: The Assignment Agreement dated as of the Closing Date among CHL, the Swap Contract Administrator and the Swap Counterparty, a form of which is attached hereto as Exhibit V-1.

         Swap Counterparty:  Barclays Bank PLC and its successors.

         Swap Contract Termination Date:  The Distribution Date in June 2011.

         Swap Counterparty Trigger Event: A Swap Termination Payment that is triggered upon (i) an "Event of Default" under the Swap Contract with respect to which the Swap Counterparty is the sole "Defaulting Party" (as defined in the Swap Contract) or (ii) a "Termination Event" or "Additional Termination Event" under the Swap Contract with respect to which the Swap Counterparty is the sole "Affected Party" (as defined in the Swap Contract).

         Swap-IO REMIC:  As defined in the Preliminary Statement.

         Swap Termination Payment: The payment payable to either party under the Swap Contract due to an early termination of the Swap Contract.

         Swap Trust:  The trust fund established by Section 4.09.

         Swap Trustee: The Bank of New York, a New York banking corporation, not in its individual capacity, but solely in its capacity as trustee for the benefit of the Holders of the Interest-Bearing Certificates under this Agreement, and any successor thereto, and any corporation or national banking association resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee as may from time to time be serving as successor trustee hereunder.

         Tax Matters Person: The person designated as "tax matters person" in the manner provided under Treasury regulation ss. 1.860F-4(d) and Treasury regulation ss. 301.6231(a)(7)-1. Initially, this person shall be the Trustee.

         Tax Matters Person Certificate: With respect to the Master REMIC, the Strip REMIC and the Swap-IO REMIC, the Class A-R Certificate with a Denomination of $0.05 and in the form of Exhibit E hereto.

         Terminator:  As defined in Section 9.01.

         Three-Year Hybrid Mortgage Loan: A Mortgage Loan having a Mortgage Rate that is fixed for 36 months after origination thereof before such Mortgage Rate becomes subject to adjustment.

         Transaction Documents: This Agreement, the Swap Contract, the Swap Contract Administration Agreement and any other document or agreement entered into in connection with the Trust Fund, the Certificates or the Mortgage Loans.

         Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Certificate.

         Transfer Affidavit:  As defined in Section 5.02(c).

         Transferor Certificate:  As defined in Section 5.02(b).

         Trigger Event: With respect to any Distribution Date on or after the Stepdown Date, either a Delinquency Trigger Event with respect to that Distribution Date or a Cumulative Loss Trigger Event with respect to that Distribution Date.

         Trust Fund: The corpus of the trust created hereunder consisting of (i) the Mortgage Loans and all interest and principal received on or with respect thereto after the Cut-off Date to the extent not applied in computing the Cut-off Date Principal Balance thereof, exclusive of interest not required to be deposited in the Certificate Account pursuant to Section 3.05(b)(2); (ii) the Certificate Account, the Distribution Account, the Principal Reserve Fund, the Carryover Reserve Fund, the Credit Comeback Excess Account, the Pre-Funding Account and all amounts deposited therein pursuant to the applicable provisions of this Agreement; (iii) property that secured a Mortgage Loan and has been acquired by foreclosure, deed in lieu of foreclosure or otherwise; (iv) the mortgagee's rights under the Insurance Policies with respect to the Mortgage Loan; and (v) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property.

         Trustee: The Bank of New York, a New York banking corporation, not in its individual capacity, but solely in its capacity as trustee for the benefit of the Certificateholders under this Agreement, and any successor thereto, and any corporation or national banking association resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee as may from time to time be serving as successor trustee hereunder.

         Trustee Advance Notice:  As defined in Section 4.01(d).

         Trustee Advance Rate: With respect to any Advance made by the Trustee pursuant to Section 4.01(d), a per annum rate of interest determined as of the date of such Advance equal to the Prime Rate in effect on such date plus 5.00%.

         Trustee Fee: As to any Distribution Date, an amount equal to one-twelfth of the Trustee Fee Rate multiplied by the sum of (i) the Pool Stated Principal Balance and (ii) any amounts remaining in the Pre-Funding Account (excluding any investment earnings thereon) with respect to such Distribution Date.

         Trustee Fee Rate: With respect to each Mortgage Loan, the per annum rate agreed upon in writing on or prior to the Closing Date by the Trustee and the Depositor, which is 0.009% per annum.

         Two-Year Hybrid Mortgage Loan: A Mortgage Loan having a Mortgage Rate that is fixed for 24 months after origination thereof before such Mortgage Rate becomes subject to adjustment.

         Underwriter's Exemption: Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (2002), as amended (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

         Underwriter:  Countrywide Securities Corporation.

         Unpaid Realized Loss Amount: For any Class of Certificates and any Distribution Date, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that Class remaining unpaid from prior Distribution Dates minus (y) any increase in the Certificate Principal Balance of that Class due to the allocation of Subsequent Recoveries to the Certificate Principal Balance of that Class pursuant to Section 4.04(h).

         Voting Rights: The voting rights of all the Certificates that are allocated to any Certificates for purposes of the voting provisions hereunder. Voting Rights allocated to each Class of Certificates shall be allocated 97% to the Certificates other than the Class A-R, Class C and Class P Certificates (with the allocation among the Certificates to be in proportion to the Certificate Principal Balance of each Class relative to the Certificate Principal Balance of all other such Classes), and 1% to each of the Class A-R, Class C and Class P Certificates. Voting Rights will be allocated among the Certificates of each such Class in accordance with their respective Percentage Interests.

         Section 1.02 Certain Interpretive Provisions.

         All terms defined in this Agreement shall have the defined meanings when used in any certificate, agreement or other document delivered pursuant hereto unless otherwise defined therein. For purposes of this Agreement and all such certificates and other documents, unless the context otherwise requires:
(a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles; (b) the words "hereof," "herein" and "hereunder" and words of similar import refer to this Agreement (or the certificate, agreement or other document in which they are used) as a whole and not to any particular provision of this Agreement (or such certificate, agreement or document); (c) references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to this Agreement, and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (d) the term "including" means "including without limitation"; (e) references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (f) references to any agreement refer to that agreement as amended from time to time; and (g) references to any Person include that Person's permitted successors and assigns.

                                  ARTICLE II.
                          CONVEYANCE OF MORTGAGE LOANS;
                         REPRESENTATIONS AND WARRANTIES

         Section 2.01 Conveyance of Mortgage Loans.

         (a) Each Seller hereby sells, transfers, assigns, sets over and otherwise conveys to the Depositor, without recourse, all the right, title and interest of such Seller in and to the applicable Initial Mortgage Loans, including all interest and principal received and receivable by such Seller on or with respect to applicable Initial Mortgage Loans after the Initial Cut-off Date (to the extent not applied in computing the Cut-off Date Principal Balance thereof) or deposited into the Certificate Account by the Master Servicer on behalf of such Seller as part of the Initial Certificate Account Deposit as provided in this Agreement, other than principal due on the applicable Initial Mortgage Loans on or prior to the Initial Cut-off Date and interest accruing prior to the Initial Cut-off Date. The Master Servicer confirms that, on behalf of the Sellers, concurrently with the transfer and assignment, it has deposited into the Certificate Account the Initial Certificate Account Deposit.

         Immediately upon the conveyance of the Initial Mortgage Loans referred to in the preceding paragraph, the Depositor sells, transfers, assigns, sets over and otherwise conveys to the Trustee for benefit of the Certificateholders, without recourse, all right, title and interest in and to the Initial Mortgage Loans.

         CHL further agrees (x) to cause The Bank of New York to enter into the Swap Contract Administration Agreement as Swap Contract Administrator and (y) to assign all of its right, title and interest in and to the interest rate swap transaction evidenced by the Confirmation, and to cause all of its obligations in respect of such transaction to be assumed by, the Swap Contract Administrator, on the terms and conditions set forth in the Swap Contract Assignment Agreement.

         (b) Subject to the execution and delivery of the related Subsequent Transfer Agreement as provided by Section 2.01(d) and the terms and conditions of this Agreement, each Seller sells, transfers, assigns, sets over and otherwise conveys to the Depositor, without recourse, on each Subsequent Transfer Date, all the right, title and interest of such Seller in and to the related Subsequent Mortgage Loans, including all interest and principal received and receivable by such Seller on or with respect to such Subsequent Mortgage Loans after the related Subsequent Cut-off Date (to the extent not applied in computing the Cut-off Date Principal Balance thereof) or deposited into the Certificate Account by the Master Servicer on behalf of such Seller as part of any related Subsequent Certificate Account Deposit as provided in this Agreement, other than principal due on such Subsequent Mortgage Loans on or prior to the related Subsequent Cut-off Date and interest accruing prior to the related Subsequent Cut-off Date.

         Immediately upon the conveyance of the Subsequent Mortgage Loans referred to in the preceding paragraph, the Depositor sells, transfers, assigns, sets over and otherwise conveys to the Trustee for benefit of the Certificateholders, without recourse, all right title and interest in the Subsequent Mortgage Loans.

         (c) Each Seller has entered into this Agreement in consideration for the purchase of the Mortgage Loans by the Depositor and has agreed to take the actions specified herein. The Depositor, concurrently with the execution and delivery of this Agreement, hereby sells, transfers, assigns and otherwise conveys to the Trustee for the use and benefit of the Certificateholders, without recourse, all right title and interest in the portion of the Trust Fund not otherwise conveyed to the Trustee pursuant to Section 2.01(a) or (b).

         (d) On any Business Day during the Funding Period designated by CHL to the Trustee, the Sellers, the Depositor and the Trustee shall complete, execute and deliver a Subsequent Transfer Agreement. After the execution and delivery of such Subsequent Transfer Agreement, on the Subsequent Transfer Date, the Trustee shall set aside in the Pre-Funding Account an amount equal to the related Subsequent Transfer Date Purchase Amount.

         (e) The transfer of Subsequent Mortgage Loans on the Subsequent Transfer Date is subject to the satisfaction of each of the following conditions:

            (1) the Trustee and the Underwriter will be provided Opinions of Counsel addressed to the Rating Agencies as with respect to the sale of the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date (such opinions being substantially similar to the opinions delivered on the Closing Date to the Rating Agencies with respect to the sale of the Initial Mortgage Loans on the Closing Date), to be delivered as provided in Section 2.01(f);

            (2) the execution and delivery of such Subsequent Transfer Agreement or conveyance of the related Subsequent Mortgage Loans does not result in a reduction or withdrawal of any ratings assigned to the Certificates by the Rating Agencies;

            (3) the Depositor shall deliver to the Trustee an Officer's Certificate confirming the satisfaction of each of the conditions set forth in this Section 2.01(e) required to be satisfied by such Subsequent Transfer Date;

            (4) each Subsequent Mortgage Loan conveyed on such Subsequent Transfer Date satisfies the representations and warranties applicable to it under this Agreement, provided, however, that with respect to a breach of a representation and warranty with respect to a Subsequent Mortgage Loan set forth in this clause (4), the obligation under Section 2.03(e) of this Agreement of the applicable Seller, to cure, repurchase or replace such Subsequent Mortgage Loan shall constitute the sole remedy against such Seller respecting such breach available to Certificateholders, the Depositor or the Trustee;

            (5) the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date were selected in a manner reasonably believed not to be adverse to the interests of the Certificateholders;

            (6) no Subsequent Mortgage Loan conveyed on such Subsequent Transfer Date was 30 or more days delinquent;

            (7) following the conveyance of the Subsequent Mortgage Loans on such Subsequent Transfer Date, the characteristics of each Loan Group will not vary by more than the amount specified below (other than (i) the percentage of Mortgage Loans secured by Mortgaged Properties located in the State of California, which will not exceed 50% of the Mortgage Loans in each Loan Group and (ii) the percentage of Mortgage Loans in the Credit Grade Categories of "C" or below, which will not exceed 15% of the Mortgage Loans in each Loan Group) from the characteristics listed below; provided that for the purpose of making such calculations, the characteristics for any Initial Mortgage Loan made will be taken as of the Initial Cut-off Date and the characteristics for any Subsequent Mortgage Loans will be taken as of the Subsequent Cut-off Date:

         Loan Group 1
         Characteristic                                                 Value            Permitted Variance
         --------------                                                 -----            ------------------
         Weighted Average Mortgage Rate.........................        8.511%                 +/-0.10%
         Weighted Average Original Loan-to-Value Ratio..........        80.10%                 +/-3.00%
         Weighted Average Credit Bureau Risk Score..............      600 points              +/-5 points
         Percentage Originated under CHL's Full Documentation
         Program................................................        60.56%                 +/-3.00%
         Weighted Average Gross Margin of Adjustable Rate
         Mortgage Loans.........................................        6.517%                 +/-0.10%

         Loan Group 2
         Characteristic                                                 Value            Permitted Variance
         --------------                                                 -----            ------------------
         Weighted Average Mortgage Rate.........................        8.407%                 +/-0.10%
         Weighted Average Original Loan-to-Value Ratio..........        80.40%                 +/-3.00%
         Weighted Average Credit Bureau Risk Score..............      621 points              +/-5 points
         Percentage Originated under CHL's Full Documentation
         Program................................................        58.05%                 +/-3.00%
         Weighted Average Gross Margin of Adjustable Rate
         Mortgage Loans.........................................        6.629%                 +/-0.10%

            (8) none of the Sellers or the Depositor is insolvent and neither of the Sellers nor the Depositor will be rendered insolvent by the conveyance of Subsequent Mortgage Loans on such Subsequent Transfer Date; and

            (9) the Trustee and the Underwriter will be provided with an Opinion of Counsel, which Opinion of Counsel shall not be at the expense of either the Trustee or the Trust Fund, addressed to the Trustee, to the effect that such purchase of Subsequent Mortgage Loans will not (i) result in the imposition of the tax on "prohibited transactions" on the Trust Fund or contributions after the Startup Date, as defined in Sections 860F(a)(2) and 860G(d) of the Code, respectively or (ii) cause any REMIC formed hereunder to fail to qualify as a REMIC, such opinion to be delivered as provided in Section 2.01(f).

      The Trustee shall not be required to investigate or otherwise verify compliance with these conditions, except for its own receipt of documents specified above, and shall be entitled to rely on the required Officer's Certificate.

         (f) Within six Business Days after each Subsequent Transfer Date, upon
(1) delivery to the Trustee by the Depositor of the Opinions of Counsel referred to in Section 2.01(e)(1) and (e)(9), (2) delivery to the Trustee by CHL (on behalf of each Seller) of a Loan Number and Borrower Identification Mortgage Loan Schedule reflecting the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date and the Loan Group into which each Subsequent Mortgage Loan was conveyed, (3) deposit in the Certificate Account by the Master Servicer on behalf of the Sellers of the applicable Subsequent Certificate Account

Deposit, and (4) delivery to the Trustee by the Depositor of an Officer's Certificate confirming the satisfaction of each of the conditions precedent set forth in this Section 2.01(f), the Trustee shall pay the applicable Seller the Subsequent Transfer Date Transfer Amount from such funds that were set aside in the Pre-Funding Account pursuant to Section 2.01(d). The positive difference, if any, between the Subsequent Transfer Date Transfer Amount and the Subsequent Transfer Date Purchase Amount shall be re-invested by the Trustee in the Pre-Funding Account.

         The Trustee shall not be required to investigate or otherwise verify compliance with the conditions set forth in the preceding paragraph, except for its own receipt of documents specified above, and shall be entitled to rely on the required Officer's Certificate.

         Within thirty days after each Subsequent Transfer Date, the Depositor shall deliver to the Trustee a letter of a nationally recognized firm of independent public accountants stating whether or not the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date conform to the characteristics described in Section 2.01(e)(6) and (7).

         (g) In connection with the transfer and assignment of each Mortgage Loan, the Depositor has delivered to, and deposited with, the Trustee (or, in the case of the Delay Delivery Mortgage Loans, will deliver to, and deposit with, the Trustee within the time periods specified in the definition of Delay Delivery Mortgage Loans) (except as provided in clause (vi) below) for the benefit of the Certificateholders, the following documents or instruments with respect to each such Mortgage Loan so assigned (with respect to each Mortgage Loan, clause (i) through (vi) below, together, the "Mortgage File" for each such Mortgage Loan):

                  (i) the original Mortgage Note, endorsed by manual or facsimile signature in blank in the following form: "Pay to the order of ________________ without recourse", with all intervening endorsements that show a complete chain of endorsement from the originator to the Person endorsing the Mortgage Note (each such endorsement being sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note), or, if the original Mortgage Note has been lost or destroyed and not replaced, an original lost note affidavit, stating that the original Mortgage Note was lost or destroyed, together with a copy of the related Mortgage Note and all such intervening endorsements;

                  (ii) in the case of each Mortgage Loan that is not a MERS Mortgage Loan, the original recorded Mortgage or a copy of such Mortgage, with recording information, and in the case of each MERS Mortgage Loan, the original Mortgage or a copy of such Mortgage, with recording information, noting the presence of the MIN of the Mortgage Loan and language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan, with evidence of recording indicated thereon, or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded;

                  (iii) in the case of each Mortgage Loan that is not a MERS Mo rtgage Loan, a duly executed assignment of the Mortgage to "Asset-Backed Certificates, Series 2006-7, CWABS, Inc., by The Bank of New York, a New York banking corporation, as trustee under the Pooling and Servicing Agreement dated as of June 1, 2006, without recourse" or a copy of such assignment, with recording information, (each such assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which such assignment relates);

                  (iv) the original recorded assignment or assignments of the Mortgage or a copy of such assignments, with recording information, together with all interim recorded assignments of such Mortgage or a copy of such assignments, with recording information (in each case noting the presence of a MIN in the case of each MERS Mortgage Loan);

                  (v) the original or copies of each assumption, modification, written assurance or substitution agreement, if any; and

                  (vi) the original or duplicate original lender's title policy or a copy of lender's title policy or a printout of the electronic equivalent and all riders thereto or, in the event such original title policy has not been received from the insurer, such original or duplicate original lender's title policy and all riders thereto shall be delivered within one year of the Closing Date.

         In addition, in connection with the assignment of any MERS Mortgage Loan, each Seller agrees that it will cause, at such Seller's own expense, the MERS(R) System to indicate (and provide evidence to the Trustee that it has done so) that such Mortgage Loans have been assigned by such Seller to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files (a) the code "[IDENTIFY TRUSTEE SPECIFIC CODE]" in the field "[IDENTIFY THE FIELD NAME FOR TRUSTEE]" which identifies the Trustee and (b) the code "[IDENTIFY SERIES SPECIFIC CODE NUMBER]" in the field "Pool Field" which identifies the series of the Certificates issued in connection with such Mortgage Loans. The Sellers further agree that they will not, and will not permit the Master Servicer to, and the Master Servicer agrees that it will not, alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

         In the event that in connection with any Mortgage Loan that is not a MERS Mortgage Loan a Seller cannot deliver the original recorded Mortgage or all interim recorded assignments of the Mortgage satisfying the requirements of clause (ii), (iii) or (iv) concurrently with the execution and delivery hereof, such Seller shall deliver or cause to be delivered to the Trustee a true copy of such Mortgage and of each such undelivered interim assignment of the Mortgage each certified by such Seller, the applicable title company, escrow agent or attorney, or the originator of such Mortgage, as the case may be, to be a true and complete copy of the original Mortgage or assignment of Mortgage submitted for recording. For any such Mortgage Loan that is not a MERS Mortgage Loan each Seller shall promptly deliver or cause to be delivered to the Trustee such original Mortgage and such assignment or assignments with evidence of recording indicated thereon upon receipt thereof from the public recording official, or a copy thereof, certified, if appropriate, by the relevant recording office, but in no event shall any such delivery be made later than 270 days following the Closing Date; provided that in the event that by such date such Seller is unable to deliver or cause to be delivered each such Mortgage and each interim assignment by reason of the fact that any such documents have not been returned by the appropriate recording office, or, in the case of each interim assignment, because the related Mortgage has not been returned by the appropriate recording office, such Seller shall deliver or cause to be delivered such documents to the Trustee as promptly as possible upon receipt thereof. If the public recording office in which a Mortgage or interim assignment thereof is recorded retains the original of such Mortgage or assignment, a copy of the original Mortgage or assignment so retained, with evidence of recording thereon, certified to be true and complete by such recording office, shall satisfy a Seller's obligations in
Section 2.01. If any document submitted for recording pursuant to this Agreement is (x) lost prior to recording or rejected by the applicable recording office, the applicable Seller shall immediately prepare or cause to be prepared a substitute and submit it for recording, and shall deliver copies and originals thereof in accordance with the foregoing or (y) lost after recording, the applicable Seller shall deliver to the Trustee a copy of such document certified by the applicable public recording office to be a true and complete copy of the original recorded document. Each Seller shall promptly forward or cause to be forwarded to the Trustee (x) from time to time additional original documents evidencing an assumption or modification of a Mortgage Loan and (y) any other documents required to be delivered by the Depositor or the Master Servicer to the Trustee within the time periods specified in this Section 2.01.

         With respect to each Mortgage Loan other than a MERS Mortgage Loan as to which the related Mortgaged Property and Mortgage File are located in any jurisdiction under the laws of which the recordation of the assignment specified in clause (iii) above is not necessary to protect the Trustee's and the Certificateholders' interest in the related Mortgage Loan, as evidenced by an Opinion of Counsel delivered by CHL to the Trustee within 120 days of the Closing Date (which opinion may be in the form of a "survey" opinion and is not required to be delivered by counsel admitted to practice law in the jurisdiction as to which such opinion applies), in lieu of recording the assignment specified in clause (iii) above, the applicable Seller may deliver an unrecorded assignment in blank, in form otherwise suitable for recording to the Trustee; provided that if the related Mortgage has not been returned from the applicable public recording office, such assignment, or any copy thereof, of the Mortgage may exclude the information to be provided by the recording office. As to any Mortgage Loan other than a MERS Mortgage Loan, the procedures of the preceding sentence shall be applicable only so long as the related Mortgage File is maintained in the possession of the Trustee in the State or jurisdiction described in such sentence. In the event that with respect to Mortgage Loans other than MERS Mortgage Loans (I) any Seller, the Depositor, the Master Servicer or the NIM Insurer gives written notice to the Trustee that recording is required to protect the right, title and interest of the Trustee on behalf of the Certificateholders in and to any Mortgage Loan, (II) a court recharacterizes any sale of the Mortgage Loans as a financing, or (III) as a result of any change in or amendment to the laws of the State or jurisdiction described in the first sentence of this paragraph or any applicable political subdivision thereof, or any change in official position regarding application or interpretation of such laws, including a holding by a court of competent jurisdiction, such recording is so required, the Trustee shall complete the assignment in the manner specified in clause (iii) above and CHL shall submit or cause to be submitted for recording as specified above or, should CHL fail to perform such obligations, the Trustee shall cause the Master Servicer, at the Master Servicer's expense, to cause each such previously unrecorded assignment to be submitted for recording as specified above. In the event a Mortgage File is released to the Master Servicer as a result of the Master Servicer's having completed a Request for Document Release, the Trustee shall complete the assignment of the related Mortgage in the manner specified in clause (iii) above.

         So long as the Trustee or its agent maintains an office in the State of California, the Trustee or its agent shall maintain possession of and not remove or attempt to remove from the State of California any of the Mortgage Files as to which the related Mortgaged Property is located in such State. In the event that a Seller fails to record an assignment of a Mortgage Loan as herein provided within 90 days of notice of an event set forth in clause (I), (II) or
(III) of the preceding paragraph, the Master Servicer shall prepare and, if required hereunder, file such assignments for recordation in the appropriate real property or other records office. Each Seller hereby appoints the Master Servicer (and any successor servicer hereunder) as its attorney-in-fact with full power and authority acting in its stead for the purpose of such preparation, execution and filing.

         In the case of Mortgage Loans that become the subject of a Principal Prepayment between the Closing Date (in the case of Initial Mortgage Loans) or related Subsequent Transfer Date (in the case of Subsequent Mortgage Loans) and the Cut-off Date, CHL shall deposit or cause to be deposited in the Certificate Account the amount required to be deposited therein with respect to such payment pursuant to Section 3.05 hereof.

         Notwithstanding anything to the contrary in this Agreement, within thirty days after the Closing Date (in the case of Initial Mortgage Loans) or within twenty days after the related Subsequent Transfer Date (in the case of Subsequent Mortgage Loans), CHL (on behalf of each Seller) shall either (i) deliver to the Trustee the Mortgage File as required pursuant to this Section
2.01 for each Delay Delivery Mortgage Loan or (ii) (A) repurchase the Delay Delivery Mortgage Loan or (B) substitute the Delay Delivery Mortgage Loan for a Replacement Mortgage Loan, which repurchase or substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.03, provided that if CHL fails to deliver a Mortgage File for any Delay Delivery Mortgage Loan within the period provided in the prior sentence, the cure period provided for in Section 2.02 or in Section 2.03 shall not apply to the initial delivery of the Mortgage File for such Delay Delivery Mortgage Loan, but rather CHL shall have five (5) Business Days to cure such failure to deliver. CHL shall promptly provide each Rating Agency with written notice of any cure, repurchase or substitution made pursuant to the proviso of the preceding sentence. On or before the thirtieth (30th) day (or if such thirtieth day is not a Business Day, the succeeding Business Day) after the Closing Date (in the case of Initial Mortgage Loans) or within twenty days after the related Subsequent Transfer Date (in the case of Subsequent Mortgage Loans), the Trustee shall, in accordance with the provisions of Section 2.02, send a Delay Delivery Certification substantially in the form annexed hereto as Exhibit G-3 (with any applicable exceptions noted thereon) for all Delay Delivery Mortgage Loans delivered within thirty (30) days after such date. The Trustee will promptly send a copy of such Delay Delivery Certification to each Rating Agency.

         Each Seller has entered into this Agreement in consideration for the purchase of the Mortgage Loans sold by such Seller to the Depositor and has agreed to take the actions specified herein. The Depositor, concurrently with the execution and delivery of this Agreement, hereby sells, transfers, assigns and otherwise conveys to the Trustee for the use and benefit of the Certificateholders, without recourse, all right title and interest in the portion of the Trust Fund not otherwise conveyed to the Trust Fund pursuant to Sections 2.01(a) or (b).

         Section 2.02 Acceptance by Trustee of the Mortgage Loans.

         (a) The Trustee acknowledges receipt, subject to the limitations contained in and any exceptions noted in the Initial Certification in the form annexed hereto as Exhibit G-1 and in the list of exceptions attached thereto, of the documents referred to in clauses (i) and (iii) of Section 2.01(g) above with respect to the Initial Mortgage Loans and all other assets included in the Trust Fund and declares that it holds and will hold such documents and the other documents delivered to it constituting the Mortgage Files, and that it holds or will hold such other assets included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders.

         The Trustee agrees to execute and deliver on the Closing Date to the Depositor, the Master Servicer and CHL (on behalf of each Seller) an Initial Certification substantially in the form annexed hereto as Exhibit G-1 to the effect that, as to each Initial Mortgage Loan listed in the Mortgage Loan Schedule (other than any Initial Mortgage Loan paid in full or any Initial Mortgage Loan specifically identified in such certification as not covered by such certification), the documents described in Section 2.01(g)(i) and, in the case of each Initial Mortgage Loan that is not a MERS Mortgage Loan, the documents described in Section 2.01(g)(iii) with respect to such Initial Mortgage Loans as are in the Trustee's possession and based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and relate to such Initial Mortgage Loan. The Trustee agrees to execute and deliver within 30 days after the Closing Date to the Depositor, the Master Servicer and CHL (on behalf of each Seller) an Interim Certification substantially in the form annexed hereto as Exhibit G-2 to the effect that, as to each Initial Mortgage Loan listed in the Mortgage Loan Schedule (other than any Initial Mortgage Loan paid in full or any Initial Mortgage Loan specifically identified in such certification as not covered by such certification) all documents required to be delivered to the Trustee pursuant to the Agreement with respect to such Initial Mortgage Loans are in its possession (except those documents described in Section 2.01(g)(vi)) and based on its review and examination and only as to the foregoing documents, (i) such documents appear regular on their face and relate to such Initial Mortgage Loan, and (ii) the information set forth in items (i), (iv), (v), (vi), (viii), (ix) and (xv) of the definition of the "Mortgage Loan Schedule" accurately reflects information set forth in the Mortgage File. On or before the thirtieth (30th) day after the Closing Date (or if such thirtieth day is not a Business Day, the succeeding Business Day), the Trustee shall deliver to the Depositor, the Master Servicer and CHL (on behalf of each Seller) a Delay Delivery Certification with respect to the Initial Mortgage Loans substantially in the form annexed hereto as Exhibit G-3, with any applicable exceptions noted thereon. The Trustee shall be under no duty or obligation to inspect, review or examine such documents, instruments, certificates or other papers to determine that the same are genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded in the real estate records or that they are other than what they purport to be on their face.

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

         Not later than 180 days after the Closing Date, the Trustee shall deliver to the Depositor, the Master Servicer, CHL (on behalf of each Seller) and any Certificateholder that so requests, a Final Certification with respect to the Initial Mortgage Loans substantially in the form annexed hereto as Exhibit H, with any applicable exceptions noted thereon.

         In connection with the Trustee's completion and delivery of such Final Certification, the Trustee shall review each Mortgage File with respect to the Initial Mortgage Loans to determine that such Mortgage File contains the following documents:

            (i) the original Mortgage Note, endorsed by manual or facsimile signature in blank in the following form: "Pay to the order of ________________ without recourse", with all intervening endorsements that show a complete chain of endorsement from the originator to the Person endorsing the Mortgage Note (each such endorsement being sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note), or, if the original Mortgage Note has been lost or destroyed and not replaced, an original lost note affidavit, stating that the original Mortgage Note was lost or destroyed, together with a copy of the related Mortgage Note and all such intervening endorsements;

            (ii) in the case of each Initial Mortgage Loan that is not a MERS Mortgage Loan, the original recorded Mortgage or a copy of such Mortgage, with recording information, and in the case of each Initial Mortgage Loan that is a MERS Mortgage Loan, the original Mortgage or a copy of such Mortgage, with recording information, noting the presence of the MIN of the Initial Mortgage Loan and language indicating that the Mortgage Loan is a MOM Loan if the Initial Mortgage Loan is a MOM Loan, with evidence of recording indicated thereon, or a copy of the Mortgage certified by the public recording office in which Mortgage has been recorded;

            (iii) in the case of each Initial Mortgage Loan that is not a MERS Mortgage Loan, a duly executed assignment of the Mortgage or a copy thereof with recording information, in either case in the form permitted by Section 2.01;

            (iv) the original recorded assignment or assignments of the Mortgage or a copy of such assignments, with recording information, together with all interim recorded assignments of such Mortgage or a copy of such assignments, with recording information (in each case noting the presence of a MIN in the case of each MERS Mortgage
      Loan);

            (v) the original or copies of each assumption, modification, written assurance or substitution agreement, if any; and

            (vi) the original or duplicate original lender's title policy or a copy of lender's title policy or a printout of the electronic equivalent and all riders thereto.

         If, in the course of such review, the Trustee finds any document or documents constituting a part of such Mortgage File that do not meet the requirements of clauses (i)-(iv) and

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

(vi) above, the Trustee shall include such exceptions in such Final Certification (and the Trustee shall state in such Final Certification whether any Mortgage File does not then include the original or duplicate original lender's title policy or a printout of the electronic equivalent and all riders thereto). If the public recording office in which a Mortgage or assignment thereof is recorded retains the original of such Mortgage or assignment, a copy of the original Mortgage or assignment so retained, with evidence of recording thereon, certified to be true and complete by such recording office, shall be deemed to satisfy the requirements of clause (ii), (iii) or (iv) above, as applicable. CHL shall promptly correct or cure such defect referred to above within 90 days from the date it was so notified of such defect and, if CHL does not correct or cure such defect within such period, CHL shall either (A) if the time to cure such defect expires prior to the end of the second anniversary of the Closing Date, substitute for the related Initial Mortgage Loan a Replacement Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.03, or (B) purchase such Initial Mortgage Loan from the Trust Fund within 90 days from the date CHL was notified of such defect in writing at the Purchase Price of such Initial Mortgage Loan; provided that any such substitution pursuant to (A) above or repurchase pursuant to (B) above shall not be effected prior to the delivery to the Trustee of the Opinion of Counsel required by Section 2.05 hereof and any substitution pursuant to (A) above shall not be effected prior to the additional delivery to the Trustee of a Request for File Release. No substitution will be made in any calendar month after the Determination Date for such month. The Purchase Price for any such Initial Mortgage Loan shall be deposited by CHL in the Certificate Account and, upon receipt of such deposit and Request for File Release with respect thereto, the Trustee shall release the related Mortgage File to CHL and shall execute and deliver at CHL's request such instruments of transfer or assignment as CHL has prepared, in each case without recourse, as shall be necessary to vest in CHL, or a designee, the Trustee's interest in any Initial Mortgage Loan released pursuant hereto. If pursuant to the foregoing provisions CHL repurchases an Initial Mortgage Loan that is a MERS Mortgage Loan, the Master Servicer shall cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to CHL and shall cause such Mortgage to be removed from registration on the MERS(R) System in accordance with MERS' rules and regulations.

         The Trustee shall retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions set forth herein. Each Seller shall promptly deliver to the Trustee, upon the execution or receipt thereof, the originals of such other documents or instruments constituting the Mortgage File that come into the possession of such Seller from time to time.

         It is understood and agreed that the obligation of CHL to substitute for or to purchase any Mortgage Loan that does not meet the requirements of
Section 2.02(a) above shall constitute the sole remedy respecting such defect available to the Trustee, the Depositor and any Certificateholder against any Seller.

         It is understood and agreed that the obligation of CHL to substitute for or to purchase, pursuant to Section 2.02(a), any Initial Mortgage Loan whose Mortgage File contains any document or documents that does not meet the requirements of clauses (i)-(iv) and (vi) above and which defect is not corrected or cured by CHL within 90 days from the date it was

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

notified of such defect, shall constitute the sole remedy respecting such defect available to the Trustee, the Depositor and any Certificateholder against any Seller.

      (b) The Trustee agrees to execute and deliver on the Subsequent Transfer Date to the Depositor, the Master Servicer and CHL (on behalf of each Seller) an Initial Certification substantially in the form annexed hereto as Exhibit G-4 to the effect that, as to each Subsequent Mortgage Loan listed in the Mortgage Loan Schedule (other than any Subsequent Mortgage Loan paid in full or any Subsequent Mortgage Loan specifically identified in such certification as not covered by such certification), the documents described in Section 2.01(g)(i) and, in the case of each Subsequent Mortgage Loan that is not a MERS Mortgage Loan, the documents described in Section 2.01(g)(iii), with respect to such Subsequent Mortgage Loan are in its possession, and based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and relate to such Subsequent Mortgage Loan.

         The Trustee agrees to execute and deliver within 30 days after the Subsequent Transfer Date to the Depositor, the Master Servicer and CHL (on behalf of each Seller) an Interim Certification substantially in the form annexed hereto as Exhibit G-2 to the effect that, as to each Subsequent Mortgage Loan listed in the Mortgage Loan Schedule (other than any Subsequent Mortgage Loan paid in full or any Subsequent Mortgage Loan specifically identified in such certification as not covered by such certification), all documents required to be delivered to it pursuant to this Agreement with respect to such Subsequent Mortgage Loan are in its possession (except those described in Section 2.01(g)(vi)) and based on its review and examination and only as to the foregoing documents, (i) such documents appear regular on their face and relate to such Subsequent Mortgage Loan, and (ii) the information set forth in items
(i), (iv), (v), (vi), (viii), (ix) and (xv) of the definition of the "Mortgage Loan Schedule" accurately reflects information set forth in the Mortgage File. On or before the thirtieth (30th) day after the Subsequent Transfer Date (or if such thirtieth day is not a Business Day, the succeeding Business Day), the Trustee shall deliver to the Depositor, the Master Servicer and CHL (on behalf of each Seller) a Delay Delivery Certification with respect to the Subsequent Mortgage Loans substantially in the form annexed hereto as Exhibit G-3, with any applicable exceptions noted thereon, together with a Subsequent Certification substantially in the form annexed hereto as Exhibit G-4. The Trustee shall be under no duty or obligation to inspect, review or examine such documents, instruments, certificates or other papers to determine that the same are genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded in the real estate records or that they are other than what they purport to be on their face.

         Not later than 180 days after the Subsequent Transfer Date, the Trustee shall deliver to the Depositor, the Master Servicer, CHL (on behalf of each Seller) and to any Certificateholder that so requests a Final Certification with respect to the Subsequent Mortgage Loans substantially in the form annexed hereto as Exhibit H, with any applicable exceptions noted thereon.

         In connection with the Trustee's completion and delivery of such Final Certification, the Trustee shall review each Mortgage File with respect to the Subsequent Mortgage Loans to determine that such Mortgage File contains the following documents:

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

         (i) the original Mortgage Note, endorsed by manual or facsimile signature in blank in the following form: "Pay to the order of ________________ without recourse", with all intervening endorsements that show a complete chain of endorsement from the originator to the Person endorsing the Mortgage Note (each such endorsement being sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note), or, if the original Mortgage Note has been lost or destroyed and not replaced, an original lost note affidavit, stating that the original Mortgage Note was lost or destroyed, together with a copy of the related Mortgage Note and all such intervening endorsements;

         (ii) in the case of each Subsequent Mortgage Loan that is not a MERS Mortgage Loan, the original recorded Mortgage or a copy of such Mortgage, with recording information, and in the case of each Subsequent Mortgage Loan that is a MERS Mortgage Loan, the original Mortgage or a copy of such Mortgage, with recording information, noting the presence of the MIN of the Subsequent Mortgage Loan and language indicating that the Subsequent Mortgage Loan is a MOM Loan if the Subsequent Mortgage Loan is a MOM Loan, with evidence of recording indicated thereon, or a copy of the Mortgage certified by the public recording office in which Mortgage has been recorded;

         (iii) in the case of each Subsequent Mortgage Loan that is not a MERS Mortgage Loan, a duly executed assignment of the Mortgage or a copy thereof with recording information, in either case in the form permitted by Section 2.01;

         (iv) the original recorded assignment or assignments of the Mortgage or a copy of such assignments, with recording information, together with all interim recorded assignments of such Mortgage or a copy of such assignments, with recording information (in each case noting the presence of a MIN in the case of each MERS Mortgage Loan);

         (v) the original or copies of each assumption, modification, written assurance or substitution agreement, if any; and

         (vi) the original or duplicate original lender's title policy or a copy of lender's title policy or a printout of the electronic equivalent and all riders thereto.

         If, in the course of such review, the Trustee finds any document or documents constituting a part of such Mortgage File that do not meet the requirements of clauses (i)-(iv) and (vi) above, the Trustee shall include such exceptions in such Final Certification (and the Trustee shall state in such Final Certification whether any Mortgage File does not then include the original or duplicate original lender's title policy or a printout of the electronic equivalent and all riders thereto). If the public recording office in which a Mortgage or assignment thereof is recorded retains the original of such Mortgage or assignment, a copy of the original Mortgage or assignment so retained, with evidence of recording thereon, certified to be true and complete by such recording office, shall be deemed to satisfy the requirements of clause (ii),
(iii) or (iv) above, as applicable. CHL shall promptly correct or cure such

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

defect referred to above within 90 days from the date it was so notified of such defect and, if CHL does not correct or cure such defect within such period, CHL shall either (A) if the time to cure such defect expires prior to the end of the second anniversary of the Closing Date, substitute for the related Subsequent Mortgage Loan a Replacement Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.03, or (B) purchase such Subsequent Mortgage Loan from the Trust Fund within 90 days from the date CHL was notified of such defect in writing at the Purchase Price of such Subsequent Mortgage Loan; provided that any such substitution pursuant to (A) above or repurchase pursuant to (B) above shall not be effected prior to the delivery to the Trustee of the Opinion of Counsel required by
Section 2.05 hereof and any substitution pursuant to (A) above shall not be effected prior to the additional delivery to the Trustee of a Request for File Release. No substitution will be made in any calendar month after the Determination Date for such month. The Purchase Price for any such Subsequent Mortgage Loan shall be deposited by CHL in the Certificate Account and, upon receipt of such deposit and Request for File Release with respect thereto, the Trustee shall release the related Mortgage File to CHL and shall execute and deliver at CHL's request such instruments of transfer or assignment as CHL has prepared, in each case without recourse, as shall be necessary to vest in CHL, or a designee, the Trustee's interest in any Subsequent Mortgage Loan released pursuant hereto. If pursuant to the foregoing provisions CHL repurchases a Subsequent Mortgage Loan that is a MERS Mortgage Loan, the Master Servicer shall cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to CHL and shall cause such Mortgage to be removed from registration on the MERS(R) System in accordance with MERS' rules and regulations.

         The Trustee shall retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions set forth herein. Each Seller shall promptly deliver to the Trustee, upon the execution or receipt thereof, the originals of such other documents or instruments constituting the Mortgage File that come into the possession of such Seller from time to time.

         It is understood and agreed that the obligation of the Sellers to substitute for or to purchase, pursuant to Section 2.02(b), any Subsequent Mortgage Loan whose Mortgage File contains any document or documents that does not meet the requirements of clauses (i)-(iv) and (vi) above and which defect is not corrected or cured by such Seller within 90 days from the date it was notified of such defect, shall constitute the sole remedy respecting such defect available to the Trustee, the Depositor and any Certificateholder against the Sellers.

         Section 2.03 Representations, Warranties and Covenants of the Master
                      Servicer and the Sellers.

         (a) The Master Servicer hereby represents and warrants to the Depositor and the Trustee as follows, as of the date hereof with respect to the Initial Mortgage Loans, and the related Subsequent Transfer Date with respect to the Subsequent Mortgage Loans:

            (1) The Master Servicer is duly organized as a Texas limited partnership and is validly existing and in good standing under the laws of the State of Texas and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Master Servicer in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect

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

      such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to service the Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof.

            (2) The Master Servicer has the full partnership power and authority to sell and service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary partnership action on the part of the Master Servicer the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

            (3) The execution and delivery of this Agreement by the Master Servicer, the servicing of the Mortgage Loans by the Master Servicer under this Agreement, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Master Servicer and will not (A) result in a material breach of any term or provision of the certificate of limited partnership, partnership agreement or other organizational document of the Master Servicer or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Master Servicer is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to the Master Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Master Servicer; and the Master Servicer is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Master Servicer's ability to perform or meet any of its obligations under this Agreement.

            (4) The Master Servicer is an approved servicer of conventional mortgage loans for Fannie Mae and Freddie Mac and is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act.

            (5) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened, against the Master Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Master Servicer to service the Mortgage Loans or to perform any of its other obligations under this Agreement or any Subsequent Transfer Agreement in accordance with the terms hereof or thereof.

            (6) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Master Servicer has obtained the same.

            (7) The Master Servicer is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans for as long as such Mortgage Loans are registered with MERS.

            (8) The Master Servicer has fully furnished and will fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis for the Mortgage Loans in Loan Group 1.

      (b) CHL hereby represents and warrants to the Depositor and the Trustee as follows, as of the Initial Cut-off Date in the case of the Initial Mortgage Loans and as of the related Subsequent Cut-off Date in the case of the Subsequent Mortgage Loans (unless otherwise indicated or the context otherwise requires, percentages with respect to the Initial Mortgage Loans in the Trust Fund or in a Loan Group or Loan Groups are measured by the Cut-off Date Principal Balance of the Initial Mortgage Loans in the Trust Fund or of the Initial Mortgage Loans in the related Loan Group or Loan Groups, as applicable):

            (1) CHL is duly organized as a New York corporation and is validly existing and in good standing under the laws of the State of New York and is duly authorized and qualified to transact any and all business contemplated by this Agreement and each Subsequent Transfer Agreement to be conducted by CHL in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to sell the CHL Mortgage Loans in accordance with the terms of this Agreement and each Subsequent Transfer Agreement and to perform any of its other obligations under this Agreement and each Subsequent Transfer Agreement in accordance with the terms hereof and thereof.

            (2) CHL has the full corporate power and authority to sell each CHL Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and each Subsequent Transfer Agreement and has duly authorized by all necessary corporate action on the part of CHL the execution, delivery and performance of this Agreement and each Subsequent Transfer Agreement; and this Agreement and each Subsequent Transfer Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of CHL, enforceable against CHL in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

            (3) The execution and delivery of this Agreement and each Subsequent Transfer Agreement by CHL, the sale of the CHL Mortgage Loans by CHL under this Agreement and each Subsequent Transfer Agreement, the consummation of any other of the transactions contemplated by this Agreement and each Subsequent Transfer Agreement, and the fulfillment of or compliance with the terms hereof and thereof are in the ordinary course of business of CHL and will not (A) result in a material breach of any term or provision of the charter or by-laws of CHL or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which CHL is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to CHL of any court, regulatory body, administrative agency or governmental body having jurisdiction over CHL; and CHL is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair CHL's ability to perform or meet any of its obligations under this Agreement and each Subsequent Transfer Agreement.

            (4) CHL is an approved seller of conventional mortgage loans for Fannie Mae and Freddie Mac and is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act.

            (5) No litigation is pending or, to the best of CHL's knowledge, threatened, against CHL that would materially and adversely affect the execution, delivery or enforceability of this Agreement or any Subsequent Transfer Agreement or the ability of CHL to sell the CHL Mortgage Loans or to perform any of its other obligations under this Agreement or any Subsequent Transfer Agreement in accordance with the terms hereof or thereof.

            (6) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by CHL of, or compliance by CHL with, this Agreement or any Subsequent Transfer Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, CHL has obtained the same.

            (7) The information set forth on Exhibit F-1 hereto with respect to each Initial Mortgage Loan is true and correct in all material respects as of the Closing Date.

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

            (8) CHL will treat the transfer of the CHL Mortgage Loans to the Depositor as a sale of the CHL Mortgage Loans for all tax, accounting and regulatory purposes.

            (9) None of the Mortgage Loans is 30 days or more delinquent in payment of principal and interest.

            (10) No Mortgage Loan had a Loan-to-Value Ratio at origination in excess of 100.00%.

            (11) Each Mortgage Loan is secured by a valid and enforceable first or second lien on the related Mortgaged Property subject only to (1) the lien of non-delinquent current real property taxes and assessments, (2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal made in connection with the origination of the related Mortgage Loan and (3) other matters to which like properties are commonly subject that do not materially interfere with the benefits of the security intended to be provided by such Mortgage.

            (12) Immediately prior to the assignment of each CHL Mortgage Loan to the Depositor, CHL had good title to, and was the sole owner of, such CHL Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the same pursuant to this Agreement.

            (13) There is no delinquent tax or assessment lien against any Mortgaged Property.

            (14) There is no valid offset, claim, defense or counterclaim to any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal of or interest on such Mortgage Note.

            (15) There are no mechanics' liens or claims for work, labor or material affecting any Mortgaged Property that are or may be a lien prior to, or equal with, the lien of such Mortgage, except those that are insured against by the title insurance policy referred to in item (18) below.

            (16) As of the Closing Date in the case of the Initial Mortgage Loans and as of the related Subsequent Transfer Date in the case of the Subsequent Mortgage Loans, to the best of CHL's knowledge, each Mortgaged Property is free of material damage and is in good repair.

            (17) As of the Closing Date in the case of the Initial Mortgage Loans and as of the related Subsequent Transfer Date in the case of the Subsequent Mortgage Loans, neither CHL nor any prior holder of any Mortgage has modified the Mortgage in any material respect (except that a Mortgage Loan may have been modified by a written instrument that has been recorded or submitted for recordation, if necessary, to protect

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

      the interests of the Certificateholders and the original or a copy of which has been delivered to the Trustee); satisfied, cancelled or subordinated such Mortgage in whole or in part; released the related Mortgaged Property in whole or in part from the lien of such Mortgage; or executed any instrument of release, cancellation, modification (except as expressly permitted above) or satisfaction with respect thereto.

            (18) A lender's policy of title insurance together with a condominium endorsement and extended coverage endorsement, if applicable, in an amount at least equal to the Cut-off Date Principal Balance of each such Mortgage Loan or a commitment (binder) to issue the same was effective on the date of the origination of each Mortgage Loan, each such policy is valid and remains in full force and effect, and each such policy was issued by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located and acceptable to Fannie Mae and Freddie Mac and is in a form acceptable to Fannie Mae and Freddie Mac, which policy insures the Sellers and successor owners of indebtedness secured by the insured Mortgage, as to the first priority lien, of the Mortgage subject to the exceptions set forth in paragraph (11) above; to the best of CHL's knowledge, no claims have been made under such mortgage title insurance policy and no prior holder of the related Mortgage, including any Seller, has done, by act or omission, anything that would impair the coverage of such mortgage title insurance policy.

            (19) No Initial Mortgage Loan was the subject of a Principal Prepayment in full between the Initial Cut-off Date and the Closing Date. No Subsequent Mortgage Loan was the subject of a Principal Prepayment in full between the Subsequent Cut-off Date and the Subsequent Transfer Date.

            (20) To the best of CHL's knowledge, all of the improvements that were included for the purpose of determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the Mortgaged Property.

            (21) To the best of CHL's knowledge, no improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation. To the best of CHL's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities, unless the lack thereof would not have a material adverse effect on the value of such Mortgaged Property, and the Mortgaged Property is lawfully occupied under applicable law.

            (22) The Mortgage Note and the related Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms and under applicable law, except that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to

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      equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. To the best of CHL's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage have been duly and properly executed by such parties.

            (23) The proceeds of the Mortgage Loan have been fully disbursed, there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making, or closing or recording the Mortgage Loan were paid.

            (24) The related Mortgage contains customary and enforceable provisions that render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure.

            (25) With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Certificateholders to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor.

            (26) Each Mortgage Note and each Mortgage is acceptable in form to Fannie Mae and Freddie Mac.

            (27) There exist no deficiencies with respect to escrow deposits and payments, if such are required, for which customary arrangements for repayment thereof have not been made, and no escrow deposits or payments of other charges or payments due the Sellers have been capitalized under the Mortgage or the related Mortgage Note.

            (28) The origination, underwriting, servicing and collection practices with respect to each Mortgage Loan have been in all respects legal, proper, prudent and customary in the mortgage lending and servicing business, as conducted by prudent lending institutions which service mortgage loans of the same type in the jurisdiction in which the Mortgaged Property is located.

            (29) There is no pledged account or other security other than real estate securing the Mortgagor's obligations.

            (30) No Mortgage Loan has a shared appreciation feature, or other contingent interest feature.

            (31) Each Mortgage Loan contains a customary "due on sale" clause.

            (32) No less than approximately the percentage specified in the Collateral Schedule of the Initial Mortgage Loans in Loan Group 1 and Loan Group 2 are secured by single family detached dwellings. No more than approximately the

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      percentage specified in the Collateral Schedule of the Initial Mortgage
      Loans in Loan Group 1 and Loan Group 2 are secured by two- to four-family dwellings. No more than approximately the percentage specified in the Collateral Schedule of the Initial Mortgage Loans in Loan Group 1 and Loan Group 2 are secured by low-rise condominium units. No more than approximately the percentage specified in the Collateral Schedule of the Initial Mortgage Loans in Loan Group 1 and Loan Group 2 are secured by high-rise condominium units. No more than approximately the percentage specified in the Collateral Schedule of the Initial Mortgage Loans in Loan Group 1 and Loan Group 2 are secured by manufactured housing. No more than approximately the percentage specified in the Collateral Schedule of the Initial Mortgage Loans in Loan Group 1 and Loan Group 2 are secured by PUDs.

            (33) Each Initial Mortgage Loan in Loan Group 1 and Loan Group 2 was originated on or after the date specified in the Collateral Schedule.

            (34) Each Initial Mortgage Loan that is an Adjustable Rate Mortgage Loan, other than a Two-Year Hybrid Mortgage Loan, a Three-Year Hybrid Mortgage Loan or a Five-Year Hybrid Mortgage Loan, had an initial Adjustment Date no later than the applicable date specified on the Collateral Schedule; each Initial Mortgage Loan that is a Two-Year Hybrid Mortgage Loan had an initial Adjustment Date no later than the applicable date specified on the Collateral Schedule; each Initial Mortgage Loan that is a Three-Year Hybrid Mortgage Loan had an initial Adjustment Date no later than the applicable date specified on the Collateral Schedule; and each Initial Mortgage Loan that is a Five-Year Hybrid Mortgage Loan had an initial Adjustment Date no later than the applicable date specified on the Collateral Schedule.

            (35) Approximately the percentage specified in the Collateral Schedule of the Initial Mortgage Loans in Loan Group 1 and Loan Group 2 provide for a Prepayment Charge.

            (36) On the basis of representations made by the Mortgagors in their loan applications, no more than approximately the percentage specified in the Collateral Schedule of the Initial Mortgage Loans in Loan Group 1 and Loan Group 2, respectively, are secured by investor properties, and no less than approximately the percentage specified in the Collateral Schedule of the Initial Mortgage Loans in Loan Group 1 and Loan Group 2 respectively, are secured by owner-occupied Mortgaged Properties that are primary residences.

            (37) At the Cut-off Date, the improvements upon each Mortgaged Property are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage and coverage for such other hazards as are customary in the area where the Mortgaged Property is located in an amount that is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan or (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds of such policy shall be sufficient to prevent the Mortgagor and/or the mortgagee from becoming a co-insurer. If the Mortgaged Property is a condominium unit, it is included under the

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      coverage afforded by a blanket policy for the condominium unit. All such individual insurance policies and all flood policies referred to in item
      (38) below contain a standard mortgagee clause naming the applicable Seller or the original mortgagee, and its successors in interest, as mortgagee, and the applicable Seller has received no notice that any premiums due and payable thereon have not been paid; the Mortgage obligates the Mortgagor thereunder to maintain all such insurance, including flood insurance, at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor.

            (38) If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy in a form meeting the requirements of the current guidelines of the Flood Insurance Administration is in effect with respect to such Mortgaged Property with a generally acceptable carrier in an amount representing coverage not less than the least of (A) the original outstanding principal balance of the Mortgage Loan, (B) the minimum amount required to compensate for damage or loss on a replacement cost basis, or (C) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973, as amended.

            (39) To the best of CHL's knowledge, there is no proceeding occurring, pending or threatened for the total or partial condemnation of the Mortgaged Property.

            (40) There is no material monetary default existing under any Mortgage or the related Mortgage Note and, to the best of CHL's knowledge, there is no material event that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration under the Mortgage or the related Mortgage Note; and no Seller has waived any default, breach, violation or event of acceleration.

            (41) Each Mortgaged Property is improved by a one- to four-family residential dwelling, including condominium units and dwelling units in PUDs. To the best of CHL's knowledge, no improvement to a Mortgaged Property includes a cooperative or a mobile home or constitutes other than real property under state law.

            (42) Each Mortgage Loan is being serviced by the Master Servicer.

            (43) Any future advances made prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Mortgage Loan Schedule. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan. The Mortgage Note does not permit or obligate the Master Servicer to make future advances to the Mortgagor at the option of the Mortgagor.

            (44) All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents that previously became

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      due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item that remains unpaid and that has been assessed, but is not yet due and payable. Except for (A) payments in the nature of escrow payments, and (B) interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage proceeds, whichever is later, to the day that precedes by one month the Due Date of the first installment of principal and interest, including without limitation, taxes and insurance payments, the Master Servicer has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage.

            (45) The Mortgage Loans originated by CHL were underwritten in all material respects in accordance with CHL's underwriting guidelines for credit blemished quality mortgage loans or, with respect to Mortgage Loans purchased by CHL were underwritten in all material respects in accordance with customary and prudent underwriting guidelines generally used by originators of credit blemished quality mortgage loans.

            (46) Prior to the approval of the Mortgage Loan application, an appraisal of the related Mortgaged Property was obtained from a qualified appraiser, duly appointed by the originator, who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan; such appraisal is in a form acceptable to Fannie Mae and Freddie Mac.

            (47) None of the Mortgage Loans is a graduated payment mortgage loan or a growing equity mortgage loan, and no Mortgage Loan is subject to a buydown or similar arrangement.

            (48) The Mortgage Rates borne by the Initial Mortgage Loans in Loan Group 1 and Loan Group 2 as of the Cut-off Date ranged between the approximate per annum percentages specified on the Collateral Schedule and the weighted average Mortgage Rate as of the Cut-off Date was approximately the per annum rate specified on the Collateral Schedule.

            (49) The Mortgage Loans were selected from among the outstanding one- to four-family mortgage loans in the applicable Seller's portfolio at the Closing Date as to which the representations and warranties made as to the Mortgage Loans set forth in this Section 2.03(b) and Sections 2.03(c) and 2.03(d) can be made. No selection was made in a manner that would adversely affect the interests of Certificateholders.

            (50) The Gross Margins on the Initial Mortgage Loans in Loan Group 1 and Loan Group 2 range between the approximate percentages specified on the Collateral Schedule, and the weighted average Gross Margin was approximately the percentage specified in the Collateral Schedule.

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            (51) Each of the Initial Mortgage Loans in the Mortgage Pool has a
      Due Date on or before the date specified in the Collateral Schedule.

            (52) The Mortgage Loans, individually and in the aggregate, conform in all material respects to the descriptions thereof in the Prospectus Supplement.

            (53) There is no obligation on the part of any Seller under the terms of the Mortgage or related Mortgage Note to make payments in addition to those made by the Mortgagor.

            (54) Any leasehold estate securing a Mortgage Loan has a term of not less than five years in excess of the term of the related Mortgage Loan.

            (55) Each Mortgage Loan represents a "qualified mortgage" within the meaning of Section 860(a)(3) of the Code (but without regard to the rule in Treasury Regulation ss. 1.860G-2(f)(2) that treats a defective obligation as a qualified mortgage, or any substantially similar successor provision) and applicable Treasury regulations promulgated thereunder.

            (56) No Mortgage Loan was either a "consumer credit contract" or a "purchase money loan" as such terms are defined in 16 C.F.R. ss. 433 nor is any Mortgage Loan a "mortgage" as defined in 15 U.S.C. ss. 1602(aa).

            (57) To the extent required under applicable law, each originator and subsequent mortgagee or servicer of the Mortgage Loan complied with all licensing requirements and was authorized to transact and do business in the jurisdiction in which the related Mortgaged Property is located at all times when it held or serviced the Mortgage Loan. Any and all requirements of any federal, state or local laws or regulations, including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, anti-predatory lending, fair credit reporting, unfair collection practice, equal credit opportunity, fair housing and disclosure laws and regulations, applicable to the solicitation, origination, collection and servicing of such Mortgage Loan have been complied with in all material respects; and any obligations of the holder of the Mortgage Note, Mortgage and other loan documents have been complied with in all material respects; servicing of each Mortgage Loan has been in accordance with prudent mortgage servicing standards, any applicable laws, rules and regulations and in accordance with the terms of the Mortgage Notes, Mortgage and other loan documents, whether such origination and servicing was done by the applicable Seller, its affiliates, or any third party which originated the Mortgage Loan on behalf of, or sold the Mortgage Loan to, any of them, or any servicing agent of any of the foregoing.

            (58) The methodology used in underwriting the extension of credit for the Mortgage Loan employs objective mathematical principles which relate the borrower's income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the borrower's equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting

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      methodology confirmed that at the time of origination
      (application/approval) the borrower had a reasonable ability to make timely payments on the Mortgage Loan.

            (59) No borrower was required to purchase any credit life, disability, accident or health insurance product as a condition of obtaining the extension of credit. No borrower obtained a prepaid single-premium credit life, disability, accident or health insurance policy in connection with the origination of the Mortgage Loan.

            (60) If the Mortgage Loan provides that the interest rate on the principal balance of the related Mortgage Loan may be adjusted, all of the terms of the related Mortgage pertaining to interest rate adjustments, payment adjustments and adjustments of the outstanding principal balance have been made in accordance with the terms of the related Mortgage Note and applicable law and are enforceable and such adjustments will not affect the priority of the Mortgage lien.

            (61) The Mortgaged Property complies with all applicable laws, rules and regulations relating to environmental matters, including but not limited to those relating to radon, asbestos and lead paint and no Seller nor, to the best of CHL's knowledge, the Mortgagor, has received any notice of any violation or potential violation of such law.

            (62) There is no action, suit or proceeding pending, or to the best of CHL's knowledge, threatened or likely to be asserted with respect to the Mortgage Loan against or affecting any Seller before or by any court, administrative agency, arbitrator or governmental body.

            (63) No action, inaction, or event has occurred and no state of fact exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable hazard insurance policy, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by CHL or any designee of CHL or any corporation in which CHL or any officer, director, or employee had a financial interest at the time of placement of such insurance.

            (64) Each Mortgage Loan has a fully assignable life of loan tax service contract which may be assigned without the payment of any fee.

            (65) No Mortgagor has notified CHL or the Master Servicer on CHL's behalf, and CHL has no knowledge, of any relief requested or allowed to a Mortgagor under the Relief Act or any similar state or local law.

            (66) Each Mortgage Loan was originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or mortgage banking company which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 2.03 and 2.11 of the National Housing Act.

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            (67) Each Mortgage Loan was (A) originated no earlier than six months prior to the time the applicable Seller purchased such Mortgage Loan pursuant to a mortgage loan purchase agreement or other similar agreement and (B) underwritten or reunderwritten by the applicable Seller in accordance with the applicable Seller's underwriting guidelines in effect at the time the loan was underwritten or reunderwritten, as applicable.

            (68) Each Mortgage Loan, at the time it was originated and as of the Closing Date or the related Subsequent Transfer Date, as applicable, complied in all material respects with applicable local, state and federal laws, including, but not limited to, all predatory and abusive lending laws.

            (69) None of the Mortgage Loans is a "high cost" mortgage loan as defined by applicable federal, state and local predatory and abusive lending laws.

            (70) Each Prepayment Charge is enforceable and was originated in compliance with all applicable federal, state and local laws.

            (71) None of the Mortgage Loans that are secured by property located in the State of Illinois are in violation of the provisions of the Illinois Interest Act; 815 Ill. Comp. Stat. 205/0.01 (2004).

            (72) There is no Mortgage Loan in the Trust Fund that was originated on or after March 7, 2003, which is a "high cost home loan" as defined under the Georgia Fair Lending Act.

            (73) No Mortgage Loan in the Trust Fund is a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the then-current Standard & Poor's LEVELS(R) Glossary which is now Version 5.6(c), Appendix
      E) and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

            (74) Each Mortgage Loan is secured by a "single family residence" within the meaning of Section 25(e)(10) of the Code. The fair market value of the manufactured home securing each Mortgage Loan was at least equal to 80% of the adjusted issue price of the contract at either (i) the time the contract was originated (determined pursuant to the REMIC Provisions) or
      (ii) the time the contract is transferred to the purchaser.

            (75) No Mortgage Loan in the Trust Fund is a "high cost home," "covered" (excluding home loans defined as "covered home loans" in the New Jersey Home Ownership Security Act of 2002 that were originated between November 26, 2003 and July 7, 2004), "high risk home" or "predatory" loan under any applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees).

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            (76) There is no Mortgage Loan in the Trust Fund that was originated on or after October 1, 2002 and before March 7, 2003, which is secured by property located in the State of Georgia.

            (77) Representations and Warranties relating to the Mortgage Loans in Loan Group 1:

                  (i) No Mortgage Loan in Loan Group 1 is covered by the Home
            Ownership and Equity Protection Act of 1994 ("HOEPA");

                  (ii) No borrower obtained a prepaid single-premium credit
            life, credit disability, credit unemployment or credit property insurance policy in connection with the origination of the Mortgage Loan;

                  (iii) With respect to any Mortgage Loan in Loan Group 1 that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (a) prior to the mortgage loan's origination, the borrower agreed to such premium in exchange for a monetary benefit, including but not limited to a rate or fee reduction; (b) prior to the mortgage loan's origination, the borrower was offered the option of obtaining a mortgage loan that did not require payment of such a premium; (c) the prepayment premium is adequately disclosed to the borrower pursuant to applicable state and federal law; (d) no such Mortgage Loan originated on or after October 1, 2002 will impose a prepayment premium for a term in excess of three years, and any such Mortgage Loan originated prior to such date will not impose prepayment penalties in excess of five years; in each case unless the loan was modified to reduce the prepayment period to no more than three years from the date of the note and the borrower was notified in writing of such reduction in prepayment period; and (e) notwithstanding any state or federal law to the contrary, the servicer shall not impose such prepayment premium in any instance when the mortgage loan is accelerated or paid off in connection with the workout of a delinquent mortgage or due to the borrower's default;

                  (iv) With respect to each Mortgage Loan in Loan Group 1, the mortgage loan's originator offered the borrower mortgage loan products offered by such mortgage loan's originator, or any affiliate of such mortgage loan's originator, for which the borrower qualified;

                  (v) The methodology used in underwriting the extension of
            credit for each Mortgage Loan in Loan Group 1 employs objective mathematical principles which relate the borrower's income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the borrower's equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology confirmed that at the time of origination (application/approval) the borrower had the reasonable ability to make timely payments on the Mortgage Loan;

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                  (vi) No borrower under a Mortgage Loan in Loan Group 1 was charged "points and fees" in an amount greater than (a) $1,000 or
            (b) 5% of the principal amount of such mortgage loan, whichever is greater. For purposes of this representation, "points and fees" (x) include origination, underwriting, broker and finder's fees and charges that the lender imposed as a condition of making the mortgage loan, whether they are paid to the lender or a third party; and (y) exclude bona fide discount points, fees paid for actual services rendered in connection with the origination of the mortgage (such as attorneys' fees, notaries fees and fees paid for property appraisals, credit reports, surveys, title examinations and extracts, flood and tax certifications, and home inspections); the cost of mortgage insurance or credit-risk price adjustments; the costs of title, hazard, and flood insurance policies; state and local transfer taxes or fees; escrow deposits for the future payment of taxes and insurance premiums; and other miscellaneous fees and charges that, in total, do not exceed 0.25 percent of the loan amount;

                  (vii) All points, fees and charges (including finance
            charges), whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan in Loan Group 1, have been disclosed in writing to the borrower in accordance with applicable state and federal law and regulation;

                  (viii) With respect to (a) any Mortgage Loan in Loan Group 1 originated on or after August 1, 2004, neither the related mortgage nor the related mortgage note requires the borrower to submit to arbitration to resolve any dispute arising out of or relating in any way to the mortgage loan transaction; and

                  (ix) Each Mortgage Loan in Loan Group 1 had an original
            principal balance that conforms to Freddie Mac guidelines concerning original principal balance limits at the time of the origination of such mortgage loan.

            (78) The representations in Section 2.03(c)(1)-(6) and 2.03(d)(1)-(6) are true and correct.

            (79) No less than approximately the percentage specified in the Collateral Schedule of the Initial Mortgage Loans in Loan Group 1 and Loan Group 2 are secured by a first lien or first priority ownership interest on the related Mortgaged Property.

         (c) Park Monaco hereby represents and warrants to the Depositor and the Trustee as follows, as of the Cut-off Date:

            (1) Park Monaco is duly organized as a Delaware corporation and is validly existing and in good standing under the laws of the State of Delaware and is duly authorized and qualified to transact any and all business contemplated by this Agreement and each Subsequent Transfer Agreement to be conducted by Park Monaco in any state in which a Mortgaged Property securing a Park Monaco Mortgage Loan is located or is

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      otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Park Monaco Mortgage Loan, to sell the Park Monaco Mortgage Loans in accordance with the terms of this Agreement and each Subsequent Transfer Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof.

            (2) Park Monaco has the full company power and authority to sell each Park Monaco Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and each Subsequent Transfer Agreement and has duly authorized by all necessary corporate action on the part of Park Monaco the execution, delivery and performance of this Agreement and each Subsequent Transfer Agreement; and this Agreement and each Subsequent Transfer Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of Park Monaco, enforceable against Park Monaco in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

            (3) The execution and delivery of this Agreement and each Subsequent Transfer Agreement by Park Monaco, the sale of the Park Monaco Mortgage Loans by Park Monaco under this Agreement and each Subsequent Transfer Agreement, the consummation of any other of the transactions contemplated by this Agreement and each Subsequent Transfer Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of Park Monaco and will not (A) result in a material breach of any term or provision of the certificate of incorporation or by-laws of Park Monaco or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which Park Monaco is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to Park Monaco of any court, regulatory body, administrative agency or governmental body having jurisdiction over Park Monaco; and Park Monaco is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair Park Monaco's ability to perform or meet any of its obligations under this Agreement.

            (4) No litigation is pending or, to the best of Park Monaco's knowledge, threatened, against Park Monaco that would materially and adversely affect the execution, delivery or enforceability of this Agreement or any Subsequent Transfer Agreement or the ability of Park Monaco to sell the Park Monaco Mortgage Loans or to perform any of its other obligations under this Agreement or any Subsequent Transfer Agreement in accordance with the terms hereof or thereof.

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            (5) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Park Monaco of, or compliance by Park Monaco with, this Agreement or any Subsequent Transfer Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, Park Monaco has obtained the same.

            (6) Park Monaco will treat the transfer of the Park Monaco Mortgage Loans to the Depositor as a sale of the Park Monaco Mortgage Loans for all tax, accounting and regulatory purposes.

            (7) Immediately prior to the assignment of each Park Monaco Mortgage Loan to the Depositor, Park Monaco had good title to, and was the sole owner of, such Park Monaco Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the same pursuant to this Agreement.

            (d) Park Sienna hereby represents and warrants to the Depositor and the Trustee as follows, as of the Cut-off Date:

                  (1) Park Sienna is duly organized as a Delaware limited
            liability company and is validly existing and in good standing under the laws of the State of Delaware and is duly authorized and qualified to transact any and all business contemplated by this Agreement and each Subsequent Transfer Agreement to be conducted by Park Sienna in any state in which a Mortgaged Property securing a Park Sienna Mortgage Loan is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Park Sienna Mortgage Loan, to sell the Park Sienna Mortgage Loans in accordance with the terms of this Agreement and each Subsequent Transfer Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof.

                  (2) Park Sienna has the full company power and authority to sell each Park Sienna Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and each Subsequent Transfer Agreement and has duly authorized by all necessary company action on the part of Park Sienna the execution, delivery and performance of this Agreement and each Subsequent Transfer Agreement; and this Agreement and each Subsequent Transfer Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of Park Sienna, enforceable against Park Sienna in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

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                  (3) The execution and delivery of this Agreement and each
            Subsequent Transfer Agreement by Park Sienna, the sale of the Park Sienna Mortgage Loans by Park Sienna under this Agreement and each Subsequent Transfer Agreement, the consummation of any other of the transactions contemplated by this Agreement and each Subsequent Transfer Agreement and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of Park Sienna and will not (A) result in a material breach of any term or provision of the certificate of formation or limited liability company agreement of Park Sienna or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which Park Sienna is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to Park Sienna of any court, regulatory body, administrative agency or governmental body having jurisdiction over Park Sienna; and Park Sienna is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair Park Sienna's ability to perform or meet any of its obligations under this Agreement.

                  (4) No litigation is pending or, to the best of Park Sienna's knowledge, threatened, against Park Sienna that would materially and adversely affect the execution, delivery or enforceability of this Agreement or any Subsequent Transfer Agreement or the ability of Park Sienna to sell the Park Sienna Mortgage Loans or to perform any of its other obligations under this Agreement or any Subsequent Transfer Agreement in accordance with the terms hereof or thereof.

                  (5) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Park Sienna of, or compliance by Park Sienna with, this Agreement or any Subsequent Transfer Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, Park Sienna has obtained the same.

                  (6) Park Sienna will treat the transfer of the Park Sienna
            Mortgage Loans to the Depositor as a sale of the Park Sienna Mortgage Loans for all tax, accounting and regulatory purposes.

                  (7) Immediately prior to the assignment of each Park Sienna
            Mortgage Loan to the Depositor, Park Sienna had good title to, and was the sole owner of, such the Park Sienna Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the same pursuant to this Agreement.

         (e) Upon discovery by any of the parties hereto of a breach of a representation or warranty set forth in Section 2.03(a) through (d) that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt notice thereof to the other parties, the NIM Insurer and the Swap Counterparty. Each of the Master Servicer and the Sellers (each, a "Representing Party") hereby covenants with respect to the representations and warranties set forth in Sections 2.03(a) through (d) that

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within 90 days of the earlier of the discovery by such Representing Party or receipt of written notice by such Representing Party from any party of a breach of any representation or warranty set forth herein made that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, it shall cure such breach in all material respects and, if such breach is not so cured, shall, (i) if such 90-day period expires prior to the second anniversary of the Closing Date, remove such Mortgage Loan (a "Deleted Mortgage Loan") from the Trust Fund and substitute in its place a Replacement Mortgage Loan, in the manner and subject to the conditions set forth in this Section; or (ii) repurchase the affected Mortgage Loan or Mortgage Loans from the Trustee at the Purchase Price in the manner set forth below; provided that (a) any such substitution pursuant to (i) above or repurchase pursuant to (ii) above shall not be effected prior to the delivery to the Trustee of the Opinion of Counsel required by Section 2.05 hereof, (b) any such substitution pursuant to (i) above shall not be effected prior to the additional delivery to the Trustee of a Request for File Release and (c) any such substitution pursuant to (i) above shall include a payment by the applicable Representing Party of any amount as calculated under item (iii) of the definition of "Purchase Price". Any Representing Party liable for a breach under this Section 2.03 shall promptly reimburse the Master Servicer or the Trustee for any expenses reasonably incurred by the Master Servicer or the Trustee in respect of enforcing the remedies for such breach. To enable the Master Servicer to amend the Mortgage Loan Schedule, any Representing Party liable for a breach under this Section
2.03 shall, unless it cures such breach in a timely fashion pursuant to this
Section 2.03, promptly notify the Master Servicer whether such Representing Party intends either to repurchase, or to substitute for, the Mortgage Loan affected by such breach. With respect to the representations and warranties described in this Section that are made to the best of the Representing Party's knowledge, if it is discovered by any of the Depositor, the Master Servicer, the Sellers or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan, notwithstanding the Representing Party's lack of knowledge with respect to the substance of such representation or warranty, such inaccuracy shall be deemed a breach of the applicable representation or warranty. Any breach of a representation set forth in Section 2.03(a)(8),
(b)(72), (b)(75), (b)(76) or (b)(77) shall be deemed to materially and adversely affect the Certificateholders.

         With respect to any Replacement Mortgage Loan or Loans, the applicable Seller delivering such Replacement Mortgage Loan shall deliver to the Trustee for the benefit of the Certificateholders the related Mortgage Note, Mortgage and assignment of the Mortgage, and such other documents and agreements as are required by Section 2.01, with the Mortgage Note endorsed and the Mortgage assigned as required by Section 2.01. No substitution will be made in any calendar month after the Determination Date for such month. Scheduled Payments due with respect to Replacement Mortgage Loans in the Due Period related to the Distribution Date on which such proceeds are to be distributed shall not be part of the Trust Fund and will be retained by the applicable Seller delivering such Replacement Mortgage Loan on such Distribution Date. For the month of substitution, distributions to Certificateholders will include the Scheduled Payment due on any Deleted Mortgage Loan for the related Due Period and thereafter the applicable Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Master Servicer shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Replacement Mortgage Loan or Loans and the Master Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee. Upon such substitution, the Replacement

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Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the applicable Seller delivering such Replacement Mortgage Loan shall be deemed to have made with respect to such Replacement Mortgage Loan or Loans, as of the date of substitution, the representations and warranties set forth in Section 2.03(b), (c) or (d) with respect to such Mortgage Loan. Upon any such substitution and the deposit to the Certificate Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph, the Trustee shall release to the Representing Party the Mortgage File relating to such Deleted Mortgage Loan and held for the benefit of the Certificateholders and shall execute and deliver at the Master Servicer's direction such instruments of transfer or assignment as have been prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the applicable Seller, or its respective designee, title to the Trustee's interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03.

         For any month in which any Seller substitutes one or more Replacement Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (if any) by which the aggregate principal balance of all such Replacement Mortgage Loans as of the date of substitution is less than the Stated Principal Balance (after application of the principal portion of the Scheduled Payment due in the month of substitution) of all such Deleted Mortgage Loans. An amount equal to the aggregate of the deficiencies described in the preceding sentence (such amount, the "Substitution Adjustment Amount") shall be forwarded by the applicable Seller to the Master Servicer and deposited by the Master Servicer into the Certificate Account not later than the Determination Date for the Distribution Date relating to the Prepayment Period during which the related Mortgage Loan became required to be purchased or replaced hereunder.

         In the event that a Seller shall have repurchased a Mortgage Loan, the Purchase Price therefor shall be deposited in the Certificate Account pursuant to Section 3.05 on the Determination Date for the Distribution Date in the month following the month during which such Seller became obligated to repurchase or replace such Mortgage Loan and upon such deposit of the Purchase Price, the delivery of the Opinion of Counsel required by Section 2.05, if any, and the receipt of a Request for File Release, the Trustee shall release the related Mortgage File held for the benefit of the Certificateholders to such Seller, and the Trustee shall execute and deliver at such Person's direction the related instruments of transfer or assignment prepared by such Seller, in each case without recourse, as shall be necessary to transfer title from the Trustee for the benefit of the Certificateholders and transfer the Trustee's interest to such Seller to any Mortgage Loan purchased pursuant to this Section 2.03. It is understood and agreed that the obligation under this Agreement of the Sellers to cure, repurchase or replace any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedy against the Sellers respecting such breach available to Certificateholders, the Depositor or the Trustee.

         (f) The representations and warranties set forth in this Section 2.03 shall survive delivery of the respective Mortgage Files to the Trustee for the benefit of the Certificateholders with respect to each Mortgage Loan.

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         Section 2.04 Representations and Warranties of the Depositor.

         The Depositor hereby represents and warrants to the Master Servicer and the Trustee as follows, as of the date hereof and as of each Subsequent Transfer
Date:

            (1) The Depositor is duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has full power and authority (corporate and other) necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement and each Subsequent Transfer Agreement.

            (2) The Depositor has the full corporate power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by, this Agreement and each Subsequent Transfer Agreement and has duly authorized, by all necessary corporate action on its part, the execution, delivery and performance of this Agreement and each Subsequent Transfer Agreement; and this Agreement and each Subsequent Transfer Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, subject, as to enforceability, to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and (ii) general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law.

            (3) The execution and delivery of this Agreement and each Subsequent Transfer Agreement by the Depositor, the consummation of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Depositor and will not (A) result in a material breach of any term or provision of the charter or by-laws of the Depositor or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Depositor is a party or by which it may be bound or (C) constitute a material violation of any statute, order or regulation applicable to the Depositor of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Depositor; and the Depositor is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Depositor's ability to perform or meet any of its obligations under this Agreement.

            (4) No litigation is pending, or, to the best of the Depositor's knowledge, threatened, against the Depositor that would materially and adversely affect the execution, delivery or enforceability of this Agreement or any Subsequent Transfer Agreement or the ability of the Depositor to perform its obligations under this Agreement or any Subsequent Transfer Agreement in accordance with the terms hereof or thereof.

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

            (5) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Depositor of, or compliance by the Depositor with, this Agreement or any Subsequent Transfer Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Depositor has obtained the same.

         The Depositor hereby represents and warrants to the Trustee with respect to each Mortgage Loan, as of the Closing Date or the related Subsequent Transfer Date, as applicable, following the transfer of such Mortgage Loan to it by the Sellers, the Depositor had good title to the Initial Mortgage Loans or related Subsequent Mortgage Loans, as applicable, and the related Mortgage Notes were subject to no offsets, claims, defenses or counterclaims.

         It is understood and agreed that the representations and warranties set forth in the two immediately preceding paragraphs shall survive delivery of the Mortgage Files to the Trustee. Upon discovery by the Depositor or the Trustee, of a breach of any of the foregoing representations and warranties set forth in the immediately preceding paragraph (referred to herein as a "breach"), which breach materially and adversely affects the interest of the Certificateholders, the party discovering such breach shall give prompt written notice to the others and to each Rating Agency, the NIM Insurer and the Swap Counterparty. The Depositor hereby covenants with respect to the representations and warranties made by it in this Section 2.04 that within 90 days of the earlier of the discovery by it or receipt of written notice by it from any party of a breach of any representation or warranty set forth herein made that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, it shall cure such breach in all material respects and, if such breach is not so cured, shall repurchase or replace the affected Mortgage Loan or Loans in accordance with the procedure set forth in Section 2.03(e).

         Section 2.05 Delivery of Opinion of Counsel in Connection with
                      Substitutions and Repurchases.

         (a) Notwithstanding any contrary provision of this Agreement, with respect to any Mortgage Loan that is not in default or as to which default is not imminent, no repurchase or substitution pursuant to Sections 2.02, 2.03 or
2.04 shall be made unless the Representing Party making such repurchase or substitution delivers to the Trustee an Opinion of Counsel (which such Representing Party shall use reasonable efforts to obtain), addressed to the Trustee to the effect that such repurchase or substitution would not (i) result in the imposition of the tax on "prohibited transactions" of the Trust Fund or contributions after the Closing Date, as defined in sections 860F(a)(2) and 860G(d) of the Code, respectively or (ii) cause any REMIC formed hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding. Any Mortgage Loan as to which repurchase or substitution was delayed pursuant to this paragraph shall be repurchased or the substitution therefor shall occur (subject to compliance with Sections 2.02, 2.03 or 2.04) upon the earlier of (a) the occurrence of a default or imminent default with respect to such loan and
(b) receipt by the Trustee of an Opinion of Counsel to the effect that such repurchase or substitution, as applicable, will not result in the events described in clause (i) or clause (ii) of the preceding sentence.

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

         (b) Upon discovery by the Depositor, any Seller, the Master Servicer or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of section 860G(a)(3) of the Code, the party discovering such fact shall promptly (and in any event within five Business Days of discovery) give written notice thereof to the other parties and the NIM Insurer. In connection therewith, the Trustee shall require CHL, at CHL's option, to either
(i) substitute, if the conditions in Section 2.03(e) with respect to substitutions are satisfied, a Replacement Mortgage Loan for the affected Mortgage Loan, or (ii) repurchase the affected Mortgage Loan within 90 days of such discovery in the same manner as it would a Mortgage Loan for a breach of representation or warranty contained in Section 2.03. The Trustee shall reconvey to CHL the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty contained in Section 2.03.

         Section 2.06 Authentication and Delivery of Certificates.

         The Trustee acknowledges the transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, has executed, authenticated and delivered, to or upon the order of the Depositor, the Certificates in authorized denominations evidencing the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates and to perform the duties set forth in this Agreement.

         Section 2.07 Covenants of the Master Servicer.

         The Master Servicer hereby covenants to the Depositor and the Trustee as follows:

         (a) the Master Servicer shall comply in the performance of its obligations under this Agreement with all reasonable rules and requirements of the insurer under each Required Insurance Policy; and

         (b) no written information, certificate of an officer, statement furnished in writing or written report delivered to the Depositor, any affiliate of the Depositor or the Trustee and prepared by the Master Servicer pursuant to this Agreement will contain any untrue statement of a material fact or omit to state a material fact necessary to make the information, certificate, statement or report not misleading.

                                  ARTICLE III.
                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

         Section 3.01 Master Servicer to Service Mortgage Loans.

         For and on behalf of the Certificateholders, the Master Servicer shall service and administer the Mortgage Loans in accordance with customary and usual standards of practice of prudent mortgage loan lenders in the respective states in which the Mortgaged Properties are located, including taking all required and appropriate actions under each Required Insurance Policy. In connection with such servicing and administration, the Master Servicer shall have full power and authority, acting alone and/or through subservicers as provided in Section 3.02 hereof,

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subject to the terms hereof (i) to execute and deliver, on behalf of the
Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement), (iii) to collect any Insurance Proceeds, other Liquidation Proceeds and Subsequent Recoveries, and (iv) subject to Section 3.12(b), to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan; provided that the Master Servicer shall take no action that is inconsistent with or prejudices the interests of the Trustee or the Certificateholders in any Mortgage Loan or the rights and interests of the Depositor and the Trustee under this Agreement. The Master Servicer shall represent and protect the interest of the Trustee in the same manner as it currently protects its own interest in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan and shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan which would (i) cause any REMIC formed hereunder to fail to qualify as a REMIC or (ii) result in the imposition of any tax under section 860(a) or 860(d) of the Code, but in any case the Master Servicer shall not act in any manner that is a lesser standard than that provided in the first sentence of this Section 3.01. Without limiting the generality of the foregoing, the Master Servicer, in its own name or in the name of the Depositor and the Trustee, is hereby authorized and empowered by the Depositor and the Trustee, when the Master Servicer believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans, and with respect to the Mortgaged Properties held for the benefit of the Certificateholders. The Master Servicer shall prepare and deliver to the Depositor and/or the Trustee such documents requiring execution and delivery by any or all of them as are necessary or appropriate to enable the Master Servicer to service and administer the Mortgage Loans. Upon receipt of such documents, the Depositor and/or the Trustee shall execute such documents and deliver them to the Master Servicer. The Master Servicer further is authorized and empowered by the Trustee, on behalf of the Certificateholders and the Trustee, in its own name or in the name of the Subservicer, when the Master Servicer or the Subservicer, as the case may be, believes it appropriate in its best judgment to register any Mortgage Loan on the MERS(R) System, or cause the removal from the registration of any Mortgage Loan on the MERS(R) System, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns.

         In accordance with the standards of the preceding paragraph, the Master Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties, which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.06, and further as provided in Section 3.08. All costs incurred by the Master Servicer, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Stated Principal Balance under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

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         The Master Servicer shall deliver a list of Servicing Officers to the
Trustee by the Closing Date.

         In connection with its activities as Master Servicer of the Mortgage Loans, the Master Servicer agrees to present, on behalf of itself, the Trustee and the Certificateholders, claims to the insurer under any primary insurance policies and, in this regard, to take any reasonable action necessary to permit recovery under any primary insurance policies respecting defaulted Mortgage Loans. Any amounts collected by the Master Servicer under any primary insurance policies shall be deposited in the Certificate Account.

         In the event that a shortfall in any collection on or liability with respect to any Mortgage Loan results from or is attributable to adjustments to Mortgage Rates, Scheduled Payments or Stated Principal Balances that were made by the Master Servicer in a manner not consistent with the terms of the related Mortgage Note and this Agreement, the Master Servicer, upon discovery or receipt of notice thereof, immediately shall deliver to the Trustee for deposit in the Distribution Account from its own funds the amount of any such shortfall and shall indemnify and hold harmless the Trust Fund, the Trustee, the Depositor and any successor master servicer in respect of any such liability. Such indemnities shall survive the termination or discharge of this Agreement. Notwithstanding the foregoing, this Section 3.01 shall not limit the ability of the Master Servicer to seek recovery of any such amounts from the related Mortgagor under the terms of the related Mortgage Note, as permitted by law and shall not be an expense of the Trust.

         Section 3.02 Subservicing; Enforcement of the Obligations of Master
                      Servicer.

         (a) The Master Servicer may arrange for the subservicing of any Mortgage Loan by a subservicer (each, a "Subservicer") pursuant to a subservicing agreement (each, a "Subservicing Agreement"); provided that (i) such subservicing arrangement and the terms of the related subservicing agreement must provide for the servicing of such Mortgage Loans in a manner consistent with the servicing arrangements contemplated hereunder, (ii) that such subservicing agreements would not result in a withdrawal or a downgrading by any Rating Agency of the ratings on any Class of Certificates, as evidenced by a letter to that effect delivered by each Rating Agency to the Depositor and the NIM Insurer and (iii) the NIM Insurer shall have consented to such subservicing agreements (which consent shall not be unreasonably withheld) with Subservicers, for the servicing and administration of the Mortgage Loans. The Master Servicer shall deliver to the Trustee copies of all Sub-Servicing Agreements, and any amendments or modifications thereof, promptly upon the Master Servicer's execution and delivery of such instruments. The Master Servicer, with the written consent of the NIM Insurer (which consent shall not be unreasonably withheld), shall be entitled to terminate any Subservicing Agreement and the rights and obligations of any Subservicer pursuant to any Subservicing Agreement in accordance with the terms and conditions of such Subservicing Agreement. Notwithstanding the provisions of any subservicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer or a subservicer or reference to actions taken through a Master Servicer or otherwise, the Master Servicer shall remain obligated and liable to the Depositor, the Trustee and the Certificateholders for the servicing and administration of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of

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

such subservicing agreements or arrangements or by virtue of indemnification from the subservicer and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. Every subservicing agreement entered into by the Master Servicer shall contain a provision giving the successor Master Servicer the option to terminate such agreement without cost in the event a successor Master Servicer is appointed. All actions of each subservicer performed pursuant to the related subservicing agreement shall be performed as an agent of the Master Servicer with the same force and effect as if performed directly by the Master Servicer.

         (b) For purposes of this Agreement, the Master Servicer shall be deemed to have received any collections, recoveries or payments with respect to the Mortgage Loans that are received by a subservicer regardless of whether such payments are remitted by the subservicer to the Master Servicer.

         Section 3.03 Rights of the Depositor, the Sellers, the
                      Certificateholders, the NIM Insurer and the Trustee in Respect of the Master Servicer.

         None of the Trustee, the Sellers, the Certificateholders, the NIM Insurer or the Depositor shall have any responsibility or liability for any action or failure to act by the Master Servicer, and none of them is obligated to supervise the performance of the Master Servicer hereunder or otherwise. The Master Servicer shall afford (and any Subservicing Agreement shall provide that each Subservicer shall afford) the Depositor, the NIM Insurer and the Trustee, upon reasonable notice, during normal business hours, access to all records maintained by the Master Servicer (and any such Subservicer) in respect of the Master Servicer's rights and obligations hereunder and access to officers of the Master Servicer (and those of any such Subservicer) responsible for such obligations. Upon request, the Master Servicer shall furnish to the Depositor, the NIM Insurer and the Trustee its (and any such Subservicer's) most recent financial statements and such other information relating to the Master Servicer's capacity to perform its obligations under this Agreement that it possesses. To the extent such information is not otherwise available to the public, the Depositor, the NIM Insurer and the Trustee shall not disseminate any information obtained pursuant to the preceding two sentences without the Masters Servicer's (or any such Subservicer's) written consent, except as required pursuant to this Agreement or to the extent that it is necessary to do so (i) in working with legal counsel, auditors, taxing authorities or other governmental agencies, rating agencies or reinsurers or (ii) pursuant to any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Depositor, the Trustee, the NIM Insurer or the Trust Fund, and in either case, the Depositor, the NIM Insurer or the Trustee, as the case may be, shall use its reasonable best efforts to assure the confidentiality of any such disseminated non-public information. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer under this Agreement and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer under this Agreement or exercise the rights of the Master Servicer under this Agreement; provided by virtue of such performance by the Depositor of its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer and is not obligated to supervise the performance of the Master Servicer under this Agreement or otherwise.

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         Section 3.04 Trustee to Act as Master Servicer.

         In the event that the Master Servicer shall for any reason no longer be the Master Servicer hereunder (including by reason of an Event of Default or termination by the Depositor), the Trustee or its designee shall thereupon assume all of the rights and obligations of the Master Servicer hereunder arising thereafter (except that the Trustee shall not be (i) liable for losses of the Master Servicer pursuant to Section 3.10 hereof or any acts or omissions of the predecessor Master Servicer hereunder, (ii) obligated to make Advances if it is prohibited from doing so by applicable law, (iii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder, including pursuant to
Section 2.02 or 2.03 hereof, (iv) responsible for expenses of the Master Servicer pursuant to Section 2.03 or (v) deemed to have made any representations and warranties hereunder, including pursuant to Section 2.03 or the first paragraph of Section 6.02 hereof). If the Master Servicer shall for any reason no longer be the Master Servicer (including by reason of any Event of Default or termination by the Depositor), the Trustee (or any other successor servicer) may, at its option, succeed to any rights and obligations of the Master Servicer under any subservicing agreement in accordance with the terms thereof; provided that the Trustee (or any other successor servicer) shall not incur any liability or have any obligations in its capacity as servicer under a subservicing agreement arising prior to the date of such succession unless it expressly elects to succeed to the rights and obligations of the Master Servicer thereunder; and the Master Servicer shall not thereby be relieved of any liability or obligations under the subservicing agreement arising prior to the date of such succession.

         The Master Servicer shall, upon request of the Trustee, but at the expense of the Master Servicer, deliver to the assuming party all documents and records relating to each subservicing agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the subservicing agreement to the assuming party.

         Section 3.05 Collection of Mortgage Loan Payments; Certificate Account;
                      Distribution Account; Pre-Funding Account; Seller Shortfall Interest Requirement.

         (a) The Master Servicer shall make reasonable efforts in accordance with customary and usual standards of practice of prudent mortgage lenders in the respective states in which the Mortgaged Properties are located to collect all payments called for under the terms and provisions of the Mortgage Loans to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Required Insurance Policy. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or, subject to Section 3.20, any Prepayment Charge or penalty interest in connection with the prepayment of a Mortgage Loan and (ii) extend the due dates for payments due on a Mortgage Note for a period not greater than 270 days. In the event of any such arrangement, the Master Servicer shall make Advances on the related Mortgage Loan during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements. In addition, the NIM Insurer's prior written consent shall be required for any waiver of Prepayment Charges or for the extension of the due dates for payments due on a Mortgage Note, if the aggregate number of outstanding Mortgage Loans that have been granted such waivers or extensions exceeds 5% of the aggregate number of Initial

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Mortgage Loans and Subsequent Mortgage Loans. The Master Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

         (b) The Master Servicer shall establish and maintain a Certificate Account into which the Master Servicer shall deposit or cause to be deposited on a daily basis within two Business Days of receipt, except as otherwise specifically provided herein, the following payments and collections remitted by Subservicers or received by it in respect of Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest due on the Mortgage Loans on or before the Cut-off Date) and the following amounts required to be deposited hereunder:

            (1) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

            (2) all payments on account of interest on the Mortgage Loans (net of the related Servicing Fee and Prepayment Interest Excess permitted under Section 3.15 hereof to the extent not previously paid to or withheld by the Master Servicer);

            (3) all Insurance Proceeds;

            (4) all Liquidation Proceeds and Subsequent Recoveries, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures;

            (5) all Compensating Interest;

            (6) any amount required to be deposited by the Master Servicer pursuant to Section 3.05(e) in connection with any losses on Permitted Investments;

            (7) any amounts required to be deposited by the Master Servicer pursuant to Section 3.10 hereof;

            (8) the Purchase Price and any Substitution Adjustment Amount;

            (9) all Advances made by the Master Servicer or the Trustee pursuant to Section 4.01 hereof;

            (10) all Prepayment Charges and Master Servicer Prepayment Charge Payment Amounts; and

            (11) any other amounts required to be deposited hereunder.

         The foregoing requirements for remittance by the Master Servicer into the Certificate Account shall be exclusive, it being understood and agreed that, without limiting the

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generality of the foregoing, payments in the nature of late payment charges or assumption fees, if collected, need not be remitted by the Master Servicer. In the event that the Master Servicer shall remit any amount not required to be remitted and not otherwise subject to withdrawal pursuant to Section 3.08 hereof, it may at any time withdraw or direct the institution maintaining the Certificate Account, to withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. Such withdrawal or direction may be accomplished by delivering written notice thereof to the institution maintaining the Certificate Account, that describes the amounts deposited in error in the Certificate Account. The Master Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section. All funds deposited in the Certificate Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 3.08.

         No later than 1:00 p.m. Pacific time on the Business Day prior to the Master Servicer Advance Date in each of July 2006, August 2006, September 2006 and October 2006, CHL shall remit to the Master Servicer, and the Master Servicer shall deposit in the Certificate Account, the Seller Shortfall Interest Requirement (if any) for such Master Servicer Advance Date.

         (c) The Trustee shall establish and maintain, on behalf of the Certificateholders, the Distribution Account. The Trustee shall, promptly upon receipt, deposit in the Distribution Account and retain therein the following:

            (1) the aggregate amount remitted by the Master Servicer pursuant to the second paragraph of Section 3.08(a); and

            (2) any amount required to be deposited by the Master Servicer pursuant to Section 3.05(e) in connection with any losses on Permitted Investments.

         The foregoing requirements for remittance by the Master Servicer and deposit by the Trustee into the Distribution Account shall be exclusive. In the event that the Master Servicer shall remit any amount not required to be remitted and not otherwise subject to withdrawal pursuant to Section 3.08 hereof, it may at any time direct the Trustee to withdraw such amount from the Distribution Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering a written notice to the Trustee that describes the amounts deposited in error in the Distribution Account. All funds deposited in the Distribution Account shall be held by the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.08. In no event shall the Trustee incur liability for withdrawals from the Distribution Account at the direction of the Master Servicer.

         (d) If the Pre-Funded Amount is greater than zero, the Trustee shall establish and maintain, on behalf of the Certificateholders, the Pre-Funding Account, and on the Closing Date, CHL shall remit the Pre-Funded Amount to the Trustee for deposit in the Pre-Funding Account.

         On the Business Day before the Distribution Date following the end of the Funding Period, the Trustee shall (i) withdraw the amount on deposit in the Pre-Funding

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Account (net of investment income), (ii) promptly deposit such amount in the
Distribution Account, and (iii) distribute each amount to the Certificates on the Distribution Date pursuant to Section 4.04.

         (e) Each institution that maintains the Certificate Account, the Distribution Account or the Pre-Funding Account shall invest the funds in each such account, as directed by the Master Servicer, in Permitted Investments, which shall mature not later than (x) in the case of the Certificate Account, the second Business Day next preceding the related Distribution Account Deposit Date (except that if such Permitted Investment is an obligation of the institution that maintains such Certificate Account, then such Permitted Investment shall mature not later than the Business Day next preceding such Distribution Account Deposit Date) and (y) in the case of the Distribution Account and the Pre-Funding Account, the Business Day immediately preceding the first Distribution Date that follows the date of such investment (except that if such Permitted Investment is an obligation of the institution that maintains such Distribution Account or Pre-Funding Account, then such Permitted Investment shall mature not later than such Distribution Date), in each case, shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. In the case of (i) the Certificate Account and the Distribution Account, all income and gain net of any losses realized from any such investment shall be for the benefit of the Master Servicer as servicing compensation and shall be remitted to it monthly as provided herein and (ii) the Pre-Funding Account, all income and gain net of any losses realized from any such investment shall be for the benefit of the Depositor and shall be remitted to the Depositor as provided herein. The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of any such investments shall be deposited by the Master Servicer in the Certificate Account or paid to the Trustee for deposit into the Distribution Account out of the Master Servicer's own funds immediately as realized. The amount of any losses incurred in the Pre-Funding Account in respect of any such investments shall be paid by the Master Servicer to the Trustee for deposit into the Pre-Funding Account out of the Master Servicer's own funds immediately as realized. The Trustee shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account, the Distribution Account or the Pre-Funding Account and made in accordance with this Section 3.05.

         (f) The Master Servicer shall give at least 30 days' advance notice to the Trustee, each Seller, each Rating Agency and the Depositor of any proposed change of location of the Certificate Account prior to any change thereof. The Trustee shall give at least 30 days' advance notice to the Master Servicer, each Seller, each Rating Agency and the Depositor of any proposed change of the location of the Distribution Account, the Pre-Funding Account or the Carryover Reserve Fund prior to any change thereof.

         (g) Except as otherwise expressly provided in this Agreement, if any default occurs under any Permitted Investment, the Trustee may and, subject to Sections 8.01 and 8.02(a)(4), at the request of the Holders of Certificates representing more than 50% of the Voting Rights or the NIM Insurer, shall take any action appropriate to enforce payment or performance, including the institution and prosecution of appropriate proceedings.

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         Section 3.06 Collection of Taxes, Assessments and Similar Items; Escrow
                      Accounts.

         To the extent required by the related Mortgage Note, the Master Servicer shall establish and maintain one or more accounts (each, an "Escrow Account") and deposit and retain therein all collections from the Mortgagors (or advances by the Master Servicer) for the payment of taxes, assessments, hazard insurance premiums or comparable items for the account of the Mortgagors. Nothing herein shall require the Master Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law.

         Withdrawals of amounts so collected from the Escrow Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, condominium or PUD association dues, or comparable items, to reimburse the Master Servicer out of related collections for any payments made pursuant to Sections 3.01 hereof (with respect to taxes and assessments and insurance premiums) and 3.10 hereof (with respect to hazard insurance), to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required by law or the terms of the related Mortgage or Mortgage Note, to Mortgagors on balances in the Escrow Account or to clear and terminate the Escrow Account at the termination of this Agreement in accordance with Section
9.01 hereof. The Escrow Accounts shall not be a part of the Trust Fund.

         Section 3.07 Access to Certain Documentation and Information Regarding
                      the Mortgage Loans.

         The Master Servicer shall afford the Depositor, the NIM Insurer and the Trustee reasonable access to all records and documentation regarding the Mortgage Loans and all accounts, insurance policies and other matters relating to this Agreement, such access being afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Master Servicer designated by it. Upon request, the Master Servicer shall furnish to the Trustee and the NIM Insurer its most recent publicly available financial statements and any other information relating to its capacity to perform its obligations under this Agreement reasonably requested by the NIM Insurer.

         Upon reasonable advance notice in writing if required by federal regulation, the Master Servicer will provide to each Certificateholder or Certificate Owner that is a savings and loan association, bank or insurance company certain reports and reasonable access to information and documentation regarding the Mortgage Loans sufficient to permit such Certificateholder or Certificate Owner to comply with applicable regulations of the OTS or other regulatory authorities with respect to investment in the Certificates; provided that the Master Servicer shall be entitled to be reimbursed by each such Certificateholder or Certificate Owner for actual expenses incurred by the Master Servicer in providing such reports and access.

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         Section 3.08 Permitted Withdrawals from the Certificate Account,
                      Distribution Account, Carryover Reserve Fund and the Principal Reserve Fund.

         (a) The Master Servicer may from time to time make withdrawals from the Certificate Account for the following purposes:

                  (i) to pay to the Master Servicer (to the extent not

         previously paid to or withheld by the Master Servicer), as servicing compensation in accordance with Section 3.15, that portion of any payment of interest that equals the Servicing Fee for the period with respect to which such interest payment was made, and, as additional servicing compensation to the Master Servicer, those other amounts set forth in Section 3.15;

               (ii) to reimburse each of the Master Servicer and the Trustee for Advances made by it with respect to the Mortgage Loans, such right of reimbursement pursuant to this subclause (ii) being limited to amounts received on particular Mortgage Loan(s) (including, for this purpose, Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries) that represent late recoveries of payments of principal and/or interest on such particular Mortgage Loan(s) in respect of which any such Advance was made;

               (iii) [Reserved];

               (iv) to reimburse each of the Master Servicer and the Trustee for any Nonrecoverable Advance previously made;

               (v) to reimburse the Master Servicer from Insurance Proceeds for Insured Expenses covered by the related Insurance Policy;

               (vi) to pay the Master Servicer any unpaid Servicing Fees and to reimburse it for any unreimbursed Servicing Advances, the Master Servicer's right to reimbursement of Servicing Advances pursuant to this subclause (vi) with respect to any Mortgage Loan being limited to amounts received on particular Mortgage Loan(s) (including, for this purpose, Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries and purchase and repurchase proceeds) that represent late recoveries of the payments for which such advances were made pursuant to Section 3.01 or Section 3.06;

               (vii) to pay to the applicable Seller, the Depositor or the Master Servicer, as applicable, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 2.02, 2.03, 2.04 or 3.12, all amounts received thereon and not taken into account in determining the related Purchase Price of such repurchased Mortgage Loan;

               (viii) to reimburse the applicable Seller, the Master
         Servicer, the NIM Insurer or the Depositor for expenses incurred by any of them in connection with the Mortgage Loans or Certificates and reimbursable pursuant to Section 6.03 hereof; provided that such amount shall only be withdrawn following the

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         withdrawal from the Certificate Account for deposit into the
         Distribution Account pursuant to the following paragraph;

               (ix) to pay any lender-paid primary mortgage insurance premiums;

               (x) to withdraw any amount deposited in the Certificate Account and not required to be deposited therein; and

               (xi) to clear and terminate the Certificate Account upon termination of this Agreement pursuant to Section 9.01 hereof.

         In addition, no later than 1:00 p.m. Pacific time on the Distribution Account Deposit Date, the Master Servicer shall withdraw from the Certificate Account and remit to the Trustee the Interest Remittance Amount, Principal Remittance Amount, Prepayment Charges collected and the Master Servicer Prepayment Charge Payment Amount for each Loan Group, and the Trustee shall deposit such amount in the Distribution Account.

         The Trustee shall establish and maintain, on behalf of the Certificateholders, a Principal Reserve Fund in the name of the Trustee. On the Closing Date, CHL shall deposit into the Principal Reserve Fund $200.00. Funds on deposit in the Principal Reserve Fund shall not be invested. The Principal Reserve Fund shall be treated as an "outside reserve fund" under applicable Treasury regulations and shall not be part of any REMIC created under this Agreement.

         On the Business Day before the first Distribution Date, the Trustee shall transfer $100.00 from the Principal Reserve Fund to the Distribution Account, and on the first Distribution Date, the Trustee shall withdraw $100 and distribute such amount to the Class A-R Certificates in reduction of the Certificate Principal Balance thereof.

         On the Business Day before the Class P Principal Distribution Date, the Trustee shall transfer from the Principal Reserve Fund to the Distribution Account $100.00 and shall distribute such amount to the Class P Certificates on the Class P Principal Distribution Date. Following the distributions to be made in accordance with the preceding sentence, the Trustee shall then terminate the Principal Reserve Fund.

         The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account pursuant to subclauses (i), (ii), (iv),
(v), (vi), (vii), (viii) and (ix) above. Prior to making any withdrawal from the Certificate Account pursuant to subclause (iv), the Master Servicer shall deliver to the Trustee an Officer's Certificate of a Servicing Officer indicating the amount of any previous Advance determined by the Master Servicer to be a Nonrecoverable Advance and identifying the related Mortgage Loan(s), and their respective portions of such Nonrecoverable Advance.

         (b) The Trustee shall withdraw funds from the Distribution Account for distribution to the Certificateholders and remittance to the Swap Account in the manner specified in this Agreement (and to withhold from the amounts so withdrawn, the amount of any taxes that it is authorized to retain pursuant to the third paragraph of Section 8.11). In addition, the Trustee

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may from time to time make withdrawals from the Distribution Account for the following purposes:

                  (i) to pay the Trustee the Trustee Fee on each Distribution Date;

                  (ii) to pay to the Master Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account;

                  (iii) to withdraw pursuant to Section 3.05 any amount deposited in the Distribution Account and not required to be deposited therein;

                  (iv) to reimburse the Trustee for any unreimbursed Advances made by it pursuant to Section 4.01(d) hereof, such right of reimbursement pursuant to this subclause (iv) being limited to (x) amounts received on the related Mortgage Loan(s) in respect of which any such Advance was made and (y) amounts not otherwise reimbursed to the Trustee pursuant to Section 3.08(a)(ii) hereof;

                  (v) to reimburse the Trustee for any Nonrecoverable Advance previously made by the Trustee pursuant to Section 4.01(d) hereof, such right of reimbursement pursuant to this subclause (v) being limited to amounts not otherwise reimbursed to the Trustee pursuant to Section 3.08(a)(iv) hereof; and

                  (vi) to clear and terminate the Distribution Account upon termination of the Agreement pursuant to Section 9.01 hereof.

         (c) The Trustee shall withdraw funds from the Carryover Reserve Fund for distribution to the Certificateholders in the manner specified in this Agreement (and to withhold from the amounts so withdrawn, the amount of any taxes that it is authorized to retain pursuant to the third paragraph of Section 8.11). In addition, the Trustee may from time to time make withdrawals from the Carryover Reserve Fund for the following purposes:

            (1) to withdraw any amount deposited in the Carryover Reserve Fund and not required to be deposited therein; and

            (2) to clear and terminate the Carryover Reserve Fund upon termination of the Agreement pursuant to Section 9.01 hereof.

         Section 3.09 [Reserved].

         Section 3.10 Maintenance of Hazard Insurance.

         The Master Servicer shall cause to be maintained, for each Mortgage Loan, hazard insurance with extended coverage in an amount that is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds of such policy shall be sufficient to prevent the related Mortgagor and/or mortgagee from becoming a co-insurer. Each such policy of standard hazard insurance shall contain, or

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have an accompanying endorsement that contains, a standard mortgagee clause. The
Master Servicer shall also cause flood insurance to be maintained on property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, to the extent described below. Pursuant to Section 3.05 hereof, any amounts collected by the Master Servicer under any such policies (other than the amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) shall be deposited in the Certificate Account. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders or remittances to the Trustee for their benefit, be added to the principal balance of the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Master Servicer out of late payments by the related Mortgagor or out of Liquidation Proceeds or Subsequent Recoveries to the extent permitted by Section
3.08 hereof. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property is located at the time of origination of the Mortgage Loan in a federally designated special flood hazard area and such area is participating in the national flood insurance program, the Master Servicer shall cause flood insurance to be maintained with respect to such Mortgage Loan. Such flood insurance shall be in an amount equal to the lesser of (i) the original principal balance of the related Mortgage Loan, (ii) the replacement value of the improvements that are part of such Mortgaged Property, or (iii) the maximum amount of such insurance available for the related Mortgaged Property under the Flood Disaster Protection Act of 1973, as amended. If the hazard policy contains a deductible clause, the Master Servicer will be required to deposit from its own funds into the Certificate Account the amounts that would have been deposited therein but for the deductible clause.

         Section 3.11 Enforcement of Due-On-Sale Clauses; Assumption Agreements.

         (a) Except as otherwise provided in this Section 3.11(a), when any property subject to a Mortgage has been or is about to be conveyed by the Mortgagor, the Master Servicer shall to the extent that it has knowledge of such conveyance, enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing, the Master Servicer is not required to exercise such rights with respect to a Mortgage Loan if the Person to whom the related Mortgaged Property has been conveyed or is proposed to be conveyed satisfies the terms and conditions contained in the Mortgage Note and Mortgage related thereto and the consent of the mortgagee under such Mortgage Note or Mortgage is not otherwise so required under such Mortgage Note or Mortgage as a condition to such transfer. In the event that the Master Servicer is prohibited by law from enforcing any such due-on-sale clause, or if coverage under any Required Insurance Policy would be adversely affected, or if nonenforcement is otherwise permitted hereunder, the Master Servicer is authorized, subject to Section 3.11(b), to take or enter into an assumption and modification agreement from or with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon, provided that the Mortgage Loan shall continue to be

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covered (if so covered before the Master Servicer enters such agreement) by the applicable Required Insurance Policies. The Master Servicer, subject to Section 3.11(b), is also authorized with the prior approval of the insurers under any Required Insurance Policies to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Mortgage Note. The Master Servicer shall notify the Trustee that any such substitution, modification or assumption agreement has been completed by forwarding to the Trustee the executed original of such substitution or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

         (b) Subject to the Master Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.11(a) hereof, in any case in which a Mortgaged Property has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Master Servicer shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. In connection with any such assumption, no material term of the Mortgage Note (including, but not limited to, the Mortgage Rate, the amount of the Scheduled Payment, the Maximum Mortgage Rate, the Minimum Mortgage Rate, the Gross Margin, the Initial Periodic Rate Cap, the Subsequent Periodic Rate Cap, the Adjustment Date and any other term affecting the amount or timing of payment on the Mortgage Loan) may be changed. In addition, the substitute Mortgagor and the Mortgaged Property must be acceptable to the Master Servicer in accordance with its underwriting standards as then in effect. The Master Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee the original of such substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Master Servicer for entering into an assumption or substitution of liability agreement will be retained by the Master Servicer as additional servicing compensation.

         Section 3.12 Realization Upon Defaulted Mortgage Loans; Determination
                      of Excess Proceeds and Realized Losses; Repurchase of Certain Mortgage Loans.

         (a) The Master Servicer may agree to a modification of any Mortgage Loan (the "Modified Mortgage Loan") if (i) CHL purchases the Modified Mortgage Loan from the Trust Fund immediately following the modification as described below and (ii) the Stated Principal Balance of such Mortgage Loan, when taken together with the aggregate of the Stated Principal Balances of all other Mortgage Loans in the same Loan Group that have been so

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modified since the Closing Date at the time of those modifications, does not exceed an amount equal to 5% of the aggregate Certificate Principal Balance of the related Certificates. Effective immediately after the modification, and, in any event, on the same Business Day on which the modification occurs, all interest of the Trustee in the Modified Mortgage Loan shall automatically be deemed transferred and assigned to CHL and all benefits and burdens of ownership thereof, including the right to accrued interest thereon from the date of modification and the risk of default thereon, shall pass to CHL. The Master Servicer shall promptly deliver to the Trustee a certification of a Servicing Officer to the effect that all requirements of this paragraph have been satisfied with respect to the Modified Mortgage Loan. For federal income tax purposes, the Trustee shall account for such purchase as a prepayment in full of the Modified Mortgage Loan. CHL shall remit the Purchase Price to the Master Servicer for deposit into the Certificate Account pursuant to Section 3.05 within one Business Day after the purchase of the Modified Mortgage Loan. Upon receipt by the Trustee of written notification of any such deposit signed by a Servicing Officer, the Trustee shall release to CHL or its designee the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in CHL any Modified Mortgage Loan previously transferred and assigned pursuant hereto. CHL covenants and agrees to indemnify the Trust Fund against any liability for any "prohibited transaction" taxes and any related interest, additions, and penalties imposed on the Trust Fund established hereunder as a result of any modification of a Mortgage Loan effected pursuant to this subsection (a), any holding of a Modified Mortgage Loan by the Trust Fund or any purchase of a Modified Mortgage Loan by CHL (but such obligation shall not prevent CHL or any other appropriate Person from in good faith contesting any such tax in appropriate proceedings and shall not prevent CHL from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). CHL shall have no right of reimbursement for any amount paid pursuant to the foregoing indemnification, except to the extent that the amount of any tax, interest, and penalties, together with interest thereon, is refunded to the Trust Fund or CHL. If the Master Servicer agrees to a modification of any Mortgage Loan pursuant to this Section 3.12(a), and if such Mortgage Loan carries a Prepayment Charge provision, CHL shall deliver to the Trustee the amount of the Prepayment Charge, if any, that would have been due had such Mortgage Loan been prepaid at the time of such modification, for deposit into the Certificate Account (not later than 1:00 p.m. Pacific time on the Master Servicer Advance Date immediately succeeding the date of such modification) for distribution in accordance with the terms of this Agreement.

         (b) The Master Servicer shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Master Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities and the requirements of the insurer under any Required Insurance Policy; provided that the Master Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Certificate Account pursuant to Section 3.08 hereof). The Master Servicer shall be responsible for all other

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costs and expenses incurred by it in any such proceedings; provided that it shall be entitled to reimbursement thereof from the proceeds of liquidation of the related Mortgaged Property and any related Subsequent Recoveries, as contemplated in Section 3.08 hereof. If the Master Servicer has knowledge that a Mortgaged Property that the Master Servicer is contemplating acquiring in foreclosure or by deed-in-lieu of foreclosure is located within a one-mile radius of any site with environmental or hazardous waste risks known to the Master Servicer, the Master Servicer will, prior to acquiring the Mortgaged Property, consider such risks and only take action in accordance with its established environmental review procedures.

         With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the Certificateholders (or the Trustee's nominee on behalf of the Certificateholders). The Trustee's name shall be placed on the title to such REO Property solely as the Trustee hereunder and not in its individual capacity. The Master Servicer shall ensure that the title to such REO Property references this Agreement and the Trustee's capacity thereunder. Pursuant to its efforts to sell such REO Property, the Master Servicer shall either itself or through an agent selected by the Master Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Certificateholders, rent the same, or any part thereof, as the Master Servicer deems to be in the best interest of the Master Servicer and the Certificateholders for the period prior to the sale of such REO Property. The Master Servicer shall prepare for and deliver to the Trustee a statement with respect to each REO Property that has been rented showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the Trustee to comply with the reporting requirements of the REMIC Provisions. The net monthly rental income, if any, from such REO Property shall be deposited in the Certificate Account no later than the close of business on each Determination Date. The Master Servicer shall perform the tax reporting and withholding related to foreclosures, abandonments and cancellation of indebtedness income as specified by Sections 1445, 6050J and 6050P of the Code by preparing and filing such tax and information returns, as may be required.

         In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Master Servicer shall dispose of such Mortgaged Property as soon as practicable in a manner that maximizes the Liquidation Proceeds, but in no event later than three years after its acquisition by the Trust Fund or, at the expense of the Trust Fund, the Master Servicer shall request, more than 60 days prior to the day on which such three-year period would otherwise expire, an extension of the three-year grace period. In the event the Trustee shall have been supplied with an Opinion of Counsel (such opinion not to be an expense of the Trustee) to the effect that the holding by the Trust Fund of such Mortgaged Property subsequent to such three-year period will not result in the imposition of taxes on "prohibited transactions" of the Trust Fund as defined in section 860F of the Code or cause any REMIC formed hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding, and the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel) after the expiration of such three-year period. Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund in such a manner

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or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of section 860G(a)(8) of the Code or (ii) subject the Trust Fund to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under section 860G(c) of the Code or otherwise, unless the Master Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

         The decision of the Master Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by the Master Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding. The income earned from the management of any Mortgaged Properties acquired through foreclosure or other judicial proceeding, net of reimbursement to the Master Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of unreimbursed Servicing Fees, Advances, Servicing Advances and any management fee paid or to be paid with respect to the management of such Mortgaged Property, shall be applied to the payment of principal of, and interest on, the related defaulted Mortgage Loans (with interest accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the Certificate Account. To the extent the income received during a Prepayment Period is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Rate on the related Mortgage Loan, such excess shall be considered to be a partial Principal Prepayment for all purposes hereof.

         The Liquidation Proceeds from any liquidation of a Mortgage Loan and any Subsequent Recoveries, net of any payment to the Master Servicer as provided above, shall be deposited in the Certificate Account as provided in Section 3.05 for distribution on the related Distribution Date, except that any Excess Proceeds shall be retained by the Master Servicer as additional servicing compensation.

         The proceeds of any Liquidated Mortgage Loan, as well as any recovery resulting from a partial collection of Liquidation Proceeds or any income from an REO Property, will be applied in the following order of priority: first, to reimburse the Master Servicer for any related unreimbursed Servicing Advances and Servicing Fees, pursuant to Section 3.08(a)(vi) or this Section 3.12; second, to reimburse the Master Servicer for any unreimbursed Advances, pursuant to Section 3.08(a)(ii) or this Section 3.12; third, to accrued and unpaid interest (to the extent no Advance has been made for such amount) on the Mortgage Loan or related REO Property, at the Net Mortgage Rate to the Due Date occurring in the month in which such amounts are required to be distributed; and fourth, as a recovery of principal of the Mortgage Loan.

         (c) [Reserved].

         (d) The Master Servicer, in its sole discretion, shall have the right to elect (by written notice sent to the Trustee) to purchase for its own account from the Trust Fund any Mortgage Loan that is 150 days or more delinquent at a price equal to the Purchase Price; provided, however, that the Master Servicer may only exercise this right on or before the last day of the calendar month in which such Mortgage Loan became 150 days delinquent (such month, the "Eligible Repurchase Month"); provided further, that any such Mortgage Loan which

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becomes current but thereafter becomes delinquent may be purchased by the Master
Servicer pursuant to this Section in any ensuing Eligible Repurchase Month. The Purchase Price for any Mortgage Loan purchased hereunder shall be deposited in the Certificate Account. Any purchase of a Mortgage Loan pursuant to this
Section 3.12(d) shall be accomplished by remittance to the Master Servicer for deposit in the Certificate Account of the Purchase Price. The Trustee, upon receipt of certification from the Master Servicer of such deposit and a Request for File Release from the Master Servicer, shall release or cause to be released to the purchaser of such Mortgage Loan the related Mortgage File and shall execute and deliver such instruments of transfer or assignment prepared by the purchaser of such Mortgage Loan, in each case without recourse, as shall be necessary to vest in the purchaser of such Mortgage Loan any Mortgage Loan released pursuant hereto and the purchaser of such Mortgage Loan shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan and all security and documents related thereto. Such assignment shall be an assignment outright and not for security. The purchaser of such Mortgage Loan shall thereupon own such Mortgage Loan, and all security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto.

         Section 3.13 Trustee to Cooperate; Release of Mortgage Files.

         Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer will promptly notify the Trustee by delivering a Request for File Release. Upon receipt of such request, the Trustee shall promptly release the related Mortgage File to the Master Servicer, and the Trustee shall at the Master Servicer's direction execute and deliver to the Master Servicer the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage in each case provided by the Master Servicer, together with the Mortgage Note with written evidence of cancellation thereon. The Master Servicer is authorized to cause the removal from the registration on the MERS(R) System of such Mortgage and to execute and deliver, on behalf of the Trust Fund and the Certificateholders or any of them, any and all instruments of satisfaction or cancellation or of partial or full release. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account, the Distribution Account, the Carryover Reserve Fund or the related subservicing account. From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for such purpose, collection under any policy of flood insurance any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Trustee shall, upon delivery to the Trustee of a Request for Document Release or a Request for File Release, as applicable, release the documents specified in such request or the Mortgage File, as the case may be, to the Master Servicer. Subject to the further limitations set forth below, the Master Servicer shall cause the Mortgage File or documents so released to be returned to the Trustee when the need therefor by the Master Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the Certificate Account, in which case the Master Servicer shall deliver to the Trustee a Request for File Release for any remaining documents in the Mortgage File not in the possession of the Master Servicer.

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         If the Master Servicer at any time seeks to initiate a foreclosure proceeding in respect of any Mortgaged Property as authorized by this Agreement, the Master Servicer shall deliver or cause to be delivered to the Trustee, for signature, as appropriate, any court pleadings, requests for trustee's sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity. Notwithstanding the foregoing, the Master Servicer shall cause possession of any Mortgage File or of the documents therein that shall have been released by the Trustee to be returned to the Trustee within 21 calendar days after possession thereof shall have been released by the Trustee unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account, and the Master Servicer shall have delivered to the Trustee a Request for File Release or (ii) the Mortgage File or document shall have been delivered to an attorney or to a public trustee or other public official as required by law for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property and the Master Servicer shall have delivered to the Trustee an Officer's Certificate of a Servicing Officer certifying as to the name and address of the Person to which the Mortgage File or the documents therein were delivered and the purpose or purposes of such delivery.

         Section 3.14 Documents, Records and Funds in Possession of Master
                      Servicer to be Held for the Trustee.

         Notwithstanding any other provisions of this Agreement, the Master Servicer shall transmit to the Trustee as required by this Agreement all documents and instruments in respect of a Mortgage Loan coming into the possession of the Master Servicer from time to time and shall account fully to the Trustee for any funds received by the Master Servicer or that otherwise are collected by the Master Servicer as Liquidation Proceeds, Insurance Proceeds or Subsequent Recoveries in respect of any Mortgage Loan. All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Subsequent Recoveries including but not limited to, any funds on deposit in the Certificate Account, shall be held by the Master Servicer for and on behalf of the Trust Fund and shall be and remain the sole and exclusive property of the Trust Fund, subject to the applicable provisions of this Agreement. The Master Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the Certificate Account, the Distribution Account, the Carryover Reserve Fund or in any Escrow Account (as defined in Section 3.06), or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of set off against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Master Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Master Servicer under this Agreement.

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         Section 3.15 Servicing Compensation.

         As compensation for its activities hereunder, the Master Servicer shall be entitled to retain or withdraw from the Certificate Account out of each payment of interest on a Mortgage Loan included in the Trust Fund an amount equal to interest at the applicable Servicing Fee Rate on the Stated Principal Balance of the related Mortgage Loan for the period covered by such interest payment.

         Additional servicing compensation in the form of any Excess Proceeds, assumption fees, late payment charges, Prepayment Interest Excess, and all income and gain net of any losses realized from Permitted Investments shall be retained by the Master Servicer to the extent not required to be deposited in the Certificate Account pursuant to Section 3.05 or 3.12(b) hereof. The Master Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including payment of any premiums for hazard insurance, as required by Section 3.10 hereof and maintenance of the other forms of insurance coverage required by Section 3.10 hereof) and shall not be entitled to reimbursement therefor except as specifically provided in Sections 3.08 and
3.12 hereof.

         Section 3.16 Access to Certain Documentation.

         The Master Servicer shall provide to the OTS and the FDIC and to comparable regulatory authorities supervising Holders of the Certificates and Certificate Owners and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, access to the documentation regarding the Mortgage Loans required by applicable regulations of the OTS and the FDIC. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices of the Master Servicer designated by it. Nothing in this Section shall limit the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Master Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

         Section 3.17 Annual Statement as to Compliance.

         (a) The Master Servicer shall deliver to the Depositor and the Trustee on or before March 15 of each year, commencing with its 2007 fiscal year, an Officer's Certificate stating, as to the signer thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year (or applicable portion thereof) and of the performance of the Master Servicer under this Agreement, has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has fulfilled all its obligations under this Agreement, in all material respects throughout such year (or applicable portion thereof), or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof and (iii) to the best of such officer's knowledge, each Subservicer has fulfilled all its obligations under its Subservicing Agreement in all material respects throughout such year, or, if there has been a failure to fulfill any such obligation in any material respect specifying each such failure known to such officer and the nature and status thereof.

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         (b) The Master Servicer shall cause each Subservicer to deliver to the
Depositor and the Trustee on or before March 15 of each year, commencing with its 2007 fiscal year, an Officer's Certificate stating, as to the signer thereof, that (i) a review of the activities of such Subservicer during the preceding calendar year (or applicable portion thereof) and of the performance of the Subservicer under the applicable Subservicing Agreement or primary servicing agreement, has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, such Subservicer has fulfilled all its obligations under the applicable Subservicing Agreement or primary servicing agreement, in all material respects throughout such year (or applicable portion thereof), or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

         (c) The Trustee shall forward a copy of each such statement to each Rating Agency. Copies of such statement shall be provided by the Trustee to any Certificateholder or Certificate Owner upon request at the Master Servicer's expense, provided such statement is delivered by the Master Servicer to the Trustee.

         Section 3.18 Rights of Directing Certificateholder.

         Notwithstanding anything in this Agreement to the contrary:

         (a) The Master Servicer shall not commence foreclosure proceedings with respect to a Mortgage Loan unless (i) no later than five Business Days prior to its commencement of such foreclosure proceedings, it notifies the majority holder of the Class C Certificates (the "Directing Certificateholder") of its intention to do so, and (ii) the Directing Certificateholder does not, within such five Business Day period, affirmatively object to such action.

         (b) In the event that the Master Servicer determines not to proceed with foreclosure proceedings with respect to a Mortgage Loan that becomes 60 days or more delinquent and the Master Servicer has determined that it is unable to collect payments due under such Mortgage Loan in accordance with accepted servicing practices, the Master Servicer shall, prior to taking any action with respect to such Mortgage Loan, promptly provide the Directing Certificateholder with notice of such determination and a description of such other action as it intends to take with respect to such Mortgage Loan; provided, that the Master Servicer shall not be permitted to proceed with any such action unless the Directing Certificateholder does not, within five Business Days following such notice, affirmatively object to the Master Servicer taking such action.

         (c) If the Directing Certificateholder timely and affirmatively objects to an action or contemplated action of the Master Servicer pursuant to either
(a) or (b) above, then the Directing Certificateholder shall instruct the Master Servicer to hire, at the Directing Certificateholder's sole cost and expense, three appraisal firms, selected by the Master Servicer in its sole and absolute discretion from the list of appraisal firms attached as Exhibit [__], to compute the fair value of the Mortgaged Property relating to the related Mortgage Loan utilizing the Fannie Mae Form 2055 Exterior-Only Inspection Residential Appraisal Report (each such appraisal-firm computation, a "Fair Value Price"), in each case (other than as set forth in (d)

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below) no later than 30 days from the date of the Directing Certificateholder's objection. If the Master Servicer shall have received three Fair Value Prices by the end of such 30-day period, then the Directing Certificateholder shall, no later than 5 days after the expiration of such 30-day period, purchase such Mortgage Loan and the related Mortgaged Property at an amount equal to the sum of (i) accrued and unpaid interest on such Mortgage Loan as of such purchase date ("Accrued Interest") and (ii) the highest of such three Fair Value Prices respectively determined by such appraisal firms, and shall promptly deliver such amount to the Master Servicer for deposit into the Certificate Account. All costs relating to the computation of the related Fair Value Prices shall be for the account of the Directing Certificateholder and shall be paid by the Directing Certificateholder at the time such Mortgage Loan and the related Mortgaged Property are purchased by the Directing Certificateholder.

         (d) If the Master Servicer shall not have received three Fair Value Prices at the end of the 30-day period set forth in (c) above, then:

            (1) The Master Servicer shall obtain such three Fair Value Prices no later than 15 days after the end of such 30-day period.

            (2) If the Master Servicer shall have only received two Fair Value Prices at the end of such 15-day extension period, then the Master Servicer will determine, in its sole and absolute discretion, the fair value of the Mortgaged Property relating to such Mortgage Loan, related Insurance Proceeds and the current delinquency status of such Mortgage Loan (such fair value, the "Master Servicer Fair Value Price"), and the Directing Certificateholder shall, no later than 5 days after the expiration of such 15-day extension period, purchase (and deliver to the Master Servicer the purchase price for) such Mortgage Loan and the related Mortgaged Property at an amount equal to the sum of (A) Accrued Interest thereon and (B) the higher of (1) the highest of such two Fair Value Prices determined by such appraisal firms and (2) the Master Servicer Fair Value Price.

            (3) If the Master Servicer shall have received only one Fair Value Price at the end of such 15-day extension period, then the Master Servicer will determine, in its sole and absolute discretion, the Master Servicer Fair Value Price of the Mortgaged Property related to such Mortgage Loan, and:

                  (A) if such Master Servicer Fair Value Price is equal to or greater than the unpaid principal balance of the related Mortgage Loan as of such date (the "Unpaid Principal Balance"), then the Directing Certificateholder shall, no later than 5 days after the expiration of such 15-day extension period, purchase (and deliver to the Master Servicer the purchase price for) such Mortgage Loan and the related Mortgaged Property at an amount equal to the sum of (1) Accrued Interest thereon and (2) such Master Servicer Fair Value Price; and

                  (B) if such Master Servicer Fair Value Price is less than the related Unpaid Principal Balance, then the Directing Certificateholder shall, no later than 5 days after the expiration of such 15-day extension period, purchase (and deliver to the Master Servicer the purchase price for) such Mortgage Loan and the related

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            Mortgaged Property at an amount equal to the sum of (1) Accrued
            Interest thereon and (2) the related Unpaid Principal Balance (such sum, the "Preliminary Purchase Price"); provided, that the provisions of clause (d)(4) shall thereafter apply.

            (4) Following the payment by the Directing Certificateholder of the Preliminary Purchase Price, the Master Servicer shall continue to hire appraisal firms at the Directing Certificateholder's sole cost and expense to compute the Fair Value Price of the Mortgaged Property related to such Mortgage Loan, and at such time as two such Fair Value Prices shall have been obtained:

                  (A) if such Master Servicer Fair Value Price is equal to or greater than the Unpaid Principal Balance, then the Directing Certificateholder shall, no later than 5 days after the expiration of such 15-day extension period, purchase (and deliver to the Master Servicer the purchase price for) such Mortgage Loan and the related Mortgaged Property at an amount equal to the sum of (1) Accrued Interest thereon and (2) such Master Servicer Fair Value Price; and

                  (B) if the sum of (1) Accrued Interest on the related
            Mortgage Loan and (2) the higher of (x) the highest of such two Fair Value Prices determined by such appraisal firms and (y) the Master Servicer's Fair Value Price of the Mortgaged Property related to such Mortgage Loan (such sum, the "Revised Fair Value Price") is greater than such Preliminary Purchase Price, then the Master Servicer shall promptly notify the Directing Certificateholder of such calculation, and the Directing Certificateholder shall, no later than 5 days after such notice, remit to the Master Servicer, for deposit into the Certificate Account, the difference between such Revised Fair Value Price and such Preliminary Purchase Price; and

                  (C) if such Preliminary Purchase Price is greater than such
            Revised Fair Value Price, then the Master Servicer shall promptly notify the Directing Certificateholder of such calculation, and the Master Servicer shall, no later than 5 days after such notice, remit to the Directing Certificateholder, from funds then on deposit in the Certificate Account, the difference between such Preliminary Purchase Price and such Revised Fair Value Price.

         (e) Notwithstanding anything herein to the contrary, the Directing Certificateholder shall not be entitled to any of its rights set forth herein with respect to a Mortgage Loan following its failure to purchase such Mortgage Loan and the related Mortgaged Property, at the related purchase price set forth in this Section 3.18 within the timeframe set forth in this
Section 3.18 following the Directing Certificateholder's objection to an action of the Master Servicer.

         (f) Any notice, confirmation, instruction or objection pursuant to paragraphs (a), (b), (c) and (d) above may be delivered via facsimile or other written or electronic communication as the parties hereto and the Directing Certificateholder may agree to from time to time.


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         (g) For the avoidance of doubt, the Directing Certificateholder's rights set forth in this Section 3.18 are intended to provide the Directing Certificateholder, for so long as it has not forfeited its right under this
Section 3.18 as set forth in clause (e) above, with the unilateral right to control foreclosure decisions in respect of delinquent and defaulted Mortgage Loans, and certain exclusive purchase rights so as to maximize the recovery value on delinquent and defaulted Mortgage Loans.

         To the extent that the Directing Certificateholder purchases any Mortgage Loan pursuant to this Section 3.18, the Master Servicer will continue to service such Mortgage Loan in accordance with this Agreement.

         Section 3.19 [Reserved].

         Section 3.20 Prepayment Charges.

         (a) Notwithstanding anything in this Agreement to the contrary, in the event of a Principal Prepayment in full or in part of a Mortgage Loan, the Master Servicer may not waive any Prepayment Charge or portion thereof required by the terms of the related Mortgage Note unless (i) such Mortgage Loan is in default or the Master Servicer believes that such a default is imminent, and the Master Servicer determines that such waiver would maximize recovery of Liquidation Proceeds for such Mortgage Loan, taking into account the value of such Prepayment Charge, or (ii) (A) the enforceability thereof is limited (1) by bankruptcy, insolvency, moratorium, receivership, or other similar law relating to creditors' rights generally or (2) due to acceleration in connection with a foreclosure or other involuntary payment, or (B) the enforceability is otherwise limited or prohibited by applicable law. In the event of a Principal Prepayment in full or in part with respect to any Mortgage Loan, the Master Servicer shall deliver to the Trustee an Officer's Certificate substantially in the form of Exhibit T no later than the third Business Day following the immediately succeeding Determination Date with a copy to the Class P Certificateholders. If the Master Servicer has waived or does not collect all or a portion of a Prepayment Charge relating to a Principal Prepayment in full or in part due to any action or omission of the Master Servicer, other than as provided above, the Master Servicer shall deliver to the Trustee, together with the Principal Prepayment in full or in part, the amount of such Prepayment Charge (or such portion thereof as had been waived) for deposit into the Certificate Account (not later than 1:00 p.m. Pacific time on the immediately succeeding Master Servicer Advance Date, in the case of such Prepayment Charge) for distribution in accordance with the terms of this Agreement.

         (b) Upon discovery by the Master Servicer or a Responsible Officer of the Trustee of a breach of the foregoing subsection (a), the party discovering the breach shall give prompt written notice to the other parties.

         (c) CHL represents and warrants to the Depositor and the Trustee, as of the Closing Date and each Subsequent Transfer Date, that the information in the Prepayment Charge Schedule (including the attached prepayment charge summary) is complete and accurate in all material respects at the dates as of which the information is furnished and each Prepayment Charge is permissible and enforceable in accordance with its terms under applicable state law,

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except as the enforceability thereof is limited due to acceleration in connection with a foreclosure or other involuntary payment.

         (d) Upon discovery by the Master Servicer or a Responsible Officer of the Trustee of a breach of the foregoing clause (c) that materially and adversely affects right of the Holders of the Class P Certificates to any Prepayment Charge, the party discovering the breach shall give prompt written notice to the other parties. Within 60 days of the earlier of discovery by the Master Servicer or receipt of notice by the Master Servicer of breach, the Master Servicer shall cure the breach in all material respects or shall pay into the Certificate Account the amount of the Prepayment Charge that would otherwise be due from the Mortgagor, less any amount representing such Prepayment Charge previously collected and paid by the Master Servicer into the Certificate Account.

         Section 3.21 Swap Contract.

         CHL shall cause The Bank of New York to enter into the Swap Contract Administration Agreement and shall assign all of its right, title and interest in and to the interest rate swap transaction evidenced by the Swap Contract to, and shall cause all of its obligations in respect of such transaction to be assumed by, the Swap Contract Administrator, on the terms and conditions set forth in the Swap Contract Assignment Agreement. The Trustee's rights to receive certain proceeds of the Swap Contract as provided in the Swap Contract Administration Agreement shall be rights of the Trustee as Swap Trustee hereunder, shall be an asset of the Swap Trust and shall not be an asset of the Trust Fund nor of any REMIC. The Swap Trustee shall deposit any amounts received from time to time from the Swap Contract Administrator with respect to the Swap Contract into the Swap Account. The Master Servicer shall deposit any amounts received on behalf of the Swap Trustee from time to time with respect to the Swap Contract into the Swap Account.

         On the Business Day preceding each Distribution Date, the Swap Trustee shall notify the Swap Contract Administrator of any amounts distributable to the Interest-Bearing Certificates pursuant to Section 4.04(d)(3) through (8) that will remain unpaid following all distributions to be made on such Distribution Date pursuant to Section 4.04(a) through (c).

         No later than two Business Days following each Distribution Date, the Trustee shall provide the Swap Contract Administrator with information regarding the aggregate Certificate Principal Balance of the Interest-Bearing Certificates after all distributions on such Distribution Date.

         Upon the Swap Contract Administrator obtaining actual knowledge of the rating of the Swap Counterparty falling below the Approved Rating Thresholds (as defined in the Swap Contract), the Swap Trustee shall direct the Swap Contract Administrator to negotiate an ISDA Credit Support Annex with the Swap Counterparty that meets the terms of the Swap Contract. If an ISDA Credit Support Annex is negotiated, the Swap Trustee shall direct the Swap Contract Administrator to demand payment of the Delivery Amount (as defined in the ISDA Credit Support Annex). In addition, if an ISDA Credit Support Annex is negotiated, the Swap Trustee shall set up an account in accordance with Section
4.09 to hold cash or other eligible investments

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pledged under such ISDA Credit Support Annex. Any cash or other eligible investments pledged under an ISDA Credit Support Annex shall not be part of the Swap Account or the Distribution Account unless they are applied in accordance with such ISDA Credit Support Annex to make a payment due to the Swap Contract Administrator pursuant to the Swap Contract.

         Upon the Swap Trustee obtaining actual knowledge of an Event of Default (as defined in the Swap Contract) or Termination Event (as defined in the Swap Contract) for which the Swap Contract Administrator has the right to designate an Early Termination Date (as defined in the Swap Contract), the Swap Trustee shall act at the written direction of the Depositor as to whether to direct the Swap Contract Administrator to designate an Early Termination Date; provided, however, that the Swap Trustee shall provide written notice to each Rating Agency following the Event of Default or Termination Event. Upon the termination of the Swap Contract under the circumstances contemplated by this Section 3.21, the Swap Trustee shall use its reasonable best efforts to enforce the rights of the Swap Contract Administrator as may be permitted by the terms of the Swap Contract and consistent with the terms hereof, and CHL shall assist the Swap Contract Administrator in procuring a replacement swap contract with terms approximating those of the original Swap Contract.

         In the event that the swap counterparty in respect of a replacement swap contract pays any upfront amount to the Swap Contract Administrator in connection with entering into the replacement swap contract and such upfront amount is received by the Swap Contract Administrator prior to the Distribution Date on which any Swap Termination Payment will be payable to the Swap Counterparty in respect of the original Swap Contract, a portion of that upfront amount equal to the lesser of (x) that upfront amount and (y) the amount of the Swap Termination Payment due to the Swap Counterparty in respect of the original Swap Contract (the "Adjusted Replacement Upfront Amount") shall be included in Interest Funds for Loan Group 1 and Loan Group 2 for that Distribution Date, pro rata, based upon their respective Interest Funds for that Distribution Date, and any upfront amount in excess of the Adjusted Replacement Upfront Amount shall be distributed to CHL and will not be available to make distributions in respect of any Class of Certificates. Any upfront amount paid to the Swap Contract Administrator by the swap counterparty in respect of a replacement swap contract after the Distribution Date on which any Swap Termination Payment will be payable to the Swap Counterparty in respect of the original Swap Contract, such upfront amount shall be retained by the Swap Contract Administrator and remitted to the Swap Trustee on subsequent Distribution Dates up to and including the Swap Contract Termination Date to pay any amounts distributable to the Interest-Bearing Certificates pursuant to Section 4.04(d)(3) through (8) that will remain unpaid following all distributions to be made on such Distribution Date pursuant to Section 4.04(a) through (c).

         Any portion of any Net Swap Payment or Swap Termination Payment payable by the Swap Counterparty and not remitted by the Swap Contract Administrator to the Swap Trustee with respect to any Distribution Date will be remitted to CHL and will not be available to make distributions in respect of any Class of Certificates.

         The Swap Counterparty shall be an express third party beneficiary of this Agreement for the purpose of enforcing the provisions hereof to the extent of the Swap Counterparty's rights explicitly specified herein as if a party hereto.

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                                 ARTICLE IV.
               DISTRIBUTIONS AND ADVANCES BY THE MASTER SERVICER

         Section 4.01 Advances; Remittance Reports.

         (a) Within two Business Days after each Determination Date, the Master Servicer shall deliver to the Trustee by facsimile or electronic mail (or by such other means as the Master Servicer and the Trustee, as the case may be, may agree from time to time) a Remittance Report with respect to the related Distribution Date. The Trustee shall not be responsible to recompute, recalculate or verify any information provided to it by the Master Servicer.

         (b) Subject to the conditions of this Article IV, the Master Servicer, as required below, shall make an Advance and deposit such Advance in the Certificate Account. Each such Advance shall be remitted to the Certificate Account no later than 1:00 p.m. Pacific time on the Master Servicer Advance Date in immediately available funds. The Trustee will provide notice to the Master Servicer by facsimile by the close of business on any Master Servicer Advance Date in the event that the amount remitted by the Master Servicer to the Trustee on the Distribution Account Deposit Date is less than the Advances required to be made by the Master Servicer for such Distribution Date. The Master Servicer shall be obligated to make any such Advance only to the extent that such advance would not be a Nonrecoverable Advance. If the Master Servicer shall have determined that it has made a Nonrecoverable Advance or that a proposed Advance or a lesser portion of such Advance would constitute a Nonrecoverable Advance, the Master Servicer shall deliver (i) to the Trustee for the benefit of the Certificateholders funds constituting the remaining portion of such Advance, if applicable, and (ii) to the Depositor, each Rating Agency and the Trustee an Officer's Certificate setting forth the basis for such determination.

         (c) In lieu of making all or a portion of such Advance from its own funds, the Master Servicer may (i) cause to be made an appropriate entry in its records relating to the Certificate Account that any Amount Held for Future Distributions has been used by the Master Servicer in discharge of its obligation to make any such Advance and (ii) transfer such funds from the Certificate Account to the Distribution Account. Any funds so applied and transferred shall be replaced by the Master Servicer by deposit in the Certificate Account no later than the close of business on the Business Day immediately preceding the Distribution Date on which such funds are required to be distributed pursuant to this Agreement. The Master Servicer shall be entitled to be reimbursed from the Certificate Account for all Advances of its own funds made pursuant to this Section as provided in Section 3.08. The obligation to make Advances with respect to any Mortgage Loan shall continue until such Mortgage Loan is paid in full or becomes a Liquidated Mortgage Loan or until the purchase or repurchase thereof (or substitution therefor) from the Trustee pursuant to any applicable provision of this Agreement, except as otherwise provided in this Section 4.01.

         (d) If the Master Servicer determines that it will be unable to comply with its obligation to make the Advances as and when described in paragraphs (b) and (c) immediately above, it shall use its best efforts to give written notice thereof to the Trustee (each such notice a "Trustee Advance Notice"; and such notice may be given by facsimile), not later than 3:00 p.m.,

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New York time, on the Business Day immediately preceding the related Master
Servicer Advance Date, specifying the amount that it will be unable to deposit (each such amount an "Advance Deficiency") and certifying that such Advance Deficiency constitutes an Advance hereunder and is not a Nonrecoverable Advance. If the Trustee receives a Trustee Advance Notice on or before 3:30 p.m., (New York time) on a Master Servicer Advance Date, the Trustee shall, not later than 3:00 p.m., (New York time), on the related Distribution Date, deposit in the Distribution Account an amount equal to the Advance Deficiency identified in such Trustee Advance Notice unless it is prohibited from so doing by applicable law. Notwithstanding the foregoing, the Trustee shall not be required to make such deposit if the Trustee shall have received written notification from the Master Servicer that the Master Servicer has deposited or caused to be deposited in the Certificate Account an amount equal to such Advance Deficiency. All Advances made by the Trustee pursuant to this Section 4.01(d) shall accrue interest on behalf of the Trustee at the Trustee Advance Rate from and including the date such Advances are made to but excluding the date of repayment, with such interest being an obligation of the Master Servicer and not the Trust Fund. The Master Servicer shall reimburse the Trustee for the amount of any Advance made by the Trustee pursuant to this
Section 4.01(d) together with accrued interest, not later than 6:00 p.m. (New York time) on the Business Day following the related Distribution Date. In the event that the Master Servicer does not reimburse the Trustee in accordance with the requirements of the preceding sentence, the Trustee shall immediately
(i) terminate all of the rights and obligations of the Master Servicer under this Agreement in accordance with Section 7.01 and (ii) subject to the limitations set forth in Section 3.04, assume all of the rights and obligations of the Master Servicer hereunder.

         (e) The Master Servicer shall, not later than the close of business on the second Business Day immediately preceding each Distribution Date, deliver to the Trustee a report (in form and substance reasonably satisfactory to the Trustee) that indicates (i) the Mortgage Loans with respect to which the Master Servicer has determined that the related Scheduled Payments should be advanced and (ii) the amount of the related Scheduled Payments. The Master Servicer shall deliver to the Trustee on the related Master Servicer Advance Date an Officer's Certificate of a Servicing Officer indicating the amount of any proposed Advance determined by the Master Servicer to be a Nonrecoverable Advance.

         Section 4.02 Reduction of Servicing Compensation in Connection with
                      Prepayment Interest Shortfalls.

         In the event that any Mortgage Loan is the subject of a Prepayment Interest Shortfall, the Master Servicer shall remit any related Compensating Interest as part of the related Interest Remittance Amount as provided in this Agreement. The Master Servicer shall not be entitled to any recovery or reimbursement for Compensating Interest from the Depositor, the Trustee, any Seller, the Trust Fund or the Certificateholders.

         Section 4.03 [Reserved].

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         Section 4.04 Distributions.

         (a) On each Distribution Date, the Interest Funds for such Distribution Date shall be distributed by the Trustee from the Distribution Account in the following order of priority:

            (i) from the Interest Funds for Loan Group 1 and Loan Group 2, pro rata based on the Interest Funds for each such Loan Group, to the Swap Account, the amount of any Net Swap Payment and any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) payable to the Swap Counterparty with respect to such Distribution Date;

            (ii) concurrently:

                  (a) from Interest Funds for Loan Group 1, to the Class 1-A
            Certificates, the Current Interest and Interest Carry Forward Amount for such Class and such Distribution Date,

         (b) from Interest Funds for Loan Group 2, concurrently to each Class of Class 2-A Certificates, the Current Interest and Interest Carry Forward Amount for each such Class and such Distribution Date, pro rata, based on their respective entitlements,

            (iii) from the remaining Interest Funds for Loan Group 1 and Loan Group 2, concurrently to each Class of Class A Certificates, any remaining Current Interest and Interest Carry Forward Amount not paid pursuant to clause (ii)(a) and (ii)(b), pro rata, based on the Certificate Principal Balances thereof, to the extent needed to pay any Current Interest and Interest Carry Forward Amount for each such Class; provided that Interest Funds remaining after such allocation to pay any Current Interest and Interest Carry Forward Amount based on the Certificate Principal Balances of the Certificates will be distributed to each Class of Class A Certificates with respect to which there remains any unpaid Current Interest and Interest Carry Forward Amount (after the distribution based on Certificate Principal Balances), pro rata, based on the amount of such remaining unpaid Current Interest and Interest Carry Forward Amount,

            (iv) from the remaining Interest Funds for Loan Group 1 and Loan Group 2, sequentially:

                  (a) sequentially, to the Class M-1, Class M-2, Class M-3,
            Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, the Current Interest for each such Class, and

                  (b) any remainder as part of the Excess Cashflow.

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         (b) On each Distribution Date, the Principal Distribution Amount for
such Distribution Date with respect to Loan Group 1 and Loan Group 2 shall be distributed by the Trustee from the Distribution Account in the following order of priority:

                  (1) with respect to any Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, sequentially:

                  (A) concurrently:

                  (i) from the Principal Distribution Amount for Loan Group 1, sequentially:

                           (a) to the Class 1-A Certificates, until the
                  Certificate Principal Balance thereof is reduced to zero;
                  and

                           (b) to the Classes of Class 2-A Certificates (after
                  the distribution of the Principal Distribution Amount from Loan Group 2 as provided in clause (ii)(a) below), in the order and priorities set forth in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero;

                  (ii) from the Principal Distribution Amount for Loan Group 2, sequentially:

                           (a) to the Classes of Class 2-A Certificates, in
                  the order and priorities set forth in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero; and

                           (b) to the Class 1-A Certificates (after the
                  distribution of the Principal Distribution Amount from Loan Group 1 as provided in clause (i)(a) above), until the Certificate Principal Balance thereof is reduced to zero;

                  (B) from the remaining Principal Distribution Amounts for Loan Group 1 and Loan Group 2, sequentially:

                  (i) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero,

                  (ii) any remainder as part of the Excess Cashflow.

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         (2) with respect to any Distribution Date on or after the Stepdown
Date and so long as a Trigger Event is not in effect, from the Principal Distribution Amounts for Loan Group 1 and Loan Group 2, sequentially:

                  (A) in an amount up to the Class A Principal Distribution
            Target Amount, pro rata based on the related Class A Principal Distribution Allocation Amount for the Class 1-A Certificates and the Class 2-A Certificates, respectively, concurrently, to (I) the Class 1-A Certificates, in an amount up to the Class 1-A Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero and (II) the Classes of Class 2-A Certificates, in an amount up to the Class 2-A Principal Distribution Amount in the order and priorities set forth in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero; provided, however, that if the Certificate Principal Balance of the Class 1-A Certificates is reduced to zero then any remaining unpaid Class A Principal Distribution Target Amount will be distributed to the Class 2-A Certificates in the order and priorities set forth in clause (3) below; provided further, however, that if the aggregate Certificate Principal Balance of the Class 2-A Certificates is reduced to zero then any remaining unpaid Class A Principal Distribution Target Amount will be distributed to the Class 1-A Certificates,

                  (B) sequentially, to the Class M-1, Class M-2, Class M-3,
            Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, the Subordinate Class Principal Distribution Amount for each such Class, in each case until the Certificate Principal Balance thereof is reduced to zero, and

                  (C) any remainder as part of the Excess Cashflow.

                  (3) On each Distribution Date on which any principal amounts are to be distributed to the Class 2-A Certificates, such amounts shall be distributed sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, in each case until the Certificate Principal Balances thereof are reduced to zero.

         (c) With respect to any Distribution Date, any Excess Cashflow and, in the case of clauses (1) and (2) below and in the case of the payment of Unpaid Realized Loss Amounts pursuant to clause (3) below, any Credit Comeback Excess Cashflow, shall be distributed to the Classes of Certificates in the following order of priority, in each case first to the extent of the remaining Credit Comeback Excess Cashflow, if applicable, and second to the extent of the remaining Excess Cashflow:

                  (1) to the Holders of the Class or Classes of Interest-Bearing Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Extra Principal Distribution Amount for each Loan Group, payable to such Holders of each such Class as part of the Principal Distribution Amount for Loan Group 1 and Loan Group 2 pursuant to Section 4.04(b) above;

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                  (2) concurrently, to the Holders of the Class A
         Certificates, pro rata based on the Unpaid Realized Loss Amounts for such Classes, in each case in an amount equal to the Unpaid Realized Loss Amount for such Class;

                  (3) sequentially, to the Holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case first in an amount equal to any Interest Carry Forward Amount for such Class and then in an amount equal to the Unpaid Realized Loss Amount for such Class;

                  (4) to the Carryover Reserve Fund and from the Carryover Reserve Fund to the Holders of each Class of Interest-Bearing Certificates, pro rata based on the Certificate Principal Balances thereof, to the extent needed to pay any Net Rate Carryover for each such Class; provided that any Excess Cashflow remaining after such allocation to pay Net Rate Carryover based on the Certificate Principal Balances of those Certificates shall be distributed to each Class of Interest-Bearing Certificates with respect to which there remains any unpaid Net Rate Carryover (after the distribution based on Certificate Principal Balances), pro rata, based on the amount of such unpaid Net Rate Carryover;

                  (5) to the Carryover Reserve Fund, in an amount equal to the Required Carryover Reserve Fund Deposit (after giving effect to other deposits and withdrawals therefrom on such Distribution Date);

                  (6) to the Swap Account, in an amount equal to any Swap Termination Payment due to the Swap Counterparty as a result of a Swap Counterparty Trigger Event;

                  (7) to the Class C Certificateholders, the Class C Distributable Amount for such Distribution Date; and

                  (8) to the Class A-R Certificates, any remaining amount.

         (d) On each Distribution Date on or prior to the Swap Contract Termination Date, following the deposits to the Swap Account pursuant to
Section 4.04(a)(i) and Section 4.09 and the distributions described under
Section 4.04(c), the Swap Trustee shall distribute amounts on deposit in the Swap Account in the following amounts and order of priority:

                  (1) to the Swap Contract Administrator for payment to the Swap Counterparty, any Net Swap Payment payable to the Swap Counterparty with respect to such Distribution Date;

                  (2) to the Swap Contract Administrator for payment to the Swap Counterparty, any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) payable to the Swap Counterparty with respect to such Distribution Date;

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                  (3) concurrently to the Holders of each Class of Class A
         Certificates, any remaining Current Interest and Interest Carry Forward Amount, pro rata based on their respective entitlements;

                  (4) sequentially, to the Holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case in an amount equal to any remaining Current Interest and Interest Carry Forward Amount for such Class;

                  (5) to the Holders of the Class or Classes of Interest-Bearing Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Overcollateralization Deficiency Amount remaining unpaid following the distributions described under Section 4.04(c), payable to such Holders of each such Class in the same manner in which the Extra Principal Distribution Amount in respect of Loan Group 1 and Loan Group 2 would be distributed to such Classes as described under
         Section 4.04(c);

                  (6) to the Holders of each Class of Class A Certificates and Subordinate Certificates, to the extent needed to pay any remaining Net Rate Carryover for each such Class, pro rata, based on the amount of such remaining Net Rate Carryover;

                  (7) concurrently, to the Holders of each Class of Class A Certificates, pro rata, based on the remaining Unpaid Realized Loss Amounts for such Classes, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for each such Class;

                  (8) sequentially, to the Holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for each such Class; and

                  (9) to the Swap Contract Administrator for payment to the Swap Counterparty, any Swap Termination Payment due to a Swap Counterparty Trigger Event payable to the Swap Counterparty with respect to such Distribution Date.

         (e) To the extent that a Class of Interest-Bearing Certificates receives interest in excess of the applicable Net Rate Cap, if such interest is paid pursuant to Section 4.04(c), then it shall be deemed to have been paid to the Carryover Reserve Fund and then paid by the Carryover Reserve Fund to those Certificateholders, and if such interest is paid pursuant to Section 4.04(d), then such interest shall be deemed to have been paid to the Swap Account and then paid by the Swap Account to those Certificateholders. For purposes of the Code, amounts deemed deposited in the Carryover Reserve Fund shall be deemed to have first been distributed to the Class C Certificates.

         (f) On each Distribution Date, all Prepayment Charges and Master Servicer Prepayment Charge Payment Amounts shall be distributed to the Class P Certificates. On the Class P Principal Distribution Date, the Trustee shall make the $100.00 distribution to the Class P Certificates as specified in
Section 3.08.

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         (g) On each Distribution Date, the Trustee shall allocate any Applied
Realized Loss Amount to reduce the Certificate Principal Balances of the Class B, Class M-9, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class
M-3, Class M-2 and Class M-1 Certificates, sequentially, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero. After the Certificate Principal Balances of the Subordinate Certificates have been reduced to zero, (i) the Trustee shall allocate any Applied Realized Loss Amount with respect to Loan Group 1 to reduce the Certificate Principal
Balance of the Class 1-A Certificates, until the Certificate Principal Balance of such Class has been reduced to zero, and (ii) the Trustee shall allocate any Applied Realized Loss Amount with respect to Loan Group 2 to reduce the Certificate Principal Balances of each Class of Class 2-A Certificates, on a pro rata basis according to their respective Certificate Principal Balances, until the Certificate Principal Balances of such Classes have been reduced to zero.

         (h) On each Distribution Date, the Trustee shall allocate the amount of the Subsequent Recoveries with respect to either Loan Group, if any, first to increase the Certificate Principal Balance of the Class 1-A Certificates (in the case of any Subsequent Recoveries with respect to Loan Group 1) or the Certificate Principal Balances of the Classes of Class 2-A Certificates (in the case of any Subsequent Recoveries with respect to Loan Group 2) to which Applied Realized Loss Amounts have been previously allocated (such increases, in the case of Subsequent Recoveries with respect to Loan Group 2, to be made among the Classes of Class 2-A Certificates on a pro rata basis according to their respective Certificate Principal Balances), in each case by not more than the amount of the Unpaid Realized Loss Amount of such Class, and then to increase the Certificate Principal Balance of the Subordinate Certificates to which Applied Realized Loss Amounts have been previously allocated, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, in each case by not more than the amount of the Unpaid Realized Loss Amount of such Class.

         Holders of Certificates to which any Subsequent Recoveries have been allocated shall not be entitled to any payment in respect of Current Interest on the amount of such increases for any Accrual Period preceding the Distribution Date on which such increase occurs.

         Subject to Section 9.02 hereof respecting the final distribution, on each Distribution Date the Trustee shall make distributions to each Certificateholder of record on the preceding Record Date either by wire transfer in immediately available funds to the account of such Holder at a bank or other entity having appropriate facilities therefor, if (i) such Holder has so notified the Trustee at least five Business Days prior to the related Record Date and (ii) such Holder shall hold Regular Certificates with an aggregate initial Certificate Principal Balance of not less than $1,000,000 or evidencing a Percentage Interest aggregating 10% or more with respect to such Class or, if not, by check mailed by first class mail to such Certificateholder at the address of such Holder appearing in the Certificate Register. Notwithstanding the foregoing, but subject to Section 9.02 hereof respecting the final distribution, distributions with respect to Certificates registered in the name of a Depository shall be made to such Depository in immediately available funds.

         On or before 5:00 p.m. Pacific time on the fifth Business Day following each Determination Date (but in no event later than 5:00 p.m. Pacific time on the third Business Day

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before the related Distribution Date), the Master Servicer shall deliver a report to the Trustee (in the form of a computer readable magnetic tape or by such other means as the Master Servicer and the Trustee may agree from time to time) containing such data and information as agreed to by the Master Servicer and the Trustee (including, without limitation, the actual mortgage rate for each Credit Comeback Loan) such as to permit the Trustee to prepare the Monthly Statement and make the required distributions for the related Distribution Date (the "Remittance Report"). The Trustee shall not be responsible to recompute, recalculate or verify information provided to it by the Master Servicer and shall be permitted to conclusively rely on any information provided to it by the Master Servicer.

         Section 4.05 Monthly Statements to Certificateholders.

         (a) Concurrently with each distribution on a Distribution Date, the Trustee will forward by mail to each Rating Agency and make available to Certificateholders on the Trustee's website
(http://www.bnyinvestorreporting.com) a statement generally setting forth the information contained in Exhibit W.

         (b) The Trustee's responsibility for disbursing the above information to the Certificateholders is limited to the availability, timeliness and accuracy of the information derived from the Master Servicer. The Trustee shall send a copy of each statement provided pursuant to this Section 4.05 to each Rating Agency and the NIM Insurer. The Trustee may make the above information available to Certificateholders via the Trustee's website at http://www.bnyinvestorreporting.com.

         (c) Within a reasonable period of time after the end of each calendar year, the Trustee shall cause to be furnished to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information regarding (i) the amount of distributions to that Certificateholder allocable to principal, separately identifying (A) the aggregate amount of any Principal Prepayments included therein and (B) the aggregate of all scheduled payments of principal included therein, (ii) the amount of distributions to that Certificateholder allocable to interest and
(iii) the related amount of the Servicing Fees paid to or retained by the Master Servicer, in each case aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in effect.

         (d) Upon filing with the Internal Revenue Service, the Trustee shall furnish to the Holders of the Class A-R Certificates the Form 1066 and each Form 1066Q and shall respond promptly to written requests made not more frequently than quarterly by any Holder of Class A-R Certificates with respect to the following matters:

            (1) The original projected principal and interest cash flows on the Closing Date on each related Class of regular and residual interests created hereunder and on the Mortgage Loans, based on the Prepayment Assumption;

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            (2) The projected remaining principal and interest cash flows as of the end of any calendar quarter with respect to each related Class of regular and residual interests created hereunder and the Mortgage Loans, based on the Prepayment Assumption;

            (3) The applicable Prepayment Assumption and any interest rate assumptions used in determining the projected principal and interest cash flows described above;

            (4) The original issue discount (or, in the case of the Mortgage Loans, market discount) or premium accrued or amortized through the end of such calendar quarter with respect to each related Class of regular or residual interests created hereunder and to the Mortgage Loans, together with each constant yield to maturity used in computing the same;

            (5) The treatment of losses realized with respect to the Mortgage Loans or the regular interests created hereunder, including the timing and amount of any cancellation of indebtedness income of the related REMIC with respect to such regular interests or bad debt deductions claimed with respect to the Mortgage Loans;

            (6) The amount and timing of any non-interest expenses of the related REMIC; and

            (7) Any taxes (including penalties and interest) imposed on the related REMIC, including, without limitation, taxes on "prohibited transactions," "contributions" or "net income from foreclosure property" or state or local income or franchise taxes.

         The information pursuant to clauses (1), (2), (3) and (4) above shall be provided by the Depositor pursuant to Section 8.11.

         Section 4.06 [Reserved].

         Section 4.07 Carryover Reserve Fund.

         (a) On the Closing Date, the Trustee shall establish and maintain in its name, in trust for the benefit of the Holders of the Certificates, the Carryover Reserve Fund and shall deposit $1,000 therein. The Carryover Reserve Fund shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including without limitation, other moneys held by the Trustee pursuant to this Agreement.

         (b) The Trustee shall make withdrawals from the Carryover Reserve Fund to make distributions in respect of Net Rate Carryover as to the extent required by Section 4.04.

         (c) The Carryover Reserve Fund shall not constitute an asset of any REMIC created hereunder. The Class C Certificates shall evidence ownership of the Carryover Reserve Fund for federal tax purposes.

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

         Section 4.08 Credit Comeback Excess Account.

         On the Closing Date, the Trustee shall establish and maintain in its name, in trust for the benefit of the Certificateholders, the Credit Comeback Excess Account. The Credit Comeback Excess Account shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including without limitation, other moneys held by the Trustee pursuant to this Agreement.

         On each Distribution Date, the Trustee shall deposit all Credit Comeback Excess Amounts in the Credit Comeback Excess Account. The Trustee shall make withdrawals from the Credit Comeback Excess Account to make distributions as and to the extent required by Section 4.04.

         Funds in the Credit Comeback Excess Account with respect to Loan Group 1 and Loan Group 2 may be invested in Permitted Investments at the written direction of the Majority Holder of the Class C Certificates, which Permitted Investments shall mature not later than the Business Day immediately preceding the first Distribution Date that follows the date of such investment (except that if such Permitted Investment is an obligation of the institution that maintains the Credit Comeback Excess Account, then such Permitted Investment shall mature not later than such Distribution Date) and shall not be sold or disposed of prior to maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. In the absence of such written direction, all funds in the Credit Comeback Excess Account shall be invested by the Trustee in The Bank of New York cash reserves. Any net investment earnings on amounts in the Credit Comeback Excess Account with respect to Loan Group 1 and Loan Group 2 shall be payable pro rata to the Holders of the Class C Certificates in accordance with their Percentage Interests. Any losses incurred in the Credit Comeback Excess Account in respect of any such investments shall be charged against amounts on deposit in the Credit Comeback Excess Account (or such investments) immediately as realized.

         The Trustee shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Credit Comeback Excess Account and made in accordance with this Section 4.08. The Credit Comeback Excess Account shall not constitute an asset of any REMIC created hereunder. The Class C Certificates shall evidence ownership of the Credit Comeback Excess Account for federal tax purposes.

         Section 4.09 Swap Trust and Swap Account.

         On the Closing Date, there is hereby established a separate trust (the "Swap Trust"), the assets of which shall consist of the Trustee's rights and obligations under the Swap Contract Administration Agreement. The Swap Trust shall be maintained by the Swap Trustee, who initially, shall be the Trustee. The Swap Trustee shall hold the assets of the Swap Trust in trust for the benefit of the Holders of the Interest-Bearing Certificates and the Swap Counterparty. No later than the Closing Date, the Swap Trustee shall establish and maintain a separate, segregated trust account to be held in the Swap Trust, titled, "Swap Account, The Bank of New York, as Swap Trustee, in trust for the Swap Counterparty and the registered holders of CWABS, Inc., Asset-Backed Certificates, Series 2006-7." Such account shall be an Eligible


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Account and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee held pursuant to this Agreement. Amounts therein shall be held uninvested. Funds on deposit in the Swap Account shall be distributed in the amounts and in the order of priority described under Section 4.04(d). For federal income tax purposes, the Swap Trust, including the Swap Account, shall be owned by the Class C Certificates.

         On each Distribution Date, the Trustee shall make a deposit to the Swap Account pursuant to Section 4.04(a)(i), and to the extent that the amount of such deposit is insufficient to pay any Net Swap Payment and/or Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) due to the Swap Counterparty with respect to such Distribution Date, the Trustee shall withdraw, out of amounts on deposit in the Distribution Account in respect of the Principal Remittance Amount for Loan Group 1 and Loan Group 2, pro rata on the basis of those respective Principal Remittance Amounts, such additional amount as is necessary to cover the remaining portion of any such Net Swap Payment and/or Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) due to the Swap Counterparty with respect to such Distribution Date.


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                                  ARTICLE V.
                               THE CERTIFICATES

         Section 5.01 The Certificates.

         The Certificates shall be substantially in the forms attached hereto as Exhibits A-1 through A-15, Exhibit B, Exhibit C, Exhibit D and Exhibit E. The Certificates shall be issuable in registered form, in the minimum dollar denominations, integral dollar multiples in excess thereof and aggregate dollar denominations as set forth in the following table:

                                                                Integral Multiples in         Original Certificate
            Class                  Minimum Denomination           Excess of Minimum            Principal Balance
------------------------------- ---------------------------- ---------------------------- ----------------------------
             1-A                          $20,000                        $1                          $313,365,000
            2-A-1                         $20,000                        $1                          $246,320,000
            2-A-2                         $20,000                        $1                           $56,242,000
            2-A-3                         $20,000                        $1                          $137,245,000
            2-A-4                         $20,000                        $1                           $85,682,000
             M-1                          $20,000                        $1                           $38,628,000
             M-2                          $20,000                        $1                           $34,452,000
             M-3                          $20,000                        $1                           $19,836,000
             M-4                          $20,000                        $1                           $17,748,000
             M-5                          $20,000                        $1                           $17,748,000
             M-6                          $20,000                        $1                           $15,138,000
             M-7                          $20,000                        $1                           $15,138,000
             M-8                          $20,000                        $1                           $13,050,000
             M-9                          $20,000                        $1                            $6,786,000
              B                          $100,000                        $1                           $10,962,000
             A-R                         $99.95(1)                       N/A                                $100
              C                             N/A                          N/A                                 N/A
              P                             N/A                          N/A                                $100

(1) The Tax Matters Person Certificate may be issued in a denomination of $0.05.

         The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such authentication and delivery. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form set forth as attached hereto executed by the Trustee by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. On the Closing Date, the Trustee shall authenticate the Certificates to be issued at the written direction of the Depositor, or any affiliate thereof.

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

         The Depositor shall provide, or cause to be provided, to the Trustee on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

         Section 5.02 Certificate Register; Registration of Transfer and
                      Exchange of Certificates.

         (a) The Trustee shall maintain a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of Transfers and exchanges of Certificates as herein provided. Upon surrender for registration of Transfer of any Certificate, the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and of like aggregate Percentage Interest.

         At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate, and deliver the Certificates that the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of Transfer or exchange shall be accompanied by a written instrument of Transfer in form satisfactory to the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing.

         No service charge to the Certificateholders shall be made for any registration of Transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any Transfer or exchange of Certificates may be required.

         All Certificates surrendered for registration of Transfer or exchange shall be canceled and subsequently destroyed by the Trustee in accordance with the Trustee's customary procedures.

         (b) No Transfer of a Private Certificate shall be made unless such Transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such state securities laws, in order to assure compliance with the Securities Act and such state securities laws, the Certificateholder desiring to effect such Transfer and such Certificateholder's prospective transferee shall (except in connection with any

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

         transfer of a Private Certificate to an affiliate of the Depositor (either directly or through a nominee) in connection with the initial issuance of the Certificates) each certify to the Trustee in writing the facts surrounding the Transfer in substantially the form set forth in Exhibit J-2 (the "Transferor Certificate") and (i) deliver a letter in substantially the form of either Exhibit K (the "Investment Letter") or Exhibit L (the "Rule 144A Letter") or (ii) there shall be delivered to the Trustee at the expense of the Certificateholder desiring to effect such transfer an Opinion of Counsel that such Transfer may be made pursuant to an exemption from the Securities Act; provided, however, that in the case of the delivery of an Investment Letter in connection with the transfer of any Class C or Class P Certificate to a transferee that is formed with the purpose of issuing notes backed by such Class C or Class P Certificate, as the case may be, clause (b) and (c) of the form of Investment Letter shall not be applicable and shall be deleted by such transferee. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Trustee and the Master Servicer shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Private Certificate desiring to effect such Transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Trust Fund, each Seller, the Master Servicer and the NIM Insurer against any liability that may result if the Transfer is not so exempt or is not made in accordance with such federal and state laws.

         No Transfer of an ERISA-Restricted Certificate (other than a transfer of an ERISA-Restricted Certificate to an affiliate of the Depositor (either directly or through a nominee) in connection with the initial issuance of the Certificates) shall be made unless the Trustee shall have received either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Trustee (in the event such Certificate is a Private Certificate, such requirement is satisfied only by the Trustee's receipt of a representation letter from the transferee substantially in the form of Exhibit K or Exhibit L, or in the event such Certificate is a Residual Certificate, such requirement is satisfied only by the Trustee's receipt of a representation letter from the transferee substantially in the form of Exhibit
I), to the effect that (x) such transferee is not a Plan, or (y) in the case of an ERISA-Restricted Certificate that has been the subject of an ERISA-Qualifying Underwriting, a representation that the transferee is an insurance company which is purchasing such Certificate with funds contained in an "insurance company general account" (as such term is defined in section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificate satisfy the requirements for exemptive relief under Sections I and III of PTCE 95-60 or (ii) in the case of any ERISA-Restricted Certificate presented for registration in the name of an employee benefit plan or arrangement subject to ERISA, or a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or arrangement or any other person acting on behalf of any such plan or arrangement, an Opinion of Counsel satisfactory to the Trustee, addressed to the Trustee and the Master Servicer, to the effect that the purchase or holding of such ERISA-Restricted Certificate will not result in a non-exempt prohibited transaction under ERISA or the Code and will not subject the Trustee or the Master Servicer to any obligation in addition to those expressly undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Master Servicer, or the Trust Fund. For purposes of the preceding sentence, one of such representations, as appropriate, shall be deemed to have been made to the Trustee by the transferee's acceptance of an ERISA-Restricted Certificate (or the acceptance by a Certificate Owner of the beneficial interest in any such Class of ERISA-Restricted Certificates) unless the Trustee shall have received from the transferee an Opinion of Counsel as described in clause (ii) or a representation letter acceptable in form and substance to the Trustee. Notwithstanding

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

anything else to the contrary herein, any purported transfer of an ERISA-Restricted Certificate to or on behalf of an employee benefit plan subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code without the delivery to the Trustee of an Opinion of Counsel satisfactory to the Trustee meeting the requirements of clause (i) of the first sentence of this paragraph as described above shall be void and of no effect. The Trustee shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 5.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Trustee, with respect to the transfer of such Classes of Certificates, required delivery of such certificates and other documentation or evidence as are expressly required by the terms of this Agreement and examined such certificates and other documentation or evidence to determine compliance as to form with the express requirements hereof. The Trustee shall be entitled, but not obligated, to recover from any Holder of any ERISA-Restricted Certificate that was in fact an employee benefit plan or arrangement subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Code or a Person acting on behalf of any such plan or arrangement at the time it became a Holder or, at such subsequent time as it became such a plan or arrangement or Person acting on behalf of such a plan or arrangement, all payments made on such ERISA-Restricted Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Holder of such Certificate that is not such a plan or arrangement or Person acting on behalf of a plan or arrangement.

         Until the Swap Trust terminates, no transfer of an Interest-Bearing Certificate (other than a transfer of an Interest-Bearing Certificate to an affiliate of the Depositor (either directly or through a nominee) in connection with the initial issuance of the Certificates) shall be made unless the Trustee shall have received either (i) a representation from the transferee of such Interest-Bearing Certificate acceptable to and in form and substance satisfactory to the Trustee to the effect that such transferee is not a Plan, or (ii) a representation that the purchase and holding of the Interest-Bearing Certificate satisfy the requirements for exemptive relief under PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 or a similar exemption. In the event that such a representation letter is not delivered, one of the foregoing representations, as appropriate, shall be deemed to have been made by the transferee's (including an initial acquiror's) acceptance of the Interest-Bearing Certificate. In the event that such representation is violated, such transfer or acquisition shall be void and of no effect.

         (c) Each Person who has or who acquires any Ownership Interest in a Class A-R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Class A-R Certificate are expressly subject to the following provisions:

                  (1) Each Person holding or acquiring any Ownership Interest in a Class A-R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                  (2) Except in connection with (i) the registration of the Tax Matters Person Certificate in the name of the Trustee or (ii) any registration in the name of, or transfer of a Class A-R Certificate to, an affiliate of the Depositor (either directly or

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

         through a nominee) in connection with the initial issuance of the Certificates, no Ownership Interest in a Class A-R Certificate may be registered or transferred, and the Trustee shall not register the Transfer of any Class A-R Certificate, unless the Trustee shall have been furnished with a certificate (a "Transferor Certificate") of the transferor in the form attached hereto as Exhibit J-1 and an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit I.

                  (3) Each Person holding or acquiring any Ownership Interest in a Class A-R Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Class A-R Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Class A-R Certificate and (C) not to Transfer its Ownership Interest in a Class A-R Certificate, or to cause the Transfer of an Ownership Interest in a Class A-R Certificate to any other Person, if it has actual knowledge that such Person is not a Permitted Transferee or that such Transfer Affidavit is false.

                  (4) Any attempted or purported Transfer of any Ownership Interest in a Class A-R Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Class A-R Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Class A-R Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Class A-R Certificate that is in fact not permitted by Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit and Transferor Certificate. The Trustee shall be entitled but not obligated to recover from any Holder of a Class A-R Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Class A-R Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

                  (5) The Master Servicer shall use its best efforts to make available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Class A-R Certificate to any Holder who is not a Permitted Transferee.

         The restrictions on Transfers of a Class A-R Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Class A-R Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trustee, any Seller or the Master Servicer, to the effect that the elimination of such restrictions will not cause any REMIC

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

formed hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Class A-R Certificate, by acceptance of its Ownership Interest, shall be deemed to consent to any amendment of this Agreement that, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Class A-R Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Class A-R Certificate that is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

         (d) The preparation and delivery of all affidavits, certifications and opinions referred to above in this Section 5.02 shall not be an expense of the Trust Fund, the Trustee, the Depositor, any Seller or the Master Servicer.

         Section 5.03 Mutilated, Destroyed, Lost or Stolen Certificates.

         If (a) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and of the ownership thereof and (b) there is delivered to the Master Servicer and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time. All Certificates surrendered to the Trustee under the terms of this Section 5.03 shall be canceled and destroyed by the Trustee in accordance with its standard procedures without liability on its part.

         Section 5.04 Persons Deemed Owners.

         The Master Servicer, the Trustee, the NIM Insurer and any agent of the Master Servicer, the Trustee or the NIM Insurer may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and none of the Master Servicer, the Trustee, the NIM Insurer or any agent of the Master Servicer, the Trustee or the NIM Insurer shall be affected by any notice to the contrary.

         Section 5.05 Access to List of Certificateholders' Names and
                      Addresses.

         If three or more Certificateholders or Certificate Owners (a) request such information in writing from the Trustee, (b) state that such Certificateholders or Certificate Owners desire to communicate with other Certificateholders or Certificate Owners with respect

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

to their rights under this Agreement or under the Certificates and (c) provide a copy of the communication that such Certificateholders or Certificate Owners propose to transmit or if the Depositor or Master Servicer shall request such information in writing from the Trustee, then the Trustee shall, within ten Business Days after the receipt of such request, provide the Depositor, the Master Servicer or such Certificateholders or Certificate Owners at such recipients' expense the most recent list of the Certificateholders of the Trust Fund held by the Trustee, if any. The Depositor and every Certificateholder or Certificate Owner, by receiving and holding a Certificate, agree that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

         Section 5.06 Book-Entry Certificates.

         The Book-Entry Certificates, upon original issuance, shall be issued in the form of one typewritten Certificate (or more than one, if required by the Depository) for each Class of such Certificates, to be delivered to the Depository by or on behalf of the Depositor. Such Certificates shall initially be registered on the Certificate Register in the name of the Depository or its nominee, and no Certificate Owner of such Certificates will receive a definitive certificate representing such Certificate Owner's interest in such Certificates, except as provided in Section 5.08. Unless and until definitive, fully registered Certificates ("Definitive Certificates") have been issued to the Certificate Owners of such Certificates pursuant to Section 5.08:

         (a) the provisions of this Section shall be in full force and effect;

         (b) the Depositor, the Sellers, the Master Servicer and the Trustee may deal with the Depository and the Depository Participants for all purposes (including the making of distributions) as the authorized representative of the respective Certificate Owners of such Certificates;

         (c) registration of the Book-Entry Certificates may not be transferred by the Trustee except to another Depository;

         (d) the rights of the respective Certificate Owners of such Certificates shall be exercised only through the Depository and the Depository Participants and shall be limited to those established by law and agreements between the Owners of such Certificates and the Depository and/or the Depository Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 5.08, the Depository will make book-entry transfers among the Depository Participants and receive and transmit distributions of principal and interest on the related Certificates to such Depository Participants;

         (e) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants;

         (f) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants; and

         (g) to the extent the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control.

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         For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Certificateholders evidencing a specified percentage of the aggregate unpaid principal amount of any Class of Certificates, such direction or consent may be given by Certificate Owners (acting through the Depository and the Depository Participants) owning Book-Entry Certificates evidencing the requisite percentage of principal amount of such Class of Certificates.

         Section 5.07 Notices to Depository.

         Whenever any notice or other communication is required to be given to Certificateholders of any Class with respect to which Book-Entry Certificates have been issued, unless and until Definitive Certificates shall have been issued to the related Certificate Owners, the Trustee shall give all such notices and communications to the Depository.

         Section 5.08 Definitive Certificates.

         If, after Book-Entry Certificates have been issued with respect to any Certificates, (a) the Depositor advises the Trustee that the Depository is no longer willing or able to discharge properly its responsibilities under the Depository Agreement with respect to such Certificates and the Trustee or the Depositor is unable to locate a qualified successor or (b) after the occurrence and continuation of an Event of Default, Certificate Owners of such Book-Entry Certificates having not less than 51% of the Voting Rights evidenced by any Class of Book-Entry Certificates advise the Trustee and the Depository in writing through the Depository Participants that the continuation of a book-entry system with respect to Certificates of such Class through the Depository (or its successor) is no longer in the best interests of the Certificate Owners of such Class, then the Trustee shall notify all Certificate Owners of such Certificates, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners of such Class requesting the same. The Depositor shall provide the Trustee with an adequate inventory of Certificates to facilitate the issuance and transfer of Definitive Certificates. Upon surrender to the Trustee of any such Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall authenticate and deliver such Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of such Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of such Definitive Certificates as Certificateholders hereunder.

         Section 5.09 Maintenance of Office or Agency.

         The Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies in New York City where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates its offices at 101 Barclay Street, New York, New York 10286, Attention: Corporate Trust MBS Administration, as offices for such purposes. The Trustee will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

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                                 ARTICLE VI.
              THE DEPOSITOR, THE MASTER SERVICER AND THE SELLERS

         Section 6.01 Respective Liabilities of the Depositor, the Master
                      Servicer and the Sellers.

         The Depositor, the Master Servicer and each Seller shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

         Section 6.02 Merger or Consolidation of the Depositor, the Master Servicer or the Sellers.

         The Depositor will keep in full effect its existence, rights and franchises as a corporation under the laws of the United States or under the laws of one of the states thereof and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its duties under this Agreement. The Master Servicer will keep in effect its existence, rights and franchises as a limited partnership under the laws of the United States or under the laws of one of the states thereof and will obtain and preserve its qualification or registration to do business as a foreign partnership in each jurisdiction in which such qualification or registration is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

         Any Person into which the Depositor, the Master Servicer or any Seller may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor, the Master Servicer or any Seller shall be a party, or any person succeeding to the business of the Depositor, the Master Servicer or any Seller, shall be the successor of the Depositor, the Master Servicer or such Seller, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided that the successor or surviving Person to the Master Servicer shall be qualified to service mortgage loans on behalf of Fannie Mae and Freddie Mac.

         As a condition to the effectiveness of any merger or consolidation, at least 15 calendar days prior to the effective date of any merger or consolidation of the Master Servicer, the Master Servicer shall provide (x) written notice to the Depositor of any successor pursuant to this Section and
(y) in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to a replacement Master Servicer.

         Section 6.03 Limitation on Liability of the Depositor, the Sellers,
                      the Master Servicer, the NIM Insurer and Others.

         None of the Depositor, the Sellers, the NIM Insurer or the Master Servicer or any of the directors, officers, employees or agents of the Depositor, the Sellers, the NIM Insurer or the Master Servicer shall be under any liability to the Trustee (except as provided in Section

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8.05), the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided that this provision shall not protect the Depositor, the Sellers, the Master Servicer or any such Person against any breach of representations or warranties made by it herein or protect the Depositor, the Sellers, the Master Servicer or any such Person from any liability that would otherwise be imposed by reasons of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Sellers, the NIM Insurer, the Master Servicer and any director, officer, employee or agent of the Depositor, the Sellers, the NIM Insurer or the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Sellers, the NIM Insurer, the Master Servicer and any director, officer, employee or agent of the Depositor, the Sellers, the NIM Insurer or the Master Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. None of the Depositor, the Sellers, the NIM Insurer or the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and that in its opinion may involve it in any expense or liability; provided that any of the Depositor, the Sellers, the NIM Insurer or the Master Servicer may, in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be, expenses, costs and liabilities of the Trust Fund, and the Depositor, the Sellers, the NIM Insurer and the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account as provided by Section 3.08 hereof.

         Section 6.04 Limitation on Resignation of Master Servicer.

         The Master Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that its duties hereunder are no longer permissible under applicable law or (ii) upon appointment of a successor servicer that is reasonably acceptable to the Trustee and the NIM Insurer and the written confirmation from each Rating Agency (which confirmation shall be furnished to the Depositor, the Trustee and the NIM Insurer) that such resignation will not cause such Rating Agency to reduce the then-current rating of the Certificates. Any such determination pursuant to clause (i) of the preceding sentence permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No resignation of the Master Servicer shall become effective until the Trustee shall have assumed the Master Servicer's responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement and the Depositor shall have received the information described in the following sentence. As a condition to the effectiveness of any such resignation, at least 15 calendar days prior to the effective date of such resignation, the Master Servicer shall

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provide (x) written notice to the Depositor of any successor pursuant to this
Section and (y) in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to the resignation of the Master Servicer.

         Section 6.05 Errors and Omissions Insurance; Fidelity Bonds.

         The Master Servicer shall, for so long as it acts as servicer under this Agreement, obtain and maintain in force (a) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder, and (b) a fidelity bond in respect of its officers, employees and agents. Each such policy or policies and bond shall, together, comply with the requirements from time to time of Fannie Mae and Freddie Mac for persons performing servicing for mortgage loans purchased by Fannie Mae and Freddie Mac. In the event that any such policy or bond ceases to be in effect, the Master Servicer shall use its reasonable best efforts to obtain a comparable replacement policy or bond from an insurer or issuer, meeting the requirements set forth above as of the date of such replacement.

         The Master Servicer shall provide the Trustee and the NIM Insurer (upon such party's reasonable request) with copies of any such insurance policies and fidelity bond. The Master Servicer shall be deemed to have complied with this provision if an Affiliate of the Master Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Master Servicer.

                                 ARTICLE VII.
                    DEFAULT; TERMINATION OF MASTER SERVICER

         Section 7.01 Events of Default.

      "Event of Default," wherever used herein, means any one of the following events:

            (1) any failure by the Master Servicer to deposit in the Certificate Account or the Distribution Account or remit to the Trustee any payment (excluding a payment required to be made under Section 4.01 hereof) required to be made under the terms of this Agreement, which failure shall continue unremedied for five calendar days and, with respect to a payment required to be made under Section 4.01(b) or (c) hereof, for one Business Day, after the date on which written notice of such failure shall have been given to the Master Servicer by the Trustee, the NIM Insurer or the Depositor, or to the Trustee, the NIM Insurer and the Master Servicer by the Holders of Certificates evidencing not less than 25% of the Voting Rights; or

            (2) any failure by the Master Servicer to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in this Agreement (except with respect to a failure related to a Limited Exchange Act Reporting Obligation) or any representation or warranty shall prove to be untrue, which failure or breach shall continue unremedied for a period of 60 days after the date on which written notice of such failure shall have been given to the Master Servicer by the Trustee, the NIM Insurer or the Depositor, or to the Trustee by the

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      Holders of Certificates evidencing not less than 25% of the Voting
      Rights; provided, that the sixty-day cure period shall not apply to the initial delivery of the Mortgage File for Delay Delivery Mortgage Loans or the failure to repurchase or substitute in lieu thereof; or

            (3) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or

            (4) the Master Servicer shall consent to the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or all or substantially all of the property of the Master Servicer; or

            (5) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

            (6) the Master Servicer shall fail to reimburse in full the Trustee not later than 6:00 p.m. (New York time) on the Business Day following the related Distribution Date for any Advance made by the Trustee pursuant to Section 4.01(d) together with accrued and unpaid interest.

         If an Event of Default shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee shall, but only at the direction of either the NIM Insurer or the Holders of Certificates evidencing not less than 25% of the Voting Rights, by notice in writing to the Master Servicer (with a copy to each Rating Agency and the Depositor), terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. In addition, if during the period that the Depositor is required to file Exchange Act Reports with respect to the Trust Fund, the Master Servicer shall fail to observe or perform any of the obligations that constitute a Limited Exchange Act Reporting Obligation or the obligations set forth in Section 3.17(a) or
Section 11.07(a)(1) and (2), and such failure continues for the lesser of 10 calendar days or such period in which the applicable Exchange Act Report can be filed timely (without taking into account any extensions), so long as such failure shall not have been remedied, the Trustee shall, but only at the direction of the Depositor, terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. The Depositor shall not be entitled to terminate the rights and obligations of the Master Servicer if a failure of the Master Servicer to identify a Subcontractor "participating in the servicing function" within the meaning of
Item 1122 of Regulation AB was attributable

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solely to the role or functions of such Subcontractor with respect to mortgage loans other than the Mortgage Loans.

         On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer hereunder, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee. The Trustee shall thereupon make any Advance described in Section
4.01 hereof subject to Section 3.04 hereof. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Unless expressly provided in such written notice, no such termination shall affect any obligation of the Master Servicer to pay amounts owed pursuant to Article VIII. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee of all cash amounts which shall at the time be credited to the Certificate Account, or thereafter be received with respect to the Mortgage Loans. The Trustee shall promptly notify the Rating Agencies and the Depositor of the occurrence of an Event of Default.

         Notwithstanding any termination of the activities of a Master Servicer hereunder, such Master Servicer shall be entitled to receive, out of any late collection of a Scheduled Payment on a Mortgage Loan that was due prior to the notice terminating such Master Servicer's rights and obligations as Master Servicer hereunder and received after such notice, that portion thereof to which such Master Servicer would have been entitled pursuant to Sections 3.08(a)(i) through (viii), and any other amounts payable to such Master Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder.

         If the Master Servicer is terminated, the Trustee shall provide the Depositor in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to a successor master servicer in the event the Trustee should succeed to the duties of the Master Servicer as set forth herein.

         Section 7.02 Trustee to Act; Appointment of Successor.

         On and after the time the Master Servicer receives a notice of termination pursuant to Section 7.01 hereof, the Trustee shall, to the extent provided in Section 3.04, be the successor to the Master Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and applicable law including the obligation to make advances pursuant to Section 4.01. As compensation therefor, the Trustee shall be entitled to all fees, costs and expenses relating to the Mortgage Loans that the Master Servicer would have been entitled to if the Master Servicer had continued to act hereunder. Notwithstanding the foregoing, if the Trustee has become the successor to the Master Servicer in accordance with Section 7.01 hereof, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances

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pursuant to Section 4.01 hereof or if it is otherwise unable to so act, (i)
appoint any established mortgage loan servicing institution reasonably acceptable to the NIM Insurer (as evidenced by the prior written consent of the NIM Insurer), or (ii) if it is unable for 60 days to appoint a successor servicer reasonably acceptable to the NIM Insurer, petition a court of competent jurisdiction to appoint any established mortgage loan servicing institution, the appointment of which does not adversely affect the then-current rating of the Certificates and the NIM Insurer guaranteed notes (without giving any effect to any policy or guaranty provided by the NIM Insurer) by each Rating Agency as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Any successor Master Servicer shall be an institution that is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, that has a net worth of at least $15,000,000 and that is willing to service the Mortgage Loans and executes and delivers to the Depositor and the Trustee an agreement accepting such delegation and assignment, that contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Master Servicer (other than liabilities and indemnities of the Master Servicer under Section
6.03 hereof incurred prior to termination of the Master Servicer under Section 7.01), with like effect as if originally named as a party to this Agreement; and provided further that each Rating Agency acknowledges that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced as a result of such assignment and delegation. No appointment of a successor to the Master Servicer hereunder shall be effective until (i) the Trustee shall have consented thereto, (ii) written notice of such proposed appointment shall have been provided by the Trustee to each Certificateholder and (iii) at least 15 calendar days prior to the effective date of such appointment, (x) the Trustee shall provide written notice to the Depositor of such successor pursuant to this Section 7.02 and
(y) such successor Master Servicer shall provide to the Depositor in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to a replacement master servicer. The Trustee shall not resign as servicer until a successor servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the Master Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall, subject to
Section 3.04 hereof, act in such capacity as herein above provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided that no such compensation shall be in excess of that permitted the Master Servicer hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Trustee nor any other successor servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the Master Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

         Any successor to the Master Servicer as servicer shall give notice to the NIM Insurer and the Mortgagors of such change of servicer and shall, during the term of its service as servicer maintain in force the policy or policies that the Master Servicer is required to maintain pursuant to Section 6.05.

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         In connection with the termination or resignation of the Master
Servicer hereunder, either (i) the successor Master Servicer, including the Trustee if the Trustee is acting as successor Master Servicer, shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, or (ii) the predecessor Master Servicer shall cooperate with the successor Master Servicer in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Trustee and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS(R) System to the successor Master Servicer. The predecessor Master Servicer shall file or cause to be filed any such assignment in the appropriate recording office. The successor Master Servicer shall cause such assignment to be delivered to the Trustee promptly upon receipt of the original with evidence of recording thereon or a copy certified by the public recording office in which such assignment was recorded.

         Section 7.03 Notification to Certificateholders.

         (a) Upon any termination of or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders and to each Rating Agency.

         (b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Certificateholders notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

                                ARTICLE VIII.
                            CONCERNING THE TRUSTEE

         Section 8.01 Duties of Trustee.

         The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they conform to the requirements of this Agreement, to the extent provided in this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take action as it deems appropriate to have the instrument corrected.

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         No provision of this Agreement shall be construed to relieve the
Trustee from liability for its own grossly negligent action, its own gross negligent failure to act or its own misconduct, its grossly negligent failure to perform its obligations in compliance with this Agreement, or any liability that would be imposed by reason of its willful misfeasance or bad faith; provided that:

            (1) prior to the occurrence of an Event of Default, and after the curing of all such Events of Default that may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable, individually or as Trustee, except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement that it reasonably believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

            (2) the Trustee shall not be liable, individually or as Trustee, for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless the Trustee was grossly negligent or acted in bad faith or with willful misfeasance;

            (3) the Trustee shall not be liable, individually or as Trustee, with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of each Class of Certificates evidencing not less than 25% of the Voting Rights of such Class relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement; and

            (4) without in any way limiting the provisions of this Section
      8.01 or Section 8.02 hereof, the Trustee shall be entitled to rely conclusively on the information delivered to it by the Master Servicer in a Trustee Advance Notice in determining whether or not it is required to make an Advance under Section 4.01(d), shall have no responsibility to ascertain or confirm any information contained in any Trustee Advance Notice, and shall have no obligation to make any Advance under Section 4.01(d) in the absence of a Trustee Advance Notice or actual knowledge by a Responsible Officer that (A) a required Advance was not made and
      (B) such required Advance was not a Nonrecoverable Advance.

         Section 8.02 Certain Matters Affecting the Trustee.

         (a) Except as otherwise provided in Section 8.01:

            (1) the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request,

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      consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (2) the Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

            (3) the Trustee shall not be liable, individually or as Trustee, for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (4) prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default that may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by the NIM Insurer or the Holders of each Class of Certificates evidencing not less than 25% of the Voting Rights of such Class; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee not reasonably assured to the Trustee by the NIM Insurer or such Certificateholders, the Trustee may require reasonable indemnity against such expense, or liability from the NIM Insurer or such Certificateholders as a condition to taking any such action;

            (5) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, accountants or attorneys;

            (6) the Trustee shall not be required to expend its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such liability is not assured to it;

            (7) the Trustee shall not be liable, individually or as Trustee, for any loss on any investment of funds pursuant to this Agreement (other than as issuer of the investment security);

            (8) the Trustee shall not be deemed to have knowledge of an Event of Default until a Responsible Officer of the Trustee shall have received written notice thereof; and

            (9) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of the NIM Insurer or any of the Certificateholders, pursuant to the provisions of this Agreement, unless the NIM Insurer or such Certificateholders, as applicable, shall have offered to the Trustee reasonable

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      security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby.

         (b) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by the Trustee without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of the Certificates, subject to the provisions of this Agreement.

         The Depositor hereby directs the Trustee to execute, deliver and perform its obligations under the Swap Contract Administration Agreement (in its capacity as Swap Trustee). The Sellers, the Depositor, the Master Servicer and the Holders of the Interest-Bearing Certificates by their acceptance of such Certificates acknowledge and agree that the Trustee shall execute, deliver and perform its obligations under the Swap Contract Administration Agreement and shall do so solely in its capacity as Swap Trustee, as the case may be, and not in its individual capacity. Every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall apply to the Trustee's execution of the Swap Contract Administration Agreement in its capacity as Swap Trustee, and the performance of its duties and satisfaction of its obligations thereunder.

         Section 8.03 Trustee Not Liable for Mortgage Loans.

         The recitals contained herein shall be taken as the statements of the Depositor or the Master Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of any Mortgage Loan or related document or of MERS or the MERS(R) System other than with respect to the Trustee's execution and authentication of the Certificates. The Trustee shall not be accountable for the use or application by the Depositor or the Master Servicer of any funds paid to the Depositor or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Certificate Account by the Depositor or the Master Servicer.

         Section 8.04 Trustee May Own Certificates.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trustee.

         Section 8.05 Master Servicer to Pay Trustee's Fees and Expenses.

         The Master Servicer covenants and agrees to pay or reimburse the Trustee, upon its request, for all reasonable expenses, disbursements and advances incurred or made by the Trustee on behalf of the Trust Fund in accordance with any of the provisions of this Agreement (including, without limitation: (A) the reasonable compensation and the expenses and disbursements of its counsel, but only for representation of the Trustee acting in its capacity as Trustee hereunder and (B) to the extent that the Trustee must engage persons not regularly in its employ to perform acts or services on behalf of the Trust Fund, which acts or services are not in the ordinary course of the duties of a trustee, paying agent or certificate registrar, in the absence of a breach or default by any party hereto, the reasonable compensation, expenses and

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         disbursements of such persons, except any such expense, disbursement or advance as may arise from its negligence, bad faith or willful misconduct). The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Master Servicer and held harmless against any loss, liability or expense (i) incurred in connection with any legal action relating to this Agreement or the Certificates, or in connection with the performance of any of the Trustee's duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Trustee's duties hereunder or by reason of reckless disregard of the Trustee's obligations and duties hereunder or (ii) resulting from any error in any tax or information return prepared by the Master Servicer. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee hereunder.

         Section 8.06 Eligibility Requirements for Trustee.

         The Trustee hereunder shall, at all times, be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating that would not cause any of the Rating Agencies to reduce their respective ratings of any Class of Certificates below the ratings issued on the Closing Date (or having provided such security from time to time as is sufficient to avoid such reduction). If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07 hereof. The corporation or national banking association serving as Trustee may have normal banking and trust relationships with the Depositor, the Sellers and the Master Servicer and their respective affiliates; provided that such corporation cannot be an affiliate of the Master Servicer other than the Trustee in its role as successor to the Master Servicer.

         Section 8.07 Resignation and Removal of Trustee.

         The Trustee may at any time resign and be discharged from the trusts hereby created by (1) giving written notice of resignation to the Depositor and the Master Servicer and by mailing notice of resignation by first class mail, postage prepaid, to the Certificateholders at their addresses appearing on the Certificate Register and each Rating Agency, not less than 60 days before the date specified in such notice when, subject to Section 8.08, such resignation is to take effect, and (2) acceptance of appointment by a successor trustee in accordance with Section 8.08 and meeting the qualifications set forth in Section
8.06. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice or resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

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         As a condition to the effectiveness of any such resignation, at least
15 calendar days prior to the effective date of such resignation, the Trustee shall provide (x) written notice to the Depositor of any successor pursuant to this Section and (y) in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to the resignation of the Trustee.

         If at any time (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 hereof and shall fail to resign after written request thereto by the NIM Insurer or the Depositor, (ii) the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, (iii)(A) a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located, (B) the imposition of such tax would be avoided by the appointment of a different trustee and (C) the Trustee fails to indemnify the Trust Fund against such tax, or (iv) during the period which the Depositor is required to file Exchange Act Reports with respect to the Trust Fund, the Trustee fails to comply with its obligations under the last sentence of Section 7.01, the preceding paragraph, Section 8.09 or Article XI and such failure is not remedied within the lesser of 10 calendar days or such period in which the applicable Exchange Act Report can be filed timely (without taking into account any extensions), then, in the case of clauses (i) through (iii), the Depositor, the NIM Insurer or the Master Servicer, or in the case of clause
(iv), the Depositor, may remove the Trustee and appoint a successor trustee, reasonably acceptable to the NIM Insurer, by written instrument, in triplicate, one copy of which instrument shall be delivered to the Trustee, one copy of which shall be delivered to the Master Servicer and one copy of which shall be delivered to the successor trustee.

         The Holders evidencing at least 51% of the Voting Rights of each Class of Certificates may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered by the successor Trustee to the Master Servicer one complete set to the Trustee so removed, one complete set to the successor so appointed and one complete set to the Depositor, together with a written description of the basis for such removal. Notice of any removal of the Trustee shall be given to each Rating Agency by the successor Trustee.

         Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08 hereof.

         Section 8.08 Successor Trustee.

         Any successor trustee appointed as provided in Section 8.07 hereof shall execute, acknowledge and deliver to the Depositor, its predecessor trustee and the Master Servicer an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and

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obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. In addition, if the Swap Contract is still outstanding, the Person appointed as successor trustee shall execute, acknowledge and deliver to the predecessor trustee, CHL and the Master Servicer an instrument accepting the appointment as successor Swap Contract Administrator under the Swap Contract Administration Agreement.

         No successor trustee shall accept appointment as provided in this
Section 8.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06 hereof, is reasonably acceptable to the NIM Insurer, its appointment shall not adversely affect the then-current ratings of the Certificates and has provided to the Depositor in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to a replacement Trustee. Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the Depositor shall mail notice of the succession of such trustee hereunder to the NIM Insurer and all Holders of Certificates. If the Depositor fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

         Section 8.09 Merger or Consolidation of Trustee.

         Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 8.06 hereof without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         As a condition to the effectiveness of any merger or consolidation, at least 15 calendar days prior to the effective date of any merger or consolidation of the Trustee, the Trustee shall provide (x) written notice to the Depositor of any successor pursuant to this Section and (y) in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to a replacement Trustee.

         Section 8.10 Appointment of Co-Trustee or Separate Trustee.

         Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and reasonably acceptable to the NIM Insurer to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this Section 8.10, such

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powers, duties, obligations, rights and trusts as the Master Servicer and the
Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment, or the NIM Insurer shall not have approved such appointment, within 15 days after receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under
Section 8.08.

         Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (1) All rights, powers, duties and obligations conferred or imposed upon the Trustee, except for the obligation of the Trustee under this Agreement to advance funds on behalf of the Master Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

            (2) No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

            (3) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

         Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Master Servicer and the Depositor.

         Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of

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its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         Section 8.11 Tax Matters.

         It is intended that the Trust Fund shall constitute, and that the affairs of the Trust Fund shall be conducted so that each REMIC created pursuant to the Preliminary Statement qualifies as, a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Trustee covenants and agrees that it shall act as agent (and the Trustee is hereby appointed to act as agent) on behalf of the Trust Fund and that in such capacity it shall: (a) prepare and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Returns (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each REMIC created hereunder containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby; (b) within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Forms 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the Holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code for the Trust Fund; (c) make or cause to be made elections, on behalf of each REMIC created hereunder to be treated as a REMIC on the federal tax return of each such REMIC for its first taxable year (and, if necessary, under applicable state law); (d) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including without limitation, the calculation of any original issue discount using the Prepayment Assumption; (e) provide information necessary for the computation of tax imposed on the transfer of a Class A-R Certificate to a Person that is not a Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Non-Permitted Transferee, or a pass-through entity in which a Non-Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax); (f) to the extent that they are under its control conduct the affairs of the Trust Fund at all times that any Certificates are outstanding so as to maintain the status of each REMIC created hereunder as a REMIC under the REMIC Provisions; (g) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any REMIC created hereunder; (h) pay, from the sources specified in the third paragraph of this Section 8.11, the amount of any federal, state and local taxes, including prohibited transaction taxes as described below, imposed on any REMIC created hereunder prior to the termination of the Trust Fund when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (i) sign or cause to be signed federal, state or local income tax or information returns; (j) maintain records relating to

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each REMIC created hereunder, including but not limited to the income, expenses, assets and liabilities of each such REMIC, and the fair market value and adjusted basis of the Trust Fund property determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; and (k) as and when necessary and appropriate, represent the Trust Fund in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any REMIC created hereunder, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of the Trust Fund, and otherwise act on behalf of any REMIC created hereunder in relation to any tax matter involving any such REMIC.

         In order to enable the Trustee to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Trustee within ten days after the Closing Date all information or data that the Trustee requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans (and, to the extent not part of the aforementioned, the information referred to in paragraphs (1), (2), (3) and (4) of Section 4.05(d)). Thereafter, the Depositor shall provide to the Trustee promptly upon written request therefor, any such additional information or data that the Trustee may, from time to time, request in order to enable the Trustee to perform its duties as set forth herein. The Depositor hereby indemnifies the Trustee for any losses, liabilities, damages, claims or expenses of the Trustee arising from any errors or miscalculations of the Trustee that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trustee on a timely basis.

         In the event that any tax is imposed on "prohibited transactions" of the Trust Fund as defined in section 860F(a)(2) of the Code, on the "net income from foreclosure property" of the Trust Fund as defined in section 860G(c) of the Code, on any contribution to the Trust Fund after the startup day pursuant to section 860G(d) of the Code, or any other tax is imposed, including, without limitation, any federal, state or local tax or minimum tax imposed upon the Trust Fund pursuant to sections 23153 and 24872 of the California Revenue and Taxation Code if not paid as otherwise provided for herein, such tax shall be paid by (i) the Trustee, if any such other tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement, (ii) (x) the Master Servicer, in the case of any such minimum tax, and (y) any party hereto (other than the Trustee) to the extent any such other tax arises out of or results from a breach by such other party of any of its obligations under this Agreement or (iii) in all other cases, or in the event that any liable party here fails to honor its obligations under the preceding clauses (i) or
(ii), any such tax will be paid first with amounts otherwise to be distributed to the Class A-R Certificateholders, and second with amounts otherwise to be distributed to all other Certificateholders in the same manner as if such tax were a Realized Loss that occurred ratably within each Loan Group. Notwithstanding anything to the contrary contained herein, to the extent that such tax is payable by the Class A-R Certificates, the Trustee is hereby authorized to retain on any Distribution Date, from the Holders of the Class A-R Certificates (and, if necessary, second, from the Holders of all other Certificates in the priority specified in the preceding sentence), funds otherwise distributable to such Holders in an amount sufficient to pay such tax. The Trustee agrees to promptly notify in writing the party liable for any such tax of the amount thereof and the due date for the payment thereof.

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         The Trustee shall treat the Carryover Reserve Fund and the Swap Trust, including the Swap Account, as outside reserve funds within the meaning of Treasury Regulation 1.860G-2(h), neither of which is an asset of any REMIC created hereunder. The Carryover Reserve Fund shall be treated as owned by the Class C Certificateholders and the Swap Trust, including the Swap Account shall be treated as owned by the Class C Certificateholders. The rights of the Holders of each Class of Certificates (other than the Class P and Class A-R Certificates) to receive payments from, and the deemed obligations of such Holders to make payments to, the Carryover Reserve Fund or the Swap Trust, including the Swap Account, shall be treated as rights and obligations with respect to notional principal contracts written by the Holders of the Class C Certificates in respect of any Net Rate Carryover distributed pursuant to Sections 4.04(c)(4), and (ii) the Swap Counterparty in respect of any Net Rate Carryover funded by the Swap Contract and in respect of any residual payments from such Swap Contract received by the Class C Certificates. Thus, the Certificates (other than the Class P and Class A-R Certificates), shall be treated as representing ownership of Master REMIC regular interests coupled with contractual rights and obligations within the meaning of Treasury Regulation 1.860G-2(i). For purposes of determining the issue price of the various Master REMIC regular interests, the Trustee shall assume that the Swap Contract has a value of $2,094,000. Any differences in the distributions to a Certificate holder (positive or negative) that would result from the application of the Strip REMIC Cap rather than the applicable Net Rate Cap shall be treated by the Trustee as reconciled among the Certificates by swap payments made pursuant to notional principal contracts entered into among the Certificateholders.

         The Trustee shall treat the entitlement to Credit Comeback Excess Amounts as owned by the Holders of the Class C Certificates and not as an asset of, or interest in, any REMIC created hereunder. Further, the Trustee shall treat any payments of Credit Comeback Excess Amounts to Persons other than the Holders of the Class C Certificates as payments made by the Holders of the Class C Certificates pursuant to a credit enhancement contract under Treasury Regulation 1.860G-2(c). The Trustee shall also treat any amount payable to a Class C Certificate with respect to the STR-C-OC Interest as deposited into the Carryover Reserve Fund. To the extent the amount payable with respect to the Swap Contract exceeds the amount payable with respect to the Class C Certificates, the Trustee, for federal income tax purposes, shall treat such excess as Realized Losses from Mortgage Loans and to the extent such Realized Losses (if they had occurred) would be allocated to a Certificateholder, the Trustee shall treat such amount as first payable to the Certificateholder as principal and as then payable by the Certificateholder with respect to a notional principal contract.

         Section 8.12 [Reserved].

         Section 8.13 Access to Records of the Trustee.

         The Trustee shall afford the Sellers, the Depositor, the Master Servicer, the NIM Insurer and each Certificate Owner upon reasonable notice during normal business hours access to all records maintained by the Trustee in respect of its duties under this Agreement and access to officers of the Trustee responsible for performing its duties. Upon request, the Trustee shall furnish the Depositor, the Master Servicer, the NIM Insurer and any requesting Certificate Owner with its most recent financial statements. The Trustee shall cooperate fully with the Sellers, the Master Servicer, the Depositor, the NIM Insurer and the Certificate Owner for review

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and copying any books, documents, or records requested with respect to the
Trustee's duties under this Agreement. The Sellers, the Depositor, the Master Servicer and the Certificate Owner shall not have any responsibility or liability for any action for failure to act by the Trustee and are not obligated to supervise the performance of the Trustee under this Agreement or otherwise.

         Section 8.14 Suits for Enforcement.

         If an Event of Default or other material default by the Master Servicer or the Depositor under this Agreement occurs and is continuing, at the direction of the Certificateholders holding not less than 51% of the Voting Rights or the NIM Insurer, the Trustee shall proceed to protect and enforce its rights and the rights of the Certificateholders or the NIM Insurer under this Agreement by a suit, action, or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable, or other remedy, as the Trustee, being advised by counsel, and subject to the foregoing, shall deem most effectual to protect and enforce any of the rights of the Trustee, the NIM Insurer and the Certificateholders.

                                 ARTICLE IX.
                                  TERMINATION

         Section 9.01 Termination upon Liquidation or Repurchase of all Mortgage Loans.

         Subject to Section 9.03, the Trust Fund shall terminate and the obligations and responsibilities of the Depositor, the Master Servicer, the Sellers and the Trustee created hereby shall terminate upon the earlier of (a) the purchase by the Master Servicer or NIM Insurer (the party exercising such purchase option, the "Terminator") of all of the Mortgage Loans (and REO Properties) remaining in the Trust Fund at the price equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan in the Trust Fund (other than in respect of an REO Property), (ii) accrued interest thereon at the applicable Mortgage Rate (or, if such repurchase is effected by the Master Servicer, at the applicable Net Mortgage Rate), (iii) the appraised value of any REO Property in the Trust Fund (up to the Stated Principal Balance of the related Mortgage Loan), such appraisal to be conducted by an appraiser mutually agreed upon by the Terminator and the Trustee, (iv) any remaining unpaid costs and damages incurred by the Trust Fund that arises out of an actual violation of any predatory or abusive lending law or regulation and (v) if the Terminator is the NIM Insurer, any unreimbursed Servicing Advances, and the principal portion of any unreimbursed Advances, made on the Mortgage Loans prior to the exercise of such repurchase and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to related Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof and (ii) the Latest Possible Maturity Date.

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         The right to purchase all Mortgage Loans and REO Properties by the
Terminator pursuant to clause (a) of the immediately preceding paragraph shall be conditioned upon (1) the Stated Principal Balance of the Mortgage Loans, at the time of any such repurchase, aggregating ten percent (10%) or less of the sum of the aggregate Cut-off Date Principal Balance of the Initial Mortgage Loans and the Pre-Funded Amount and (2) unless the NIM Insurer otherwise consents, the purchase price for such Mortgage Loans and REO Properties shall result in a final distribution on any NIM Insurer guaranteed notes that is sufficient (x) to pay such notes in full and (y) to pay any amounts due and payable to the NIM Insurer pursuant to the indenture related to such notes.

         The NIM Insurer's right to purchase all Mortgage Loans and REO Properties shall be further conditioned upon the written consent of the Master Servicer.

         The Swap Trust shall terminate on the earliest of (i) the Swap Contract Termination Date, (ii) the reduction of the aggregate Certificate Principal Balance of the Interest-Bearing Certificates to zero and (iii) the termination of this Agreement.

         Section 9.02 Final Distribution on the Certificates.

         If on any Determination Date, (i) the Master Servicer determines that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Certificate Account, the Master Servicer shall direct the Trustee to send a final distribution notice promptly to each related Certificateholder or (ii) the Trustee determines that a Class of Certificates shall be retired after a final distribution on such Class, the Trustee shall notify the related Certificateholders within five (5) Business Days after such Determination Date that the final distribution in retirement of such Class of Certificates is scheduled to be made on the immediately following Distribution Date. Any final distribution made pursuant to the immediately preceding sentence will be made only upon presentation and surrender of the related Certificates at the Corporate Trust Office of the Trustee. If the Terminator elects to terminate pursuant to clause (a) of Section 9.01, at least 20 days prior to the date notice is to be mailed to the affected Certificateholders, such electing party shall notify the Depositor and the Trustee of the date such electing party intends to terminate and of the applicable repurchase price of the related Mortgage Loans and REO Properties.

         Notice of any termination, specifying the Distribution Date on which related Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to related Certificateholders mailed not earlier than the 10th day and no later than the 15th day of the month immediately preceding the month of such final distribution. Any such notice shall specify (a) the Distribution Date upon which final distribution on related Certificates will be made upon presentation and surrender of such Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of such Certificates at the office therein specified. The Terminator will give such notice to each Rating Agency at the time such notice is given to the affected Certificateholders.

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         In the event such notice is given, the Master Servicer shall cause all funds in the Certificate Account to be remitted to the Trustee for deposit in the Distribution Account on the Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the Certificates. Upon such final deposit and the receipt by the Trustee of a Request for File Release therefor, the Trustee shall promptly release to the Master Servicer the Mortgage Files for the Mortgage Loans.

         Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders of each affected Class the amounts allocable to such Certificates held in the Distribution Account (and, if applicable, the Carryover Reserve Fund) in the order and priority set forth in
Section 4.04 hereof on the final Distribution Date and in proportion to their respective Percentage Interests. Notwithstanding the reduction of the Certificate Principal Balance of any Class of Certificates to zero, such Class will be outstanding hereunder (solely for the purpose of receiving distributions (if any) to which it may be entitled pursuant to the terms of this Agreement and not for any other purpose) until the termination of the respective obligations and responsibilities of the Depositor, each Seller, the Master Servicer and the Trustee hereunder in accordance with Article IX.

         In the event that any affected Certificateholders shall not surrender related Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their related Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that remain a part of the Trust Fund. If within one year after the second notice all related Certificates shall not have been surrendered for cancellation, the Class A-R Certificates shall be entitled to all unclaimed funds and other assets that remain subject hereto.

         Section 9.03 Additional Termination Requirements.

(a) In the event the Terminator exercises its purchase option, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel, at the expense of the Terminator, to the effect that the failure of the Trust Fund to comply with the requirements of this Section 9.03 will not (i) result in the imposition of taxes on "prohibited transactions" of a REMIC, or (ii) cause any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding:

                           (1) The Master Servicer shall establish a 90-day
liquidation period and notify the Trustee thereof, which shall in turn specify the first day of such period in a statement attached to the Trust Fund's final Tax Return pursuant to Treasury Regulation Section 1.860F-1. The Master Servicer shall prepare a plan of complete liquidation and shall otherwise satisfy all the requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel delivered to the Trustee and the Depositor obtained at the expense of the Terminator;

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                           (2) During such 90-day liquidation period, and at or
prior to the time of making the final payment on the Certificates, the Master Servicer as agent of the Trustee shall sell all of the assets of the Trust
Fund to the Terminator for cash; and

                           (3) At the time of the making of the final payment on
the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Class A-R Certificateholders all cash on hand (other than cash retained to meet claims) related to such Class of Certificates, and the Trust Fund shall terminate at that time.

         (b) By their acceptance of the Certificates, the Holders thereof hereby authorize the Master Servicer to specify the 90-day liquidation period for the Trust Fund, which authorization shall be binding upon all successor Certificateholders. The Trustee shall attach a statement to the final federal income tax return for each of any REMIC created hereunder stating that pursuant to Treasury Regulation Section 1.860F-1, the first day of the 90-day liquidation period for each the REMIC was the date on which the Trustee sold the assets of the Trust Fund to the Terminator.

         (c) The Trustee as agent for each REMIC created hereunder hereby agrees to adopt and sign such a plan of complete liquidation upon the written request of the Master Servicer, and the receipt of the Opinion of Counsel referred to in Section 9.03(a)(1), and together with the Holders of the Class A-R Certificates agree to take such other action in connection therewith as may be reasonably requested by the Terminator.

                                  ARTICLE X.

                           MISCELLANEOUS PROVISIONS

         Section 10.01 Amendment.

         This Agreement may be amended from time to time by the Depositor, the Master Servicer, the Sellers and the Trustee with the consent of the NIM Insurer, without the consent of any of the Certificateholders (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein, (iii) to conform this Agreement to the Prospectus Supplement or the Prospectus, (iv) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement to comply with any rules or regulations promulgated by the Securities and Exchange Commission from time to time, or
(v) to make such other provisions with respect to matters or questions arising under this Agreement, as shall not be inconsistent with any other provisions herein if such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder; provided that any such amendment shall be

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deemed not to adversely affect in any material respect the interests of the
Certificateholders and no such Opinion of Counsel shall be required if the Person requesting such amendment obtains a letter from each Rating Agency stating that such amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates, it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating. Any amendment described above made solely to conform this Agreement to the Prospectus or the Prospectus Supplement shall be deemed not to adversely affect in any material respect the interests of the Certificateholders. Notwithstanding the foregoing, no amendment that significantly changes the permitted activities of the trust created by this Agreement may be made without the consent of Certificateholders representing not less than 51% of the Voting Rights of each Class of Certificates affected by such amendment. Each party to this Agreement hereby agrees that it will cooperate with each other party in amending this Agreement pursuant to clause (iv) above.

         The Trustee, the Depositor, the Master Servicer and the Sellers with the consent of the NIM Insurer may also at any time and from time to time amend this Agreement, without the consent of the Certificateholders, to modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of the Trust Fund as a REMIC under the Code or to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund at any time prior to the final redemption of the Certificates, provided that the Trustee has been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee, to the effect that such action is necessary or appropriate to maintain such qualification or to avoid or minimize the risk of the imposition of such a tax.

         This Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Sellers and the Trustee with the consent of the NIM Insurer and the Holders of each Class of Certificates affected thereby evidencing not less than 51% of the Voting Rights of such Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing 66% or more of the Voting Rights of such Class, or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment without the consent of the Holders of all such Certificates then outstanding.

         Notwithstanding any contrary provision of this Agreement, no amendment shall adversely affect in any material respect the Swap Counterparty without at least ten Business Days' prior notice to the Swap Counterparty and without the prior written consent of the Swap Counterparty, which consent shall not be unreasonably withheld. CHL shall provide the Swap Counterparty with prior written notice of any proposed material amendment of this Agreement.

         Notwithstanding any contrary provision of this Agreement, the Trustee and the NIM Insurer shall not consent to any amendment to this Agreement unless each shall have first received an Opinion of Counsel satisfactory to the Trustee and the NIM Insurer, which opinion shall be an expense of the party requesting such amendment but in any case shall not be an expense of the Trustee or the NIM Insurer, to the effect that such amendment will not cause the imposition of any tax on the Trust Fund or the Certificateholders or cause any REMIC formed hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding.

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         Promptly after the execution of any amendment to this Agreement, the
Trustee shall furnish written notification of the substance of such amendment to the Swap Counterparty, to each Certificateholder (if the consent of Certificateholders is required) and each Rating Agency.

         It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

         Nothing in this Agreement shall require the Trustee to enter into an amendment without receiving an Opinion of Counsel, reasonably satisfactory to the Trustee and the NIM Insurer that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and (ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this Section 10.01.

         Section 10.02 Recordation of Agreement; Counterparts.

         This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at its expense.

         For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

         Section 10.03 Governing Law.

         THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 10.04 Intention of Parties.

         (a) It is the express intent of the parties hereto that the conveyance of the Mortgage Notes, Mortgages, assignments of Mortgages, title insurance policies and any modifications, extensions and/or assumption agreements and private mortgage insurance policies relating to the Mortgage Loans by the Depositor to the Trustee be, and be construed as, an absolute sale thereof to the Trustee. It is, further, not the intention of the parties that such conveyance be deemed a pledge thereof by the Depositor to the Trustee. However, in the event

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that, notwithstanding the intent of the parties, such assets are held to be the property of the Depositor, or if for any other reason this Agreement or any Subsequent Transfer Agreement is held or deemed to create a security interest in such assets, then (i) this Agreement shall be deemed to be a security agreement (within the meaning of the Uniform Commercial Code of the State of New York) with respect to all such assets and security interests and
(ii) the conveyance provided for in this Agreement and any Subsequent Transfer Agreement shall be deemed to be an assignment and a grant pursuant to the terms of this Agreement by the Depositor to the Trustee, for the benefit of the Certificateholders and the Swap Counterparty, of a security interest in all of the assets that constitute the Trust Fund, whether now owned or hereafter acquired.

         The Depositor for the benefit of the Certificateholders, the NIM Insurer and the Swap Counterparty shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the assets of the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The Depositor shall arrange for filing any Uniform Commercial Code continuation statements in connection with any security interest granted or assigned to the Trustee for the benefit of the Certificateholders and the Swap Counterparty.

         (b) The Depositor hereby represents that:

                  (i) This Agreement creates a valid and continuing security interest (as defined in the Uniform Commercial Code as enacted in the State of New York (the "NY UCC")) in the Mortgage Notes in favor of the Trustee, which security interest is prior to all other liens, and is enforceable as such as against creditors of and purchasers from the Depositor.

                  (ii) The Mortgage Notes constitute "instruments" within the meaning of the NY UCC.

                  (iii) Immediately prior to the assignment of each Mortgage Loan to the Trustee, the Depositor owns and has good and marketable title to such Mortgage Loan free and clear of any lien, claim or encumbrance of any Person.

                  (iv) The Depositor has received all consents and approvals required by the terms of the Mortgage Loans to the sale of the Mortgage Loans hereunder to the Trustee.

                  (v) All original executed copies of each Mortgage Note that are required to be delivered to the Trustee pursuant to Section 2.01 have been delivered to the Trustee.

                  (vi) Other than the security interest granted to the Trustee pursuant to this Agreement, the Depositor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Mortgage Loans. The Depositor has not authorized the filing of and is not aware of any financing statements against the Depositor that include a description of collateral covering the Mortgage Loans other than any financing statement relating to the security interest granted to the

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         Trustee hereunder or that has been terminated. The Depositor is not aware of any judgment or tax lien filings against the Depositor.

         (c) The Master Servicer shall take such action as is reasonably necessary to maintain the perfection and priority of the security interest of the Trustee in the Mortgage Loans; provided, however, that the obligation to deliver the Mortgage File to the Trustee pursuant to Section 2.01 shall be solely the Depositor's obligation and the Master Servicer shall not be responsible for the safekeeping of the Mortgage Files by the Trustee.

         (d) It is understood and agreed that the representations and warranties set forth in subsection (b) above shall survive delivery of the Mortgage Files to the Trustee. Upon discovery by the Depositor or the Trustee of a breach of any of the foregoing representations and warranties set forth in subsection (b) above, which breach materially and adversely affects the interest of the Certificateholders, the party discovering such breach shall give prompt written notice to the others and to each Rating Agency.

         Section 10.05 Notices.

         (a) The Trustee shall use its best efforts to promptly provide notice to each Rating Agency and the Swap Counterparty with respect to each of the following of which it has actual knowledge:

                  (1) Any material change or amendment to this Agreement;

                  (2) The occurrence of any Event of Default that has not been cured;

                  (3) The resignation or termination of the Master Servicer or the Trustee and the appointment of any successor;

                  (4) The repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03, 2.04 and 3.12; and

                  (5) The final payment to Certificateholders.

         (b) In addition, the Trustee shall promptly furnish to each Rating Agency copies of the following:

                  (1) Each report to Certificateholders described in Section
         4.05;

                  (2) Each annual statement as to compliance described in
         Section 3.17; and

                  (3) Each annual independent public accountants' servicing report described in Section 11.07.

         (c) All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when sent by facsimile transmission, first class mail or delivered to (i) in the case of the Depositor, CWABS, Inc., 4500 Park Granada, Calabasas,

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California 91302, facsimile number: (818) 225-4053, Attention: David A.
Spector, or such other address as may be hereafter furnished to the Sellers, the Master Servicer and the Trustee by the Depositor in writing; (ii) in the case of CHL, Countrywide Home Loans, Inc., 4500 Park Granada, Calabasas, California 91302, facsimile number (818) 225-4053, Attention: David A. Spector, or such other address as may be hereafter furnished to the Depositor, the Master Servicer and the Trustee by the Sellers in writing; (iii) in the case of Park Monaco, Park Monaco Inc., 4500 Park Granada, Calabasas, California 91302, facsimile number (818) 225-4028, Attention: Paul Liu, or such other address as may be hereafter furnished to the Depositor, the Master Servicer and the Trustee by the Sellers in writing; (iv) in the case of Park Sienna, Park Sienna LLC, 4500 Park Granada, Calabasas, California 91302, facsimile number (818) 225-4028, Attention: Paul Liu, or such other address as may be hereafter furnished to the Depositor, the Master Servicer and the Trustee by the Sellers in writing; (v) in the case of the Master Servicer, Countrywide Home Loans Servicing LP, 7105 Corporate Drive, Plano, Texas 75024, facsimile number (805) 520-5623, Attention: Mark Wong or such other address as may be hereafter furnished to the Depositor, the Sellers and the Trustee by the Master Servicer in writing; (vi) in the case of the Trustee, The Bank of New York, 101 Barclay Street, New York, New York 10286, Attention: Corporate Trust MBS Administration, CWABS, Series 2006-7, or such other address as the Trustee may hereafter furnish to the parties hereto; (vii) in the case of the Rating Agencies, (x) Moody's Investors Service, Inc., Attention: ABS Monitoring Department, 99 Church Street, Sixth Floor, New York, New York 10007, and (y) Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Attention: Mortgage Surveillance Group, 55 Water Street, 41st Floor, New York, New York 10041; and (viii) in the case of the Swap Counterparty, Barclays Bank PLC, 5 The North Colonnade, Canary Wharf, London E14 4BB, England, Attention: Swaps Documentation, facsimile number 0207-773-6857/6858, or such other address as may be hereafter furnished by the Swap Counterparty. Notices to Certificateholders shall be deemed given when mailed, first postage prepaid, to their respective addresses appearing in the Certificate Register.

         Section 10.06 Severability of Provisions.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

         Section 10.07 Assignment.

         Notwithstanding anything to the contrary contained herein, except as provided pursuant to Section 6.02, this Agreement may not be assigned by the Master Servicer without the prior written consent of the Trustee and the Depositor.

         Section 10.08 Limitation on Rights of Certificateholders.

         The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition

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or winding up of the Trust Fund, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, the Holders of Certificates evidencing not less than 25% of the Voting Rights shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.08, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         Section 10.09 Inspection and Audit Rights.

         The Master Servicer agrees that, on reasonable prior notice, it will permit any representative of the Depositor, any Seller, the NIM Insurer or the Trustee during the Master Servicer's normal business hours, to examine all the books of account, records, reports and other papers of the Master Servicer relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor, a Seller, the NIM Insurer or the Trustee and to discuss its affairs, finances and accounts relating to the Mortgage Loans with its officers, employees and independent public accountants (and by this provision the Master Servicer hereby authorizes such accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any out-of-pocket expense incident to the exercise by the Depositor, any Seller, the NIM Insurer or the Trustee of any right under this Section 10.09 shall be borne by the party requesting such inspection; all other such expenses shall be borne by the Master Servicer.

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         Section 10.10 Certificates Nonassessable and Fully Paid.

         It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

         Section 10.11 Rights of NIM Insurer.

         (a) The rights of the NIM Insurer under this Agreement shall exist only so long as either:

                  (1) the notes certain payments on which are guaranteed by the NIM Insurer remain outstanding or

                  (2) the NIM Insurer is owed amounts paid by it with respect to that guaranty.

         (b) The rights of the NIM Insurer under this Agreement are exercisable by the NIM Insurer only so long as no default by the NIM Insurer under its guaranty of certain payments under notes backed or secured by the Class C or Class P Certificates has occurred and is continuing. If the NIM Insurer is the subject of any insolvency proceeding, the rights of the NIM Insurer under this Agreement will be exercisable by the NIM Insurer only so long as:

                  (1) the obligations of the NIM Insurer under its guaranty of notes backed or secured by the Class C or Class P Certificates have not been disavowed and

                  (2) CHL and the Trustee have received reasonable assurances that the NIM Insurer will be able to satisfy its obligations under its guaranty of notes backed or secured by the Class C or Class P Certificates.

         (c) The NIM Insurer is a third party beneficiary of this Agreement to the same extent as if it were a party to this Agreement and may enforce any of those rights under this Agreement.

         (d) A copy of any documents of any nature required by this Agreement to be delivered by the Trustee, or to the Trustee or the Rating Agencies, shall in each case at the same time also be delivered to the NIM Insurer. Any notices required to be given by the Trustee, or to the Trustee or the Rating Agencies, shall in each case at the same time also be given to the NIM Insurer. If the Trustee receives a notice or document that is required hereunder to be delivered to the NIM Insurer, and if such notice or document does not indicate that a copy thereof has been previously sent to the NIM Insurer, the Trustee shall send the NIM Insurer a copy of such notice or document. If such document is an Opinion of Counsel, the NIM Insurer shall be an addressee thereof or such Opinion of Counsel shall contain language permitting the NIM Insurer to rely thereon as if the NIM Insurer were an addressee thereof.

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         (e) Anything in this Agreement that is conditioned on not resulting in the downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies shall also be conditioned on not resulting in the downgrading or withdrawal of the ratings then assigned by the Rating Agencies to the notes backed or secured by the Class C or Class P Certificates (without giving effect to any policy or guaranty provided by the NIM Insurer).

                                 ARTICLE XI.
                            EXCHANGE ACT REPORTING

         Section 11.01 Filing Obligations.

         The Master Servicer, the Trustee and each Seller shall reasonably cooperate with the Depositor in connection with the satisfaction of the Depositor's reporting requirements under the Exchange Act with respect to the Trust Fund. In addition to the information specified below, if so requested by the Depositor for the purpose of satisfying its reporting obligation under the Exchange Act, the Master Servicer, the Trustee and each Seller shall (and the Master Servicer shall cause each Subservicer to) provide the Depositor with (a) such information which is available to such Person without unreasonable effort or expense and within such timeframe as may be reasonably requested by the Depositor to comply with the Depositor's reporting obligations under the Exchange Act and (b) to the extent such Person is a party (and the Depositor is not a party) to any agreement or amendment required to be filed, copies of such agreement or amendment in EDGAR-compatible form.

         Section 11.02 Form 10-D Filings.

         (a) In accordance with the Exchange Act, the Trustee shall prepare for filing and file within 15 days after each Distribution Date (subject to permitted extensions under the Exchange Act) with the Commission with respect to the Trust Fund, a Form 10-D with copies of the Monthly Statement and, to the extent delivered to the Trustee, no later than 10 days following the Distribution Date, such other information identified by the Depositor or the Master Servicer, in writing, to be filed with the Commission (such other information, the "Additional Designated Information"). If the Depositor or Master Servicer directs that any Additional Designated Information is to be filed with any Form 10-D, the Depositor or Master Servicer, as the case may be, shall specify the Item on Form 10-D to which such information is responsive and, with respect to any Exhibit to be filed on Form 10-D, the Exhibit number. Any information to be filed on Form 10-D shall be delivered to the Trustee in EDGAR-compatible form or as otherwise agreed upon by the Trustee and the Depositor or the Master Servicer, as the case may be, at the Depositor's expense, and any necessary conversion to EDGAR-compatible format will be at the Depositor's expense. At the reasonable request of, and in accordance with the reasonable directions of, the Depositor or the Master Servicer, subject to the two preceding sentences, the Trustee shall prepare for filing and file an amendment to any Form 10-D previously filed with the Commission with respect to the Trust Fund. The Master Servicer shall sign the Form 10-D filed on behalf of the Trust Fund.

         (b) No later than each Distribution Date, each of the Master Servicer and the Trustee shall notify (and the Master Servicer shall cause any Subservicer to notify) the Depositor and the Master Servicer of any Form 10-D Disclosure Item, together with a description of any such Form 10-D Disclosure
Item in form and substance reasonably acceptable to the Depositor. In addition to such information as the Master Servicer and the Trustee are obligated to provide pursuant to other provisions of this Agreement, if so requested by the Depositor, each of the Master Servicer and the Trustee shall provide such information which is available to the Master Servicer and the Trustee, as applicable, without unreasonable effort or expense regarding the performance or servicing of the Mortgage Loans (in the case of the Trustee, based on the information provided by the Master Servicer) as is reasonably required to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB. Such information shall be provided concurrently with the Remittance Reports in the case of the Master Servicer and the Monthly Statement in the case of the Trustee, commencing with the first such report due not less than five Business Days following such request.

         (c) The Trustee shall not have any responsibility to file any items (other than those generated by it) that have not been received in a format suitable (or readily convertible into a format suitable) for electronic filing via the EDGAR system and shall not have any responsibility to convert any such items to such format (other than those items generated by it or that are readily convertible to such format). The Trustee shall have no liability to the Certificateholders, the Trust Fund, the Master Servicer, the Depositor or the NIM Insurer with respect to any failure to properly prepare or file any of Form 10-D to the extent that such failure is not the result of any negligence, bad faith or willful misconduct on its part.

         Section 11.03 Form 8-K Filings.

         The Master Servicer shall prepare and file on behalf of the Trust Fund any Form 8-K required by the Exchange Act. Each Form 8-K must be signed by the Master Servicer. Each of the Master Servicer (and the Master Servicer shall cause any Subservicer to promptly notify) and the Trustee shall promptly notify the Depositor and the Master Servicer (if the notifying party is not the Master Servicer), but in no event later than one (1) Business Day after its occurrence, of any Reportable Event of which it has actual knowledge. Each Person shall be deemed to have actual knowledge of any such event to the extent that it relates to such Person or any action or failure to act by such Person. Concurrently with any Subsequent Transfer, CHL shall notify the Depositor and the Master Servicer, if any material pool characteristic of the actual asset pool at the time of issuance of the Certificates differs by 5% or more (other than as a result of the pool assets converting into cash in accordance with their terms) from the description of the asset pool in the Prospectus Supplement.

         Section 11.04 Form 10-K Filings.

         Prior to March 30th of each year, commencing in 2007 (or such earlier date as may be required by the Exchange Act), the Depositor shall prepare and file on behalf of the Trust Fund a Form 10-K, in form and substance as required by the Exchange Act. A senior officer in charge of the servicing function of the Master Servicer shall sign each Form 10-K filed on behalf of the Trust Fund. Such Form 10-K shall include as exhibits each (i) annual compliance statement described under Section 3.17, (ii) annual report on assessments of compliance with servicing criteria described under Section 11.07 and (iii) accountant's report described under Section 11.07. Each Form 10-K shall also include any Sarbanes-Oxley Certification required to be included therewith, as described in
Section 11.05.

         If the Item 1119 Parties listed on Exhibit Z have changed since the Closing Date, no later than March 1 of each year, the Master Servicer shall provide each of the Master Servicer (and the Master Servicer shall provide any Subservicer) and the Trustee with an updated Exhibit Z setting forth the Item 1119 Parties. No later than March 15 of each year, commencing in 2007, the Master Servicer and the Trustee shall notify (and the Master Servicer shall cause any

Subservicer to notify) the Depositor and the Master Servicer of any Form 10-K Disclosure Item, together with a description of any such Form 10-K Disclosure
Item in form and substance reasonably acceptable to the Depositor. Additionally, each of the Master Servicer and the Trustee shall provide, and shall cause each Reporting Subcontractor retained by the Master Servicer or the Trustee, as applicable, and in the case of the Master Servicer shall cause each Subservicer, to provide, the following information no later than March 15 of each year in which a Form 10-K is required to be filed on behalf of the Trust Fund: (i) if such Person's report on assessment of compliance with servicing criteria described under Section 11.07 or related registered public accounting firm attestation report described under Section 11.07 identifies any material instance of noncompliance, notification of such instance of noncompliance and (ii) if any such Person's report on assessment of compliance with servicing criteria or related registered public accounting firm attestation report is not provided to be filed as an exhibit to such Form 10-K, information detailing the explanation why such report is not included.

         Section 11.05 Sarbanes-Oxley Certification.

         Each Form 10-K shall include a certification (the "Sarbanes-Oxley Certification") required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission's staff)). No later than March 15 of each year, beginning in 2007, the Master Servicer and the Trustee shall (unless such person is the Certifying Person), and the Master Servicer shall cause each Subservicer and each Reporting Subcontractor and the Trustee shall cause each Reporting Subcontractor to, provide to the Person who signs the Sarbanes-Oxley Certification (the "Certifying Person") a certification (each, a "Performance Certification"), in the form attached hereto as Exhibit X-1 (in the case of a Subservicer or any Reporting Subcontractor of the Master Servicer or a Subservicer) and Exhibit X-2 (in the case of the Trustee or any Reporting Subcontractor of the Trustee), on which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity's officers, directors and Affiliates (collectively with the Certifying Person, "Certification Parties") can reasonably rely. The senior officer in charge of the servicing function of the Master Servicer shall serve as the Certifying Person on behalf of the Trust Fund. Neither the Master Servicer nor the Depositor will request delivery of a certification under this clause unless the Depositor is required under the Exchange Act to file an annual report on Form 10-K with respect to the Trust Fund. In the event that prior to the filing date of the Form 10-K in March of each year, the Trustee or the Depositor has actual knowledge of information material to the Sarbanes-Oxley Certification, the Trustee or the Depositor, as the case may be, shall promptly notify the Master Servicer and the Depositor. The respective parties hereto agree to cooperate with all reasonable requests made by any Certifying Person or Certification Party in connection with such Person's attempt to conduct any due diligence that such Person reasonably believes to be appropriate in order to allow it to deliver any Sarbanes-Oxley Certification or portion thereof with respect to the Trust Fund.

         Section 11.06 Form 15 Filing.

         Prior to January 30 of the first year in which the Depositor is able to do so under applicable law, the Depositor shall file a Form 15 relating to the automatic suspension of reporting in respect of the Trust Fund under the Exchange Act.

         Section 11.07 Report on Assessment of Compliance and Attestation.

         (a) On or before March 15 of each calendar year, commencing in 2007:

                  (1) Each of the Master Servicer and the Trustee shall deliver to the Depositor and the Master Servicer a report (in form and substance reasonably satisfactory to the Depositor) regarding the Master Servicer's or the Trustee's, as applicable, assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be signed by an authorized officer of such Person and shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit W hereto delivered to the Depositor concurrently with the execution of this Agreement. To the extent any of the Servicing Criteria are not applicable to such Person, with respect to asset-backed securities transactions taken as a whole involving such Person and that are backed by the same asset type backing the Certificates, such report shall include such a statement to that effect. The Depositor and the Master Servicer, and each of their respective officers and directors shall be entitled to rely on upon each such servicing criteria assessment.

                  (2) Each of the Master Servicer and the Trustee shall deliver to the Depositor and the Master Servicer a report of a registered public accounting firm reasonably acceptable to the Depositor that attests to, and reports on, the assessment of compliance made by Master Servicer or the Trustee, as applicable, and delivered pursuant to the preceding paragraphs. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act, including, without limitation that in the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language. To the extent any of the Servicing Criteria are not applicable to such Person, with respect to asset-backed securities transactions taken as a whole involving such Person and that are backed by the same asset type backing the Certificates, such report shall include such a statement that that effect.

                  (3) The Master Servicer shall cause each Subservicer and each Reporting Subcontractor to deliver to the Depositor an assessment of compliance and accountant's attestation as and when provided in paragraphs (a) and (b) of this Section 11.07.

                  (4) The Trustee shall cause each Reporting Subcontractor to deliver to the Depositor and the Master Servicer an assessment of compliance and accountant's attestation as and when provided in paragraphs (a) and (b) of this Section.

                  (5) The Master Servicer and the Trustee shall execute (and the Master Servicer shall cause each Subservicer to execute, and the Master Servicer and the Trustee shall cause each Reporting Subcontractor to execute) a reliance certificate to enable the Certification Parties to rely upon each (i) annual compliance statement provided pursuant to Section 3.17, (ii) annual report on assessments of compliance with servicing criteria provided pursuant to this Section 11.07 and (iii) accountant's report provided pursuant to this Section 11.07 and shall include a certification that each such annual compliance statement or report discloses any deficiencies or defaults described to the registered public accountants of such Person to enable such accountants to render the certificates provided for in this Section 11.07.

         (b) In the event the Master Servicer, any Subservicer, the Trustee or Reporting Subcontractor is terminated or resigns during the term of this Agreement, such Person shall provide documents and information required by this Section 11.07 with respect to the period of time it was subject to this Agreement or provided services with respect to the Trust Fund, the Certificates or the Mortgage Loans.

         (c) Each assessment of compliance provided by a Subservicer pursuant to Section 11.07(a)(3) shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit W hereto delivered to the Depositor concurrently with the execution of this Agreement or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment. An assessment of compliance provided by a Subcontractor pursuant to Section 11.07(a)(3) or (4) need not address any elements of the Servicing Criteria other than those specified by the Master Servicer or the Trustee, as applicable, pursuant to Section 11.07(a)(1).

         Section 11.08 Use of Subservicers and Subcontractors.

         (a) The Master Servicer shall cause any Subservicer used by the Master Servicer (or by any Subservicer) for the benefit of the Depositor to comply with the provisions of Section 3.17 and this Article XI to the same extent as if such Subservicer were the Master Servicer (except with respect to the Master Servicer's duties with respect to preparing and filing any Exchange Act Reports or as the Certifying Person). The Master Servicer shall be responsible for obtaining from each Subservicer and delivering to the Depositor any servicer compliance statement required to be delivered by such Subservicer under Section 3.17, any assessment of compliance and attestation required to be delivered by such Subservicer under Section 11.07 and any certification required to be delivered to the Certifying Person under Section
11.05 as and when required to be delivered. As a condition to the succession to any Subservicer as subservicer under this Agreement by any Person (i) into which such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to any Subservicer, the Master Servicer shall provide to the Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item
6.02 of Form 8-K.

         (b) It shall not be necessary for the Master Servicer, any Subservicer or the Trustee to seek the consent of the Depositor or any other party hereto to the utilization of any Subcontractor. The Master Servicer or the Trustee, as applicable, shall promptly upon request provide to the Depositor (or any designee of the Depositor, such as the Master Servicer or administrator) a written description (in form and substance satisfactory to the Depositor) of the role and function of each Subcontractor utilized by such Person (or in the case of the Master

Servicer, any Subservicer), specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such Subcontractors are "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.

         As a condition to the utilization of any Subcontractor determined to be a Reporting Subcontractor, the Master Servicer or the Trustee, as applicable, shall cause any such Subcontractor used by such Person (or in the case of the Master Servicer, any Subservicer) for the benefit of the Depositor to comply with the provisions of Sections 11.07 and 11.09 of this Agreement to the same extent as if such Subcontractor were the Master Servicer (except with respect to the Master Servicer's duties with respect to preparing and filing any Exchange Act Reports or as the Certifying Person) or the Trustee, as applicable. The Master Servicer or the Trustee, as applicable, shall be responsible for obtaining from each Subcontractor and delivering to the Depositor and the Master Servicer, any assessment of compliance and attestation required to be delivered by such Subcontractor under Section 11.05 and Section 11.07, in each case as and when required to be delivered.

         Section 11.09 Amendments.

         In the event the parties to this Agreement desire to further clarify or amend any provision of this Article XI, this Agreement shall be amended to reflect the new agreement between the parties covering matters in this Article XI pursuant to Section 10.01, which amendment shall not require any Opinion of Counsel or Rating Agency confirmations or the consent of any Certificateholder or the NIM Insurer.

         If, during the period that the Depositor is required to file Exchange Act Reports with respect to the Trust Fund, the Master Servicer is no longer an Affiliate of the Depositor, the Depositor shall assume the obligations and responsibilities of the Master Servicer in this Article XI with respect to the preparation and filing of the Exchange Act Reports and/or acting as the Certifying Person, if the Depositor has received indemnity from such successor Master Servicer satisfactory to the Depositor, and such Master Servicer has agreed to provide a Sarbanes-Oxley Certification to the Depositor substantially in the form of Exhibit AA and the certifications referred to in
Section 11.07.

         Section 11.10 Reconciliation of Accounts.

         Any reconciliation of Accounts performed by any party hereto, or any Subservicer or Subcontractor shall be prepared no later than 45 calendar days after the bank statement cut-off date.

         IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                        CWABS, INC.,
                                               as Depositor


                                        By: /s/ Ruben Avilez
                                            -----------------------------------
                                            Name:  Ruben Avilez
                                            Title: Vice President


                                        COUNTRYWIDE HOME LOANS, INC.,
                                               as a Seller


                                        By: /s/ Ruben Avilez
                                            -----------------------------------
                                            Name:  Ruben Avilez
                                            Title: Senior Vice President


                                        PARK MONACO INC.,
                                               as a Seller


                                        By: /s/ Ruben Avilez
                                            -----------------------------------
                                            Name:  Ruben Avilez
                                            Title: Vice President


                                        PARK SIENNA LLC,
                                               as a Seller


                                        By: /s/ Ruben Avilez
                                            -----------------------------------
                                            Name:  Ruben Avilez
                                            Title: Assistant Vice President

                                        COUNTRYWIDE HOME LOANS SERVICING LP,
                                               as Master Servicer

                                        By:  COUNTRYWIDE GP, INC.


                                        By: /s/ Ruben Avilez
                                            -----------------------------------
                                            Name:  Ruben Avilez
                                            Title: Senior Vice President


                                        THE BANK OF NEW YORK,
                                        as Trustee


                                        By: /s/ Michael Cerchio
                                            -----------------------------------
                                            Name:  Michael Cerchio
                                            Title: Assistant Treasurer

                                        THE BANK OF NEW YORK
                                        (solely with respect to its obligations
                                        under Section 4.01(d))




                                        By: /s/ Paul Connolly
                                            -----------------------------------
                                            Name:  Paul Connolly
                                            Title: Vice President

STATE OF CALIFORNIA      )
                         )    ss.:
COUNTY OF LOS ANGELES    )

         On this 28th day of June, 2006, before me, a notary public in and for said State, appeared Darren Bigby, personally known to me on the basis of satisfactory evidence to be a Senior Vice President of Countrywide Home Loans, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                     /s/ Glenda Daniel
                                            -----------------------------------
                                                       Notary Public


[Notarial Seal]

STATE OF CALIFORNIA      )
                         )    ss.:
COUNTY OF LOS ANGELES    )

         On this 28th day of June, 2006, before me, a notary public in and for said State, appeared Darren Bigby, personally known to me on the basis of satisfactory evidence to be a Senior Vice President of Countrywide GP, Inc., the parent company of Countrywide Home Loans Servicing LP, one of the organizations that executed the within instrument, and also known to me to be the person who executed it on behalf of such limited partnership and acknowledged to me that such limited partnership executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                     /s/ Glenda Daniel
                                            -----------------------------------
                                                       Notary Public

[Notarial Seal]

STATE OF CALIFORNIA      )
                         )    ss.:
COUNTY OF LOS ANGELES    )

         On this 28th day of June, 2006, before me, a notary public in and for said State, appeared Darren Bigby, personally known to me on the basis of satisfactory evidence to be a Vice President of CWABS, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                     /s/ Glenda Daniel
                                            -----------------------------------
                                                       Notary Public


[Notarial Seal]

STATE OF CALIFORNIA      )
                         )    ss.:
COUNTY OF LOS ANGELES    )

         On this 28th day of June, 2006, before me, a notary public in and for said State, appeared Darren Bigby, personally known to me on the basis of satisfactory evidence to be a Vice President of Park Monaco Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                     /s/ Glenda Daniel
                                            -----------------------------------
                                                       Notary Public


[Notarial Seal]

STATE OF CALIFORNIA      )
                         )    ss.:
COUNTY OF LOS ANGELES    )

         On this 28th day of June, 2006, before me, a notary public in and for said State, appeared Darren Bigby, personally known to me on the basis of satisfactory evidence to be an Assistant Vice President of Park Sienna LLC, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity and acknowledged to me that such entity executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                     /s/ Glenda Daniel
                                            -----------------------------------
                                                       Notary Public


[Notarial Seal]

 STATE OF NEW YORK       )
                         )    ss.:
COUNTY OF NEW YORK       )

         On this 28th day of June, 2006 before me, a notary public in and for said State, appeared Michael Cerchio, personally known to me on the basis of satisfactory evidence to be an Assistant Treasurer of The Bank of New York, a New York banking corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                     /s/ Kathryn Hall
                                            -----------------------------------
                                                       Notary Public


[Notarial Seal]

STATE OF NEW YORK        )
                         )    ss.:
COUNTY OF NEW YORK       )

         On this 28th day of June, 2006 before me, a notary public in and for said State, appeared Paul Connolly, personally known to me on the basis of satisfactory evidence to be a Vice President of The Bank of New York, a New York banking corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                     /s/ Kathryn Hall
                                            -----------------------------------
                                                       Notary Public


[Notarial Seal]

                                                                   Exhibits A-1
                                                                   through A-15



                         [Exhibits A-1 through A-15 are
                 photocopies of such Certificates as delivered.]

                     [See appropriate documents delivered at
                                   closing.]

                                                                      Exhibit B

                            Exhibit B is a photocopy
                           of the Class P Certificates
                                  as delivered.

                [See appropriate document delivered at closing.]

                                                                      Exhibit C

                            Exhibit C is a photocopy
                           of the Class C Certificates
                                  as delivered.


                [See appropriate document delivered at closing.]

                                                                      Exhibit D

                            Exhibit D is a photocopy
                          of the Class A-R Certificate
                                  as delivered.


                [See appropriate documents delivered at closing.]

                                                                      Exhibit E

                            Exhibit E is a photocopy
                      of the Tax Matters Person Certificate
                                  as delivered.

                [See appropriate documents delivered at closing.]

                                                            Exhibit F-1 and F-2



             [Exhibits F-1 and F-2 are schedules of Mortgage Loans]

         [Delivered to Trustee at closing and on file with the Trustee.]

                                   EXHIBIT G-1

                    FORM OF INITIAL CERTIFICATION OF TRUSTEE


                                     [Date]


[Depositor]

[Sellers]

[Master Servicer]




               Re: CWABS Asset-Backed Certificates, Series 2006-7
                   ----------------------------------------------


Gentlemen:

         In accordance with Section 2.02 of the Pooling and Servicing Agreement dated as of June 1, 2006 (the "Pooling and Servicing Agreement") among CWABS, Inc., as Depositor, Countrywide Home Loans, Inc., as a Seller, Park Monaco Inc., as a Seller, Park Sienna LLC, as a Seller, Countrywide Home Loans Servicing LP, as Master Servicer, and the undersigned, as Trustee, the undersigned, as Trustee, hereby certifies that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed in the attached list of exceptions) the Trustee has received:

         (i) the original Mortgage Note, endorsed by manual or facsimile signature in blank in the following form: "Pay to the order of ______________, without recourse", or, if the original Mortgage Note has been lost or destroyed and not replaced, an original lost note affidavit, stating that the original Mortgage Note was lost or destroyed, together with a copy of the related Mortgage Note; and

         (ii) a duly executed assignment of the Mortgage or a copy of such assignment, in either case in the form permitted by Section 2.01 of the Pooling and Servicing Agreement.

         Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Mortgage Loan.

         The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to:
(i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.




                                      G-1-1

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

                                                     The Bank of New York,
                                                            as Trustee



                                                    By:
                                                       ------------------------
                                                       Name:
                                                       Title:







                                      G-1-2

                                   EXHIBIT G-2

                    FORM OF INTERIM CERTIFICATION OF TRUSTEE

                                     [Date]


[Depositor]

[Sellers]

[Master Servicer]



                  Re:  CWABS Asset-Backed Certificates, Series 2006-7
                       ----------------------------------------------

Gentlemen:

         In accordance with Section 2.02 of the Pooling and Servicing Agreement dated as of June 1, 2006 (the "Pooling and Servicing Agreement") among CWABS, Inc., as Depositor, Countrywide Home Loans, Inc., as a Seller, Park Monaco Inc., as a Seller, Park Sienna LLC, as a Seller, Countrywide Home Loans Servicing LP, as Master Servicer, and the undersigned, as Trustee, the undersigned, as Trustee, hereby certifies that [, with respect to the Subsequent Mortgage Loans delivered in connection with the Subsequent Transfer Agreement, dated as of __________ (the "Subsequent Transfer Agreement") among CWABS, Inc., as Depositor, Countrywide Home Loans, Inc., as a Seller, Park Monaco Inc., as a Seller, Park Sienna LLC, as a Seller and The Bank of New York, as Trustee], except as listed in the following paragraph, as to each [Initial Mortgage Loan][Subsequent Mortgage Loan] listed in the [Mortgage Loan Schedule][Loan Number and Borrower Identification Mortgage Loan Schedule] (other than any [Mortgage Loan][Loan Number and Borrower Identification Mortgage Loan Schedule] paid in full or listed on the attached list of exceptions) the Trustee has received:

         (i) the original Mortgage Note, endorsed by manual or facsimile signature in blank in the following form: "Pay to the order of _______________ without recourse", with all intervening endorsements that show a complete chain of endorsement from the originator to the Person endorsing the Mortgage Note (each such endorsement being sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note), or, if the original Mortgage Note has been lost or destroyed and not replaced, an original lost note affidavit, stating that the original Mortgage Note was lost or destroyed, together with a copy of the related Mortgage Note and all such intervening endorsements;

         (ii) the case of each [Initial Mortgage Loan][Subsequent Mortgage Loan] that is not a MERS Mortgage Loan, the original recorded Mortgage or a copy of such Mortgage, with recording information, and in the case of each [Initial Mortgage Loan][Subsequent Mortgage Loan] that is a MERS Mortgage Loan, the original Mortgage or a copy of such Mortgage, with recording information, noting thereon the presence of the MIN of the [Initial Mortgage Loan][Subsequent Mortgage Loan] and language indicating that the [Initial Mortgage Loan][Subsequent Mortgage Loan] is a MOM Loan if the [Initial Mortgage


                                      G-2-1



Loan][Subsequent Mortgage Loan] is a MOM Loan, with evidence of recording indicated thereon, or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded;

         (iii) the case of each [Initial Mortgage Loan][Subsequent Mortgage Loan] that is not a MERS Mortgage Loan, a duly executed assignment of the Mortgage to "Asset-Backed Certificates, Series 2006-7, CWABS, Inc., by The Bank of New York, a New York banking corporation, as trustee under the Pooling and Servicing Agreement dated as of June 1, 2006, without recourse" or a copy of such assignment, with recording information, or, in the case of each [Initial Mortgage Loan][Subsequent Mortgage Loan] with respect to property located in the State of California that is not a MERS Mortgage Loan, a duly executed assignment of the Mortgage in blank (each such assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which such assignment relates);

         (iv) the original recorded assignment or assignments of the Mortgage or a copy of such assignments, with recording information, together with all interim recorded assignments of such Mortgage or a copy of such assignments, with recording information (in each case noting the presence of a MIN in the case of each MERS Mortgage Loan);

         (v) the original or copies of each assumption, modification, written assurance or substitution agreement, if any; and

         (vi) the original or duplicate original lender's title policy or a copy of lender's title policy or a printout of the electronic equivalent and all riders thereto or, in the event such original title policy has not been received from the insurer, any one of an original title binder, an original preliminary title report or an original title commitment, or a copy thereof certified by the title company, with the original policy of title insurance to be delivered within one year of the Closing Date.

         In the event that in connection with any [Initial Mortgage Loan][Subsequent Mortgage Loan] that is not a MERS Mortgage Loan the applicable Seller cannot deliver the original recorded Mortgage or all interim recorded assignments of the Mortgage satisfying the requirements of clause (ii), (iii) or
(iv), as applicable, the Trustee has received, in lieu thereof, a true and complete copy of such Mortgage and/or such assignment or assignments of the Mortgage, as applicable, each certified by the applicable Seller, the applicable title company, escrow agent or attorney, or the originator of such [Initial Mortgage Loan][Subsequent Mortgage Loan], as the case may be, to be a true and complete copy of the original Mortgage or assignment of Mortgage submitted for recording.

         Based on its review and examination and only as to the foregoing documents, (i) such documents appear regular on their face and related to such [Initial Mortgage Loan][Subsequent Mortgage Loan], and (ii) the information set forth in items (i), (iv), (v), (vi), (viii), (ix) and (xv) of the definition of the "Mortgage Loan Schedule" in Section 1.01 of the Pooling and Servicing Agreement accurately reflects information set forth in the Mortgage File.


                                      G-2-2


         The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the [Initial Mortgage Loans][Subsequent Mortgage Loans] identified on the [Mortgage Loan Schedule][Loan Number and Borrower Identification Mortgage Loan Schedule] or
(ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.







                                      G-2-3

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

                                        The Bank of New York,
                                               as Trustee



                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:









                                     G-2-4

                                   EXHIBIT G-3

                      FORM OF DELAY DELIVERY CERTIFICATION

                                     [Date]


[Depositor]

[Sellers]

[Master Servicer]



                  Re:  CWABS Asset-Backed Certificates, Series 2006-7
                       ----------------------------------------------

Gentlemen:

         [Reference is made to the Initial Certification of Trustee relating to the above-referenced series, with the schedule of exceptions attached thereto, delivered by the undersigned, as Trustee, on the Closing Date in accordance with
Section 2.02 of the Pooling and Servicing Agreement dated as of June 1, 2006 (the "Pooling and Servicing Agreement") among CWABS, Inc., as Depositor, Countrywide Home Loans, Inc., as a Seller, Park Monaco Inc., as a Seller, Park Sienna LLC, as a Seller, Countrywide Home Loans Servicing LP, as Master Servicer, and the undersigned, as Trustee.] The undersigned hereby certifies that [, with respect to the Subsequent Mortgage Loans delivered in connection with the Subsequent Transfer Agreement, dated as of __________ (the "Subsequent Transfer Agreement") among CWABS, Inc., as Depositor, Countrywide Home Loans, Inc., as a Seller, Park Monaco Inc., as a Seller, Park Sienna LLC, as a Seller and The Bank of New York, as Trustee,] as to each Delay Delivery Mortgage Loan listed on the Schedule A attached hereto (other than any [Initial Mortgage Loan][Subsequent Mortgage Loan] paid in full or listed on Schedule B attached hereto) the Trustee has received:

         (1) the original Mortgage Note, endorsed by manual or facsimile signature in blank in the following form: "Pay to the order of _______________ without recourse", with all intervening endorsements that show a complete chain of endorsement from the originator to the Person endorsing the Mortgage Note (each such endorsement being sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note), or, if the original Mortgage Note has been lost or destroyed and not replaced, an original lost note affidavit, stating that the original Mortgage Note was lost or destroyed, together with a copy of the related Mortgage Note and all such intervening endorsements;

         (2) in the case of each [Initial Mortgage Loan][Subsequent Mortgage Loan] that is not a MERS Mortgage Loan, a duly executed assignment of the Mortgage to "Asset-Backed Certificates, Series 2006-7, CWABS, Inc., by The Bank of New York, a New York banking corporation, as trustee under the Pooling and Servicing Agreement dated as of June 1, 2006, without recourse" or a copy of such assignment, with recording information, or, in the case



                                     G-3-1
of each [Initial Mortgage Loan][Subsequent Mortgage Loan] with respect to property located in the State of California that is not a MERS Mortgage Loan, a duly executed assignment of the Mortgage in blank (each such assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which such assignment relates).

         Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Mortgage Loan.

         The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the [Initial Mortgage Loans][Subsequent Mortgage Loans] identified on the [Mortgage Loan Schedule][Loan Number and Borrower Identification Mortgage Loan Schedule] or
(ii) the collectibility, insurability, effectiveness or suitability of any such [Initial Mortgage Loan][Subsequent Mortgage Loan].

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

                                        The Bank of New York,
                                               as Trustee



                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:




                                     G-3-2

                                   EXHIBIT G-4

                    FORM OF INITIAL CERTIFICATION OF TRUSTEE
                           (SUBSEQUENT MORTGAGE LOANS)

                                     [Date]


[Depositor]

[Sellers]

[Master Servicer]


                  Re:  CWABS Asset-Backed Certificates, Series 2006-7
                       ----------------------------------------------

Gentlemen:

         In accordance with Section 2.02 of the Pooling and Servicing Agreement dated as of June 1, 2006 (the "Pooling and Servicing Agreement") among CWABS, Inc., as Depositor, Countrywide Home Loans, Inc., as a Seller, Park Monaco Inc., as a Seller, Park Sienna LLC, as a Seller, Countrywide Home Loans Servicing LP, as Master Servicer, and the undersigned, as Trustee, the undersigned hereby certifies that, as to each Subsequent Mortgage Loan listed in the Loan Number and Borrower Identification Mortgage Loan Schedule (other than any Subsequent Mortgage Loan paid in full or listed in the attached list of exceptions) the Trustee has received:

         (1) the original Mortgage Note, endorsed by manual or facsimile signature in blank in the following form: "Pay to the order of _______________ without recourse", with all intervening endorsements that show a complete chain of endorsement from the originator to the Person endorsing the Mortgage Note (each such endorsement being sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note), or, if the original Mortgage Note has been lost or destroyed and not replaced, an original lost note affidavit, stating that the original Mortgage Note was lost or destroyed, together with a copy of the related Mortgage Note and all such intervening endorsements; and

         (2) a duly executed assignment of the Mortgage or a copy of such assignment with recording information, in either case in the form permitted by
Section 2.01 of the Pooling and Servicing Agreement.

         Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Mortgage Loan.

         The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Subsequent Mortgage Loans identified on the Loan Number and Borrower Identification



                                     G-4-1

 Mortgage Loan
Schedule or (ii) the collectibility, insurability, effectiveness or suitability of any such Subsequent Mortgage Loan.

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

                                        The Bank of New York,
                                               as Trustee



                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:


                                     G-4-2

                                    EXHIBIT H

                     FORM OF FINAL CERTIFICATION OF TRUSTEE

                                     [Date]


[Depositor]

[Master Servicer]

[Sellers]


                  Re:    CWABS Asset-Backed Certificates, Series 2006-7
                         ----------------------------------------------

Gentlemen:

         In accordance with Section 2.02 of the Pooling and Servicing Agreement dated as of June 1, 2006 (the "Pooling and Servicing Agreement") among CWABS, Inc., as Depositor, Countrywide Home Loans, Inc., as a Seller, Park Monaco Inc., as a Seller, Park Sienna LLC, as a Seller, Countrywide Home Loans Servicing LP, as Master Servicer, and the undersigned, as Trustee, the undersigned, as Trustee, hereby certifies that[, with respect to the Subsequent Mortgage Loans delivered in connection with the Subsequent Transfer Agreement, dated as of __________ (the "Subsequent Transfer Agreement") among CWABS, Inc., as Depositor, Countrywide Home Loans, Inc., as a Seller, Park Monaco Inc., as a Seller, Park Sienna LLC, as a Seller and The Bank of New York, as Trustee,] as to each [Initial Mortgage Loan][Subsequent Mortgage Loan] listed in the [Mortgage Loan Schedule][Loan Number and Borrower Identification Mortgage Loan Schedule] (other than any [Initial Mortgage Loan][Subsequent Mortgage Loan] paid in full or listed on the attached Document Exception Report) the Trustee has received:

         (i) the original Mortgage Note, endorsed by manual or facsimile signature in blank in the following form: "Pay to the order of _________________ without recourse", with all intervening endorsements that show a complete chain of endorsement from the originator to the Person endorsing the Mortgage Note (each such endorsement being sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note), or, if the original Mortgage Note has been lost or destroyed and not replaced, an original lost note affidavit, stating that the original Mortgage Note was lost or destroyed, together with a copy of the related Mortgage Note and all such intervening endorsements;

         (ii) in the case of each [Initial Mortgage Loan][Subsequent Mortgage Loan] that is not a MERS Mortgage Loan, the original recorded Mortgage or a copy of such Mortgage, with recording information, and in the case of each [Initial Mortgage Loan][Subsequent Mortgage Loan] that is a MERS Mortgage Loan, the original Mortgage or a copy of such Mortgage, with recording information, noting the presence of the MIN of the [Initial Mortgage Loan][Subsequent Mortgage Loan] and language indicating that the [Initial Mortgage Loan][Subsequent Mortgage Loan] is a MOM Loan if the [Initial Mortgage Loan][Subsequent

Mortgage Loan] is a MOM Loan, with evidence of recording indicated thereon, or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded];

         (iii) in the case of each [Initial Mortgage Loan][Subsequent Mortgage Loan] that is not a MERS Mortgage Loan, a duly executed assignment of the Mortgage to "Asset-Backed Certificates, Series 2006-7, CWABS, Inc., by The Bank of New York, a New York banking corporation, as trustee under the Pooling and Servicing Agreement dated as of June 1, 2006, without recourse" or a copy of such assignment, with recording information, or, in the case of each [Initial Mortgage Loan][Subsequent Mortgage Loan] with respect to property located in the State of California that is not a MERS Mortgage Loan, a duly executed assignment of the Mortgage in blank (each such assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which such assignment relates);

         (iv) the original recorded assignment or assignments of the Mortgage or a copy of such assignments, with recording information, together with all interim recorded assignments of such Mortgage or a copy of such assignments, with recording information (in each case noting the presence of a MIN in the case of each MERS Mortgage Loan);

         (v) the original or copies of each assumption, modification, written assurance or substitution agreement, if any; and

         (vi) the original or duplicate original lender's title policy or a copy of lender's title policy or a printout of the electronic equivalent and all riders thereto or any one of an original title binder, an original preliminary title report or an original title commitment, or a copy thereof certified by the title company.

         If the public recording office in which a Mortgage or assignment thereof is recorded has retained the original of such Mortgage or assignment, the Trustee has received, in lieu thereof, a copy of the original Mortgage or assignment so retained, with evidence of recording thereon, certified to be true and complete by such recording office.

         Based on its review and examination and only as to the foregoing documents, (i) such documents appear regular on their face and related to such Mortgage Loan, and (ii) the information set forth in items (i), (iv), (v), (vi),
(viii), (ix) and (xv) of the definition of the "Mortgage Loan Schedule" in
Section 1.01 of the Pooling and Servicing Agreement accurately reflects information set forth in the Mortgage File.

         The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the [Initial Mortgage Loans][Subsequent Mortgage Loans] identified on the [Mortgage Loan Schedule][Loan Number and Borrower Identification Mortgage Loan Schedule] or
(ii) the collectibility, insurability, effectiveness or suitability of any such [Initial Mortgage Loan][Subsequent Mortgage Loan].

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

                                        The Bank of New York,
                                               as Trustee



                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:

                                    EXHIBIT I

                TRANSFER AFFIDAVIT FOR THE CLASS A-R CERTIFICATES

STATE OF                 )
                         )    ss.:
COUNTY OF                )

         The undersigned, being first duly sworn, deposes and says as follows:

         1. The undersigned is an officer of _______________, the proposed Transferee of an Ownership Interest in a Class A-R Certificate (the "Certificate") issued pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2006 (the "Agreement"), by and among CWABS, Inc., as depositor (the "Depositor"), Countrywide Home Loans, Inc., as a Seller, Park Monaco Inc., as a Seller, Park Sienna LLC, as a Seller, Countrywide Home Loans Servicing LP, as Master Servicer, and The Bank of New York, as Trustee. Capitalized terms used, but not defined herein or in Exhibit 1 hereto, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

         2. The Transferee is not an employee benefit plan that is subject to Title I of ERISA or to section 4975 of the Internal Revenue Code of 1986, nor is it acting on behalf of or with plan assets of any such plan. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee will endeavor to remain a Permitted Transferee for so long as it retains its Ownership Interest in the Certificate. The Transferee is acquiring its Ownership Interest in the Certificate for its own account.

         3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

         4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

         5. The Transferee has reviewed the provisions of Section 5.02(c) of the Agreement (attached hereto as Exhibit 2 and incorporated herein by reference) and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(c) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

         6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as Exhibit J-1 to the Agreement (a "Transferor Certificate") to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

         7. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Class A-R Certificates.

         8. The Transferee's taxpayer identification number is _____.

         9. The Transferee is a U.S. Person as defined in Code section 7701(a)(30).

         10. The Transferee is aware that the Class A-R Certificates may be "noneconomic residual interests" within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax. In addition, as the holder of a noneconomic residual interest, the Transferee may incur tax liabilities in excess of any cash flows generated by the interest and the Transferee hereby represents that it intends to pay taxes associated with holding the residual interest as they become due.

         11. The Transferee has provided financial statements or other financial information requested by the Transferor in connection with the transfer of the Class A-R Certificates to permit the Transferor to assess the financial capability of the Transferee to pay such taxes.

                                      * * *

         IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this ____ day of _____________, 20__.


                                        [NAME OF TRANSFEREE]



                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:





[Corporate Seal]

ATTEST:

-------------------------
[Assistant] Secretary

         Personally appeared before me the above-named _____________, known or proved to me to be the same person who executed the foregoing instrument and to be the ____________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

         Subscribed and sworn before me this ____ day of _______, 20__.



                                        -------------------------------------
                                                         NOTARY PUBLIC
                                        My Commission expires the ___ day of
                                                         , 20__.

                               Certain Definitions

         "Ownership Interest": As to any Certificate, any ownership interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

         "Permitted Transferee": Any person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in section 521 of the Code) that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in section 860E(c)(1) of the Code) with respect to any Class A-R Certificate, (iv) rural electric and telephone cooperatives described in section 1381(a)(2)(C) of the Code, (v) an "electing large partnership" as defined in section 775 of the Code, (vi) a Person that is not a citizen or resident of the United States, a corporation, partnership, or other entity (treated as a corporation or a partnership for federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trustor unless such Person has furnished the transferor and the Trustee with a duly completed Internal Revenue Service Form W-8ECI, and (vii) any other Person so designated by the Trustee based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Class A-R Certificate to such Person may cause any REMIC formed hereunder to fail to qualify as a REMIC at any time that any Certificates are Outstanding. The terms "United States," "State" and "International Organization" shall have the meanings set forth in section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such government unit.

         "Person": Any individual, corporation, limited liability company, partnership, joint venture, bank, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

         "Transfer": Any direct or indirect transfer or sale of any Ownership Interest in a Certificate, including the acquisition of a Certificate by the Depositor.

         "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

                        Section 5.02(c) of the Agreement

         (c) Each Person who has or who acquires any Ownership Interest in a Class A-R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Class A-R Certificate are expressly subject to the following provisions:

                  (1) Each Person holding or acquiring any Ownership Interest in a Class A-R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                  (2) Except in connection with (i) the registration of the Tax Matters Person Certificate in the name of the Trustee or (ii) any registration in the name of, or transfer of a Class A-R Certificate to, an affiliate of the Depositor (either directly or through a nominee) in connection with the initial issuance of the Certificates, no Ownership Interest in a Class A-R Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Class A-R Certificate, unless the Trustee shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as
         Exhibit I.

                  (3) Each Person holding or acquiring any Ownership Interest in a Class A-R Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Class A-R Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Class A-R Certificate and (C) not to Transfer its Ownership Interest in a Class A-R Certificate, or to cause the Transfer of an Ownership Interest in a Class A-R Certificate to any other Person, if it has actual knowledge that such Person is not a Permitted Transferee.

                  (4) Any attempted or purported Transfer of any Ownership Interest in a Class A-R Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Class A-R Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Class A-R Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Class A-R Certificate that is in fact not permitted by Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit and Transferor Certificate. The Trustee shall be entitled but not obligated to recover from any Holder of a Class A-R Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Class A-R Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

                  (5) The Master Servicer shall use its best efforts to make available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Class A-R Certificate to any Holder who is not a Permitted Transferee.

                  The restrictions on Transfers of a Class A-R Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Class A-R Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trustee, the Sellers or the Master Servicer to the effect that the elimination of such restrictions will not cause any constituent REMIC of any REMIC formed hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any ownership Interest in a Class A-R Certificate hereby consents to any amendment of this Agreement that, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Class A-R Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Class A-R Certificate that is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

                                   EXHIBIT J-1

            FORM OF TRANSFEROR CERTIFICATE FOR CLASS A-R CERTIFICATES

                                      Date:


CWABS, Inc.
as Depositor
4500 Park Granada
Calabasas, California  91302

The Bank of New York
as Trustee
101 Barclay Street
New York, New York  10286


                  Re:      CWABS, Inc. Asset Backed
                           Certificates, Series 2006-7
                           ---------------------------

Ladies and Gentlemen:

         In connection with our disposition of the Class A-R Certificates, we certify that we have no knowledge that the Transferee is not a Permitted Transferee. All capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement dated as of June 1, 2006, among CWABS, Inc., as Depositor, Countrywide Home Loans, Inc., as a Seller, Park Monaco Inc., as a Seller, Park Sienna LLC, as a Seller, Countrywide Home Loans Servicing LP, as Master Servicer, and The Bank of New York, as Trustee.

                                        Very truly yours,



                                        ----------------------------------------
                                        Name of Transferor



                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:




                                     J-1-1

                                   EXHIBIT J-2

                       FORM OF TRANSFEROR CERTIFICATE FOR
                              PRIVATE CERTIFICATES

                                      Date:


CWABS, Inc.,
    as Depositor
4500 Park Granada
Calabasas, California 91302

The Bank of New York,
    as Trustee
101 Barclay Street
New York, New York  10286


            Re:   CWABS, Inc. Asset-Backed Certificates,
                  Series 2006-7, Class [   ]


Ladies and Gentlemen:

         In connection with our disposition of the above-captioned Certificates we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act. All capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement dated as of June 1, 2006, among CWABS, Inc., as Depositor, Countrywide Home Loans, Inc., as a Seller, Park Monaco Inc., as a Seller, Park Sienna LLC, as a Seller, Countrywide Home Loans Servicing LP, as Master Servicer, and The Bank of New York, as Trustee.

                                        Very truly yours,



                                        ---------------------------------------
                                        Name of Transferor



                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:





                                      J-2-1

                                    EXHIBIT K

                    FORM OF INVESTMENT LETTER (NON-RULE 144A)

                                      Date:


CWABS, Inc.,
         as Depositor
4500 Park Granada
Calabasas, California 91302

The Bank of New York,
         as Trustee
101 Barclay St., 8W
New York, New York  10286


                  Re:    CWABS, Inc. Asset-Backed Certificates,
                         Series 2006-7, Class [   ]


Ladies and Gentlemen:

         In connection with our acquisition of the above-captioned Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an "accredited investor," as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either (i) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan or arrangement, or using the assets of any such plan or arrangement to effect such acquisition or (ii) if the Certificates have been the subject of an ERISA-Qualifying Underwriting, we are an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60, (e) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (g) below), (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (g) we will not sell, transfer or otherwise dispose of any

Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement.

         All capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement dated as of June 1, 2006, among CWABS, Inc., as Depositor, Countrywide Home Loans, Inc., as a Seller, Park Monaco Inc., as a Seller, Park Sienna LLC, as a Seller, Countrywide Home Loans Servicing LP, as Master Servicer, and The Bank of New York, as Trustee.


                                          Very truly yours,

                                          --------------------------------------
                                          Name of Transferee


                                          By:
                                               ---------------------------------
                                                 Authorized Officer

                                    EXHIBIT L

                            FORM OF RULE 144A LETTER

                                      Date:


CWABS, Inc.,
         as Depositor
4500 Park Granada
Calabasas, California 91302

The Bank of New York,
         as Trustee
101 Barclay Street
New York, New York  10286


                  Re:      CWABS, Inc. Asset-Backed Certificates,
                           Series 2006-7, Class [   ]

Ladies and Gentlemen:

         In connection with our acquisition of the above-captioned Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates,
(c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either (i) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan or arrangement, or using the assets of any such plan or arrangement to effect such acquisition or (ii) if the Certificates have been the subject of an ERISA-Qualifying Underwriting, we are an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60, (e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the

Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates,
(f) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

         All capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement dated as of June 1, 2006, among CWABS, Inc., as Depositor, Countrywide Home Loans, Inc., as a Seller, Park Monaco Inc., as a Seller, Park Sienna LLC, as a Seller, Countrywide Home Loans Servicing LP, as Master Servicer, and The Bank of New York, as Trustee.

                                          Very truly yours,

                                          --------------------------------------
                                          Name of Transferee


                                          By:
                                               ---------------------------------
                                                 Authorized Officer

                              ANNEX 1 TO EXHIBIT L

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

           As indicated below, the undersigned is the President, Chief Financial
              Officer, Senior Vice President or other executive officer of the Buyer.

           In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis either at least $100,000,000 in securities or, if Buyer is a dealer, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

              ___ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

              ___ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

              ___ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

              ___ Broker-dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

              ___ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

              ___ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

              ___ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

              ___ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

              ___ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

              ___ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

          The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

          For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

          The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

          Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

                                             -----------------------------------
                                                     Print Name of Buyer


                                             By:
                                                 -------------------------------
                                                  Name:
                                                  Title:


                                             Date:
                                                   -----------------------------

                                                            ANNEX 2 TO EXHIBIT L
                                                            --------------------



            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------

           [For Transferees That are Registered Investment Companies]

The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

              1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

     In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

     ___ The Buyer owned $ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

     ___ The Buyer is part of a Family of Investment Companies which owned in the aggregate $ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

     The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

     The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

     The Buyer is familiar with Rule 144A and under-stands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

     Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                  ----------------------------------------------
                                            Print Name of Buyer or Adviser


                                  By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                  IF AN ADVISER:


                                  ----------------------------------------------
                                                 Print Name of Buyer


                                  Date:
                                        ----------------------------------------

                                    EXHIBIT M

                      FORM OF REQUEST FOR DOCUMENT RELEASE



Loan Information

         Name of Mortgagor:
                                         ---------------------------------------

         Master Servicer
         Loan No.:
                                         ---------------------------------------

Trustee

         Name:
                                         ---------------------------------------

         Address:
                                         ---------------------------------------



         Trustee
         Mortgage File No.:
                                         ---------------------------------------

         The undersigned Master Servicer hereby acknowledges that it has received from _______________________________________, as Trustee for the
Holders of Asset-Backed Certificates, Series 2006-7, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Document Release shall have the meanings given them in the Pooling and Servicing Agreement dated as of June 1, 2006 (the "Pooling and Servicing Agreement") among CWABS, Inc., as Depositor, Countrywide Home Loans, Inc., as a Seller, Park Monaco Inc., as a Seller, Park Sienna LLC, as a Seller, Countrywide Home Loans Servicing LP, as Master Servicer, and The Bank of New York, as Trustee.

(  )     Mortgage Note dated ___________, ____, in the original principal sum of $________, made by __________________, payable to, or endorsed to the order of, the Trustee.

(  )     Mortgage recorded on _________________ as instrument no. _____________
         in the County Recorder's Office of the County of ________________, State of _______________ in book/reel/docket _______________ of official records at page/image _____________.

(  )     Deed of Trust recorded on _________________ as instrument no. ________
         in the County Recorder's Office of the County of ________________, State of _______________ in book/reel/docket _______________ of official records at page/image _____________.

(  )     Assignment of Mortgage or Deed of Trust to the Trustee, recorded on
         _________________ as instrument no. __________ in the County Recorder's Office of the County of __________, State of _______________ in
         book/reel/docket _______________ of official records at page/image
         _____________.

(  )     Other documents, including any amendments, assignments or other assumptions of the Mortgage Note or Mortgage.

(  )     ----------------------------------------------

(  )     ----------------------------------------------

(  )     ----------------------------------------------

(  )     ----------------------------------------------

         The undersigned Master Servicer hereby acknowledges and agrees as follows:

                  (1) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trust Fund, solely for the purposes provided in the Pooling and Servicing Agreement.

                  (2) The Master Servicer shall not cause or knowingly permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

                  (3) The Master Servicer shall return each and every Document previously requested from the Mortgage File to the Trustee when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Certificate Account and except as expressly provided in the Pooling and Servicing Agreement.

                  (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trust Fund, and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.

                                        [Master Servicer]


                                        By
                                               ---------------------------------


                                        Its
                                               ---------------------------------


                                        Date: _________________, ____

                                    EXHIBIT N

                        FORM OF REQUEST FOR FILE RELEASE

                     OFFICER'S CERTIFICATE AND TRUST RECEIPT
                           ASSET-BACKED CERTIFICATES,
                                  Series 2006-7

__________________________________________ HEREBY CERTIFIES THAT HE/SHE IS AN
OFFICER OF THE MASTER SERVICER, HOLDING THE OFFICE SET FORTH BENEATH HIS/HER SIGNATURE, AND HEREBY FURTHER CERTIFIES AS FOLLOWS:

WITH RESPECT TO THE MORTGAGE LOANS, AS THE TERM IS DEFINED IN THE POOLING AND SERVICING AGREEMENT DESCRIBED IN THE ATTACHED SCHEDULE:

[ALL PAYMENTS OF PRINCIPAL AND INTEREST HAVE BEEN MADE.] [THE PURCHASE PRICE FOR SUCH MORTGAGE LOANS HAS BEEN PAID.] [THE MORTGAGE LOANS HAVE BEEN LIQUIDATED AND THE RELATED [INSURANCE PROCEEDS] [LIQUIDATION PROCEEDS] HAVE BEEN DEPOSITED PURSUANT TO SECTION 3.13 OF THE POOLING AND SERVICING AGREEMENT.] [A REPLACEMENT MORTGAGE LOAN HAS BEEN DELIVERED TO THE TRUSTEE IN THE MANNER AND OTHERWISE IN ACCORDANCE WITH THE CONDITIONS SET FORTH IN SECTIONS 2.02 AND 2.03 OF THE POOLING AND SERVICING AGREEMENT.]

LOAN NUMBER:_______________                 BORROWER'S NAME:_____________

COUNTY:____________________

[For Substitution or Repurchase Only: The Master Servicer certifies that [an] [no] opinion is required by Section 2.05 [and is attached hereto].]

I HEREBY CERTIFY THAT ALL AMOUNTS RECEIVED IN CONNECTION WITH SUCH PAYMENTS, THAT ARE REQUIRED TO BE DEPOSITED IN THE CERTIFICATE ACCOUNT PURSUANT TO SECTION
3.05 OF THE POOLING AND SERVICING AGREEMENT, HAVE BEEN OR WILL BE CREDITED.

____________                                         _____________________
                                                     DATED:____________

/ /                                                  VICE PRESIDENT
/ /                                                  ASSISTANT VICE PRESIDENT

                                                                       Exhibit O

                            Exhibit O is a photocopy
                           of the Depository Agreement
                                  as delivered.

                [See appropriate documents delivered at closing.]




                                      0-1

                                    EXHIBIT P

                      FORM OF SUBSEQUENT TRANSFER AGREEMENT



         SUBSEQUENT TRANSFER AGREEMENT, dated as of ____________, 200[_] (this "Subsequent Transfer Agreement"), among CWABS, INC., a Delaware corporation, as depositor (the "Depositor"), COUNTRYWIDE HOME LOANS, INC., a New York corporation, in its capacity as a seller under the Pooling and Servicing Agreement referred to below ("CHL"), PARK MONACO INC., a Delaware corporation, in its capacity as a seller under the Pooling and Servicing Agreement ("Park Monaco"), PARK SIENNA LLC, a Delaware limited liability company, in its capacity as a seller under the Pooling and Servicing Agreement ("Park Sienna" and, together with CHL and Park Monaco, the "Sellers") and The Bank of New York, a New York banking corporation, as trustee (the "Trustee");

         WHEREAS, the Depositor, CHL, Park Monaco, Park Sienna, the Trustee and Countrywide Home Loans Servicing LP, as Master Servicer have entered in the Pooling and Servicing Agreement, dated as of June 1, 2006 (the "Pooling and Servicing Agreement"), relating to the CWABS, Inc. Asset-Backed Certificates, Series 2006-7 (capitalized terms not otherwise defined herein are used as defined in the Pooling and Servicing Agreement);

         WHEREAS, Section 2.01(b) of the Pooling and Servicing Agreement provides for the parties hereto to enter into this Subsequent Transfer Agreement in accordance with the terms and conditions of the Pooling and Servicing Agreement;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged the parties hereto agree as follows:

         (a) The "Subsequent Transfer Date" with respect to this Subsequent Transfer Agreement shall be ________ __, 200[_].

         (b) The "Subsequent Transfer Date Purchase Amount" with respect to this Subsequent Transfer Agreement shall be $_______________.

         (c) The Subsequent Mortgage Loans conveyed on the Subsequent Transfer Date shall be subject to the terms and conditions of the Pooling and Servicing Agreement.

         (d) Annex I hereto sets forth a list of the Mortgage Loans which are Delay Delivery Mortgage Loans.

         (e) In case any provision of this Subsequent Transfer Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions or obligations shall not in any way be affected or impaired thereby.

         (f) In the event of any conflict between the provisions of this Subsequent Transfer Agreement and the Pooling and Servicing Agreement, the provisions of the Pooling and Servicing Agreement shall prevail.

         (g) This Subsequent Transfer Agreement shall be governed by, and shall be construed and enforced in accordance with the laws of the State of New York.

         (h) The Subsequent Transfer Agreement may be executed in one or more counterparts, each of which so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties to this Subsequent Transfer Agreement have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.



                                        CWABS, INC.,
                                           as Depositor



                                        By: __________________________________
                                            Name:
                                            Title:



                                        COUNTRYWIDE HOME LOANS, INC.,
                                            as a Seller



                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:



                                        PARK MONACO INC.,
                                            as a Seller



                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:


                                        PARK SIENNA LLC,
                                            as a Seller



                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:

                                        THE BANK OF NEW YORK,
                                            not in its individual capacity,
                                            but solely as Trustee



                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:

                                                                        Annex I



     Mortgage Loans for which All or a Portion of a Related Mortgage File is not Delivered to the Trustee on or prior to the Subsequent Transfer Date

                                    EXHIBIT Q

                                   [RESERVED]

                                    EXHIBIT R

                                   [RESERVED]

                                   EXHIBIT S-1

                                   [RESERVED]




                                      S-1-1

                                   EXHIBIT S-2

                                   [RESERVED]






                                      S-2-1

                                    EXHIBIT T


                OFFICER'S CERTIFICATE WITH RESPECT TO PREPAYMENTS


                           ASSET-BACKED CERTIFICATES,
                                  Series 2006-7

                                            [Date]

Via Facsimile

The Bank of New York,
         as Trustee
101 Barclay Street
New York, New York  10286


Dear Sir or Madam:

         Reference is made to the Pooling and Servicing Agreement, dated as of June 1, 2006, (the "Pooling and Servicing Agreement") among CWABS, Inc., as Depositor, Countrywide Home Loans, Inc., as a Seller, Park Monaco Inc., as a Seller, Park Sienna LLC, as a Seller, Countrywide Home Loans Servicing LP, as Master Servicer, and The Bank of New York, as Trustee. Capitalized terms used herein shall have the meanings ascribed to such terms in the Pooling and Servicing Agreement.

         __________________ hereby certifies that he/she is a Servicing Officer, holding the office set forth beneath his/her name and hereby further certifies as follows:

         With respect to the Distribution Date in _________ 20[ ] and each Mortgage Loan set forth in the attached schedule:

         1. A Principal Prepayment in full or in part was received during the related Prepayment Period;

         2. Any Prepayment Charge due under the terms of the Mortgage Note with respect to such Principal Prepayment was or was not, as indicated on the attached schedule using "Yes" or "No", received from the Mortgagor and deposited in the Certificate Account;

         3. As to each Mortgage Loan set forth on the attached schedule for which all or part of the Prepayment Charge required in connection with the Principal Prepayment was waived by the Master Servicer, such waiver was, as indicated on the attached schedule, based upon:

                    (i) the Master Servicer's determination that such waiver would maximize recovery of Liquidation Proceeds for such Mortgage Loan, taking into account the value of such Prepayment Charge, or

                    (ii)(A) the enforceability thereof is limited (1) by bankruptcy, insolvency, moratorium, receivership, or other similar law relating to creditors' rights generally or (2) due to acceleration in connection with a foreclosure or other involuntary payment, or (B) the enforceability is otherwise limited or prohibited by applicable law; and

         4. We certify that all amounts due in connection with the waiver of a Prepayment Charge inconsistent with clause 3 above which are required to be deposited by the Master Servicer pursuant to Section 3.20 of the Pooling and Servicing Agreement, have been or will be so deposited.

                                             COUNTRYWIDE HOME LOANS, INC.,
                                               as Master Servicer




                                             By: /s/ Ruben Avilez
                                                 -------------------------------
                                                 Name:  Ruben Avilez
                                                 Title: Vice President

         SCHEDULE OF MORTGAGE LOANS FOR WHICH A PREPAYMENT WAS RECEIVED
                      DURING THE RELATED PREPAYMENT PERIOD


     Loan Number             Clause 2:  Yes/No         Clause 3:  (i) or (ii)
--------------------    ------------------------      ------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                                    EXHIBIT U

                              FORM OF SWAP CONTRACT

                      [See document delivered at closing.]

                                   EXHIBIT V-1

                   FORM OF SWAP CONTRACT ASSIGNMENT AGREEMENT

                      [See document delivered at closing.]







                                      V-1-1

                                   EXHIBIT V-2

                 FORM OF SWAP CONTRACT ADMINISTRATION AGREEMENT

                      [See document delivered at closing.]







                                      V-2-1

                                    EXHIBIT W

                                MONTHLY STATEMENT



             THE                                                                                      Distribution Date:  __/__/__
           BANK OF
             NEW
            YORK

101 Barclay St., 8W                                          CWABS, Inc.
New York, NY  10286                          CWABS Asset-Backed Certificates Trust 200_-_
                                                            Series 200_-_
Officer:     [______]
             [______]
Associate:   [______]
             [______]





                                            Certificateholder Monthly Distribution Summary
-----------------------------------------------------------------------------------------------------------------------------------
                             Certificate             Pass                                               Current          Cumulative
                    Class        Rate     Beginning  Through    Principal      Interest      Total      Realized  Ending   Realized
Class    Cusip   Description     Type      Balance   Rate (%)  Distribution  Distribution Distribution  Losses    Balance  Losses
-----------------------------------------------------------------------------------------------------------------------------------










Totals
------------------------------------- ---------------------------------------------------------------------------------------------




                                                              W-2




             THE                                                                                      Distribution Date:  __/__/__
           BANK OF
             NEW
            YORK

101 Barclay St., 8W                                          CWABS, Inc.
New York, NY  10286                          CWABS Asset-Backed Certificates Trust 200_-_
                                                            Series 200_-_
Officer:     [______]
             [______]
Associate:   [______]
             [______]



                                                       Principal Distribution Detail
-----------------------------------------------------------------------------------------------------------------------------------
                            Certificate             Pass                                               Current           Cumulative
                   Class        Rate     Beginning  Through    Principal      Interest      Total      Realized  Ending   Realized
Class   Cusip   Description     Type      Balance   Rate (%)  Distribution  Distribution Distribution  Losses    Balance  Losses
-----------------------------------------------------------------------------------------------------------------------------------










Totals
------------------------------------- ---------------------------------------------------------------------------------------------



             THE                                                                                      Distribution Date:  __/__/__
           BANK OF
             NEW
            YORK

101 Barclay St., 8W                                          CWABS, Inc.
New York, NY  10286                          CWABS Asset-Backed Certificates Trust 200_-_
                                                            Series 200_-_
Officer:     [______]
             [______]
Associate:   [______]
             [______]


                                                         Interest Distribution Detail
-----------------------------------------------------------------------------------------------------------------------------------
            Beginning       Pass                     Interest       Total     Net Rate                    Interest        Net Rate
          Certificate    Through     Current     Carryforward    Interest    Carryover    Interest    Carryforward       Carryover
Class           Cusip    Rate (%)    Interest          Amount         Due         Paid        Paid     After Dist.     After Dist.
-----------------------------------------------------------------------------------------------------------------------------------










Totals
------------------------------------- ---------------------------------------------------------------------------------------------


                                                              W-4





             THE                                                                                      Distribution Date:  __/__/__
           BANK OF
             NEW
            YORK

101 Barclay St., 8W                                          CWABS, Inc.
New York, NY  10286                          CWABS Asset-Backed Certificates Trust 200_-_
                                                            Series 200_-_
Officer:     [______]
             [______]
Associate:   [______]
             [______]



                                                       Current Payment Information
                                                           Factors per $1,000
-----------------------------------------------------------------------------------------------------------------------------------
                           Original          Beginning                                                 Ending            Pass
                        Certificate        Certificate           Principal          Interest      Certificate         Through
Class        Cusip          Balance            Balance        Distribution      Distribution          Balance        Rate (%)
-----------------------------------------------------------------------------------------------------------------------------------










Totals
-----------------------------------------------------------------------------------------------------------------------------------



                                                                    W-5




             THE
           BANK OF
             NEW
            YORK

101 Barclay St., 8W                                          CWABS, Inc.
New York, NY  10286                          CWABS Asset-Backed Certificates Trust 200_-_
                                                            Series 200_-_
Officer:     [______]
             [______]
Associate:   [______]
             [______]

Pool Level Data

Distribution Date                                                                                                     __/__/____
Cut-off Date                                                                                                            __/__/__
Record Date                                                                                                             __/__/__
Determination Date                                                                                                      __/__/__
LIBOR Determination Date                                                                                                __/__/__
Accrual Period 30/360                            Begin                                                                  __/__/__
                                                 End                                                                    __/__/__
Number of Days in 30/360 Accrual Period                                                                                       __

Accrual Period Actual Days                       Begin                                                                  __/__/__
                                                 End                                                                    __/__/__
Number of Days in Actual Accrual Period                                                                                       __



-----------------------------------------------------------------------------------------------------------------------------------
                                                   Additional Interest Rate Details
-----------------------------------------------------------------------------------------------------------------------------------

                      Libor Rate
                      [____] Net Rate Cap
                      [____] Net Rate Cap
                      [____] Net Rate Cap



-----------------------------------------------------------------------------------------------------------------------------------
                                                         Prefunding Detail
-----------------------------------------------------------------------------------------------------------------------------------
                                                              Group [_]                     Group [_]                         Total
                                                              ---------                     ---------                         -----
                      Target Funding Balance
                      Initial Funded Balance
                      Initial Unfunded Balance

                      Initial Unfunded Amounts are passed through as Principal.





                                                                         W-6




             THE
           BANK OF
             NEW
            YORK

101 Barclay St., 8W                                          CWABS, Inc.
New York, NY  10286                          CWABS Asset-Backed Certificates Trust 200_-_
                                                            Series 200_-_
Officer:     [______]
             [______]
Associate:   [______]
             [______]



                      Original Mortgage Details

-----------------------------------------------------------------------------------------------------------------------------------

                                                                           Group [_]        Group [_]
                                                                           ---------        ---------
                      Original Aggregate Loan Count
                      Original Stated Principal Balance
                      Original Weighted Average Mortgage Rate
                      Original Weighted Average Net Mortgage Rate
                      Original Weighted Average Remaining Term


-----------------------------------------------------------------------------------------------------------------------------------
                                                          Collateral Detail
-----------------------------------------------------------------------------------------------------------------------------------

                                                                           Group [_]        Group [_]          Total
                                                                           ---------        ---------          -----


                      Cut-Off Date Balance of Pool

                      Beginning Aggregate Loan Count
                      Loans Paid Off or otherwise removed pursuant to the PSA
                      Ending Aggregate Loan Count

                      Beginning Pool Stated Principal Balance
                      Scheduled Principal
                      Unscheduled Principal
                      Realized Principal Losses
                      Ending Pool Stated Principal Balance

                      Beginning Weighted Average Mortgage Rate
                      Beginning Weighted Average Net Mortgage Rate

                      Beginning Weighted Average Remaining Term to Maturity
                      Ending Weighted Average Remaining Term to Maturity


                                                                W-7




             THE
           BANK OF
             NEW
            YORK

101 Barclay St., 8W                                          CWABS, Inc.
New York, NY  10286                          CWABS Asset-Backed Certificates Trust 200_-_
                                                            Series 200_-_
Officer:     [______]
             [______]
Associate:   [______]
             [______]



-----------------------------------------------------------------------------------------------------------------------------------
                                                     Servicer Remittance Summary
-----------------------------------------------------------------------------------------------------------------------------------

                      Interest Remittance Amount

                                                                                     Group [_]            Group [_]        Total
                                                                                     ---------            ---------        -----

                      Scheduled Interest less Servicing Fees
                      Compensating Interest
                      Liquidation Interest Proceeds
                      Less:  Non-Recoverable Interest Advances
                      Total Interest Remittance Amount

                      Principal Remittance Amount

                                                                                     Group [_]            Group [_]        Total
                                                                                     ---------            ---------        -----

                      Scheduled Principal
                      Curtailment Principal
                      Paid in Full Principal
                      Repurchased Principal
                      Liquidation Principal
                      Substitution Shortfall Principal
                      Subsequent Recoveries
                      Less:  Non-Recoverable Principal Advances relating to
                      Principal
                      Total Principal Remittance Amount

                      Total Principal and Interest Remittance



                                                                       W-8


             THE
           BANK OF
             NEW
            YORK

101 Barclay St., 8W                                          CWABS, Inc.
New York, NY  10286                          CWABS Asset-Backed Certificates Trust 200_-_
                                                            Series 200_-_
Officer:     [______]
             [______]
Associate:   [______]
             [______]



-----------------------------------------------------------------------------------------------------------------------------------
                                                         Distributable Amounts
-----------------------------------------------------------------------------------------------------------------------------------

                      Principal Distribution Amount
                                                                                       Group [_]         Group [_]         Total
                                                                                       ---------         ---------         -----

                      Principal Remittance Amount
                      Extra Principal Distribution Amount
                      Transfer from Prefunding Account Month 1
                      Principal Distribution Amount

                      Interest Funds

                                                                                       Group [_]         Group [_]         Total
                                                                                       ---------         ---------         -----

                      Interest Remittance
                      Less:  Trustee Fee
                      Interest Funds


-----------------------------------------------------------------------------------------------------------------------------------
                                                              Servicer Advances
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                       Group [_]         Group [_]         Total
                                                                                       ---------         ---------         -----

                      Principal Advances
                      Interest Advances
                      Reimbursement for Principal & Interest Advances
                      Reimbursement for Nonrecoverable Advances
                      Total Advances



                                                               W-9


             THE
           BANK OF
             NEW
            YORK

101 Barclay St., 8W                                          CWABS, Inc.
New York, NY  10286                          CWABS Asset-Backed Certificates Trust 200_-_
                                                            Series 200_-_
Officer:     [______]
             [______]
Associate:   [______]
             [______]



-----------------------------------------------------------------------------------------------------------------------------------
                                                          Fees of the Trust
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                      Group [_]        Group [_]          Total
                                                                                      ---------        ---------          -----

                      Gross Master Servicing Fee
                      Net Master Servicing Fee
                      Trustee Fee
                      Total Net Loan Fees


-----------------------------------------------------------------------------------------------------------------------------------
                                                      Mortgage Prepayment Details
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                      Group [_]        Group [_]          Total
                                                                                      ---------        ---------          -----

                      Principal Balance of Loans Paid in Full
                      Prepayment Interest Excess
                      Prepayment Interest Shortfall
                      Compensating Interest
                      Non-Supported Prepayment Interest Shortfall
                      Prepayment Charges
                      CPR %
                      SMM %

-----------------------------------------------------------------------------------------------------------------------------------
                                                          Loan Substitution
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                      Group [_]        Group [_]          Total
                                                                                      ---------        ---------          -----

                      Aggregate Stated of Principal Balances Removed
                      Aggregate Stated of Principal Balance Added
                      Aggregate Principal Substitution Shortfall Amount




                                                                          W-10



             THE
           BANK OF
             NEW
            YORK

101 Barclay St., 8W                                          CWABS, Inc.
New York, NY  10286                          CWABS Asset-Backed Certificates Trust 200_-_
                                                            Series 200_-_
Officer:     [______]
             [______]
Associate:   [______]
             [______]



-----------------------------------------------------------------------------------------------------------------------------------
                                                          Trust Accounts
-----------------------------------------------------------------------------------------------------------------------------------
                      Certificate Account

                                                                                      Group [_]        Group [_]           Total

                      Beginning Balance

Deposits              Principal Remittance
                      Interest Remittance
                      Prepayment Charges
                      Total Deposits

Withdrawals           To the Master Servicer, any unpaid or unreimbursed Amounts
                      To the Seller, any unpaid or unreimbursed Amounts To the
                      Depositor, any unpaid or reimbursed Amounts To Terminate
                      the Account To the Distribution Account

                      Ending  Balance

                      Distribution Account

                      Beginning Balance

Deposits              From the Certificate Account
                      Investment Income
                      Total Deposit

Withdrawals           To the trustee, the Trustee Fee
                      Payment of Prepayment Penalties to P Classes
                      Principal and Interest Payments
                      To Terminate the Distribution Account
                      Total Withdrawals

                      Ending Balance

             THE
           BANK OF
             NEW
            YORK

101 Barclay St., 8W                                CWABS, Inc.
New York, NY  10286                CWABS Asset-Backed Certificates Trust 200_-_
                                                  Series 200_-_
Officer:     [______]
             [______]
Associate:   [______]
             [______]


                      Carryover Reserve Account

                      Beginning Balance

Deposits              [Class [__] Corridor Contract]
                      [________] Excess Cashflow, to pay shortfalls [________] Excess Cashflow, to pay shortfalls

Withdrawals           [From [__] Corridor, to the [__] Class]
                      [From [__] Corridor, to the [__] Class]
                      [Reinvestment Income from [__] Corridor, to Class [__]

                      Ending Balance

                      NRC Payments to Classes are Detailed in the Interest
                      Summary

                      Principal Reserve Account

Deposits              Beginning Principal Reserve Balance
                      Deposits

Withdrawals           To Classes [__], [__], & AR
                      Ending Principal Reserve Balance

             THE
           BANK OF
             NEW
            YORK

101 Barclay St., 8W                                CWABS, Inc.
New York, NY  10286                CWABS Asset-Backed Certificates Trust 200_-_
                                                  Series 200_-_
Officer:     [______]
             [______]
Associate:   [______]
             [______]


                      Credit Comeback Excess Account

Deposits              Beginning Balance
                      Credit Comeback Excess Amount

Withdrawals           To the [__] Classes
                      To the [__] Class, to restore Overcollateralization
                      To the [__] Classes, to cover Unpaid Realized Losses
                      To the [__] Class, interest income and leftover amounts
                      Ending Balance

                      Supplemental Prefunding Account

                      Beginning Balance
                      Deposits
                      Withdrawals
                      Ending Balance


             THE
           BANK OF
             NEW
            YORK

101 Barclay St., 8W                                          CWABS, Inc.
New York, NY  10286                          CWABS Asset-Backed Certificates Trust 200_-_
                                                            Series 200_-_
Officer:     [______]
             [______]
Associate:   [______]
             [______]



-----------------------------------------------------------------------------------------------------------------------------------
                                                          Loan Status
-----------------------------------------------------------------------------------------------------------------------------------

             Delinquency Information

----------------------------------------------------------------------------------------------------------------------------------
                       30-59 Days                               60-89 Days                               90+ Days
----------------------------------------------------------------------------------------------------------------------------------
            Count   Count %   Balance   Balance %   Count   Count %   Balance   Balance %   Count   Count %   Balance   Balance %
----------------------------------------------------------------------------------------------------------------------------------
Group [_]
Group [_]

 Total
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                       Foreclosure                              Bankruptcy                                 REO
----------------------------------------------------------------------------------------------------------------------------------
            Count   Count %   Balance   Balance %   Count   Count %   Balance   Balance %   Count   Count %   Balance   Balance %
----------------------------------------------------------------------------------------------------------------------------------
Group [_]
Group [_]

 Total

----------------------------------------------------------------------------------------------------------------------------------


             THE
           BANK OF
             NEW
            YORK

101 Barclay St., 8W                                          CWABS, Inc.
New York, NY  10286                          CWABS Asset-Backed Certificates Trust 200_-_
                                                            Series 200_-_
Officer:     [______]
             [______]
Associate:   [______]
             [______]



-----------------------------------------------------------------------------------------------------------------------------------
                                                          Realized Loss Detail
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                      Group [_]       Group [_]          Total

                      Current Period Realized Losses
                      Cumulative Realized Losses
                      Total Liquidated Loan Balance
                      Total Liquidated Proceeds
                      Subsequent Recoveries

                      Group               Loan ID            Liquidation Balance       Liquidation Proceeds        Realized Loss
                      -----               -------            -------------------       --------------------        -------------

                      Group [_]

                      Group [_]


             THE
           BANK OF
             NEW
            YORK

101 Barclay St., 8W                                          CWABS, Inc.
New York, NY  10286                          CWABS Asset-Backed Certificates Trust 200_-_
                                                            Series 200_-_
Officer:     [______]
             [______]
Associate:   [______]
             [______]


                      Overcollateralization Details

                                                                                          Group [_]      Group [_]       Total
                                                                                          ---------      ---------       -----

                      OC Amount Beginning
                      OC Floor
                      OC Target Amount
                      OC Deficiency Amount Beginning
                      Excess Cashflow
                      Credit Comeback Excess Cashflow
                      Extra Principal Distribution Amount
                      OC Amount Ending
                      OC Deficiency Amount Ending
                      Ending Group Certificate Balances

                      Trigger Events

                                                                                          Group [_]      Group [_]
                                                                                          ---------      ---------

                      Rolling Sixty-Day Delinq Rate
                      Passing Delinquency Test?
                      Cumulative Loss Rate
                      Passing Cumulative Loss Test?
                      Trigger Event
                      Stepdown Date


             THE
           BANK OF
             NEW
            YORK

101 Barclay St., 8W                                          CWABS, Inc.
New York, NY  10286                          CWABS Asset-Backed Certificates Trust 200_-_
                                                            Series 200_-_
Officer:     [______]
             [______]
Associate:   [______]
             [______]


                      Subordination

                      Credit Support                                                      Original       Current
                      --------------                                                      --------       -------

                      Class [__]
                      Class [__] Percentage

                      Class [__]
                      Class [__] Percentage

                      Class [__]
                      Class [__] Percentage

                      Class [__]
                      Class [__] Percentage

                      Class [__]
                      Class [__] Percentage

                      Class [__]
                      Class [__] Percentage

                      Class [__]
                      Class [__] Percentage

                      Class [__]
                      Class [__] Percentage

                      Class [__]
                      Class [__] Percentage

                      Class [__]
                      Class [__] Percentage

                      Class [__]
                      Class [__] Percentage

                      Class [__]


             THE
           BANK OF
             NEW
            YORK

101 Barclay St., 8W                                          CWABS, Inc.
New York, NY  10286                          CWABS Asset-Backed Certificates Trust 200_-_
                                                            Series 200_-_
Officer:     [______]
             [______]
Associate:   [______]
             [______]


                      Credit Support                                                      Original       Current
                      --------------                                                      --------       -------

                      Class [__] Percentage

                      Class [__]
                      Class [__] Percentage

                      Class [__]
                      Class [__] Percentage

                      Class [__]
                      Class [__] Percentage

                      Class [__]
                      Class [__] Percentage

                      Class [__]
                      Class [__] Percentage

                      Class [__]
                      Class [__] Percentage

                      Class [__]
                      Class [__] Percentage


             THE
           BANK OF
             NEW
            YORK

101 Barclay St., 8W                                          CWABS, Inc.
New York, NY  10286                          CWABS Asset-Backed Certificates Trust 200_-_
                                                            Series 200_-_
Officer:     [______]
             [______]
Associate:   [______]
             [______]



                                                              Group [_]

-----------------------------------------------------------------------------------------------------------------------------------
                                                        Number              Percent          Principal             Percent
               Update Face                            of Items             of Items            Balance          of Balance
-----------------------------------------------------------------------------------------------------------------------------------
                     0.00    -           25,000.00
                25,000.00    -           50,000.00
                50,000.00    -           75,000.00
                75,000.00    -          100,000.00
               100,000.00    -          125,000.00
               125,000.00    -          150,000.00
               150,000.00    -          175,000.00
               175,000.00    -          200,000.00
               200,000.00    -          225,000.00
               225,000.00    -          250,000.00
               250,000.00    -          275,000.00
               275,000.00    -          300,000.00
               300,000.00    -          325,000.00
               325,000.00    -          350,000.00
               350,000.00    -          375,000.00
               375,000.00    -          400,000.00
               400,000.00    -          425,000.00
               425,000.00    -          450,000.00
               450,000.00    -          475,000.00
               475,000.00    -          500,000.00
               500,000.00    -          525,000.00
               525,000.00    -          550,000.00
               550,000.00    -          575,000.00
               575,000.00    -          600,000.00
               600,000.00    -          625,000.00
               625,000.00    -          650,000.00
               650,000.00    -          675,000.00
               675,000.00    -          700,000.00
               700,000.00    -          725,000.00
               725,000.00    -          750,000.00
               750,000.00    -          775,000.00
               775,000.00    -          800,000.00
                        >               800,000.00
      ---------------------------------------------------------------------------------------------------------------------
                                  Wgt Ave / Total:
-----------------------------------------------------------------------------------------------------------------------------------


             THE
           BANK OF
             NEW
            YORK

101 Barclay St., 8W                                          CWABS, Inc.
New York, NY  10286                          CWABS Asset-Backed Certificates Trust 200_-_
                                                            Series 200_-_
Officer:     [______]
             [______]
Associate:   [______]
             [______]



                                                              Group [_]

-----------------------------------------------------------------------------------------------------------------------------------
                                                        Number              Percent          Principal             Percent
               Update Face                            of Items             of Items            Balance          of Balance
-----------------------------------------------------------------------------------------------------------------------------------
                      0.00    -           25,000.00
                 25,000.00    -           50,000.00
                 50,000.00    -           75,000.00
                 75,000.00    -          100,000.00
                100,000.00    -          125,000.00
                125,000.00    -          150,000.00
                150,000.00    -          175,000.00
                175,000.00    -          200,000.00
                200,000.00    -          225,000.00
                225,000.00    -          250,000.00
                250,000.00    -          275,000.00
                275,000.00    -          300,000.00
                300,000.00    -          325,000.00
                325,000.00    -          350,000.00
                350,000.00    -          375,000.00
                375,000.00    -          400,000.00
                400,000.00    -          425,000.00
                425,000.00    -          450,000.00
                450,000.00    -          475,000.00
                475,000.00    -          500,000.00
                500,000.00    -          525,000.00
                525,000.00    -          550,000.00
                550,000.00    -          575,000.00
                575,000.00    -          600,000.00
                600,000.00    -          625,000.00
                625,000.00    -          650,000.00
                650,000.00    -          675,000.00
                675,000.00    -          700,000.00
                700,000.00    -          725,000.00
                725,000.00    -          750,000.00
                750,000.00    -          775,000.00
                775,000.00    -          800,000.00
                         >               800,000.00
     ----------------------------------------------------------------------------------------------------------------------
                                   Wgt Ave / Total:
-----------------------------------------------------------------------------------------------------------------------------------


             THE
           BANK OF
             NEW
            YORK

101 Barclay St., 8W                                          CWABS, Inc.
New York, NY  10286                          CWABS Asset-Backed Certificates Trust 200_-_
                                                            Series 200_-_
Officer:     [______]
             [______]
Associate:   [______]
             [______]



                                                              Group [_]

-----------------------------------------------------------------------------------------------------------------------------------
                                                        Number              Percent          Principal             Percent
               Issuance Coupon                        of Items             of Items            Balance          of Balance
-----------------------------------------------------------------------------------------------------------------------------------
                < =    -                 5.0
                5.0    -                 5.5
                5.5    -                 6.0
                6.0    -                 6.5
                6.5    -                 7.0
                7.0    -                 7.5
                7.5    -                 8.0
                8.0    -                 8.5
                8.5    -                 9.0
                9.0    -                 9.5
                9.5    -                10.0
               10.0    -                10.5
               10.5    -                11.0
               11.0    -                11.5
               11.5    -                12.0
               12.0    -                12.5
                  >                     12.5
     ----------------------------------------------------------------------------------------------------------------------
                            Wgt Ave / Total:

-----------------------------------------------------------------------------------------------------------------------------------


             THE
           BANK OF
             NEW
            YORK

101 Barclay St., 8W                                          CWABS, Inc.
New York, NY  10286                          CWABS Asset-Backed Certificates Trust 200_-_
                                                            Series 200_-_
Officer:     [______]
             [______]
Associate:   [______]
             [______]



                                                              Group [_]

-----------------------------------------------------------------------------------------------------------------------------------
                                                        Number              Percent          Principal             Percent
               Issuance Coupon                        of Items             of Items            Balance          of Balance
-----------------------------------------------------------------------------------------------------------------------------------
               < =                      5.0
               5.0    -                 5.5
               5.5    -                 6.0
               6.0    -                 6.5
               6.5    -                 7.0
               7.0    -                 7.5
               7.5    -                 8.0
               8.0    -                 8.5
               8.5    -                 9.0
               9.0    -                 9.5
               9.5    -                10.0
              10.0    -                10.5
              10.5    -                11.0
              11.0    -                11.5
              11.5    -                12.0
              12.0    -                12.5
                 >                     12.5
     -------------------------------------------------------------------------------------------------------------------

                            Wgt Ave / Total:

-----------------------------------------------------------------------------------------------------------------------------------


             THE
           BANK OF
             NEW
            YORK

101 Barclay St., 8W                                          CWABS, Inc.
New York, NY  10286                          CWABS Asset-Backed Certificates Trust 200_-_
                                                            Series 200_-_
Officer:     [______]
             [______]
Associate:   [______]
             [______]



                                                              Group [_]

-----------------------------------------------------------------------------------------------------------------------------------
                                                        Number              Percent          Principal             Percent
               Update Term                            of Items             of Items            Balance          of Balance
-----------------------------------------------------------------------------------------------------------------------------------
              < =                      120
              120    -                 180
              180    -                 300
              300    -                 360
                >                      360
       ------------------------------------------------------------------------------------------------------------------
                          Wgt Ave / Total:

-----------------------------------------------------------------------------------------------------------------------------------




                                                              Group [_]

-----------------------------------------------------------------------------------------------------------------------------------
                                                        Number              Percent          Principal             Percent
               Update Term                            of Items             of Items            Balance          of Balance
-----------------------------------------------------------------------------------------------------------------------------------
              < =                      120
              120    -                 180
              180    -                 300
              300    -                 360
                >                      360
       ------------------------------------------------------------------------------------------------------------------
                          Wgt Ave / Total:

-----------------------------------------------------------------------------------------------------------------------------------

                                   EXHIBIT X-1

                        FORM OF PERFORMANCE CERTIFICATION
                                  (Subservicer)

                         [On file with the Trustee].

                                    X-1-1

                                   EXHIBIT X-2

                        FORM OF PERFORMANCE CERTIFICATION
                                    (Trustee)


                         [On file with the Trustee].


                                    X-2-1

                                    EXHIBIT Y

                                     FORM OF
                      SERVICING CRITERIA TO BE ADDRESSED IN
                       ASSESSMENT OF COMPLIANCE STATEMENT

         The assessment of compliance to be delivered by [the Master Servicer] [Trustee] [Name of Subservicer] shall address, at a minimum, the criteria identified as below as "Applicable Servicing Criteria":

--------------------------------------------------------------------------------------------------------------
                                   Servicing Criteria                                    Applicable Servicing
                                                                                              Criteria
--------------------------------------------------------------------------------------------------------------
     Reference                           Criteria
--------------------------------------------------------------------------------------------------------------
--------------------           General Servicing Considerations                          ---------------------
1122(d)(1)(i)        Policies and procedures are instituted to monitor any
                     performance or other triggers and events of default in
                     accordance with the transaction agreements.
--------------------                                                                     ---------------------
1122(d)(1)(ii)       If any material servicing activities are outsourced to
                     third parties, policies and procedures are instituted to
                     monitor the third party's performance and compliance with
                     such servicing activities.
--------------------                                                                     ---------------------
1122(d)(1)(iii)      Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
--------------------                                                                     ---------------------
1122(d)(1)(iv)       A fidelity bond and errors and omissions policy is in
                     effect on the party participating in the servicing function throughout the reporting period in the amount of coverage
                     required by and otherwise in accordance with the terms of
                     the transaction agreements.
--------------------                                                                     ---------------------
                                Cash Collection and Administration
--------------------                                                                     ---------------------
1122(d)(2)(i)        Payments on mortgage loans are deposited into the
                     appropriate custodial bank accounts and related bank
                     clearing accounts no more than two business days following receipt, or such other number of days specified in the
                     transaction agreements.
--------------------                                                                     ---------------------
1122(d)(2)(ii)       Disbursements made via wire transfer on behalf of an
                     obligor or to an investor are made only by authorized
                     personnel.
--------------------                                                                     ---------------------
1122(d)(2)(iii)      Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees
                     charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
--------------------                                                                     ---------------------
                     The related accounts for the transaction, such as cash
                     reserve accounts or accounts established as a form of
                     overcollateralization, are separately maintained (e.g.,
                     with respect to commingling of cash) as set forth in the
1122(d)(2)(iv)       transaction agreements.
--------------------                                                                     ---------------------
1122(d)(2)(v)        Each custodial account is maintained at a federally insured depository institution as set forth in the transaction
                     agreements. For purposes of this criterion, "federally
                     insured depository institution" with respect to a foreign
                     financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the
                     Securities Exchange Act.
--------------------                                                                     ---------------------
1122(d)(2)(vi)       Unissued checks are safeguarded so as to prevent
                     unauthorized access.
--------------------                                                                     ---------------------

--------------------------------------------------------------------------------------------------------------
                                   Servicing Criteria                                    Applicable Servicing
                                                                                              Criteria
--------------------------------------------------------------------------------------------------------------
     Reference                           Criteria
--------------------------------------------------------------------------------------------------------------
1122(d)(2)(vii)      Reconciliations are prepared on a monthly basis for all
                     asset-backed securities related bank accounts, including
                     custodial accounts and related bank clearing accounts.
                     These reconciliations are (A) mathematically accurate; (B)
                     prepared within 30 calendar days after the bank statement
                     cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by
                     someone other than the person who prepared the
                     reconciliation; and (D) contain explanations for
                     reconciling items. These reconciling items are resolved
                     within 90 calendar days of their original identification,
                     or such other number of days specified in the transaction
                     agreements.
--------------------                                                                     ---------------------
                               Investor Remittances and Reporting
--------------------                                                                     ---------------------
1122(d)(3)(i)        Reports to investors, including those to be filed with the
                     Commission, are maintained in accordance with the
                     transaction agreements and applicable Commission
                     requirements. Specifically, such reports (A) are prepared
                     in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information
                     calculated in accordance with the terms specified in the
                     transaction agreements; (C) are filed with the Commission
                     as required by its rules and regulations; and (D) agree
                     with investors' or the trustee's records as to the total
                     unpaid principal balance and number of mortgage loans
                     serviced by the Servicer.
--------------------                                                                     ---------------------
1122(d)(3)(ii)       Amounts due to investors are allocated and remitted in
                     accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.
--------------------                                                                     ---------------------
                     Disbursements made to an investor are posted within two
                     business days to the Servicer's investor records, or such
1122(d)(3)(iii) days other number of specified in the transaction agreements.
--------------------                                                                     ---------------------
                     Amounts remitted to investors per the investor reports
                     agree with cancelled checks, or other form of payment, or
1122(d)(3)(iv)       custodial bank statements.
--------------------                                                                     ---------------------
                                        Pool Asset Administration
--------------------                                                                     ---------------------
1122(d)(4)(i)        Collateral or security on mortgage loans is maintained as
                     required by the transaction agreements or related mortgage loan documents.
--------------------                                                                     ---------------------
                     Mortgage loan and related documents are safeguarded as required
1122(d)(4)(ii)       by the transaction agreements
--------------------                                                                     ---------------------
1122(d)(4)(iii)      Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any
                     conditions or requirements in the transaction agreements.
--------------------                                                                     ---------------------
1122(d)(4)(iv)       Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are
                     posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and
                     allocated to principal, interest or other items (e.g.,
                     escrow) in accordance with the related mortgage loan
                     documents.
--------------------                                                                     ---------------------
1122(d)(4)(v)        The Servicer's records regarding the mortgage loans agree
                     with the Servicer's records with respect to an obligor's
                     unpaid principal balance.
--------------------                                                                     ---------------------
1122(d)(4)(vi)       Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in
                     accordance with the transaction agreements and related pool asset documents.
--------------------                                                                     ---------------------
1122(d)(4)(vii)      Loss mitigation or recovery actions (e.g., forbearance
                     plans, modifications and deeds in lieu of foreclosure,
                     foreclosures and repossessions, as applicable) are
                     initiated, conducted and concluded in accordance with the
                     timeframes or other requirements established by the
                     transaction agreements.
--------------------                                                                     ---------------------

--------------------------------------------------------------------------------------------------------------
                                   Servicing Criteria                                    Applicable Servicing
                                                                                              Criteria
--------------------------------------------------------------------------------------------------------------
     Reference                           Criteria
--------------------------------------------------------------------------------------------------------------
1122(d)(4)(viii)     Records documenting collection efforts are maintained
                     during the period a mortgage loan is delinquent in
                     accordance with the transaction agreements. Such records
                     are maintained on at least a monthly basis, or such other
                     period specified in the transaction agreements, and
                     describe the entity's activities in monitoring delinquent
                     mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency
                     is deemed temporary (e.g., illness or unemployment).
--------------------                                                                     ---------------------
1122(d)(4)(ix)       Adjustments to interest rates or rates of return for
                     mortgage loans with variable rates are computed based on
                     the related mortgage loan documents.
--------------------                                                                     ---------------------
1122(d)(4)(x)        Regarding any funds held in trust for an obligor (such as
                     escrow accounts): (A) such funds are analyzed, in
                     accordance with the obligor's mortgage loan documents, on
                     at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is
                     paid, or credited, to obligors in accordance with
                     applicable mortgage loan documents and state laws; and (C)
                     such funds are returned to the obligor within 30 calendar
                     days of full repayment of the related mortgage loans, or
                     such other number of days specified in the transaction
                     agreements.
--------------------                                                                     ---------------------
1122(d)(4)(xi)       Payments made on behalf of an obligor (such as tax or
                     insurance payments) are made on or before the related
                     penalty or expiration dates, as indicated on the
                     appropriate bills or notices for such payments, provided
                     that such support has been received by the servicer at
                     least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
--------------------                                                                     ---------------------
1122(d)(4)(xii)      Any late payment penalties in connection with any payment
                     to be made on behalf of an obligor are paid from the
                     servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.
--------------------                                                                     ---------------------
                     Disbursements made on behalf of an obligor are posted
                     within two business days to the obligor's records
                     maintained by the servicer, or such other number of days
1122(d)(4)(xiii)     specified in the transaction agreements.
--------------------                                                                     ---------------------
1122(d)(4)(xiv)      Delinquencies, charge-offs and uncollectible accounts are
                     recognized and recorded in accordance with the transaction agreements.
--------------------                                                                     ---------------------
                     Any external enhancement or other support, identified in
                     Item 1114(a)(1) through (3) or Item 1115 of Regulation AB,
1122(d)(4)(xv)       is maintained as set forth in the transaction agreements.
--------------------                                                                     ---------------------
--------------------------------------------------------------------------------------------------------------



                                [NAME OF MASTER SERVICER] [NAME OF TRUSTEE]
                                [NAME OF SUBSERVICER]


                                Date:  _________________________



                                By:      ________________________________
                                Name:
                                Title:

                                    EXHIBIT Z


                       [FORM OF] LIST OF ITEM 1119 PARTIES


                           ASSET BACKED CERTIFICATES,
                                 Series 200_-__

                                           [Date]

-------------------------------------------------------------------------------
Party                              Contact Information
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                                   EXHIBIT AA

                                     FORM OF
                          SARBANES-OXLEY CERTIFICATION
                          (Replacement Master Servicer)

                             (On file with Trustee)

                                   SCHEDULE I

            PREPAYMENT CHARGE SCHEDULE AND PREPAYMENT CHARGE SUMMARY


        [Delivered to Trustee at closing and on file with the Trustee.]




                                       S-I-1

                                    SCHEDULE II

                               COLLATERAL SCHEDULE

-----------------------------------------------------------------------------------------------------------
                                                                Applicable
Characteristic                                                    Section      Loan Group 1   Loan Group 2
-----------------------------------------------------------------------------------------------------------
Single-Family Detached Dwellings                               2.03(b)(32)       76.48%        73.09%
-----------------------------------------------------------------------------------------------------------
Two- to Four-Family Dwellings                                  2.03(b)(32)        2.82%        2.26%
-----------------------------------------------------------------------------------------------------------
Low-Rise Condominium Units                                     2.03(b)(32)        5.89%        6.23%
-----------------------------------------------------------------------------------------------------------
High-Rise Condominium Units                                    2.03(b)(32)        0.40%        0.67%
-----------------------------------------------------------------------------------------------------------
Manufactured Housing                                           2.03(b)(32)        0.00%        0.15%
-----------------------------------------------------------------------------------------------------------
PUDs                                                           2.03(b)(32)       14.41%        17.60%
-----------------------------------------------------------------------------------------------------------
Earliest Origination Date                                      2.03(b)(33)      7/28/2004    4/25/2002
-----------------------------------------------------------------------------------------------------------
Prepayment Penalty                                             2.03(b)(35)       69.27%        74.42%
-----------------------------------------------------------------------------------------------------------
Investor Properties                                            2.03(b)(36)        2.65%        0.93%
-----------------------------------------------------------------------------------------------------------
Primary Residences                                             2.03(b)(36)       96.11%        98.40%
-----------------------------------------------------------------------------------------------------------
Lowest Current Mortgage Rate                                   2.03(b)(48)       4.750%        5.500%
-----------------------------------------------------------------------------------------------------------
Highest Current Mortgage Rate                                  2.03(b)(48)       15.125%      14.625%
-----------------------------------------------------------------------------------------------------------
Weighted Average Current Mortgage Rate                         2.03(b)(48)       8.462%        8.379%
-----------------------------------------------------------------------------------------------------------
Lowest Gross Margin                                            2.03(b)(51)       1.520%        1.125%
-----------------------------------------------------------------------------------------------------------
Highest Gross Margin                                           2.03(b)(51)       12.850%      12.400%
-----------------------------------------------------------------------------------------------------------
Weighted Average Gross Margin                                  2.03(b)(51)       6.795%        6.860%
-----------------------------------------------------------------------------------------------------------
Date on or before which each Initial Mortgage Loan has a
Due Date                                                       2.03(b)(52)      8/1/2006      8/1/2006
-----------------------------------------------------------------------------------------------------------
First Lien                                                     2.03(b)(79)       97.01%        95.18%
-----------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
                                 Adjustable Rate Mortgage
                                     Loans (other than
                                 Two-Year, Three-Year and      Two-Year      Three-Year         Five-Year
 Adjustment Date    Applicable   Five-Year Hybrid Mortgage      Hybrid      Hybrid Mortgage       Hybrid
                     Section              Loans)            Mortgage Loans     Loans         Mortgage Loans
------------------------------------------------------------------------------------------------------------
   Latest Next
 Adjustment Date   2.03(b)(34)          10/25/2006             4/30/2008       4/13/2009         5/16/2011
------------------------------------------------------------------------------------------------------------


                                        S-II-1